Exhibit 10.4

REVOLVING CREDIT AND
SECURITY AGREEMENT

PNC BANK, NATIONAL ASSOCIATION
(AS LENDER AND AS AGENT)

WITH

TRG CUSTOMER SOLUTIONS, INC. d/b/a IBEX Global Solutions

AND

EACH PERSON JOINED HERETO AS A BORROWER FROM TIME TO TIME
(BORROWERS)

November 8, 2013

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	3.11.	Replacement of Lenders	58

IV.	COLLATERAL: GENERAL TERMS		59

	4.1.	Security Interest in the Collateral	59
	4.2.	Perfection of Security Interest	59
	4.3.	Preservation of Collateral	60
	4.4.	Ownership and Location of Collateral	60
	4.5.	Defense of Agent’s and Lenders’ Interests	61
	4.6.	Inspection of Premises	61
	4.7.	Reserved	61
	4.8.	Receivables; Deposit Accounts and Securities Accounts	62
	4.9.	Inventory	64
	4.10.	Maintenance of Equipment	64
	4.11.	Exculpation of Liability	64
	4.12.	Financing Statements	65

V.	REPRESENTATIONS AND WARRANTIES		65

	5.1.	Authority	65
	5.2.	Formation and Qualification	65
	5.3.	Survival of Representations and Warranties	66
	5.4.	Tax Returns	66
	5.5.	Financial Statements	66
	5.6.	Entity Names	67
	5.7.	O.S.H.A. Environmental Compliance; Flood Insurance	67
	5.8.	Solvency; No Litigation, Violation, Indebtedness or Default; ERISA Compliance	68
	5.9.	Patents, Trademarks, Copyrights and Licenses	69
	5.10.	Licenses and Permits	69
	5.11.	Default of Indebtedness	69
	5.12.	No Default	69
	5.13.	No Burdensome Restrictions	70
	5.14.	No Labor Disputes	70
	5.15.	Margin Regulations	70
	5.16.	Investment Company Act	70
	5.17.	Disclosure	70
	5.18.	Delivery of Royalty Agreements	70
	5.19.	Reserved	70
	5.20.	Swaps	70
	5.21.	Business and Property of Borrowers	71
	5.22.	Ineligible Securities	71
	5.23.	Federal Securities Laws	71
	5.24.	Equity Interests	71
	5.25.	Commercial Tort Claims	71
	5.26.	Letter of Credit Rights	71
	5.27.	Material Contracts	71

VI.	AFFIRMATIVE COVENANTS		72

	6.1.	Compliance with Laws	72
	6.2.	Conduct of Business and Maintenance of Existence and Assets	72
	6.3.	Books and Records	72
	6.4.	Payment of Taxes	72
	6.5.	Fixed Charge Coverage Ratio	73
	6.6.	Insurance	73
	6.7.	Payment of Indebtedness and Leasehold Obligations	74
	6.8.	Environmental Matters	74
	6.9.	Standards of Financial Statements	75
	6.10.	Federal Securities Laws	75
	6.11.	Execution of Supplemental Instruments	75
	6.12.	Reserved	75
	6.13.	Government Receivables	75
	6.14.	Keepwell	76
	6.15.	Post-Closing Covenants	76

VII.	NEGATIVE COVENANTS		76

	7.1.	Merger, Consolidation, Acquisition and Sale of Assets	77
	7.2.	Creation of Liens	77
	7.3.	Guarantees	77
	7.4.	Investments	77
	7.5.	Loans	77
	7.6.	Capital Expenditures	77
	7.7.	Dividends	77
	7.8.	Indebtedness	78
	7.9.	Nature of Business	78
	7.10.	Transactions with Affiliates	78
	7.11.	Leases	78
	7.12.	Subsidiaries	78
	7.13.	Fiscal Year and Accounting Changes	78
	7.14.	Pledge of Credit	78
	7.15.	Amendment of Organizational Documents	79
	7.16.	Compliance with ERISA	79
	7.17.	Prepayment of Indebtedness; Payment of Amounts due Under Holdings Note	79
	7.18.	Reserved	79
	7.19.	Other Agreements	80
	7.20.	Membership / Partnership Interests	80
	7.21.	Affiliate Payables	80

VIII.	CONDITIONS PRECEDENT		80

	8.1.	Conditions to Initial Advances	80
	8.2.	Conditions to Each Advance	84

IX.	INFORMATION AS TO BORROWERS		84

	9.1.	Disclosure of Material Matters	84
	9.2.	Schedules	84
	9.3.	Environmental Reports	85
	9.4.	Litigation	86
	9.5.	Material Occurrences	86
	9.6.	Government Receivables	86
	9.7.	Annual Financial Statements	86
	9.8.	Quarterly Financial Statements	86
	9.9.	Monthly Financial Statements	87
	9.10.	Other Reports	87
	9.11.	Additional Information	87
	9.12.	Projected Operating Budget	87
	9.13.	Variances From Operating Budget	88
	9.14.	Notice of Suits, Adverse Events	88
	9.15.	ERISA Notices and Requests	88
	9.16.	Additional Documents	89
	9.17.	Updates to Certain Schedules	89
	9.18.	Financial Disclosure	89
	9.19.	Customer Documents	89

X.	EVENTS OF DEFAULT		89

	10.1.	Nonpayment	89
	10.2.	Breach of Representation	89
	10.3.	Financial Information	90
	10.4.	Judicial Actions	90
	10.5.	Noncompliance	90
	10.6.	Judgments	90
	10.7.	Bankruptcy	90
	10.8.	Reserved	90
	10.9.	Lien Priority	91
	10.10.	Affiliate Cross Default	91
	10.11.	Cross Default	91
	10.12.	Breach of Guaranty or Pledge Agreement	91
	10.13.	Change of Control	91
	10.14.	Invalidity	91
	10.15.	Seizures	91
	10.16.	Operations	92
	10.17.	Pension Plans	92
	10.18.	Anti-Terrorism Laws	92

XI.	LENDERS’ RIGHTS AND REMEDIES AFTER DEFAULT		92

	11.1.	Rights and Remedies	92
	11.2.	Agent’s Discretion	94
	11.3.	Setoff	94
	11.4.	Rights and Remedies not Exclusive	94

	11.5.	Allocation of Payments After Event of Default	94

XII.	WAIVERS AND JUDICIAL PROCEEDINGS		96

	12.1.	Waiver of Notice	96
	12.2.	Delay	96
	12.3.	Jury Waiver	96

XIII.	EFFECTIVE DATE AND TERMINATION		96

	13.1.	Term	96
	13.2.	Termination	97

XIV.	REGARDING AGENT		97

	14.1.	Appointment	97
	14.2.	Nature of Duties	98
	14.3.	Lack of Reliance on Agent	98
	14.4.	Resignation of Agent; Successor Agent	98
	14.5.	Certain Rights of Agent	99
	14.6.	Reliance	99
	14.7.	Notice of Default	99
	14.8.	Indemnification	100
	14.9.	Agent in its Individual Capacity	100
	14.10.	Delivery of Documents	100
	14.11.	Borrowers’ Undertaking to Agent	100
	14.12.	No Reliance on Agent’s Customer Identification Program	100
	14.13.	Other Agreements	101

XV.	BORROWING AGENCY.		101

	15.1.	Borrowing Agency Provisions	101
	15.2.	Waiver of Subrogation	102

XVI.	MISCELLANEOUS		102

	16.1.	Governing Law	102
	16.2.	Entire Understanding	103
	16.3.	Successors and Assigns; Participations; New Lenders	106
	16.4.	Application of Payments	108
	16.5.	Indemnity	108
	16.6.	Notice	109
	16.7.	Survival	111
	16.8.	Severability	111
	16.9.	Expenses	111
	16.10.	Injunctive Relief	111
	16.11.	Consequential Damages	111
	16.12.	Captions	112
	16.13.	Counterparts; Facsimile Signatures	112
	16.14.	Construction	112
	16.15.	Confidentiality; Sharing Information	112
	16.16.	Publicity	112

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16.17.	Certifications From Banks and Participants; USA PATRIOT Act	113
16.18.	Anti-Terrorism Laws	113

LIST OF EXHIBITS AND SCHEDULES

Exhibits

Exhibit 1.2	Borrowing Base Certificate
Exhibit 1.2(a)	Compliance Certificate
Exhibit 2.1(a)	Revolving Credit Note
Exhibit 2.4(a)	Swing Loan Note
Exhibit 5.5(b)	Financial Projections
Exhibit 8.1(d)	Financial Condition Certificate
Exhibit 16.3	Commitment Transfer Supplement

Schedules

Schedule 1.2	Permitted Encumbrances
Schedule 4.4	Equipment and Inventory Locations; Place of Business, Chief Executive Office, Real Property
Schedule 4.8(j)	Deposit and Investment Accounts
Schedule 5.1	Consents
Schedule 5.2(a)	States of Qualification and Good Standing
Schedule 5.2(b)	Subsidiaries
Schedule 5.4	Federal Tax Identification Number
Schedule 5.6	Prior Names
Schedule 5.7	Environmental
Schedule 5.8(b)(i)	Litigation
Schedule 5.8(b)(ii)	Indebtedness
Schedule 5.8(d)	Plans
Schedule 5.9	Intellectual Property, Source Code Escrow Agreements
Schedule 5.10	Licenses and Permits
Schedule 5.14	Labor Disputes
Schedule 5.24	Equity Interests
Schedule 5.27	Material Contracts

REVOLVING CREDIT

AND

SECURITY AGREEMENT

Revolving Credit and Security Agreement dated as of November 8, 2013 among TRG CUSTOMER SOLUTIONS, INC. D/B/A IBEX GLOBAL SOLUTIONS, a corporation organized under the laws of the State of Delaware (“IBEX” and together with each Person joined hereto as a borrower from time to time, collectively, the “Borrowers”, and each a “Borrower”), the financial institutions which are now or which hereafter become a party hereto (collectively, the “Lenders” and each individually a “Lender”) and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as agent for Lenders (PNC, in such capacity, the “Agent”).

IN CONSIDERATION of the mutual covenants and undertakings herein contained, Borrowers, Lenders and Agent hereby agree as follows:

I.	DEFINITIONS

1.1.          Accounting Terms. As used in this Agreement, the Other Documents or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined in Section 1.2 or elsewhere in this Agreement and accounting terms partly defined in Section 1.2 to the extent not defined shall have the respective meanings given to them under IFRS; provided, however that, whenever such accounting terms are used for the purposes of determining compliance with financial covenants in this Agreement, such accounting terms shall be defined in accordance with IFRS as applied in preparation of the audited financial statements of Borrowers for the fiscal year ended June 30, 2013. Borrowers shall, in connection with delivery of any audited financial statements, provide a certified statement to Agent clearly identifying any material differences between IFRS and GAAP as they relate to such financial statements.

1.2.          General Terms. For purposes of this Agreement the following terms shall have the following meanings:

“Accountants” shall have the meaning set forth in Section 9.7 hereof.

“Advance Rates” shall have the meaning set forth in Section 2.1(a)(y)(ii) hereof.

“Advances” shall mean and include the Revolving Advances, Letters of Credit and the Swing Loans.

“Affected Lender” shall have the meaning set forth in Section 3.11 hereof.

“Affiliate” of any Person shall mean (a) any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director, manager, member, managing member, general partner or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote 5% or more of the Equity Interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for any such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by ownership of Equity Interests, contract or otherwise.

“Agent” shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.

“Agreement” shall mean this Revolving Credit and Security Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the highest of (a) the Base Rate in effect on such day, (b) the sum of the Federal Funds Open Rate in effect on such day plus one half of one percent (0.5%), and (c) the sum of the Daily LIBOR Rate in effect on such day plus one percent (1.0%), so long as a Daily LIBOR Rate is offered, ascertainable and not unlawful.

“Alternate Source” shall have the meaning set forth in the definition of Federal Funds Open Rate.

“Anti-Terrorism Laws” shall mean any Laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, and any regulation, order, or directive promulgated, issued or enforced pursuant to such Laws, all as amended, supplemented or replaced from time to time.

“Applicable Law” shall mean all laws, rules and regulations applicable to the Person, conduct, transaction, covenant, Other Document or contract in question, including all applicable common law and equitable principles, all provisions of all applicable state, federal and foreign constitutions, statutes, rules, regulations, treaties, directives and orders of any Governmental Body, and all orders, judgments and decrees of all courts and arbitrators.

“Applicable Margin” shall mean (a) an amount equal to one quarter of one percent (0.25%) for (i) Revolving Advances consisting of Domestic Rate Loans, and (ii) Swing Loans, and (b) an amount equal to two and one half of one percent (2.50%) for Revolving Advances consisting of LIBOR Rate Loans.

“Application Date” shall have the meaning set forth in Section 2.8(b) hereof.

“Approvals” shall have the meaning set forth in Section 5.7(b) hereof.

“Approved Electronic Communication” shall mean each notice, demand, communication, information, document and other material transmitted, posted or otherwise made or communicated by e-mail, E -Fax, the StuckyNet System©, or any other equivalent electronic service agreed to by Agent, whether owned, operated or hosted by Agent, any Lender, any of their Affiliates or any other Person, that any party is obligated to, or otherwise chooses to, provide to Agent pursuant to this Agreement or any Other Document, including any financial statement, financial and other report, notice, request, certificate and other information material; providedthatApproved Electronic Communications shall not include any notice, demand, communication, information, document or other material that Agent specifically instructs a Person to deliver in physical form.

“Average Undrawn Availability” shall mean, for any date of determination, the quotient obtained by dividing (a) the sum of Undrawn Availability for each day during the 30-day period ending on the date immediately preceding such date of determination by (b) thirty (30).

“Base Rate” shall mean the base commercial lending rate of PNC as publicly announced to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate. This rate of interest is determined from time to time by PNC as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by PNC to any particular class or category of customers of PNC.

“Benefited Lender” shall have the meaning set forth in Section 2.6(e) hereof.

“Blocked Account Bank” shall have the meaning set forth in Section 4.8(h) hereof.

“Blocked Accounts” shall have the meaning set forth in Section 4.8(h) hereof.

“Borrower” or “Borrowers” shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Persons.

“Borrowers on a Consolidated Basis” shall mean the consolidation in accordance with IFRS of the accounts or other items of Borrowers and their respective Subsidiaries.

“Borrowers’ Account” shall have the meaning set forth in Section 2.10 hereof.

“Borrowing Agent” shall mean IBEX.

“Borrowing Base Certificate” shall mean a certificate in substantially the form of Exhibit 1.2 hereto duly executed by the President, Chief Financial Officer or Controller of the Borrowing Agent and delivered to the Agent, appropriately completed, by which such officer shall certify to Agent the Formula Amount and calculation thereof as of the date of such certificate.

“Business Day” shall mean any day other than Saturday or Sunday or a legal holiday on which commercial banks are authorized or required by law to be closed for business in East Brunswick, New Jersey and, if the applicable Business Day relates to any LIBOR Rate Loans, such day must also be a day on which dealings are carried on in the London interbank market.

“Capital Expenditures” shall mean expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements (or of any replacements or substitutions thereof or additions thereto) which have a useful life of more than one year and which, in accordance with IFRS, would be classified as capital expenditures. Capital Expenditures shall include the total principal portion of Capitalized Lease Obligations.

“Capitalized Lease Obligation” shall mean any Indebtedness of any Borrower represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with IFRS.

“Cash Management Products and Services” shall mean agreements or other arrangements under which Agent or any Lender or any Affiliate of Agent or a Lender provides any of the following products or services to any Borrower: (a) credit cards; (b) credit card processing services; (c) debit cards and stored value cards; (d) commercial cards; (e) ACH transactions; and (f) cash management and treasury management services and products, including without limitation controlled disbursement accounts or services, lockboxes, automated clearinghouse transactions, overdrafts, interstate depository network services. The indebtedness, obligations and liabilities of any Borrower to the provider of any Cash Management Products and Services (including all obligations and liabilities owing to such provider in respect of any returned items deposited with such provider) (the “Cash Management Liabilities”) shall be “Obligations” hereunder, guaranteed obligations under the Guaranty and secured obligations under any Guarantor Security Agreement, as applicable, and otherwise treated as Obligations for purposes of each of the Other Documents. The Liens securing the Cash Management Products and Services shall be paripassu with the Liens securing all other Obligations under this Agreement and the Other Documents, subject to the express provisions of Section 11.5.

“Cash Management Liabilities” shall have the meaning provided in the definition of “Cash Management Products and Services.”

“CEA” shall mean the Commodity Exchange Act (7 U.S.C.§1 et seq.), as amended from time to time, and any successor statute.

“CFTC” shall mean the Commodity Futures Trading Commission.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§9601 et seq.

“Change in Law” shall mean the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any Applicable Law; (b) any change in any Applicable Law or in the administration, implementation, interpretation or application thereof by any Governmental Body; or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Body; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of Applicable Law) and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of law), in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law regardless of the date enacted, adopted, issued, promulgated or implemented.

“Change of Control” shall mean (a) the occurrence of any event (whether in one or more transactions) which results in cessation of listing and trading of the Equity Interests of Holdings on a recognized public exchange, (b) the occurrence of any event (whether in one or more transactions) which results in Holdings failing to own one hundred percent (100%) of the Equity Interests (on a fully diluted basis) of any TRG Philippines Inc. or any other Affiliate providing services that are material to any Borrower’s operations or business, or (c) the occurrence of any event (whether in one or more transactions) which results in Holdings failing to own one hundred percent (100%) of the Equity Interests (on a fully diluted basis) of any Borrower.

“Charges” shall mean all taxes, charges, fees, imposts, levies or other assessments, including all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, liens, claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic or foreign (including the Pension Benefit Guaranty Corporation or any environmental agency or superfund), upon the Collateral, any Borrower or any of its Affiliates.

“CIP Regulations” shall have the meaning set forth in Section 14.12 hereof.

“Closing” shall mean the closing of the transactions described herein.

“Closing Date” shall mean November 8, 2013 or such other date as may be agreed to in writing by the parties hereto.

“Code” shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

“Collateral” shall mean and include all right, title and interest of each Borrower in all of the following property and assets of such Borrower, in each case whether now existing or hereafter arising or created and whether now owned or hereafter acquired and wherever located:

(a)           all Receivables and all supporting obligations relating thereto;

(b)           all equipment and fixtures;

(c)           all general intangibles (including all payment intangibles and all software)  and all supporting obligations related thereto;

(d)           all Inventory;

(e)           all Subsidiary Stock, securities, investment property, and financial assets;

(f)           all contract rights, rights of payment which have been earned under a contract rights, chattel paper (including electronic chattel paper and tangible chattel paper), commercial tort claims (whether now existing or hereafter arising); documents (including all warehouse receipts and bills of lading), deposit accounts, goods, instruments (including promissory notes), letters of credit (whether or not the respective letter of credit is evidenced by a writing) and letter-of-credit rights, cash, certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), security agreements, eminent domain proceeds, condemnation proceeds, tort claim proceeds and all supporting obligations;

(g)          all ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (owned by any Borrower or in which it has an interest), computer programs, tapes, disks and documents, including all of such property relating to the property described in clauses (a) through and including (f) of this definition; and

(h)          all proceeds and products of the property described in clauses (a) through and including (g) of this definition, in whatever form. It is the intention of the parties that if Agent shall fail to have a perfected Lien in any particular property or assets of any Borrower for any reason whatsoever, but the provisions of this Agreement and/or of the Other Documents, together with all financing statements and other public filings relating to Liens filed or recorded by Agent against Borrowers, would be sufficient to create a perfected Lien in any property or assets that such Borrower may receive upon the sale, lease, license, exchange, transfer or disposition of such particular property or assets, then all such “proceeds” of such particular property or assets shall be included in the Collateral as original collateral that is the subject of a direct and original grant of a security interest as provided for herein and in the Other Documents (and not merely as proceeds (as defined in Article 9 of the Uniform Commercial Code) in which a security interest is created or arises solely pursuant to Section 9-315 of the Uniform Commercial Code).

Notwithstanding the foregoing, the Lien of Agent shall not extend to and Collateral (or any asset or property comprising the Collateral) shall not include the Excluded Assets.

“Commitment Transfer Supplement” shall mean a document in the form of Exhibit 16.3 hereto, properly completed and otherwise in form and substance satisfactory to Agent by which the Purchasing Lender purchases and assumes a portion of the obligation of Lenders to make Advances under this Agreement.

“Compliance Certificate” shall mean a compliance certificate substantially in the form of Exhibit 1.2(a) hereto to be signed by the Chief Financial Officer or Controller of Borrowing Agent.

“Consents” shall mean all filings and all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Bodies and other third parties, domestic or foreign, necessary to carry on any Borrower’s business or necessary (including to avoid a conflict or breach under any agreement, instrument, other document, license, permit or other authorization) for the execution, delivery or performance of this Agreement or the Other Documents, including any Consents required under all applicable federal, state or other Applicable Law.

“Consigned Inventory” shall mean Inventory of any Borrower that is in the possession of another Person on a consignment, sale or return, or other basis that does not constitute a final sale and acceptance of such Inventory.

“Contract Rate” shall have the meaning set forth in Section 3.1 hereof.

“Controlled Group” shall mean, at any time, each Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with any Borrower, are treated as a single employer under Section 414 of the Code.

“Covered Entity” shall mean (a) each Borrower, each of Borrower’s Subsidiaries, all Guarantors and all pledgors of Collateral and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.

“Customer” shall mean and include the account debtor with respect to any Receivable and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with any Borrower, pursuant to which such Borrower is to deliver any personal property or perform any services.

“Customs” shall have the meaning set forth in Section 2.13(b) hereof.

“Daily LIBOR Rate” shall mean, for any day, the rate per annum determined by the Agent by dividing (x) the Published Rate by (y) a number equal to 1.00 minus the Reserve Percentage.

“Debt Payments” shall mean for any period, in each case, all cash actually expended by any Borrower to make: (a) interest payments on any Advances hereunder, plus (b) payments for all fees, commissions and charges set forth herein, plus (c) payments on Capitalized Lease Obligations, plus (d) payments with respect to any other Indebtedness for borrowed money.

“Default” shall mean an event, circumstance or condition which, with the giving of notice or passage of time or both, would constitute an Event of Default.

“Default Rate” shall have the meaning set forth in Section 3.1 hereof.

“Defaulting Lender” shall mean any Lender that: (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Revolving Commitment Percentage of Advances, (ii) if applicable, fund any portion of its Participation Commitment in Letters of Credit or Swing Loans or (iii) pay over to Agent, Issuer, Swing Loan Lender or any Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including a particular Default or Event of Default, if any) has not been satisfied; (b) has notified Borrowers or Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including a particular Default or Event of Default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit; (c) has failed, within two (2) Business Days after request by Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Advances and, if applicable, participations in then outstanding Letters of Credit and Swing Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon Agent’s receipt of such certification in form and substance satisfactory to the Agent; (d) has become the subject of an Insolvency Event; or (e) has failed at any time to comply with the provisions of Section 2.6(e) with respect to purchasing participations from the other Lenders, whereby such Lender’s share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Lenders.

“Depository Accounts” shall have the meaning set forth in Section 4.8(h) hereof.

“Designated Lender” shall have the meaning set forth in Section 16.2(d) hereof.

“Document” shall have the meaning given to the term “document” in the Uniform Commercial Code.

“Dollar” and the sign “$” shall mean lawful money of the United States of America.

“Domestic Rate Loan” shall mean any Advance that bears interest based upon the Alternate Base Rate.

“Domestic Subsidiary” shall mean any Subsidiary of Borrower which is not a Foreign Subsidiary.

“Drawing Date” shall have the meaning set forth in Section 2.14(b) hereof.

“Early Termination Date” shall have the meaning set forth in Section 13.1 hereof.

“EBITDA” shall mean for any period with respect to Borrowers on a Consolidated Basis, the sum of (a) net income (or loss) for such period (excluding extraordinary gains and losses), plus (b) all interest expense for such period, plus (c) all charges against income for such period for (1) federal, state and local taxes and (2) expenses on account of the Royalty Agreements, to the extent deducted in determining net income plus (d) depreciation expenses for such period, plus (e) amortization expenses for such period, plus (f) one-time non-recurring expenses or charges incurred in connection with the Closing (which shall include without limitation all such expenses or charges due to Lenders and to CapitalSource Bank in connection with the Closing), to the extent paid within 90 days of the Closing Date plus (g) one-time non-recurring expenses or charges in an amount not to exceed $100,000 incurred in connection with financing sought but not ultimately obtained from Fifth Third Bank, to the extent paid in cash within 90 days of the Closing Date, plus (h) non-cash expenses related to any Borrower’s employee stock option plan, plus (i) losses from any sale of fixed assets, minus (j) gains from any sale of fixed assets.

“Effective Date” means the date indicated in a document or agreement to be the date on which such document or agreement becomes effective, or, if there is no such indication, the date of execution of such document or agreement.

“Eligible Contract Participant” shall mean an “eligible contract participant” as defined in the CEA and regulations thereunder.

“Eligibility Date” shall mean, with respect to each Borrower and Guarantor and each Swap, the date on which this Agreement or any Other Document becomes effective with respect to such Swap (for the avoidance of doubt, the Eligibility Date shall be the Effective Date of such Swap if this Agreement or any Other Document is then in effect with respect to such Borrower or Guarantor, and otherwise it shall be the Effective Date of this Agreement and/or such Other Document(s) to which such Borrower or Guarantor is a party).

“Eligible Insured Foreign Receivable or Receivables” shall mean Receivables that meet the requirements of Eligible Receivables, except clause (f) of such definition, provided that such Receivable is credit insured (the insurance carrier, amount and terms of such insurance shall be reasonably acceptable to Agent and shall name Agent as beneficiary or loss payee, as applicable).

“Eligible Pre-Approved Foreign Receivable or Receivables” shall mean Receivables that meet the requirements of Eligible Receivables, except clause (f) of such definition, provided that such Receivables (i) are Receivables due from Apple, Express Gifts Ltd. or William Hill Group, or (ii) have been approved by Agent.

“Eligible Receivables” shall mean and include, each Receivable of a Borrower arising in the Ordinary Course of Business and which Agent, in its Permitted Discretion, shall deem to be an Eligible Receivable, based on such considerations as Agent may from time to time deem appropriate. A Receivable shall not be deemed eligible unless such Receivable is subject to Agent’s first priority perfected security interest and no other Lien (other than Permitted Encumbrances), and is evidenced by an invoice or other documentary evidence satisfactory to Agent. In addition, no Receivable shall be an Eligible Receivable if:

(a)           it arises out of a sale made by any Borrower to an Affiliate of any Borrower or to a Person controlled by an Affiliate of any Borrower;

(b)           it is due or unpaid more than ninety (90) days after the original invoice date or sixty (60) days after the original due date;

(c)           twenty-five percent (25%) or more of the Receivables from such Customer are not deemed Eligible Receivables under subclause (b) hereof;

(d)          any material covenant, representation or warranty contained in this Agreement with respect to such Receivable has been breached;

(e)           an Insolvency Event shall have occurred with respect to such Customer;

(f)           the sale is to a Customer, which Customer is outside the continental United States of America or a province of Canada that has not adopted the Personal Property Security Act of Canada, unless the sale is on letter of credit, guaranty or acceptance terms, in each case acceptable to Agent in its Permitted Discretion or such Receivable constitutes an Eligible Insured Foreign Receivable;

(g)          the sale to the Customer is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;

(h)           the Customer is the United States of America, any state or any department, agency or instrumentality of any of them, unless the applicable Borrower assigns its right to payment of such Receivable to Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 3727 et seq. and 41 U.S.C. Sub-Section 15 et seq.) or has otherwise complied with other applicable statutes or ordinances;

(i)            the goods giving rise to such Receivable have not been delivered to and accepted by the Customer or the services giving rise to such Receivable have not been performed by the applicable Borrower and accepted by the Customer or the Receivable otherwise does not represent a final sale;

(j)            with respect to any Receivable due from any Customer other than (i) AT&T, (ii) Apple, or (iii) DirecTV, such Receivable, together with all other Receivables due from such Customer, exceeds 25% of all outstanding Receivables, unless such Receivable has been approved by Agent (which approval shall not be unreasonably withheld);

(k)           the Receivable is subject to any offset, deduction, defense, dispute, credits or counterclaim (but such Receivable shall only be ineligible to the extent of such offset, deduction, defense or counterclaim), or the Receivable is contingent in any respect or for any reason;

(l)            the applicable Borrower has made any agreement with any Customer for any deduction therefrom, except for discounts or allowances made in the Ordinary Course of Business, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;

(m)          any return, rejection or repossession of the merchandise has occurred or the rendition of services has been disputed;

(n)           such Receivable is not payable to a Borrower;

(o)          such Receivable does not arise out of a contract between a Borrower and a Customer, or a contract under which such Borrower has rights as an assignee, unless such Receivable shall be permitted by Agent; or

(p)          such Receivable is not otherwise satisfactory to Agent as determined in the exercise of its Permitted Discretion.

“Eligible Unbilled Receivables” shall mean Receivables that constitute Eligible Receivables except that such Receivables are not evidenced by an invoice and have not been billed to the applicable Customer; provided, however, that such Receivables shall be evidenced by documentary evidence reasonably satisfactory to Agent (which documentary evidence shall be provided to Agent upon request). Any Receivable that is an Eligible Unbilled Receivable pursuant to the preceding sentence shall cease to be an Eligible Unbilled Receivable if an invoice is not issued with respect to such Receivable within the sixty (60) day period following the date the services were performed and/or the goods were delivered.

“Environmental Complaint” shall have the meaning set forth in Section 9.3(b) hereof.

“Environmental Laws” shall mean all federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes as well as common laws, relating to the protection of the environment, human health and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Materials and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of federal, state, international and local governmental agencies and authorities with respect thereto.

“Equity Interests” shall mean, with respect to any Person, any and all shares, rights to purchase, options, warrants, general, limited or limited liability partnership interests, member interests, participation or other equivalents of or interest in (regardless of how designated) equity of such Person, whether voting or nonvoting, including common stock, preferred stock, convertible securities or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act), including in each case all of the following rights relating to such Equity Interests, whether arising under the Organizational Documents of the Person issuing such Equity Interests (the “issuer”) or under the applicable laws of such issuer’s jurisdiction of organization relating to the formation, existence and governance of corporations, limited liability companies or partnerships or business trusts or other legal entities, as the case may be: (i) all economic rights (including all rights to receive dividends and distributions) relating to such Equity Interests; (ii) all voting rights and rights to consent to any particular action(s) by the applicable issuer; (iii) all management rights with respect to such issuer; (iv) in the case of any Equity Interests consisting of a general partner interest in a partnership, all powers and rights as a general partner with respect to the management, operations and control of the business and affairs of the applicable issuer; (v) in the case of any Equity Interests consisting of the membership/limited liability company interests of a managing member in a limited liability company, all powers and rights as a managing member with respect to the management, operations and control of the business and affairs of the applicable issuer; (vi) all rights to designate or appoint or vote for or remove any officers, directors, manager(s), general partner(s) or managing member(s) of such issuer and/or any members of any board of members/managers/partners/directors that may at any time have any rights to manage and direct the business and affairs of the applicable issuer under its Organizational Documents as in effect from time to time or under Applicable Law; (vii) all rights to amend the Organizational Documents of such issuer, (viii) in the case of any Equity Interests in a partnership or limited liability company, the status of the holder of such Equity Interests as a “partner”, general or limited, or “member” (as applicable) under the applicable Organizational Documents and/or Applicable Law; and (ix) all certificates evidencing such Equity Interests.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time and the rules and regulations promulgated thereunder.

“Event of Default” shall have the meaning set forth in Article X hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Accounts” shall mean any (i) payroll accounts, (ii) withholding tax accounts, (iii) fiduciary accounts, (iv) accounts used to make tax, trust, pension or other similar employee benefit payments, (v) accounts that contain, at all times, less than $100,000 for all such accounts in the aggregate, and (vi) local cash deposit accounts maintained in the ordinary course of business by a Borrower in proximity to its operations, provided that the total amount on deposit at any one time not so perfected shall not (A) exceed such amounts, if any, that are required to comply with requirements of jurisdictions other than the United States of America or any state thereof or the District of Columbia, or (B) exceed $150,000 in the aggregate for all such accounts (collectively, the “Excluded Accounts”).

“Excluded Assets” shall mean:

(i) other than Accounts, any lease, license, permit or agreement to which Borrower is a party to the extent, but only to the extent, that such a grant would, under the terms of such lease, license, permit or agreement, result in a breach of the terms of, invalidate, or constitute a default under, such lease, license, permit or agreement or to the extent any requirement of law prohibits the grant of a Lien thereon; (ii) any property of Borrower that is the subject of a Lien securing any purchase money Indebtedness or Capitalized Lease Obligation permitted under this Agreement pursuant to an agreement the terms of which prohibit Borrower from granting any other Liens on such property (with respect to clauses (i) and (ii), other than to the extent that any such term or prohibition would be rendered ineffective pursuant to the UCC or other applicable law); provided, that with respect to any such limitation described in the foregoing clauses (i) or (ii) (A) upon the request of the Agent, such Borrower shall in good faith use commercially reasonable efforts to obtain any requisite consent for the creation of such Lien in favor of the Agent on such property, (B) immediately upon the ineffectiveness, lapse or termination of any such restriction, the Collateral shall include, and Borrower shall be deemed to have granted a Lien on such property hereunder or under the applicable Other Documents, as applicable, as if such restriction had never been in effect; and (C) notwithstanding any such restriction, the Collateral shall, to the extent such restriction does not by its terms apply thereto and such rights and proceeds do not otherwise constitute Excluded Assets, include all rights incident or appurtenant to any such property, and the right to receive all proceeds (as defined in the UCC) derived from, or in connection with the sale, assignment or transfer of, such property; (iii) more than 66% of the total of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each Foreign Subsidiary directly owned by Borrower or any Domestic Subsidiary or any assets of any Foreign Subsidiary of Borrower if in any such case Agent’s Lien on such property would create a significant risk of a material adverse tax consequence to Borrower; (iv) any “intent to use” applications for Trademarks for which a statement of use has not been filed and accepted with the United States Patent and Trademark Office; (v) vehicles subject to certificate of title laws; or (vi) those assets as to which Agent determines the cost of obtaining a Lien therein in favor of Agent or the perfection thereof are excessive in relation to the benefit to the Lenders afforded by such Lien. Furthermore, the Lien of Agent need not be perfected in the Excluded Accounts.

“Excluded Hedge Liability or Liabilities” shall mean, with respect to each Borrower and Guarantor, each of its Swap Obligations if, and only to the extent that, all or any portion of this Agreement or any Other Document that relates to such Swap Obligation is or becomes illegal under the CEA, or any rule, regulation or order of the CFTC, solely by virtue of such Borrower’s and/or Guarantor’s failure to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap. Notwithstanding anything to the contrary contained in the foregoing or in any other provision of this Agreement or any Other Document, the foregoing is subject to the following provisos: (a) if a Swap Obligation arises under a master agreement governing more than one Swap, this definition shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guaranty or security interest is or becomes illegal under the CEA, or any rule, regulations or order of the CFTC, solely as a result of the failure by such Borrower or Guarantor for any reason to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap; (b) if a guarantee of a Swap Obligation would cause such obligation to be an Excluded Hedge Liability but the grant of a security interest would not cause such obligation to be an Excluded Hedge Liability, such Swap Obligation shall constitute an Excluded Hedge Liability for purposes of the guaranty but not for purposes of the grant of the security interest; and (c) if there is more than one Borrower or Guarantor executing this Agreement or the Other Documents and a Swap Obligation would be an Excluded Hedge Liability with respect to one or more of such Persons, but not all of them, the definition of Excluded Hedge Liability or Liabilities with respect to each such Person shall only be deemed applicable to (i) the particular Swap Obligations that constitute Excluded Hedge Liabilities with respect to such Person, and (ii) the particular Person with respect to which such Swap Obligations constitute Excluded Hedge Liabilities.

“Excluded Taxes” shall mean, with respect to Agent, any Lender, Participant, Swing Loan Lender, Issuer or any other recipient of any payment to be made by or on account of any Obligations, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office or applicable lending office is located or, in the case of any Lender, Participant, Swing Loan Lender or Issuer, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which any Borrower is located, (c) in the case of a Foreign Lender, any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new lending office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 3.10(e), except to the extent that such Foreign Lender or Participant (or its assignor or seller of a participation, if any) was entitled, at the time of designation of a new lending office (or assignment or sale of a participation), to receive additional amounts from Borrowers with respect to such withholding tax pursuant to Section 3.10(a), or (d) any Taxes imposed on any “withholding payment” payable to such recipient as a result of the failure of such recipient to satisfy the requirements set forth in the FATCA after December 31, 2012.

“Facility Fee” shall have the meaning set forth in Section 3.3(b) hereof.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations thereunder or official interpretations thereof.

“Federal Funds Effective Rate” shall mean for any day the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate” as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the “Federal Funds Effective Rate” for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

“Federal Funds Open Rate” shall mean for any day the rate per annum (based on a year of 360 days and actual days elapsed) which is the daily federal funds open rate as quoted by ICAP North America, Inc. (or any successor) as set forth on the Bloomberg Screen BTMM for that day opposite the caption “OPEN” (or on such other substitute Bloomberg Screen that displays such rate), or as set forth on such other recognized electronic source used for the purpose of displaying such rate as selected by PNC (an “Alternate Source”) (or if such rate for such day does not appear on the Bloomberg Screen BTMM (or any substitute screen) or on any Alternate Source, or if there shall at any time, for any reason, no longer exist a Bloomberg Screen BTMM (or any substitute screen) or any Alternate Source, a comparable replacement rate determined by PNC at such time (which determination shall be conclusive absent manifest error); provided however, that if such day is not a Business Day, the Federal Funds Open Rate for such day shall be the “open” rate on the immediately preceding Business Day. If and when the Federal Funds Open Rate changes, the rate of interest with respect to any advance to which the Federal Funds Open Rate applies will change automatically without notice to Borrowers, effective on the date of any such change.

“Fixed Charge Coverage Ratio” shall mean, with respect to any fiscal period, the ratio of (a) EBITDA, minus Unfunded Capital Expenditures made by any Borrower during such period, minus distributions (including tax distributions but excluding Permitted Holdings Distributions), dividends and Royalty Payments made by any Borrower during such period, minus cash taxes paid by any Borrower during such period to (b) all Debt Payments made by any Borrower during such period.

“Flood Laws” shall mean all Applicable Laws relating to policies and procedures that address requirements placed on federally regulated lenders under the National Flood Insurance Reform Act of 1994 and other Applicable Laws related thereto.

“Foreign Currency Hedge” shall mean any foreign exchange transaction, including spot and forward foreign currency purchases and sales, listed or over-the-counter options on foreign currencies, non-deliverable forwards and options, foreign currency swap agreements, currency exchange rate price hedging arrangements, and any other similar transaction providing for the purchase of one currency in exchange for the sale of another currency entered into by any Borrower, Guarantor and/or any of their respective Subsidiaries.

“Foreign Currency Hedge Liabilities” shall have the meaning assigned in the definition of Lender-Provided Foreign Currency Hedge.

“Foreign Lender” shall mean any Lender that is organized under the laws of a jurisdiction other than that in which Borrowers are resident for tax purposes. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” shall mean any Subsidiary of any Person that is not organized or incorporated in the United States, any State or territory thereof or the District of Columbia.

“Formula Amount” shall have the meaning set forth in Section 2.1(a) hereof.

“GAAP” shall mean generally accepted accounting principles in the United States of America in effect from time to time.

“Governmental Acts” shall mean any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Body.

“Governmental Body” shall mean any nation or government, any state or other political subdivision thereof or any entity, authority, agency, division or department exercising the executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to a government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Guarantor” shall mean Holdings and any other Person who may hereafter guarantee payment or performance of the whole or any part of the Obligations and “Guarantors” means collectively all such Persons.

“Guarantor Security Agreement” shall mean any security agreement executed by any Guarantor in favor of Agent securing the Obligations or the Guaranty of such Guarantor, in form and substance satisfactory to Agent.

“Guaranty” shall mean any guaranty of the Obligations executed by a Guarantor in favor of Agent for its benefit and for the ratable benefit of Lenders, in form and substance satisfactory to Agent.

“Hazardous Discharge” shall have the meaning set forth in Section 9.3(b) hereof.

“Hazardous Materials” shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, Hazardous Wastes, hazardous or Toxic Substances or related materials as defined in or subject to regulation under Environmental Laws.

“Hazardous Wastes” shall mean all waste materials subject to regulation under CERCLA, RCRA or applicable state law, and any other applicable Federal and state laws now in force or hereafter enacted relating to hazardous waste disposal.

“Hedge Liabilities” shall mean collectively, the Foreign Currency Hedge Liabilities and the Interest Rate Hedge Liabilities.

“Holdings” shall mean IBEX Global Solutions PLC, a public limited corporation created under the laws of England and Wales.

“Holdings Note” shall mean that certain Subordinated Intercompany Revolving Demand Note dated on or about the Closing Date executed by Borrower, as maker, and acknowledged by Holdings, as holder.

“IBEX” shall have the meaning given in the recitals hereto.

“IFRS” or “International Financial Reporting Standards” shall mean International Financial Reporting Standards (including International Accounting Standards (IAS)) and Interpretations issued by International Financial Reporting Interpretations Committee (IFRIC) of the International Accounting Standard Board (IASB) from time to time as adopted by the European Union.

“Indebtedness” shall mean, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (a) borrowed money; (b) amounts received under or liabilities in respect of any note purchase or acceptance credit facility, and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) all Capitalized Lease Obligations; (d) reimbursement obligations (contingent or otherwise) under any letter of credit agreement, banker’s acceptance agreement or similar arrangement; (e) obligations under any Interest Rate Hedge, Foreign Currency Hedge, or other interest rate management device, foreign currency exchange agreement, currency swap agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement; (f) any other advances of credit made to or on behalf of such Person or other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements including to finance the purchase price of property or services and all obligations of such Person to pay the deferred purchase price of property or services (but not including trade payables and accrued expenses incurred in the Ordinary Course of Business which are not represented by a promissory note or other evidence of indebtedness and which are not more than thirty (30) days past due); (g) all Equity Interests of such Person subject to repurchase or redemption rights or obligations (excluding repurchases or redemptions at the sole option of such Person); (h) all indebtedness, obligations or liabilities secured by a Lien on any asset of such Person, whether or not such indebtedness, obligations or liabilities are otherwise an obligation of such Person; (i) all obligations of such Person for “earnouts”, purchase price adjustments, profit sharing arrangements, deferred purchase money amounts and similar payment obligations or continuing obligations of any nature of such Person arising out of purchase and sale contracts; (j) off-balance sheet liabilities and/or pension plan liabilities of such Person; (k) obligations arising under bonus, deferred compensation, incentive compensation or similar arrangements, other than those arising in the Ordinary Course of Business; and (l) any guaranty of any indebtedness, obligations or liabilities of a type described in the foregoing clauses (a) through (k).

“Indemnified Taxes” shall mean Taxes other than Excluded Taxes.

“Ineligible Security” shall mean any security which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.

“Insolvency Event” shall mean, with respect to any Person, including without limitation any Lender, such Person or such Person’s direct or indirect parent company (a) becomes the subject of a bankruptcy or insolvency proceeding (including any proceeding under Title 11 of the United States Code), or regulatory restrictions, (b) has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it or has called a meeting of its creditors, (c) admits in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (d) with respect to a Lender, such Lender is unable to perform hereunder due to the application of Applicable Law, or (e) in the good faith determination of Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment of a type described in clauses (a) or (b), provided that an Insolvency Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person or such Person’s direct or indirect parent company by a Governmental Body or instrumentality thereof if, and only if, such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Body or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Intellectual Property” shall mean property constituting a patent, copyright, trademark (or any application in respect of the foregoing), service mark, copyright, copyright application, trade name, mask work, trade secrets, design right, assumed name or license or other right to use any of the foregoing under Applicable Law.

“Intellectual Property Claim” shall mean the assertion, by any means, by any Person of a claim that any Borrower’s ownership, use, marketing, sale or distribution of any Inventory, equipment, Intellectual Property or other property or asset is violative of any ownership of or right to use any Intellectual Property of such Person.

“Interest Period” shall mean the period provided for any LIBOR Rate Loan pursuant to Section 2.2(b) hereof.

“Interest Rate Hedge” shall mean an interest rate exchange, collar, cap, swap, floor, adjustable strike cap, adjustable strike corridor, cross-currency swap or similar agreements entered into by any Borrower, Guarantor and/or their respective Subsidiaries in order to provide protection to, or minimize the impact upon, such Borrower, any Guarantor and/or their respective Subsidiaries of increasing floating rates of interest applicable to Indebtedness.

“Interest Rate Hedge Liabilities” shall have the meaning assigned in the definition of Lender-Provided Interest Rate Hedge.

“Inventory” shall mean and include as to each Borrower all of such Borrower’s inventory (as defined in Article 9 of the Uniform Commercial Code) and all of such Borrower’s goods, merchandise and other personal property, wherever located, to be furnished under any consignment arrangement, contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in such Borrower’s business or used in selling or furnishing such goods, merchandise and other personal property, and all Documents.

“Issuer” shall mean (i) Agent in its capacity as the issuer of Letters of Credit under this Agreement and (ii) any other Person which Agent in its discretion shall designate as the issuer of and cause to issue any particular Letter of Credit under this Agreement in place of Agent as issuer.

“Law(s)” shall mean any law(s) (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, issued guidance, release, ruling, order, executive order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or any settlement arrangement, by agreement, consent or otherwise, with any Governmental Body, foreign or domestic.

“Lender” and “Lenders” shall have the meaning ascribed to such term in the preamble to this Agreement and shall include each Person which becomes a transferee, successor or assign of any Lender. For the purpose of provision of this Agreement or any Other Document which provides for the granting of a security interest or other Lien to the Agent for the benefit of Lenders as security for the Obligations, “Lenders" shall include any Affiliate of a Lender to which such Obligation (specifically including any Hedge Liabilities and any Cash Management Liabilities) is owed.

“Lender-Provided Foreign Currency Hedge” shall mean a Foreign Currency Hedge which is provided by any Lender and for which such Lender confirms to Agent in writing prior to the execution thereof that it: (a) is documented in a standard International Swap Dealers Association, Inc. Master Agreement or another reasonable and customary manner; (b) provides for the method of calculating the reimbursable amount of the provider’s credit exposure in a reasonable and customary manner; and (c) is entered into for hedging (rather than speculative) purposes. The liabilities owing to the provider of any Lender-Provided Foreign Currency Hedge (the “Foreign Currency Hedge Liabilities”) by any Borrower, Guarantor, or any of their respective Subsidiaries that is party to such Lender-Provided Foreign Currency Hedge shall, for purposes of this Agreement and all Other Documents be “Obligations” of such Person and of each other Borrower and Guarantor, be guaranteed obligations under any Guaranty and secured obligations under any Guarantor Security Agreement, as applicable, and otherwise treated as Obligations for purposes of the Other Documents, except to the extent constituting Excluded Hedge Liabilities of such Person. The Liens securing the Foreign Currency Hedge Liabilities shall be pari passu with the Liens securing all other Obligations under this Agreement and the Other Documents, subject to the express provisions of Section 11.5 hereof.

“Lender-Provided Interest Rate Hedge” shall mean an Interest Rate Hedge which is provided by any Lender and with respect to which such Lender confirms to Agent in writing prior to the execution thereof that it: (a) is documented in a standard International Swap Dealers Association, Inc. Master Agreement or another reasonable and customary manner; (b) provides for the method of calculating the reimbursable amount of the provider’s credit exposure in a reasonable and customary manner; and (c) is entered into for hedging (rather than speculative) purposes. The liabilities owing to the provider of any Lender-Provided Interest Rate Hedge (the “Interest Rate Hedge Liabilities”) by any Borrower, Guarantor, or any of their respective Subsidiaries that is party to such Lender-Provided Interest Rate Hedge shall, for purposes of this Agreement and all Other Documents be “Obligations” of such Person and of each other Borrower and Guarantor, be guaranteed obligations under any Guaranty and secured obligations under any Guarantor Security Agreement, as applicable, and otherwise treated as Obligations for purposes of the Other Documents, except to the extent constituting Excluded Hedge Liabilities of such Person. The Liens securing the Hedge Liabilities shall be pari passu with the Liens securing all other Obligations under this Agreement and the Other Documents, subject to the express provisions of Section 11.5 hereof.

“Letter of Credit Application” shall have the meaning set forth in Section 2.12(a) hereof.

“Letter of Credit Borrowing” shall have the meaning set forth in Section 2.14(d) hereof.

“Letter of Credit Fees” shall have the meaning set forth in Section 3.2 hereof

“Letter of Credit Sublimit” shall mean $2,000,000.

“Letters of Credit” shall have the meaning set forth in Section 2.11 hereof.

“LIBOR Alternate Source” shall have the meaning set forth in the definition of LIBOR
Rate.

“LIBOR Rate” shall mean for any LIBOR Rate Loan for the then current Interest Period relating thereto, the interest rate per annum determined by Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (a) the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which U.S. dollar deposits are offered by leading banks in the London interbank deposit market), or the rate which is quoted by another source selected by Agent which has been approved by the British Bankers’ Association as an authorized information vendor for the purpose of displaying rates at which U.S. dollar deposits are offered by leading banks in the London interbank deposit market (a “LIBOR Alternate Source”), at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period as the London interbank offered rate for U.S. Dollars for an amount comparable to such LIBOR Rate Loan and having a borrowing date and a maturity comparable to such Interest Period (or if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any LIBOR Alternate Source, a comparable replacement rate determined by Agent at such time (which determination shall be conclusive absent manifest error)), by (b) a number equal 1.00 minus the Reserve Percentage. The LIBOR Rate may also be expressed by the following formula:

Average of London interbank offered rates quoted by Bloomberg or appropriate successor as shown on

Bloomberg Page BBAM1
LIBOR Rate =	1.00 – Reserve Percentage

The LIBOR Rate shall be adjusted with respect to any LIBOR Rate Loan that is outstanding on the effective date of any change in the Reserve Percentage as of such effective date. Agent shall give reasonably prompt notice to the Borrowing Agent of the LIBOR Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

“LIBOR Rate Loan” shall mean any Advance that bears interest based on the LIBOR
Rate.

“License Agreement” shall mean any agreement between any Borrower and a Licensor pursuant to which such Borrower is authorized to use any Intellectual Property in connection with the manufacturing, marketing, sale or other distribution of any Inventory of such Borrower or otherwise in connection with such Borrower’s business operations.

“Licensor” shall mean any Person from whom any Borrower obtains the right to use (whether on an exclusive or non-exclusive basis) any Intellectual Property in connection with such Borrower’s manufacture, marketing, sale or other distribution of any Inventory or otherwise in connection with such Borrower’s business operations.

“Licensor/Agent Agreement” shall mean an agreement between Agent and a Licensor, in form and substance satisfactory to Agent, by which Agent is given the unqualified right, vis-à-vis such Licensor, to enforce Agent’s Liens with respect to and to dispose of any Borrower’s Inventory with the benefit of any Intellectual Property applicable thereto, irrespective of such Borrower’s default under any License Agreement with such Licensor.

“Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), Charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction.

“Lien Waiver Agreement” shall mean an agreement which is executed in favor of Agent by a Person who owns or occupies premises at which any Collateral may be located from time to time in form and substance satisfactory to Agent.

“Material Adverse Effect” shall mean a material adverse effect on (a) the condition (financial or otherwise), results of operations, assets, business, properties or prospects, of Borrower and its Subsidiaries taken as a whole, (b) any Borrower’s or Guarantor’s ability to duly and punctually pay or perform the Obligations in accordance with the terms thereof, (c) the value of the Collateral taken as a whole, or Agent’s Liens on the Collateral or the priority of any such Lien or (d) the practical realization of the benefits of Agent’s and each Lender’s rights and remedies under this Agreement and the Other Documents.

“Material Contract” shall mean any contract, agreement, instrument, permit, lease or license, written or oral, of any Borrower, which is material to any Borrower’s business or which the failure to comply with could reasonably be expected to result in a Material Adverse Effect.

“Maximum Loan Amount” shall mean $35,000,000.

“Maximum Swing Loan Advance Amount” shall mean $0.

“Maximum Revolving Advance Amount” shall mean $35,000,000.

“Maximum Undrawn Amount” shall mean, with respect to any outstanding Letter of Credit as of any date, the amount of such Letter of Credit that is or may become available to be drawn, including all automatic increases provided for in such Letter of Credit, whether or not any such automatic increase has become effective.

“Modified Commitment Transfer Supplement” shall have the meaning set forth in Section 16.3(d) hereof.

“Multiemployer Plan” shall mean a “multiemployer plan” as defined in Sections 3(37) or 4001(a)(3) of ERISA to which contributions are required or, within the preceding five plan years, were required by any Borrower or any member of the Controlled Group.

“Multiple Employer Plan” shall mean a Plan which has two or more contributing sponsors (including any Borrower or any member of the Controlled Group) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Negotiable Document” shall mean a Document that is “negotiable” within the meaning of Article 7 of the Uniform Commercial Code.

“Non-Defaulting Lender” shall mean, at any time, any Lender holding a Revolving Commitment that is not a Defaulting Lender at such time.

“Non-Qualifying Party” shall mean any Borrower or any Guarantor that on the Eligibility Date fails for any reason to qualify as an Eligible Contract Participant.

“Note” shall mean collectively, the Revolving Credit Note and the Swing Loan Note.

“Obligations” shall mean and include any and all loans (including without limitation, all Advances and Swing Loans), advances, debts, liabilities, obligations (including without limitation all reimbursement obligations and cash collateralization obligations with respect to Letters of Credit issued hereunder), covenants and duties owing by any Borrower or Guarantor or any Subsidiary of any Borrower or any Guarantor to Issuer, Swing Loan Lender, Lenders or Agent (or to any other direct or indirect subsidiary or affiliate of Issuer, Swing Loan Lender. any Lender or Agent) of any kind or nature, present or future (including any interest or other amounts accruing thereon, any fees accruing under or in connection therewith, any costs and expenses of any Person payable by any Borrower and any indemnification obligations payable by any Borrower arising or payable after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to any Borrower, whether or not a claim for post-filing or post-petition interest, fees or other amounts is allowable or allowed in such proceeding), whether or not evidenced by any note, guaranty or other instrument, whether arising under any agreement, instrument or document (including this Agreement, the Other Documents, Lender-Provided Interest Rate Hedges, Lender -Provided Foreign Currency Hedges and any Cash Management Products and Services) whether or not for the payment of money, whether arising by reason of an extension of credit, opening or issuance of a letter of credit, loan, equipment lease, establishment of any commercial card or similar facility or guarantee, under any interest or currency swap, future, option or other similar agreement, or in any other manner, whether arising out of overdrafts or deposit or other accounts or electronic funds transfers (whether through automated clearing houses or otherwise) or out of Agent’s or any Lender’s non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository transfer check or other similar arrangements, whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, regardless of how such indebtedness or liabilities arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument, including, but not limited to, (i) any and all of any Borrower’s or any Guarantor’s Indebtedness and/or liabilities (and any and all indebtedness, obligations and/or liabilities of any Subsidiary of any Borrower or any Guarantor) under this Agreement, the Other Documents or under any other agreement between Issuer, Agent or Lenders and any Borrower and any amendments, extensions, renewals or increases and all costs and expenses of Issuer, Agent and any Lender incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including but not limited to reasonable attorneys’ fees and expenses and all obligations of any Borrower to Issuer, Agent or Lenders to perform acts or refrain from taking any action, (ii) all Hedge Liabilities and (iii) all Cash Management Liabilities. Notwithstanding anything to the contrary contained in the foregoing, the Obligations shall not include any Excluded Hedge Liabilities.

“Ordinary Course of Business” shall mean, with respect to any Borrower, the ordinary course of such Borrower’s business as conducted on the Closing Date, with such changes as are usual and customary in the industry.

“Organizational Documents” shall mean, with respect to any Person, any charter, articles or certificate of incorporation, certificate of organization, registration or formation, certificate of partnership or limited partnership, bylaws, operating agreement, limited liability company agreement, or partnership agreement of such Person and any and all other applicable documents relating to such Person’s formation, organization or entity governance matters (including any shareholders’ or equity holders’ agreement or voting trust agreement) and specifically includes, without limitation, any certificates of designation for preferred stock or other forms of preferred equity.

“Other Documents” shall mean the Note, the Perfection Certificates, any Guaranty, any Guarantor Security Agreement, any Pledge Agreement, any Lender-Provided Interest Rate Hedge any Lender-Provided Foreign Currency Hedge, the License Agreements, and any and all other agreements, instruments and documents, including intercreditor agreements, guaranties, pledges, powers of attorney, consents, interest or currency swap agreements or other similar agreements and all other writings heretofore, now or hereafter executed by any Borrower or any Guarantor and/or delivered to Agent or any Lender in respect of the transactions contemplated by this Agreement, in each case together with all extensions, renewals, amendments, supplements, modifications, substitutions and replacements thereto and thereof.

“Other Taxes” shall mean all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any Other Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any Other Document.

“Out-of-Formula Loans” shall have the meaning set forth in Section 16.2(e) hereof.

“Parent” of any Person shall mean a corporation or other entity owning, directly or indirectly, 50% or more of the Equity Interests issued by such Person having ordinary voting power to elect a majority of the directors of such Person, or other Persons performing similar functions for any such Person.

“Participant” shall mean each Person who shall be granted the right by any Lender to participate in any of the Advances and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

“Participation Advance” shall have the meaning set forth in Section 2.14(d) hereof.

“Participation Commitment” shall mean the obligation hereunder of each Lender holding a Revolving Commitment to buy a participation equal to its Revolving Commitment Percentage (subject to any reallocation pursuant to Section 2.22(b)(iii) hereof) in the Swing Loans made by Swing Loan Lender hereunder as provided for in Section 2.4(c) hereof and in the Letters of Credit issued hereunder as provided for in Section 2.14(a) hereof.

“Payment Office” shall mean initially Two Tower Center Boulevard, East Brunswick, New Jersey 08816; thereafter, such other office of Agent, if any, which it may designate by notice to Borrowing Agent and to each Lender to be the Payment Office.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

“Pension Benefit Plan” shall mean at any time any “employee pension benefit plan” as defined in Section 3(2) of ERISA (including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Sections 412, 430 or 436 of the Code and either (i) is maintained or to which contributions are required by Borrower or any member of the Controlled Group or (ii) has at any time within the preceding five years been maintained or to which contributions have been required by a Borrower or any entity which was at such time a member of the Controlled Group.

“Perfection Certificates” shall mean, collectively, the information questionnaires and the responses thereto provided by each Borrower and delivered to Agent.

“Permitted Discretion” means a determination made in good faith and in the exercise (from the perspective of a secured asset-based lender) of commercially reasonable business judgment.

“Permitted Encumbrances” shall mean: (a) Liens in favor of Agent for the benefit of Agent and Lenders, including without limitation, Liens securing Hedge Liabilities and Cash Management Products and Services; (b) Liens for taxes, assessments or other governmental charges not delinquent or being Properly Contested; (c) deposits or pledges to secure obligations under worker’s compensation, social security or similar laws, or under unemployment insurance; (d) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the Ordinary Course of Business; (e) Liens arising by virtue of the rendition, entry or issuance against any Borrower or any Subsidiary, or any property of any Borrower or any Subsidiary, of any judgment, writ, order, or decree to the extent the rendition, entry, issuance or continued existence of such judgment, writ, order or decree (or any event or circumstance relating thereto) has not resulted in the occurrence of an Event of Default under Section 10.6 hereof; (f) carriers’, repairmens’, mechanics’, workers’, materialmen’s or other like Liens arising in the Ordinary Course of Business with respect to obligations which are not due or which are being Properly Contested; (g) Liens placed upon fixed assets hereafter acquired to secure a portion of the purchase price thereof, provided that (I) any such lien shall not encumber any other property of any Borrower and (II) the aggregate amount of Indebtedness secured by such Liens incurred as a result of such purchases during any fiscal year shall not exceed the amount permitted in Section 7.6 hereof; and (h) Liens disclosed on Schedule 1.2; providedthat such Liens shall secure only those obligations which they secure on the Closing Date and shall not subsequently apply to any other property or assets of any Borrower other than the property and assets to which they apply as of the Closing Date.

“Permitted Holdings Distributions” shall mean a distribution to Holdings from time to time of an amount not to exceed in the aggregate (1) funds in an amount equal to $11,500,000 provided to a Borrower by Holdings on or prior to the Closing Date, and (2) funds provided after the Closing Date to a Borrower by Holdings as working capital or as a capital contribution and not on account of any services provided by any Borrower, upon satisfaction of the following conditions: (a) Borrowers shall have complied with the covenant in Section 6.15(c), (b) the distribution takes place within ten (10) calendar days following each of the two largest biweekly payroll dates, and (c) both before and after giving pro-forma effect to any such distribution (i) no Default or Event of Default shall exist or will exist; (ii) Borrowers shall have Undrawn Availability of not less than $3,000,000 if the distribution takes place during calendar days one (1) through five (5) following the largest biweekly payroll dates and (iii) Borrowers shall have Undrawn Availability of no less than $5,000,000 if the distribution takes place during calendar days six (6) through ten (10) following the largest biweekly payroll date. For purposes of calculating the amount that may be distributed at any time hereunder, all distributions will be deemed distributed on account of the amounts permitted under subsection (1) above until such time that the full amount of the funds provided to Borrowers by Holdings prior to the Closing Date has been returned and thereafter such amounts shall be deemed distributed on account of subsection (2) above.

“Permitted Indebtedness” shall mean: (a) the Obligations; (b) Indebtedness incurred for Capital Expenditures permitted in Section 7.6 hereof; (c) any guarantees of Indebtedness permitted under Section 7.3 hereof; (d) any Indebtedness listed on Schedule 5.8(b)(ii) hereof;
(e) Indebtedness consisting of Permitted Loans; (f) Indebtedness incurred by Borrowers from any Affiliate of a Borrower so long as such loan is pursuant to terms and conditions including subordination provisions acceptable to Agent; and (g) Interest Rate Hedges and Foreign Currency Hedges that are entered into by Borrowers to hedge their risks with respect to outstanding Indebtedness of Borrowers and not for speculative or investment purposes.

“Permitted Investments” shall mean investments in: (a) obligations issued or guaranteed by the United States of America or any agency thereof; (b) commercial paper with maturities of not more than 180 days and a published rating of not less than A-1 or P-1 (or the equivalent rating); (c) certificates of time deposit and bankers’ acceptances having maturities of not more than 180 days and repurchase agreements backed by United States government securities of a commercial bank if (i) such bank has a combined capital and surplus of at least $500,000,000, or (ii) its debt obligations, or those of a holding company of which it is a Subsidiary, are rated not less than A (or the equivalent rating) by a nationally recognized investment rating agency;
(d) U.S. money market funds that invest solely in obligations issued or guaranteed by the United States of America or an agency thereof; and (e) Permitted Loans.

“Permitted Loans” shall mean: (a) the extension of trade credit by a Borrower to its Customer(s), in the Ordinary Course of Business in connection with a sale of Inventory or rendition of services, in each case on open account terms; and (b) intercompany loans between and among Borrowers, so long as, at the request of Agent, each such intercompany loan is evidenced by a promissory note (including, if applicable, any master intercompany note executed by Borrowers) on terms and conditions (including terms subordinating payment of the indebtedness evidenced by such note to the prior payment in full of all Obligations, provided that no such subordination shall prohibit payments otherwise permitted hereunder, including Permitted Holdings Distributions) acceptable to Agent in its Permitted Discretion that has been delivered to Agent either endorsed in blank or together with an undated instrument of transfer executed in blank by the applicable Borrower(s) that are the payee(s) on such note.

“Permitted Royalty Payments” shall mean the payment of Royalty Payments by a Borrower on a quarterly basis upon satisfaction of the following conditions: (a) both before and after giving pro-forma effect to any such payments no Default or Event of Default shall exist; and (b) the aggregate amount of such payments shall not to exceed four percent (4%) of the Borrowers’ gross revenue (determined in accordance with GAAP) for any fiscal period.

“Person” shall mean any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, limited liability partnership, institution, public benefit corporation, joint venture, entity or Governmental Body (whether federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

“Plan” shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Benefit Plan and a Multiemployer Plan, as defined herein) maintained by any Borrower or any member of the Controlled Group or to which any Borrower or any member of the Controlled Group is required to contribute.

“Pledge Agreement” shall mean any pledge agreements executed by any Person to secure the Obligations.

“PNC” shall have the meaning set forth in the preamble to this Agreement and shall extend to all of its successors and assigns.

“Pro Forma Balance Sheet” shall have the meaning set forth in Section 5.5(a) hereof.

“Pro Forma Financial Statements” shall have the meaning set forth in Section 5.5(b) hereof.

“Projections” shall have the meaning set forth in Section 5.5(b) hereof.

“Properly Contested” shall mean, in the case of any Indebtedness, Lien or Taxes, as applicable, of any Person that are not paid as and when due or payable by reason of such Person’s bona fide dispute concerning its liability to pay the same or concerning the amount thereof: (a) such Indebtedness, Lien or Taxes, as applicable, are being properly contested in good faith by appropriate proceedings promptly instituted and diligently conducted; (b) such Person has established appropriate reserves as shall be required in conformity with IFRS; (c) the non-payment of such Indebtedness or Taxes will not have a Material Adverse Effect or will not result in the forfeiture of any assets of such Person; (d) no Lien is imposed upon any of such Person’s assets with respect to such Indebtedness or taxes unless such Lien (x) does not attach to any Receivables or Inventory, (y) is at all times junior and subordinate in priority to the Liens in favor of the Agent (except only with respect to property Taxes that have priority as a matter of applicable state law) and, (z) enforcement of such Lien is stayed during the period prior to the final resolution or disposition of such dispute; and (e) if such Indebtedness or Lien, as applicable, results from, or is determined by the entry, rendition or issuance against a Person or any of its assets of a judgment, writ, order or decree, enforcement of such judgment, writ, order or decree is stayed pending a timely appeal or other judicial review.

“Protective Advances” shall have the meaning set forth in Section 16.2(f) hereof.

“Published Rate” shall mean the rate of interest published each Business Day in the Wall Street Journal “Money Rates” listing under the caption “London Interbank Offered Rates” for a one month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the LIBOR Rate for a one month period as published in another publication selected by the Agent).

“Purchasing CLO” shall have the meaning set forth in Section 16.3(d) hereof.

“Purchasing Lender” shall have the meaning set forth in Section 16.3(c) hereof.

“Qualified ECP Loan Party” shall mean each Borrower or Guarantor that on the Eligibility Date is (a) a corporation, partnership, proprietorship, organization, trust, or other entity other than a “commodity pool” as defined in Section 1a(10) of the CEA and CFTC regulations thereunder that has total assets exceeding $10,000,000 or (b) an Eligible Contract Participant that can cause another person to qualify as an Eligible Contract Participant on the Eligibility Date under Section 1a(18)(A)(v)(II) of the CEA by entering into or otherwise providing a “letter of credit or keepwell, support, or other agreement” for purposes of Section 1a(18)(A)(v)(II) of the CEA.

“RCRA” shall mean the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq., as same may be amended from time to time.

“Real Property” shall mean all of the owned and leased premises identified on Schedule 4.4 hereto or in and to any other premises or real property that are hereafter owned or leased by any Borrower.

“Receivables” shall mean and include, as to each Borrower, all of such Borrower’s accounts (as defined in Article 9 of the Uniform Commercial Code) and all of such Borrower’s contract rights, instruments (including those evidencing indebtedness owed to such Borrower by its Affiliates), documents, chattel paper (including electronic chattel paper), general intangibles relating to accounts, contract rights, instruments, documents and chattel paper, and drafts and acceptances, credit card receivables and all other forms of obligations owing to such Borrower arising out of or in connection with the sale or lease of Inventory or the rendition of services, all supporting obligations, guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to Agent hereunder.

“Receivables Advance Rate” shall have the meaning set forth in Section 2.1(a)(y)(i) hereof.

“Register” shall have the meaning set forth in Section 16.3(e) hereof.

“Reimbursement Obligation” shall have the meaning set forth in Section 2.14(b) hereof.

“Release” shall have the meaning set forth in Section 5.7(c)(i) hereof.

“Reportable Compliance Event” shall mean that any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti -Terrorism Law or any predicate crime to any Anti-Terrorism Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in actual or probable violation of any Anti-Terrorism Law.

“Reportable ERISA Event” shall mean a reportable event described in Section 4043(c) of ERISA or the regulations promulgated thereunder.

“Required Lenders” shall mean Lenders (not including Swing Loan Lender (in its capacity as such Swing Loan Lender) or any Defaulting Lender) holding at least fifty one percent (51%) of the aggregate of the Revolving Commitment Amounts of all Lenders (excluding any Defaulting Lender), or (b) after the termination of all commitments of Lenders hereunder, the sum of the outstanding Revolving Advances and Swing Loans, plus the Maximum Undrawn Amount of all outstanding Letters of Credit; provided, however, if there are fewer than three (3) Lenders, Required Lenders shall mean all Lenders (excluding any Defaulting Lender).

“Reserve Percentage” shall mean as of any day the maximum effective percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as “Eurocurrency Liabilities”.

“Revolving Advances” shall mean Advances other than Letters of Credit and the Swing Loans.

“Revolving Commitment” shall mean, as to any Lender, the obligation of such Lender (if applicable), to make Revolving Advances and participate in Swing Loans and Letters of Credit, in an aggregate principal and/or face amount not to exceed the Revolving Commitment Amount (if any) of such Lender.

“Revolving Commitment Amount” shall mean, as to any Lender, the Revolving Commitment amount (if any) set forth below such Lender’s name on the signature page hereto (or, in the case of any Lender that became party to this Agreement after the Closing Date pursuant to Section 16.3(c) or (d) hereof, the Revolving Commitment amount (if any) of such Lender as set forth in the applicable Commitment Transfer Supplement).

“Revolving Commitment Percentage” shall mean, as to any Lender, the Revolving Commitment Percentage (if any) set forth below such Lender’s name on the signature page hereof (or, in the case of any Lender that became party to this Agreement after the Closing Date pursuant to Section 16.3(c) or (d) hereof, the Revolving Commitment Percentage (if any) of such Lender as set forth in the applicable Commitment Transfer Supplement).

“Revolving Credit Note” shall mean, collectively, the promissory notes referred to in Section 2.1(a) hereof.

“Revolving Interest Rate” shall mean (a) with respect to Revolving Advances that are Domestic Rate Loans and Swing Loans, an interest rate per annum equal to the sum of the Applicable Margin plus the Alternate Base Rate and (b) with respect to Revolving Advances that are LIBOR Rate Loans, an interest rate per annum equal to the sum of the Applicable Margin plus the LIBOR Rate.

“Royalty Agreements” shall mean all documents and instruments evidencing any Borrower’s obligation to pay any Royalty Payments.

“Royalty Payments” shall mean payments to IBEX Global Europe S.A.R.L. or any other wholly owned Subsidiary of Holdings for the use of intellectual property.

“Sanctioned Country” shall mean a country subject to a sanctions program maintained under any Anti-Terrorism Law.

“Sanctioned Person” shall mean any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Secured Parties” shall mean, collectively, Agent, Issuer, Swing Loan Lender and Lenders, together with any Affiliates of Agent or any Lender to whom any Hedge Liabilities or Cash Management Liabilities are owed and with each other holder of any of the Obligations, and the respective successors and assigns of each of them.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Settlement” shall have the meaning set forth in Section 2.6(d) hereof.

“Settlement Date” shall have the meaning set forth in Section 2.6(d) hereof.

“Subsidiary” shall mean of any Person a corporation or other entity of whose Equity Interests having ordinary voting power (other than Equity Interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

“Subsidiary Stock” shall mean (a) with respect to the Equity Interests issued to a Borrower by any Subsidiary (other than a Foreign Subsidiary), 100% of such issued and outstanding Equity Interests, and (b) with respect to any Equity Interests issued to a Borrower by any Foreign Subsidiary (i) 100% of such issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956(c)(2)) and (ii) 66% (or such greater percentage that, due to a change in an Applicable Law after the date hereof, (x) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Borrower and (y) could not reasonably be expected to cause any material adverse tax consequences) of such issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)).

“Swap” shall mean any “swap” as defined in Section 1a(47) of the CEA and regulations thereunder, other than (a) a swap entered into, or subject to the rules of, a board of trade designated as a contract market under Section 5 of the CEA, or (b) a commodity option entered into pursuant to CFTC Regulation 32.3(a).

“Swap Obligation” means any obligation to pay or perform under any agreement, contract or transaction that constitutes a Swap which is also a Lender-Provided Interest Rate Hedge, or a Lender-Provided Foreign Currency Hedge.

“Swing Loan Lender” shall mean PNC, in its capacity as lender of the Swing Loans.

“Swing Loan Note” shall mean the promissory note described in Section 2.4(a) hereof.

“Swing Loans” shall mean the Advances made pursuant to Section 2.4 hereof.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Body, including any interest, additions to tax or penalties applicable thereto.

“Term” shall have the meaning set forth in Section 13.1 hereof.

“Termination Event” shall mean: (a) a Reportable ERISA Event with respect to any Plan; (b) the withdrawal of any Borrower or any member of the Controlled Group from a Plan during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) the providing of notice of intent to terminate a Plan in a distress termination described in Section 4041(c) of ERISA; (d) the commencement of proceedings by the PBGC to terminate a Plan; (e) any event or condition (a) which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or (b) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; (f) the partial or complete withdrawal within the meaning of Section 4203 or 4205 of ERISA, of any Borrower or any member of the Controlled Group from a Multiemployer Plan; (g) notice that a Multiemployer Plan is subject to Section 4245 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not diligent, upon any Borrower or any member of the Controlled Group.

“Toxic Substance” shall mean and include any material present on the Real Property which has been shown to have significant adverse effect on human health or which is subject to regulation under the Toxic Substances Control Act (TSCA), 15 U.S.C. §§ 2601 et seq., applicable state law, or any other applicable Federal or state laws now in force or hereafter enacted relating to toxic substances. “Toxic Substance” includes but is not limited to asbestos, polychlorinated biphenyls (PCBs) and lead-based paints.

“Transactions” shall have the meaning set forth in Section 5.5(a) hereof.

“Transferee” shall have the meaning set forth in Section 16.3(d) hereof.

“Unbilled Receivables Advance Rate” shall have the meaning set forth in Section 2.1(a)(y)(ii) hereof.

“Undrawn Availability” at a particular date shall mean an amount equal to (a) the sum of all cash in Depository Accounts plus the lesser of (i) the Formula Amount or (ii) the Maximum Revolving Advance Amount minus the Maximum Undrawn Amount of all outstanding Letters of Credit, minus (b) the sum of (i) the outstanding amount of Advances plus (ii) all amounts due and owing to any Borrower’s trade creditors which are outstanding sixty (60) days or more past their due date (provided that such amount shall not include any amounts in respect of Global Crossing Telecommunications, Inc., unless and until a final payment schedule shall be agreed upon with Global Crossing Telecommunications, Inc.), plus (iii) fees and expenses incurred in connection with the Transactions for which Borrowers are liable but which have not been paid or charged to Borrowers’ Account.

“Unfunded Capital Expenditures” shall mean, as to any Borrower, without duplication, a Capital Expenditure funded (a) from such Borrower’s internally generated cash flow or (b) with the proceeds of a Revolving Advance or Swing Loan.

“Uniform Commercial Code” shall have the meaning set forth in Section 1.3 hereof.

“USA PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

1.3.          Uniform Commercial Code Terms. All terms used herein and defined in the Uniform Commercial Code as adopted in the State of New York from time to time (the “Uniform Commercial Code”) shall have the meaning given therein unless otherwise defined herein. Without limiting the foregoing, the terms “accounts”, “chattel paper” (and “electronic chattel paper” and “tangible chattel paper”), “commercial tort claims”, “deposit accounts”, “documents”, “equipment”, “financial asset”, “fixtures”, “general intangibles”, “goods”, “instruments”, “inventory”, “investment property”, “letter-of-credit rights”, “payment intangibles”, “proceeds”, “promissory note” “securities”, “software” and “supporting obligations” as and when used in the description of Collateral shall have the meanings given to such terms in Articles 8 or 9 of the Uniform Commercial Code. To the extent the definition of any category or type of collateral is expanded by any amendment, modification or revision to the Uniform Commercial Code, such expanded definition will apply automatically as of the date of such amendment, modification or revision.

1.4.          Certain Matters of Construction. The terms “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. All references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. Unless otherwise provided, all references to any instruments or agreements to which Agent is a party, including references to any of the Other Documents, shall include any and all modifications, supplements or amendments thereto, any and all restatements or replacements thereof and any and all extensions or renewals thereof. Except as otherwise expressly provided for herein, all references herein to the time of day shall mean the time in New York, New York. Unless otherwise provided, all financial calculations shall be performed with Inventory valued on a first-in, first-out basis. Whenever the words “including” or “include” shall be used, such words shall be understood to mean “including, without limitation” or “include, without limitation”. A Default or an Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing pursuant to this Agreement or, in the case of a Default, is cured within any period of cure expressly provided for in this Agreement; and an Event of Default shall “continue” or be “continuing” until such Event of Default has been waived in writing by Required Lenders. Any Lien referred to in this Agreement or any of the Other Documents as having been created in favor of Agent, any agreement entered into by Agent pursuant to this Agreement or any of the Other Documents, any payment made by or to or funds received by Agent pursuant to or as contemplated by this Agreement or any of the Other Documents, or any act taken or omitted to be taken by Agent, shall, unless otherwise expressly provided, be created, entered into, made or received, or taken or omitted, for the benefit or account of Agent and Lenders. Wherever the phrase “to the best of Borrowers’ knowledge” or words of similar import relating to the knowledge or the awareness of any Borrower are used in this Agreement or Other Documents, such phrase shall mean and refer to (i) the actual knowledge of a senior officer of any Borrower or (ii) the knowledge that a senior officer would have obtained if he/she had engaged in a good faith and diligent performance of his/her duties, including the making of such reasonably specific inquiries as may be necessary of the employees or agents of such Borrower and a good faith attempt to ascertain the existence or accuracy of the matter to which such phrase relates. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise within the limitations of, another covenant shall not avoid the occurrence of a default if such action is taken or condition exists. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of a breach of a representation or warranty hereunder.

II.	ADVANCES, PAYMENTS

2.1.          Revolving Advances.

(a)           Amount of Revolving Advances. Subject to the terms and conditions set forth in this Agreement specifically including Sections 2.1(b) and 2.1(c), each Lender, severally and not jointly, will make Revolving Advances to Borrowers in aggregate amounts outstanding at any time equal to such Lender’s Revolving Commitment Percentage of the lesser of (x) the Maximum Revolving Advance Amount, less the outstanding amount of Swing Loans, less the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit or (y) an amount equal to the sum of:

(i)            up  to  85%  (the  “Receivables  Advance  Rate”)  of  Eligible Receivables, plus

(ii)           up to 85%  (the “Unbilled Receivables Advance Rate” and, together with the Receivables Advance Rate, collectively the “Advance Rates”) of Eligible Unbilled Receivables, minus

(iii)          the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit, minus

(iv)          such reserves as Agent may in its Permitted Discretion deem necessary from time to time.

The amount derived from the sum of (x) Sections 2.1(a)(y)(i) and 2.1(a)(y)(ii) minus (y) the sum of Sections 2.1(a)(y)(iii) and 2.1(a)(y)(iv) at any time and from time to time shall be referred to as the “Formula Amount”. The Revolving Advances shall be evidenced by one or more secured promissory notes (collectively, the “Revolving Credit Note”) substantially in the form attached hereto as Exhibit 2.1(a). Notwithstanding anything to the contrary contained in the foregoing or otherwise in this Agreement, the outstanding aggregate principal amount of Swing Loans and the Revolving Advances at any one time outstanding shall not exceed an amount equal to the lesser of (i) the Maximum Revolving Advance Amount less the Maximum Undrawn Amount of all outstanding Letters of Credit or (ii) the Formula Amount.

(b)         Sublimit for Revolving Advances. The aggregate amount of Revolving Advances made to Borrowers against Eligible Pre-Approved Foreign Receivable or Receivables shall not exceed in the aggregate, at any time outstanding, ten percent (10%) of the Formula Amount.

(c)           Discretionary Rights. The Advance Rates may be increased or decreased by Agent at any time and from time to time upon five days notice to Borrowing Agent in the exercise of its Permitted Discretion based on the results of field examinations, audits or other collateral evaluations conducted from time to time. Each Borrower consents to any such increases or decreases and acknowledges that decreasing the Advance Rates or increasing or imposing reserves may limit or restrict Advances requested by Borrowing Agent. The rights of Agent under this subsection are subject to the provisions of Section 16.2(b).

2.2.          Procedures for Requesting Revolving Advances; Procedures for Selection of Applicable Interest Rates for All Advances.

(a)           Borrowing Agent on behalf of any Borrower may notify Agent prior to 1:00 p.m. on a Business Day of a Borrower’s request to incur, on that day, a Revolving Advance hereunder. Should any amount required to be paid as interest hereunder, or as fees or other charges under this Agreement or any other agreement with Agent or Lenders, or with respect to any other Obligation under this Agreement, become due, same shall be deemed a request for a Revolving Advance maintained as a Domestic Rate Loan as of the date such payment is due, in the amount required to pay in full such interest, fee, charge or Obligation, and such request shall be irrevocable.

(b)           Notwithstanding the provisions of subsection (a) above, in the event any Borrower desires to obtain a LIBOR Rate Loan for any Advance (other than a Swing Loan), Borrowing Agent shall give Agent written notice by no later than 1:00 p.m. on the day which is three (3) Business Days prior to the date such LIBOR Rate Loan is to be borrowed, specifying (i) the date of the proposed borrowing (which shall be a Business Day), (ii) the type of borrowing and the amount of such Advance to be borrowed, which amount shall be in a minimum amount of $200,000 and in integral multiples of $100,000 thereafter, and (iii) the duration of the first Interest Period therefor. Interest Periods for LIBOR Rate Loans shall be for one, two or three months; provided that, if an Interest Period would end on a day that is not a Business Day, it shall end on the next succeeding Business Day unless such day falls in the next succeeding calendar month in which case the Interest Period shall end on the next preceding Business Day. No LIBOR Rate Loan shall be made available to any Borrower during the continuance of a Default or an Event of Default. After giving effect to each requested LIBOR Rate Loan, including those which are converted from a Domestic Rate Loan under Section 2.2(e), there shall not be outstanding more than six (6) LIBOR Rate Loans, in the aggregate.

(c)           Each Interest Period of a LIBOR Rate Loan shall commence on the date such LIBOR Rate Loan is made and shall end on such date as Borrowing Agent may elect as set forth in subsection (b)(iii) above, provided that the exact length of each Interest Period shall be determined in accordance with the practice of the interbank market for offshore Dollar deposits and no Interest Period shall end after the last day of the Term.

(d)           Borrowing Agent shall elect the initial Interest Period applicable to a LIBOR Rate Loan by its notice of borrowing given to Agent pursuant to Section 2.2(b) or by its notice of conversion given to Agent pursuant to Section 2.2(e), as the case may be. Borrowing Agent shall elect the duration of each succeeding Interest Period by giving irrevocable written notice to Agent of such duration not later than 1:00 p.m. on the day which is three (3) Business Days prior to the last day of the then current Interest Period applicable to such LIBOR Rate Loan. If Agent does not receive timely notice of the Interest Period elected by Borrowing Agent, Borrowing Agent shall be deemed to have elected to convert such LIBOR Rate Loan to a Domestic Rate Loan subject to Section 2.2(e) below.

(e)           Provided that no Default or Event of Default shall have occurred and be continuing, Borrowing Agent may, on the last Business Day of the then current Interest Period applicable to any outstanding LIBOR Rate Loan, or on any Business Day with respect to Domestic Rate Loans, convert any such loan into a loan of another type in the same aggregate principal amount provided that any conversion of a LIBOR Rate Loan shall be made only on the last Business Day of the then current Interest Period applicable to such LIBOR Rate Loan. If Borrowing Agent desires to convert a loan, Borrowing Agent shall give Agent written notice by no later than 1:00 p.m. (i) on the day which is three (3) Business Days prior to the date on which such conversion is to occur with respect to a conversion from a Domestic Rate Loan to a LIBOR Rate Loan, or (ii) on the day which is one (1) Business Day prior to the date on which such conversion is to occur (which date shall be the last Business Day of the Interest Period for the applicable LIBOR Rate Loan) with respect to a conversion from a LIBOR Rate Loan to a Domestic Rate Loan, specifying, in each case, the date of such conversion, the loans to be converted and if the conversion is to a LIBOR Rate Loan, the duration of the first Interest Period therefor.

(f)            At its option and upon written notice given prior to 1:00 p.m. at least three (3) Business Days prior to the date of such prepayment, any Borrower may, subject to Section 2.2(g) hereof, prepay the LIBOR Rate Loans in whole at any time or in part from time to time with accrued interest on the principal being prepaid to the date of such repayment. Such Borrower shall specify the date of prepayment of Advances which are LIBOR Rate Loans and the amount of such prepayment. In the event that any prepayment of a LIBOR Rate Loan is required or permitted on a date other than the last Business Day of the then current Interest Period with respect thereto, such Borrower shall indemnify Agent and Lenders therefor in accordance with Section 2.2(g) hereof.

(g)          Each Borrower shall indemnify Agent and Lenders and hold Agent and Lenders harmless from and against any and all losses or expenses that Agent and Lenders may sustain or incur as a consequence of any prepayment, conversion of or any default by any Borrower in the payment of the principal of or interest on any LIBOR Rate Loan or failure by any Borrower to complete a borrowing of, a prepayment of or conversion of or to a LIBOR Rate Loan after notice thereof has been given, including, but not limited to, any interest payable by Agent or Lenders to lenders of funds obtained by it in order to make or maintain its LIBOR Rate Loans hereunder. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Agent or any Lender to Borrowing Agent shall be conclusive absent manifest error.

(h)          Notwithstanding any other provision hereof, if any Applicable Law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, including without limitation any Change in Law, shall make it unlawful for Lenders or any Lender (for purposes of this subsection (h), the term “Lender” shall include any Lender and the office or branch where any Lender or any Person controlling such Lender makes or maintains any LIBOR Rate Loans) to make or maintain its LIBOR Rate Loans, the obligation of Lenders (or such affected Lender) to make LIBOR Rate Loans hereunder shall forthwith be cancelled and Borrowers shall, if any affected LIBOR Rate Loans are then outstanding, promptly upon request from Agent, either pay all such affected LIBOR Rate Loans or convert such affected LIBOR Rate Loans into loans of another type. If any such payment or conversion of any LIBOR Rate Loan is made on a day that is not the last day of the Interest Period applicable to such LIBOR Rate Loan, Borrowers shall pay Agent, upon Agent’s request, such amount or amounts set forth in clause (g) above. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Lenders to Borrowing Agent shall be conclusive absent manifest error.

2.3.          Reserved.

2.4.          Swing Loans.

(a)           Subject to the terms and conditions set forth in this Agreement, and in order to minimize the transfer of funds between Lenders and Agent for administrative convenience, Agent, Lenders holding Revolving Commitments and Swing Loan Lender agree that in order to facilitate the administration of this Agreement, Swing Loan Lender may, at its election and option made in its sole discretion cancelable at any time for any reason whatsoever, make swing loan advances (“Swing Loans”) available to Borrowers as provided for in this Section 2.4 at any time or from time to time after the date hereof to, but not including, the expiration of the Term, in an aggregate principal amount up to but not in excess of the Maximum Swing Loan Advance Amount, provided that the outstanding aggregate principal amount of Swing Loans and the Revolving Advances at any one time outstanding shall not exceed an amount equal to the lesser of (i) the Maximum Revolving Advance Amount less the Maximum Undrawn Amount of all outstanding Letters of Credit or (ii) the Formula Amount. All Swing Loans shall be Domestic Rate Loans only. Borrowers may borrow (at the option and election of Swing Loan Lender), repay and re-borrow (at the option and election of Swing Loan Lender) Swing Loans and Swing Loan Lender may make Swing Loans as provided in this Section 2.4 during the period between Settlement Dates. All Swing Loans shall be evidenced by a secured promissory note (the “Swing Loan Note”) substantially in the form attached hereto as Exhibit 2.4(a). Swing Loan Lender’s agreement to make Swing Loans under this Agreement is cancelable at any time for any reason whatsoever and the making of Swing Loans by Swing Loan Lender from time to time shall not create any duty or obligation, or establish any course of conduct, pursuant to which Swing Loan Lender shall thereafter be obligated to make Swing Loans in the future.

(b)          Upon either (i) any request by Borrowing Agent for a Revolving Advance made pursuant to Section 2.2(a) hereof or (ii) the occurrence of any deemed request by Borrowers for a Revolving Advance pursuant to the provisions of the last sentence of Section 2.2(a) hereof, Swing Loan Lender may elect, in its sole discretion, to have such request or deemed request treated as a request for a Swing Loan, and may advance same day funds to Borrowers as a Swing Loan; provided that notwithstanding anything to the contrary provided for herein, Swing Loan Lender may not make Swing Loan Advances if Swing Loan Lender has been notified by Agent or by Required Lenders that one or more of the applicable conditions set forth in Section 8.2 of this Agreement have not been satisfied or the Revolving Commitments have been terminated for any reason.

(c)           Upon the making of a Swing Loan (whether before or after the occurrence of a Default or an Event of Default and regardless of whether a Settlement has been requested with respect to such Swing Loan), each Lender holding a Revolving Commitment shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from Swing Loan Lender, without recourse or warranty, an undivided interest and participation in such Swing Loan in proportion to its Revolving Commitment Percentage. Swing Loan Lender or Agent may, at any time, require the Lenders holding Revolving Commitments to fund such participations by means of a Settlement as provided for in Section 2.6(d) below. From and after the date, if any, on which any Lender holding a Revolving Commitment is required to fund, and funds, its participation in any Swing Loans purchased hereunder, Agent shall promptly distribute to such Lender its Revolving Commitment Percentage of all payments of principal and interest and all proceeds of Collateral received by Agent in respect of such Swing Loan; provided that no Lender holding a Revolving Commitment shall be obligated in any event to make Revolving Advances in an amount in excess of its Revolving Commitment Amount minus its Participation Commitment (taking into account any reallocations under Section 2.22) of the Maximum Undrawn Amount of all outstanding Letters of Credit.

2.5.          Disbursement of Advance Proceeds. All Advances shall be disbursed from whichever office or other place Agent may designate from time to time and, together with any and all other Obligations of Borrowers to Agent or Lenders, shall be charged to Borrowers’ Account on Agent’s books. The proceeds of each Revolving Advance or Swing Loan requested by Borrowing Agent on behalf of any Borrower or deemed to have been requested by any Borrower under Sections 2.2(a), 2.6(b) or 2.14 hereof shall, (i) with respect to requested Revolving Advances, to the extent Lenders make such Revolving Advances in accordance with Section 2.2(a), 2.6(b) or 2.14 hereof, and with respect to Swing Loans made upon any request by Borrowing Agent for a Revolving Advance to the extent Swing Loan Lender makes such Swing Loan in accordance with Section 2.4(b) hereof, be made available to the applicable Borrower on the day so requested by way of credit to such Borrower’s operating account at PNC, or such other bank as Borrowing Agent may designate following notification to Agent, in immediately available federal funds or other immediately available funds or, (ii) with respect to Revolving Advances deemed to have been requested by any Borrower or Swing Loans made upon any deemed request for a Revolving Advance by any Borrower, be disbursed to Agent to be applied to the outstanding Obligations giving rise to such deemed request. During the Term, Borrowers may use the Revolving Advances and Swing Loans by borrowing, prepaying and reborrowing, all in accordance with the terms and conditions hereof.

2.6.          Making and Settlement of Advances.

(a)           Each borrowing of Revolving Advances shall be advanced according to the applicable Revolving Commitment Percentages of Lenders holding the Revolving Commitments (subject to any contrary terms of Section 2.22). Each borrowing of Swing Loans shall be advanced by Swing Loan Lender alone.

(b)           Promptly after receipt by Agent of a request or a deemed request for a Revolving Advance pursuant to Section 2.2(a) and, with respect to Revolving Advances, to the extent Agent elects not to provide a Swing Loan or the making of a Swing Loan would result in the aggregate amount of all outstanding Swing Loans exceeding the maximum amount permitted in Section 2.4(a), Agent shall notify Lenders holding the Revolving Commitments of its receipt of such request specifying the information provided by Borrowing Agent and the apportionment among Lenders of the requested Revolving Advance as determined by Agent in accordance with the terms hereof. Each Lender shall remit the principal amount of each Revolving Advance to Agent such that Agent is able to, and Agent shall, to the extent the applicable Lenders have made funds available to it for such purpose and subject to Section 8.2, fund such Revolving Advance to Borrowers in U.S. Dollars and immediately available funds at the Payment Office prior to the close of business, on the applicable borrowing date; providedthat if any applicable Lender fails to remit such funds to Agent in a timely manner, Agent may elect in its sole discretion to fund with its own funds the Revolving Advance of such Lender on such borrowing date, and such Lender shall be subject to the repayment obligation in Section 2.6(c) hereof.

(c)           Unless Agent shall have been notified by telephone, confirmed in writing, by any Lender holding a Revolving Commitment that such Lender will not make the amount which would constitute its applicable Revolving Commitment Percentage of the requested Revolving Advance available to Agent, Agent may (but shall not be obligated to) assume that such Lender has made such amount available to Agent on such date in accordance with Section 2.6(b) and may, in reliance upon such assumption, make available to Borrowers a corresponding amount. In such event, if a Lender has not in fact made its applicable Revolving Commitment Percentage of the requested Revolving Advance available to Agent, then the applicable Lender and Borrowers severally agree to pay to Agent on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to Borrowers through but excluding the date of payment to Agent, at (i) in the case of a payment to be made by such Lender, the greater of (A) (x) the daily average Federal Funds Effective Rate (computed on the basis of a year of 360 days) during such period as quoted by Agent, times (y) such amount or (B) a rate determined by Agent in accordance with banking industry rules on interbank compensation, and (ii) in the case of a payment to be made by Borrower, the Revolving Interest Rate for Revolving Advances that are Domestic Rate Loans. If such Lender pays its share of the applicable Revolving Advance to Agent, then the amount so paid shall constitute such Lender’s Revolving Advance. Any payment by Borrowers shall be without prejudice to any claim Borrowers may have against a Lender holding a Revolving Commitment that shall have failed to make such payment to Agent. A certificate of Agent submitted to any Lender or Borrower with respect to any amounts owing under this paragraph (c) shall be conclusive, in the absence of manifest error.

(d)          Agent, on behalf of Swing Loan Lender, shall demand settlement (a “Settlement”) of all or any Swing Loans with Lenders holding the Revolving Commitments on at least a weekly basis, or on any more frequent date that Agent elects or that Swing Loan Lender at its option exercisable for any reason whatsoever may request, by notifying Lenders holding the Revolving Commitments of such requested Settlement by facsimile, telephonic or electronic transmission no later than 3:00 p.m. on the date of such requested Settlement (the “Settlement Date”). Subject to any contrary provisions of Section 2.22, each Lender holding a Revolving Commitment shall transfer the amount of such Lender’s Revolving Commitment Percentage of the outstanding principal amount (plus interest accrued thereon to the extent requested by Agent) of the applicable Swing Loan with respect to which Settlement is requested by Agent, to such account of Agent as Agent may designate not later than 5:00 p.m. on such Settlement Date if requested by Agent by 3:00 p.m., otherwise not later than 5:00 p.m. on the next Business Day. Settlements may occur at any time notwithstanding that the conditions precedent to making Revolving Advances set forth in Section 8.2 have not been satisfied or the Revolving Commitments shall have otherwise been terminated at such time. All amounts so transferred to Agent shall be applied against the amount of outstanding Swing Loans and, when so applied shall constitute Revolving Advances of such Lenders accruing interest as Domestic Rate Loans. If any such amount is not transferred to Agent by any Lender holding a Revolving Commitment on such Settlement Date, Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon as specified in Section 2.6(c).

(e)           If any Lender or Participant (a “Benefited Lender”) shall at any time receive any payment of all or part of its Advances, or interest thereon, or receive any Collateral in respect thereof (whether voluntarily or involuntarily or by set-off) in a greater proportion than any such payment to and Collateral received by any other Lender, if any, in respect of such other Lender’s Advances, or interest thereon, and such greater proportionate payment or receipt of Collateral is not expressly permitted hereunder, such Benefited Lender shall purchase for cash from the other Lenders a participation in such portion of each such other Lender’s Advances, or shall provide such other Lender with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each of the other Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that each Lender so purchasing a portion of another Lender’s Advances may exercise all rights of payment (including rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion, and the obligations owing to each such purchasing Lender in respect of such participation and such purchased portion of any other Lender’s Advances shall be part of the Obligations secured by the Collateral, and the obligations owing to each such purchasing Lender in respect of such participation and such purchased portion of any other Lender’s Advances shall be part of the Obligations secured by the Collateral.

2.7.          Maximum Advances. The aggregate balance of Revolving Advances plus Swing Loans outstanding at any time shall not exceed the lesser of (a) the Maximum Revolving Advance Amount less the aggregate Maximum Undrawn Amount of all issued and outstanding Letters of Credit or (b) the Formula Amount.

2.8.          Manner and Repayment of Advances.

(a)           The Revolving Advances and Swing Loans shall be due and payable in full on the last day of the Term subject to earlier prepayment as herein provided. Notwithstanding the foregoing, all Advances shall be subject to earlier repayment upon (x) acceleration upon the occurrence of an Event of Default under this Agreement or (y) termination of this Agreement. Each payment (including each prepayment) by any Borrower on account of the principal of and interest on the Advances shall be applied, first to the outstanding Swing Loans and next, pro rata according to the applicable Revolving Commitment Percentages of Lenders, to the outstanding Revolving Advances (subject to any contrary provisions of Section 2.22).

(b)           Each Borrower recognizes that the amounts evidenced by checks, notes, drafts or any other items of payment relating to and/or proceeds of Collateral may not be collectible by Agent on the date received by Agent. Agent shall conditionally credit Borrowers’ Account for each item of payment on the next Business Day after the Business Day on which such item of payment is received by Agent (and the Business Day on which each such item of payment is so credited shall be referred to, with respect to such item, as the “Application Date”) Agent is not, however, required to credit Borrowers’ Account for the amount of any item of payment which is unsatisfactory to Agent and Agent may charge Borrowers’ Account for the amount of any item of payment which is returned, for any reason whatsoever, to Agent unpaid. Subject to the foregoing, Borrowers agree that for purposes of computing the interest charges under this Agreement, each item of payment received by Agent shall be deemed applied by Agent on account of the Obligations on its respective Application Date. Borrowers further agree that there is a monthly float charge payable to Agent for Agent’s sole benefit, in an amount equal to (y) the face amount of all items of payment received during the prior month (including items of payment received by Agent as a wire transfer or electronic depository check) multiplied by (z) the Revolving Interest Rate with respect to Domestic Rate Loans for one (1) Business Day. All proceeds received by Agent shall be applied to the Obligations in accordance with Section 4.8(h).

(c)           All payments of principal, interest and other amounts payable hereunder, or under any of the Other Documents shall be made to Agent at the Payment Office not later than 1:00 p.m. on the due date therefor in Dollars in federal funds or other funds immediately available to Agent. Agent shall have the right to effectuate payment of any and all Obligations due and owing hereunder by charging Borrowers’ Account or by making Advances as provided in Section 2.2 hereof.

(d)          Except as expressly provided herein, all payments (including prepayments) to be made by any Borrower on account of principal, interest, fees and other amounts payable hereunder shall be made without deduction, setoff or counterclaim and shall be made to Agent on behalf of Lenders to the Payment Office, in each case on or prior to 1:00 p.m., in Dollars and in immediately available funds.

2.9.         Repayment of Excess Advances. If at any time the aggregate balance of outstanding Revolving Advances, Swing Loans, and/or Advances taken as a whole exceeds the maximum amount of such type of Advances and/or Advances taken as a whole (as applicable) permitted hereunder, such excess Advances shall be immediately due and payable without the necessity of any demand, at the Payment Office, whether or not a Default or an Event of Default has occurred.

2.10.        Statement of Account. Agent shall maintain, in accordance with its customary procedures, a loan account (“Borrowers’ Account”) in the name of Borrowers in which shall be recorded the date and amount of each Advance made by Agent or Lenders and the date and amount of each payment in respect thereof; provided, however, the failure by Agent to record the date and amount of any Advance shall not adversely affect Agent or any Lender. Each month, Agent shall send to Borrowing Agent a statement showing the accounting for the Advances made, payments made or credited in respect thereof, and other transactions between Agent, Lenders and Borrowers during such month. The monthly statements shall be deemed correct and binding upon Borrowers in the absence of manifest error and shall constitute an account stated between Lenders and Borrowers unless Agent receives a written statement of Borrowers’ specific exceptions thereto within thirty (30) days after such statement is received by Borrowing Agent. The records of Agent with respect to Borrowers’ Account shall be conclusive evidence absent manifest error of the amounts of Advances and other charges thereto and of payments applicable thereto.

2.11.        Letters of Credit.

(a)           Subject to the terms and conditions hereof, Issuer shall issue or cause the issuance of standby letters of credit denominated in Dollars (“Letters of Credit”) for the account of any Borrower except to the extent that the issuance thereof would then cause the sum of (i) the outstanding Revolving Advances plus (ii) the outstanding Swing Loans, plus (iii) the Maximum Undrawn Amount of all outstanding Letters of Credit, plus (iv) the Maximum Undrawn Amount of the Letter of Credit to be issued to exceed the lesser of (x) the Maximum Revolving Advance Amount or (y) the Formula Amount (calculated without giving effect to the deductions provided for in Section 2.1(a)(y)(iii)). The Maximum Undrawn Amount of all outstanding Letters of Credit shall not exceed in the aggregate at any time the Letter of Credit Sublimit. All disbursements or payments related to Letters of Credit shall be deemed to be Domestic Rate Loans consisting of Revolving Advances and shall bear interest at the Revolving Interest Rate for Domestic Rate Loans. Letters of Credit that have not been drawn upon shall not bear interest (but fees shall accrue in respect of outstanding Letters of Credit as provided in Section 3.2 hereof).

(b)           Notwithstanding any provision of this Agreement, Issuer shall not be under any obligation to issue any Letter of Credit if (i) any order, judgment or decree of any Governmental Body or arbitrator shall by its terms purport to enjoin or restrain Issuer from issuing any Letter of Credit, or any Law applicable to Issuer or any request or directive (whether or not having the force of law) from any Governmental Body with jurisdiction over Issuer shall prohibit, or request that Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which Issuer is not otherwise compensated hereunder) not in effect on the date of this Agreement, or shall impose upon Issuer any unreimbursed loss, cost or expense which was not applicable on the date of this Agreement, and which Issuer in good faith deems material to it, or (ii) the issuance of the Letter of Credit would violate one or more policies of Issuer applicable to letters of credit generally.

2.12.        Issuance of Letters of Credit.

(a)           Borrowing Agent, on behalf of any Borrower, may request Issuer to issue or cause the issuance of a Letter of Credit by delivering to Issuer, with a copy to Agent at the Payment Office, prior to 1:00 p.m., at least five (5) Business Days prior to the proposed date of issuance, such Issuer’s form of Letter of Credit Application (the “Letter of Credit Application”) completed to the satisfaction of Agent and Issuer; and, such other certificates, documents and other papers and information as Agent or Issuer may reasonably request. Issuer shall not issue any requested Letter of Credit if such Issuer has received notice from Agent or any Lender that one or more of the applicable conditions set forth in Section 8.2 of this Agreement have not been satisfied or the commitments of Lenders to make Revolving Advances hereunder have been terminated for any reason.

(b)           Each Letter of Credit shall, among other things, (i) provide for the payment of sight drafts, or other written demands for payment, and (ii) have an expiry date not later than twelve (12) months after such Letter of Credit’s date of issuance and in no event later than the last day of the Term. Each standby Letter of Credit shall be subject either to the Uniform Customs and Practice for Documentary Credits as most recently published by the International Chamber of Commerce at the time a Letter of Credit is issued (the “UCP”) or the International Standby Practices (International Chamber of Commerce Publication Number 590) (the “ISP98 Rules”), or any subsequent revision thereof at the time a standby Letter of Credit is issued, as determined by Issuer, and each trade Letter of Credit shall be subject to the UCP. In addition, no trade Letter of Credit may permit the presentation of an ocean bill of lading that includes a condition that the original bill of lading is not required to claim the goods shipped thereunder.

(c)           Agent shall use its reasonable efforts to notify Lenders of the request by Borrowing Agent for a Letter of Credit hereunder.

2.13.        Requirements For Issuance of Letters of Credit. Borrowing Agent shall authorize and direct any Issuer to name the applicable Borrower as the “Applicant” or “Account Party” of each Letter of Credit. If Agent is not the Issuer of any Letter of Credit, Borrowing Agent shall authorize and direct Issuer to deliver to Agent all instruments, documents, and other writings and property received by Issuer pursuant to the Letter of Credit and to accept and rely upon Agent’s instructions and agreements with respect to all matters arising in connection with the Letter of Credit, the application therefor.

2.14.        Disbursements, Reimbursement.

(a)           Immediately upon the issuance of each Letter of Credit, each Lender holding a Revolving Commitment shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from Issuer a participation in each Letter of Credit and each drawing thereunder in an amount equal to such Lender’s Revolving Commitment Percentage of the Maximum Undrawn Amount of such Letter of Credit (as in effect from time to time) and the amount of such drawing, respectively.

(b)          In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, Issuer will promptly notify Agent and Borrowing Agent. Regardless of whether Borrowing Agent shall have received such notice, Borrowers shall reimburse (such obligation to reimburse Issuer shall sometimes be referred to as a “Reimbursement Obligation”) Issuer prior to 12:00 Noon, on each date that an amount is paid by Issuer under any Letter of Credit (each such date, a “Drawing Date”) in an amount equal to the amount so paid by Issuer. In the event Borrowers fail to reimburse Issuer for the full amount of any drawing under any Letter of Credit by 12:00 Noon, on the Drawing Date, Issuer will promptly notify Agent and each Lender holding a Revolving Commitment thereof, and Borrowers shall be automatically deemed to have requested that a Revolving Advance maintained as a Domestic Rate Loan be made by Lenders to be disbursed on the Drawing Date under such Letter of Credit, and Lenders holding the Revolving Commitments shall be unconditionally obligated to fund such Revolving Advance (all whether or not the conditions specified in Section 8.2 are then satisfied or the commitments of Lenders to make Revolving Advances hereunder have been terminated for any reason) as provided for in Section 2.14(c) immediately below. Any notice given by Issuer pursuant to this Section 2.14(b) may be oral if promptly confirmed in writing; provided that the lack of such a confirmation shall not affect the conclusiveness or binding effect of such notice.

(c)           Each Lender holding a Revolving Commitment shall upon any notice pursuant to Section 2.14(b) make available to Issuer through Agent at the Payment Office an amount in immediately available funds equal to its Revolving Commitment Percentage (subject to any contrary provisions of Section 2.22) of the amount of the drawing, whereupon the participating Lenders shall (subject to Section 2.14(d)) each be deemed to have made a Revolving Advance maintained as a Domestic Rate Loan to Borrowers in that amount. If any Lender holding a Revolving Commitment so notified fails to make available to Agent, for the benefit of Issuer, the amount of such Lender’s Revolving Commitment Percentage of such amount by 2:00 p.m. on the Drawing Date, then interest shall accrue on such Lender’s obligation to make such payment, from the Drawing Date to the date on which such Lender makes such payment (i) at a rate per annum equal to the Federal Funds Effective Rate during the first three (3) days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Revolving Advances maintained as a Domestic Rate Loan on and after the fourth day following the Drawing Date. Agent and Issuer will promptly give notice of the occurrence of the Drawing Date, but failure of Agent or Issuer to give any such notice on the Drawing Date or in sufficient time to enable any Lender holding a Revolving Commitment to effect such payment on such date shall not relieve such Lender from its obligations under this Section 2.14(c), provided that such Lender shall not be obligated to pay interest as provided in Section 2.14(c)(i) and (ii) until and commencing from the date of receipt of notice from Agent or Issuer of a drawing.

(d)          With respect to any unreimbursed drawing that is not converted into a Revolving Advance maintained as a Domestic Rate Loan to Borrowers in whole or in part as contemplated by Section 2.14(b), because of Borrowers’ failure to satisfy the conditions set forth in Section 8.2 hereof (other than any notice requirements) or for any other reason, Borrowers shall be deemed to have incurred from Agent a borrowing (each a “Letter of Credit Borrowing”) in the amount of such drawing. Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to a Revolving Advance maintained as a Domestic Rate Loan. Each applicable Lender’s payment to Agent pursuant to Section 2.14(c) shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing and shall constitute a “Participation Advance” from such Lender in satisfaction of its Participation Commitment in respect of the applicable Letter of Credit under this Section 2.14.

(e)           Each applicable Lender’s Participation Commitment in respect of the Letters of Credit shall continue until the last to occur of any of the following events: (x) Issuer ceases to be obligated to issue or cause to be issued Letters of Credit hereunder; (y) no Letter of Credit issued or created hereunder remains outstanding and uncancelled; and (z) all Persons (other than Borrowers) have been fully reimbursed for all payments made under or relating to Letters of Credit.

2.15.        Repayment of Participation Advances.

(a)          Upon (and only upon) receipt by Agent for the account of Issuer of immediately available funds from Borrowers (i) in reimbursement of any payment made by Issuer or Agent under the Letter of Credit with respect to which any Lender has made a Participation Advance to Agent, or (ii) in payment of interest on such a payment made by Issuer or Agent under such a Letter of Credit, Agent will pay to each Lender holding a Revolving Commitment, in the same funds as those received by Agent, the amount of such Lender’s Revolving Commitment Percentage of such funds, except Agent shall retain the amount of the Revolving Commitment Percentage of such funds of any Lender holding a Revolving Commitment that did not make a Participation Advance in respect of such payment by Agent (and, to the extent that any of the other Lender(s) holding the Revolving Commitment have funded any portion such Defaulting Lender’s Participation Advance in accordance with the provisions of Section 2.22, Agent will pay over to such Non-Defaulting Lenders a pro rata portion of the funds so withheld from such Defaulting Lender).

(b)          If Issuer or Agent is required at any time to return to any Borrower, or to a trustee, receiver, liquidator, custodian, or any official in any insolvency proceeding, any portion of the payments made by Borrowers to Issuer or Agent pursuant to Section 2.15(a) in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each applicable Lender shall, on demand of Agent, forthwith return to Issuer or Agent the amount of its Revolving Commitment Percentage of any amounts so returned by Issuer or Agent plus interest at the Federal Funds Effective Rate.

2.16.        Documentation. Each Borrower agrees to be bound by the terms of the Letter of Credit Application and by Issuer’s interpretations of any Letter of Credit issued on behalf of such Borrower and by Issuer’s written regulations and customary practices relating to letters of credit, though Issuer’s interpretations may be different from such Borrower’s own. In the event of a conflict between the Letter of Credit Application and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment), Issuer shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following Borrowing Agent’s or any Borrower’s instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

2.17.        Determination to Honor Drawing Request. In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, Issuer shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit and that any other drawing condition appearing on the face of such Letter of Credit has been satisfied in the manner so set forth.

2.18.        Nature of Participation and Reimbursement Obligations. The obligation of each Lender holding a Revolving Commitment in accordance with this Agreement to make the Revolving Advances or Participation Advances as a result of a drawing under a Letter of Credit, and the obligations of Borrowers to reimburse Issuer upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.18 under all circumstances, including the following circumstances:

(i)            any set-off, counterclaim, recoupment, defense or other right which such Lender or any Borrower, as the case may be, may have against Issuer, Agent, any Borrower or Lender, as the case may be, or any other Person for any reason whatsoever;

(ii)           the failure of any Borrower or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in this Agreement for the making of a Revolving Advance, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of Lenders to make Participation Advances under Section 2.14;

(iii)          any lack of validity or enforceability of any Letter of Credit;

(iv)         any claim of breach of warranty that might be made by any Borrower, Agent, Issuer or any Lender against the beneficiary of a Letter of Credit, or the existence of any claim, set-off, recoupment, counterclaim, cross-claim, defense or other right which any Borrower, Agent, Issuer or any Lender may have at any time against a beneficiary, any successor beneficiary or any transferee of any Letter of Credit or assignee of the proceeds thereof (or any Persons for whom any such transferee or assignee may be acting), Issuer, Agent or any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Borrower or any Subsidiaries of such Borrower and the beneficiary for which any Letter of Credit was procured);

(v)          the lack of power or authority of any signer of (or any defect in or forgery of any signature or endorsement on) or the form of or lack of validity, sufficiency, accuracy, enforceability or genuineness of any draft, demand, instrument, certificate or other document presented under or in connection with any Letter of Credit, or any fraud or alleged fraud in connection with any Letter of Credit, or the transport of any property or provision of services relating to a Letter of Credit, in each case even if Issuer or any of Issuer’s Affiliates has been notified thereof;

(vi)          payment by Issuer under any Letter of Credit against presentation of a demand, draft or certificate or other document which is forged or does not fully comply with the terms of such Letter of Credit (provided that the foregoing shall not excuse Issuer from any obligation under the terms of any applicable Letter of Credit to require the presentation of documents that on their face appear to satisfy any applicable requirements for drawing under such Letter of Credit prior to honoring or paying any such draw);

(vii)         the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;

(viii)       any failure by Issuer or any of Issuer’s Affiliates to issue any Letter of Credit in the form requested by Borrowing Agent, unless Agent and Issuer have each received written notice from Borrowing Agent of such failure within three (3) Business Days after Issuer shall have furnished Agent and Borrowing Agent a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;

(ix)           the occurrence of any Material Adverse Effect;

(x)            any breach of this Agreement or any Other Document by any party thereto;

(xi)           the occurrence or continuance of an insolvency proceeding with respect to any Borrower or any Guarantor;

(xii)          the fact that a Default or an Event of Default shall have occurred and be continuing;

(xiii)         the fact that the Term shall have expired or this Agreement or the obligations of Lenders to make Advances have been terminated; and

(xiv)         any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

2.19.        Liability for Acts and Omissions.

(a)           As between Borrowers and Issuer, Swing Loan Lender, Agent and Lenders, each Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, Issuer shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if Issuer or any of its Affiliates shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Borrower against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Borrower and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, facsimile, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of Issuer, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of Issuer’s rights or powers hereunder. Nothing in the preceding sentence shall relieve Issuer from liability for Issuer’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment) in connection with actions or omissions described in such clauses (i) through (viii) of such sentence. In no event shall Issuer or Issuer’s Affiliates be liable to any Borrower for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including without limitation attorneys’ fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.

(b)          Without limiting the generality of the foregoing, Issuer and each of its Affiliates: (i) may rely on any oral or other communication believed in good faith by Issuer or such Affiliate to have been authorized or given by or on behalf of the applicant for a Letter of Credit; (ii) may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by Issuer or its Affiliates; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on Issuer or its Affiliate in any way related to any order issued at the applicant’s request to an air carrier, a letter of guarantee or of indemnity issued to a steamship agent or carrier or any document or instrument of like import (each an “Order”) and honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.

(c)           In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by Issuer under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith and without gross negligence (as determined by a court of competent jurisdiction in a final non-appealable judgment), shall not put Issuer under any resulting liability to any Borrower, Agent or any Lender.

2.20.        Mandatory Prepayments.

(a)          Subject to Section 7.1 hereof, when any Borrower sells or otherwise disposes of any Collateral other than Inventory in the Ordinary Course of Business, Borrowers shall repay the Advances in an amount equal to the net proceeds of such sale (i.e., gross proceeds less the reasonable direct costs of such sales or other dispositions), such repayments to be made promptly but in no event more than three (3) Business Days following receipt of such net proceeds, and until the date of payment, such proceeds shall be held in trust for Agent. The foregoing shall not be deemed to be implied consent to any such sale otherwise prohibited by the terms and conditions hereof. Such repayments shall be applied to the outstanding Advances (including cash collateralization of all Obligations relating to any outstanding Letters of Credit in accordance with the provisions of Section 3.2(b), provided however that if no Default or Event of Default has occurred and is continuing, such repayments shall be applied to cash collateralize any Obligations related to outstanding Letters of Credit last) in such order as Agent may determine, subject to Borrowers’ ability to re-borrow Revolving Advances in accordance with the terms hereof.

(b)          In the event of (x) any issuance or other incurrence of Indebtedness (other than Indebtedness described in the definition of Permitted Indebtedness) by Borrowers, (y) the issuance of any Equity Interests by any Borrower, or (z) the receipt by any Borrower of the proceeds of any grant, Borrowers shall, no later than three (3) Business Days after the receipt by Borrowers of (i) the cash proceeds from any such issuance or incurrence of Indebtedness, (ii) the net cash proceeds of any issuance of Equity Interests, or (iii) the cash proceeds of any such grants, as applicable, repay the Advances in an amount equal to (x) one hundred percent (100%) of such cash proceeds in the case of such incurrence or issuance of Indebtedness, (y) one hundred percent (100%) of such net cash proceeds in the case of an issuance of Equity Interests, and (z) one hundred percent (100%) of such cash proceeds in the case of receipt of proceeds of grants. Such repayments will be applied in the same manner as set forth in Section 2.20(b) hereof. The foregoing requirements regarding proceeds of grants shall not apply to the extent that they would require Borrowers to violate the terms of any grant agreement restricting the use of proceeds of such grant.

(c)          All proceeds received by Borrowers or Agent (i) under any insurance policy on account of damage or destruction of any assets or property of any Borrowers, or (ii) as a result of any taking or condemnation of any assets or property shall be applied in accordance with Section 6.6 hereof.

2.21.        Use of Proceeds.

(a)           Borrowers shall apply the proceeds of Advances to (i) repay existing indebtedness owed to Capital Source Bank, (ii) pay fees and expenses relating to this transaction, (iii) partially fund capital expenditures, and (iv) provide for its working capital needs and reimburse drawings under Letters of Credit.

(b)          Without limiting the generality of Section 2.21(a) above, neither the Borrowers, the Guarantors nor any other Person which may in the future become party to this Agreement or the Other Documents as a Borrower or Guarantor, intends to use nor shall they use any portion of the proceeds of the Advances, directly or indirectly, for any purpose in violation of Applicable Law.

2.22.        Defaulting Lender.

(a)           Notwithstanding anything to the contrary contained herein, in the event any Lender is a Defaulting Lender, all rights and obligations hereunder of such Defaulting Lender and of the other parties hereto shall be modified to the extent of the express provisions of this Section 2.22 so long as such Lender is a Defaulting Lender.

(b)          (i) except as otherwise expressly provided for in this Section 2.22, Revolving Advances shall be made pro rata from Lenders holding Revolving Commitments which are not Defaulting Lenders based on their respective Revolving Commitment Percentages, and no Revolving Commitment Percentage of any Lender or any pro rata share of any Revolving Advances required to be advanced by any Lender shall be increased as a result of any Lender being a Defaulting Lender. Amounts received in respect of principal of any type of Revolving Advances shall be applied to reduce such type of Revolving Advances of each Lender (other than any Defaulting Lender) holding a Revolving Commitment in accordance with their Revolving Commitment Percentages; provided, that, Agent shall not be obligated to transfer to a Defaulting Lender any payments received by Agent for Defaulting Lender’s benefit, nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder (including any principal, interest or fees) . Amounts payable to a Defaulting Lender shall instead be paid to or retained by Agent. Agent may hold and, in its discretion, re-lend to a Borrower the amount of such payments received or retained by it for the account of such Defaulting Lender.

(ii)           fees pursuant to Section 3.3(b) hereof shall cease to accrue in favor of such Defaulting Lender.

(iii)          if any Swing Loans are outstanding or any Letters of Credit (or drawings under any Letter of Credit for which Issuer has not been reimbursed) are outstanding or exist at the time any such Lender holding a Revolving Commitment becomes a Defaulting Lender, then:

(A)           Defaulting Lender’s Participation Commitment in the outstanding Swing Loans and of the Maximum Undrawn Amount of all outstanding Letters of Credit shall be reallocated among Non-Defaulting Lenders holding Revolving Commitments in proportion to the respective Revolving Commitment Percentages of such Non-Defaulting Lenders to the extent (but only to the extent) that (x) such reallocation does not cause the aggregate sum of outstanding Revolving Advances made by any such Non-Defaulting Lender holding a Revolving Commitment plus such Lender’s reallocated Participation Commitment in the outstanding Swing Loans plus such Lender’s reallocated Participation Commitment in the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit to exceed the Revolving Commitment Amount of any such Non-Defaulting Lender, and (y) no Default or Event of Default has occurred and is continuing at such time;

(B)            if the reallocation described in clause (A) above cannot, or can only partially, be effected, Borrowers shall within one Business Day following notice by Agent (x) first, prepay any outstanding Swing Loans that cannot be reallocated, and (y) second, cash collateralize for the benefit of Issuer, Borrowers’ obligations corresponding to such Defaulting Lender’s Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit (after giving effect to any partial reallocation pursuant to clause (A) above) in accordance with Section 3.2(b) for so long as such Obligations are outstanding;

(C)           if Borrowers cash collateralize any portion of such Defaulting Lender’s Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit pursuant to clause (B) above, Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 3.2(a) with respect to such Defaulting Lender’s Revolving Commitment Percentage of Maximum Undrawn Amount of all Letters of Credit during the period such Defaulting Lender’s Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit are cash collateralized;

(D)            if Defaulting Lender’s Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit is reallocated pursuant to clause (A) above, then the fees payable to Lenders holding Revolving Commitments pursuant to Section 3.2(a) shall be adjusted and reallocated to Non-Defaulting Lenders holding Revolving Commitments in accordance with such reallocation; and

(E)           if all or any portion of such Defaulting Lender’s Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit is neither reallocated nor cash collateralized pursuant to clauses (A) or (B) above, then, without prejudice to any rights or remedies of Issuer or any other Lender hereunder, all Letter of Credit Fees payable under Section 3.2(a) with respect to such Defaulting Lender’s Revolving Commitment Percentage of the Maximum Undrawn Amount of all Letters of Credit shall be payable to the Issuer (and not to such Defaulting Lender) until (and then only to the extent that) such Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit is reallocated and/or cash collateralized; and

(F)            so long as any Lender holding a Revolving Commitment is a Defaulting Lender, Swing Loan Lender shall not be required to fund any Swing Loans and Issuer shall not be required to issue, amend or increase any Letter of Credit, unless such Issuer is satisfied that the related exposure and Defaulting Lender’s Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit and all Swing Loans (after giving effect to any such issuance, amendment, increase or funding) will be fully allocated to Non-Defaulting Lenders holding Revolving Commitments and/or cash collateral for such Letters of Credit will be provided by Borrowers in accordance with clause (A) and (B) above, and participating interests in any newly made Swing Loan or any newly issued or increased Letter of Credit shall be allocated among Non-Defaulting Lenders in a manner consistent with Section 2.22(b)(iii)(A) above (and such Defaulting Lender shall not participate therein).

(c)           A Defaulting Lender shall not be entitled to give instructions to Agent or to approve, disapprove, consent to or vote on any matters relating to this Agreement and the Other Documents, and all amendments, waivers and other modifications of this Agreement and the Other Documents may be made without regard to a Defaulting Lender and, for purposes of the definition of “Required Lenders”, a Defaulting Lender shall not be deemed to be a Lender, to have any outstanding Advances or a Revolving Commitment Percentage.

(d)           Other than as expressly set forth in this Section 2.22, the rights and obligations of a Defaulting Lender (including the obligation to indemnify Agent) and the other parties hereto shall remain unchanged. Nothing in this Section 2.22 shall be deemed to release any Defaulting Lender from its obligations under this Agreement and the Other Documents, shall alter such obligations, shall operate as a waiver of any default by such Defaulting Lender hereunder, or shall prejudice any rights which any Borrower, Agent or any Lender may have against any Defaulting Lender as a result of any default by such Defaulting Lender hereunder.

(e)           In the event that Agent, Borrowers, Swing Loan Lender and Issuer agree in writing that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then Agent will so notify the parties hereto, and, if such cured Defaulting Lender is a Lender holding a Revolving Commitment, then Participation Commitments of Lenders holding Revolving Commitments (including such cured Defaulting Lender) of the Swing Loans and Maximum Undrawn Amount of all outstanding Letters of Credit shall be reallocated to reflect the inclusion of such Lender’s Revolving Commitment, and on such date such Lender shall purchase at par such of the Revolving Advances of the other Lenders as Agent shall determine may be necessary in order for such Lender to hold such Revolving Advances in accordance with its Revolving Commitment Percentage.

(f)           If Swing Loan Lender or Issuer has a good faith belief that any Lender holding a Revolving Commitment has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, Swing Loan Lender shall not be required to fund any Swing Loans and Issuer shall not be required to issue, amend or increase any Letter of Credit, unless Swing Loan Lender or Issuer, as the case may be, shall have entered into arrangements with Borrowers or such Lender, satisfactory to Swing Loan Lender or Issuer, as the case may be, to defease any risk to it in respect of such Lender hereunder.

2.23.        Payment of Obligations. Agent may charge to Borrowers’ Account as a Revolving Advance or, at the discretion of Swing Loan Lender, as a Swing Loan (i) all payments with respect to any of the Obligations required hereunder (including without limitation principal payments, payments of interest, payments of Letter of Credit Fees and all other fees provided for hereunder and payments under Sections 16.5 and 16.9) as and when each such payment shall become due and payable (whether as regularly scheduled, upon or after acceleration, upon maturity or otherwise), (ii) without limiting the generality of the foregoing clause (i), (a) all amounts expended by Agent or any Lender pursuant to Sections 4.2 or 4.3 hereof and (b) all expenses which Agent incurs in connection with the forwarding of Advance proceeds and the establishment and maintenance of any Blocked Accounts or Depository Accounts as provided for in Section 4.8(h), and (iii) any sums expended by Agent or any Lender due to any Borrower’s failure to perform or comply with its obligations under this Agreement or any Other Document including any Borrower’s obligations under Sections 3.3, 3.4, 4.4, 4.7, 6.4, 6.6, 6.7 and 6.8 hereof, and all amounts so charged shall be added to the Obligations and shall be secured by the Collateral. To the extent Revolving Advances are not actually funded by the other Lenders in respect of any such amounts so charged, all such amounts so charged shall be deemed to be Revolving Advances made by and owing to Agent and Agent shall be entitled to all rights (including accrual of interest) and remedies of a Lender under this Agreement and the Other Documents with respect to such Revolving Advances.

III.	INTEREST AND FEES

3.1.          Interest. Interest on Advances shall be payable in arrears on the first day of each month with respect to Domestic Rate Loans and, with respect to LIBOR Rate Loans, at the end of each Interest Period, provided further that all accrued and unpaid interest shall be due and payable at the end of the Term. Interest charges shall be computed on the actual principal amount of Advances outstanding during the month at a rate per annum equal to (i) with respect to Revolving Advances, the applicable Revolving Interest Rate, and (ii) with respect to Swing Loans, the Revolving Interest Rate for Domestic Rate Loans (as applicable, the “Contract Rate”). Except as expressly provided otherwise in this Agreement, any Obligations other than the Advances that are not paid when due shall accrue interest at the Revolving Interest Rate for Domestic Rate Loans, subject to the provision of the final sentence of this Section 3.1 regarding the Default Rate. Whenever, subsequent to the date of this Agreement, the Alternate Base Rate is increased or decreased, the applicable Contract Rate shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Alternate Base Rate during the time such change or changes remain in effect. The LIBOR Rate shall be adjusted with respect to LIBOR Rate Loans without notice or demand of any kind on the effective date of any change in the Reserve Percentage as of such effective date. Upon and after the occurrence of an Event of Default, and during the continuation thereof, at the option of Agent or at the direction of Required Lenders (or, in the case of any Event of Default under Section 10.7, immediately and automatically upon the occurrence of any such Event of Default without the requirement of any affirmative action by any party), (i) the Obligations other than LIBOR Rate Loans shall bear interest at the applicable Contract Rate for Domestic Rate Loans plus two percent (2%) per annum and (ii) LIBOR Rate Loans shall bear interest at the Revolving Interest Rate for LIBOR Rate Loans plus two percent (2%) per annum (as applicable, the “Default Rate”).

3.2.          Letter of Credit Fees.

(a)           Borrowers shall pay (x) to Agent, for the ratable benefit of Lenders holding Revolving Commitments, fees for each Letter of Credit for the period from and excluding the date of issuance of same to and including the date of expiration or termination, equal to the average daily face amount of each outstanding Letter of Credit multiplied by the Applicable Margin for Revolving Advances consisting of LIBOR Rate Loans, such fees to be calculated on the basis of a 360-day year for the actual number of days elapsed and to be payable quarterly in arrears on the first day of each calendar quarter and on the last day of the Term, and (y) to Issuer, a fronting fee of one quarter of one percent (0.25%) per annum times the average daily face amount of each outstanding Letter of Credit for the period from and excluding the date of issuance of same to and including the date of expiration or termination, to be payable quarterly in arrears on the first day of each calendar quarter and on the last day of the Term (all of the foregoing fees, the “Letter of Credit Fees”). In addition, Borrowers shall pay to Agent, for the benefit of Issuer, any and all administrative, issuance, amendment, payment and negotiation charges with respect to Letters of Credit and all fees and expenses as agreed upon by Issuer and the Borrowing Agent in connection with any Letter of Credit, including in connection with the opening, amendment or renewal of any such Letter of Credit and any acceptances created thereunder, all such charges, fees and expenses, if any, to be payable on demand. All such charges shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or pro- ration upon the termination of this Agreement for any reason. Any such charge in effect at the time of a particular transaction shall be the charge for that transaction, notwithstanding any subsequent change in Issuer’s prevailing charges for that type of transaction. Upon and after the occurrence of an Event of Default, and during the continuation thereof, at the option of Agent or at the direction of Required Lenders (or, in the case of any Event of Default under Section 10.7, immediately and automatically upon the occurrence of any such Event of Default without the requirement of any affirmative action by any party), the Letter of Credit Fees described in clause (x) of this Section 3.2(a) shall be increased by an additional two percent (2.0%) per annum.

(b)           At any time following the occurrence of an Event of Default, at the option of Agent or at the direction of Required Lenders (or, in the case of any Event of Default under Section 10.7, immediately and automatically upon the occurrence of such Event of Default, without the requirement of any affirmative action by any party), or upon the expiration of the Term or any other termination of this Agreement (and also, if applicable, in connection with any mandatory prepayment under Section 2.20), Borrowers will cause cash to be deposited and maintained in an account with Agent, as cash collateral, in an amount equal to one hundred and five percent (105%) of the Maximum Undrawn Amount of all outstanding Letters of Credit, and each Borrower hereby irrevocably authorizes Agent, in its discretion, on such Borrower’s behalf and in such Borrower’s name, to open such an account and to make and maintain deposits therein, or in an account opened by such Borrower, in the amounts required to be made by such Borrower, out of the proceeds of Receivables or other Collateral or out of any other funds of such Borrower coming into any Lender’s possession at any time. Agent may, in its discretion, invest such cash collateral (less applicable reserves) in such short-term money-market items as to which Agent and such Borrower mutually agree (or, in the absence of such agreement, as Agent may reasonably select) and the net return on such investments shall be credited to such account and constitute additional cash collateral, or Agent may (notwithstanding the foregoing) establish the account provided for under this Section 3.2(b) as a non- interest bearing account and in such case Agent shall have no obligation (and Borrowers hereby waive any claim) under Article 9 of the Uniform Commercial Code or under any other Applicable Law to pay interest on such cash collateral being held by Agent. No Borrower may withdraw amounts credited to any such account except upon the occurrence of all of the following: (x) payment and performance in full of all Obligations; (y) expiration of all Letters of Credit; and (z) termination of this Agreement. Borrowers hereby assign, pledge and grant to Agent, for its benefit and the ratable benefit of Issuer, Lenders and each other Secured Party, a continuing security interest in and to and Lien on any such cash collateral and any right, title and interest of Borrowers in any deposit account, securities account or investment account into which such cash collateral may be deposited from time to time to secure the Obligations, specifically including all Obligations with respect to any Letters of Credit. Borrowers agree that upon the coming due of any Reimbursement Obligations (or any other Obligations, including Obligations for Letter of Credit Fees) with respect to the Letters of Credit, Agent may use such cash collateral to pay and satisfy such Obligations.

3.3.          Closing Fee and Facility Fee.

(a)           Upon the execution of this Agreement, Borrowers shall pay to Agent for Agent’s sole benefit and account a closing fee of $175,000 less that portion of the deposit of $40,000 heretofore paid by Borrowers to Agent remaining after application of such fees to out of pocket costs and expenses.

(b)           If, for any calendar quarter during the Term, the average daily unpaid balance of the sum of Revolving Advances plus Swing Loans plus the Maximum Undrawn Amount of all outstanding Letters of Credit for each day of such calendar quarter does not equal the Maximum Revolving Advance Amount, then Borrowers shall pay to Agent, for the ratable benefit of Lenders holding the Revolving Commitments based on their Revolving Commitment Percentages, a fee at a rate equal to one quarter of one percent (0.25%) per annum on the amount by which the Maximum Revolving Advance Amount exceeds such average daily unpaid balance (the “Facility Fee”). Such Facility Fee shall be payable to Agent in arrears on the first day of each calendar quarter with respect to the previous calendar quarter.

3.4.          Collateral Monitoring Fee and Collateral Evaluation Fee.

(a)           Borrowers shall pay Agent a collateral monitoring fee equal to $2,000 per month commencing on the first day of the month following the Closing Date and on the first day of each month thereafter during the Term. The collateral monitoring fee shall be deemed earned in full on the date when same is due and payable hereunder and shall not be subject to rebate or proration upon termination of this Agreement for any reason.

(b)           Borrowers shall pay to Agent promptly at the conclusion of any collateral evaluation performed by or for the benefit of Agent - namely any field examination, collateral analysis or other business analysis permitted under Section 4.6, the need for which is to be determined by Agent and which evaluation is undertaken by Agent or for Agent’s benefit - a collateral evaluation fee in an amount equal to $850 (or such other amount customarily charged by Agent to its customers) per day for each person employed to perform such evaluation, plus a per examination manager review fee (whether such examination is performed by Agent’s employees or by a third party retained by agent) in the amount of $1,300 (or such other amount customarily charged by Agent to its customers), plus all reasonable costs and disbursements incurred by Agent in the performance of such examination or analysis, and further provided that if third parties are retained to perform such collateral evaluations, either at the request of another Lender or for extenuating reasons determined by Agent in its Permitted Discretion, then such fees charged by such third parties plus all costs and disbursements incurred by such third party, shall be the responsibility of Borrower and shall not be subject to the foregoing limits, provided that all such fees, costs and disbursements shall be reasonable and further provided that such third party collateral evaluations shall not be duplicative of evaluations otherwise performed by Agent hereunder. So long as no Event of Default has occurred and is continuing, the Borrower shall only be required to bear the cost of and reimburse Agent and the Lenders for the costs and expenses of four (4) such collective visits and examinations per fiscal year by Agent and each Lender that wishes to accompany Agent on such visit and examination.

3.5.          Computation of Interest and Fees. Interest and fees hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed. If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the applicable Contract Rate during such extension.

3.6.          Maximum Charges. In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under Applicable Law. In the event interest and other charges as computed hereunder would otherwise exceed the highest rate permitted under Applicable Law: (i) the interest rates hereunder will be reduced to the maximum rate permitted under Applicable Law; (ii) such excess amount shall be first applied to any unpaid principal balance owed by Borrowers; and (iii) if the then remaining excess amount is greater than the previously unpaid principal balance, Lenders shall promptly refund such excess amount to Borrowers and the provisions hereof shall be deemed amended to provide for such permissible rate.

3.7.          Increased Costs. In the event that any Applicable Law or any Change in Law or compliance by any Lender (for purposes of this Section 3.7, the term “Lender” shall include Agent, Swing Loan Lender, any Issuer or Lender and any corporation or bank controlling Agent, Swing Loan Lender, any Lender or Issuer and the office or branch where Agent, Swing Loan Lender, any Lender or Issuer (as so defined) makes or maintains any LIBOR Rate Loans) with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

(a)          subject Agent, Swing Loan Lender, any Lender or Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any LIBOR Rate Loan, or change the basis of taxation of payments to Agent, Swing Loan Lender, such Lender or Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.10 and the imposition of, or any change in the rate of, any Excluded Tax payable by Agent, Swing Loan Lender, such Lender or the Issuer);

(b)           impose, modify or deem applicable any reserve, special deposit, assessment, special deposit, compulsory loan, insurance charge or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of Agent, Swing Loan Lender, Issuer or any Lender, including pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

(c)           impose on Agent, Swing Loan Lender, any Lender or Issuer or the London interbank LIBOR market any other condition, loss or expense (other than Taxes) affecting this Agreement or any Other Document or any Advance made by any Lender, or any Letter of Credit or participation therein;

and the result of any of the foregoing is to increase the cost to Agent, Swing Loan Lender, any Lender or Issuer of making, converting to, continuing, renewing or maintaining its Advances hereunder by an amount that Agent, Swing Loan Lender, such Lender or Issuer deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Advances by an amount that Agent, Swing Loan Lender or such Lender or Issuer deems to be material, then, in any case Borrowers shall promptly pay Agent, Swing Loan Lender, such Lender or Issuer, upon its demand, such additional amount as will compensate Agent, Swing Loan Lender or such Lender or Issuer for such additional cost or such reduction, as the case may be, provided that the foregoing shall not apply to increased costs which are reflected in the LIBOR Rate, as the case may be. Agent, Swing Loan Lender, such Lender or Issuer shall certify the amount of such additional cost or reduced amount to Borrowing Agent, and such certification shall be conclusive absent manifest error.

3.8.          Basis For Determining Interest Rate Inadequate or Unfair. In the event that Agent or any Lender shall have determined that:

(a)           reasonable means do not exist for ascertaining the LIBOR Rate applicable pursuant to Section 2.2 hereof for any Interest Period; or

(b)           Dollar deposits in the relevant amount and for the relevant maturity are not available in the London interbank LIBOR market, with respect to an outstanding LIBOR Rate Loan, a proposed LIBOR Rate Loan, or a proposed conversion of a Domestic Rate Loan into a LIBOR Rate Loan; or

(c)           the making, maintenance or funding of any LIBOR Rate Loan has been made impracticable or unlawful by compliance by Agent or such Lender in good faith with any Applicable Law or any interpretation or application thereof by any Governmental Body or with any request or directive of any such Governmental Body (whether or not having the force of law), then Agent shall give Borrowing Agent prompt written or telephonic notice of such determination. If such notice is given, (i) any such requested LIBOR Rate Loan shall be made as a Domestic Rate Loan, unless Borrowing Agent shall notify Agent no later than 1:00 p.m. two
(2) Business Days prior to the date of such proposed borrowing, that its request for such borrowing shall be cancelled or made as an unaffected type of LIBOR Rate Loan, (ii) any Domestic Rate Loan or LIBOR Rate Loan which was to have been converted to an affected type of LIBOR Rate Loan shall be continued as or converted into a Domestic Rate Loan, or, if Borrowing Agent shall notify Agent, no later than 1:00 p.m. two (2) Business Days prior to the proposed conversion, shall be maintained as an unaffected type of LIBOR Rate Loan, and (iii) any outstanding affected LIBOR Rate Loans shall be converted into a Domestic Rate Loan, or, if Borrowing Agent shall notify Agent, no later than 1:00 p.m. two (2) Business Days prior to the last Business Day of the then current Interest Period applicable to such affected LIBOR Rate Loan, shall be converted into an unaffected type of LIBOR Rate Loan, on the last Business Day of the then current Interest Period for such affected LIBOR Rate Loans (or sooner, if any Lender cannot continue to lawfully maintain such affected LIBOR Rate Loan). Until such notice has been withdrawn, Lenders shall have no obligation to make an affected type of LIBOR Rate Loan or maintain outstanding affected LIBOR Rate Loans and no Borrower shall have the right to convert a Domestic Rate Loan or an unaffected type of LIBOR Rate Loan into an affected type of LIBOR Rate Loan.

3.9.          Capital Adequacy.

(a)           In the event that Agent, Swing Loan Lender or any Lender shall have determined that any Applicable Law or guideline regarding capital adequacy, or any Change in Law or any change in the interpretation or administration thereof by any Governmental Body, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Agent, Swing Loan Lender, Issuer or any Lender (for purposes of this Section 3.9, the term “Lender” shall include Agent, Swing Loan Lender, Issuer or any Lender and any corporation or bank controlling Agent , Swing Loan Lender or any Lender and the office or branch where Agent , Swing Loan Lender or any Lender (as so defined) makes or maintains any LIBOR Rate Loans) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Agent, Swing Loan Lender or any Lender’s capital as a consequence of its obligations hereunder (including the making of any Swing Loans) to a level below that which Agent , Swing Loan Lender or such Lender could have achieved but for such adoption, change or compliance (taking into consideration Agent’s, Swing Loan Lender’s and each Lender’s policies with respect to capital adequacy) by an amount deemed by Agent, Swing Loan Lender or any Lender to be material, then, from time to time, Borrowers shall pay upon demand to Agent , Swing Loan Lender or such Lender such additional amount or amounts as will compensate Agent , Swing Loan Lender or such Lender for such reduction. In determining such amount or amounts, Agent, Swing Loan Lender or such Lender may use any reasonable averaging or attribution methods. The protection of this Section 3.9 shall be available to Agent, Swing Loan Lender and each Lender regardless of any possible contention of invalidity or inapplicability with respect to the Applicable Law, rule, regulation, guideline or condition.

(b)          A certificate of Agent, Swing Loan Lender or such Lender setting forth such amount or amounts as shall be necessary to compensate Agent, Swing Loan Lender or such Lender with respect to Section 3.9(a) hereof when delivered to Borrowing Agent shall be conclusive absent manifest error.

3.10.        Taxes.

(a)           Any and all payments by or on account of any Obligations hereunder or under any Other Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes; provided that if Borrowers shall be required by Applicable Law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) Agent, Swing Loan Lender, Lender, Issuer or Participant, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrowers shall make such deductions and (iii) Borrowers shall timely pay the full amount deducted to the relevant Governmental Body in accordance with Applicable Law.

(b)           Without limiting the provisions of Section 3.10(a) above, Borrowers shall timely pay (except as shall be Properly Contested) any Other Taxes to the relevant Governmental Body in accordance with Applicable Law.

(c)           Each Borrower shall indemnify Agent, Swing Loan Lender, each Lender, Issuer and any Participant, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by Agent, Swing Loan Lender, such Lender, Issuer, or such Participant, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto. A certificate as to the amount of such payment or liability delivered to Borrowers by any Lender, Swing Loan Lender, Participant, or Issuer (with a copy to Agent), or by Agent on its own behalf or on behalf of Swing Loan Lender, a Lender or Issuer, shall be conclusive absent manifest error.

(d)          As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower to a Governmental Body, Borrowers shall deliver to Agent the original or a certified copy of a receipt issued by such Governmental Body evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Agent.

(e)           Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which any Borrower is resident for tax purposes, or under any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any Other Document shall deliver to Borrowers (with a copy to Agent), at the time or times prescribed by Applicable Law or reasonably requested by Borrowers or Agent, such properly completed and executed documentation prescribed by Applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. Notwithstanding the submission of such documentation claiming a reduced rate of or exemption from U.S. withholding tax, Agent shall be entitled to withhold United States federal income taxes at the full 30% withholding rate if in its reasonable judgment it is required to do so under the due diligence requirements imposed upon a withholding agent under § 1.1441-7(b) of the United States Income Tax Regulations or other Applicable Law. Further, Agent is indemnified under § 1.1461-1(e) of the United States Income Tax Regulations against any claims and demands of any Lender, Issuer or assignee or participant of a Lender or Issuer for the amount of any tax it deducts and withholds in accordance with regulations under § 1441 of the Code. In addition, any Lender, if requested by Borrowers or Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrowers or Agent as will enable Borrowers or Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Without limiting the generality of the foregoing, in the event that any Borrower is resident for tax purposes in the United States of America, any Foreign Lender (or other Lender) shall deliver to Borrowers and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender (or other Lender) becomes a Lender under this Agreement (and from time to time thereafter upon the request of Borrowers or Agent, but only if such Foreign Lender (or other Lender) is legally entitled to do so), whichever of the following is applicable: two (2) duly completed valid originals of IRS Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,

(i)            two (2) duly completed valid originals of IRS Form W-8ECI,

(ii)           in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of Borrowers within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) two duly completed valid originals of IRS Form W-8BEN,

(iii)          any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrowers to determine the withholding or deduction required to be made, or

(iv)          To the extent that any Lender is not a Foreign Lender, such Lender shall submit to Agent two (2) originals of an IRS Form W-9 or any other form prescribed by Applicable Law demonstrating that such Lender is not a Foreign Lender.

(f)           If a payment made to a Lender, Swing Loan Lender, Participant, Issuer, or Agent under this Agreement or any Other Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Person fails to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender, Swing Loan Lender, Participant, Issuer, or Agent shall deliver to the Agent (in the case of Swing Loan Lender, a Lender, Participant or Issuer) and Borrowers (A) a certification signed by the chief financial officer, principal accounting officer, treasurer or controller of such Person, and (B) other documentation reasonably requested by Agent or any Borrower sufficient for Agent and Borrowers to comply with their obligations under FATCA and to determine that Swing Loan Lender, such Lender, Participant, Issuer, or Agent has complied with such applicable reporting requirements.

3.11.        Replacement of Lenders. If any Lender (an “Affected Lender”) (a) makes demand upon Borrowers for (or if Borrowers are otherwise required to pay) amounts pursuant to Section 3.7 or 3.9 hereof, (b) is unable to make or maintain LIBOR Rate Loans as a result of a condition described in Section 2.2(h) hereof, (c) is a Defaulting Lender, or (d) denies any consent requested by the Agent pursuant to Section 16.2(b) hereof, Borrowers may, within ninety (90) days of receipt of such demand, notice (or the occurrence of such other event causing Borrowers to be required to pay such compensation or causing Section 2.2(h) hereof to be applicable), or such Lender becoming a Defaulting Lender or denial of a request by Agent pursuant to Section 16.2(b) hereof, as the case may be, by notice in writing to the Agent and such Affected Lender
(i) request the Affected Lender to cooperate with Borrowers in obtaining a replacement Lender satisfactory to Agent and Borrowers (the “Replacement Lender”); (ii) request the non-Affected Lenders to acquire and assume all of the Affected Lender’s Advances and its Revolving Commitment Percentage, as provided herein, but none of such Lenders shall be under any obligation to do so; or (iii) propose a Replacement Lender subject to approval by Agent in its good faith business judgment. If any satisfactory Replacement Lender shall be obtained, and/or if any one or more of the non-Affected Lenders shall agree to acquire and assume all of the Affected Lender’s Advances and its Revolving Commitment Percentage, then such Affected Lender shall assign, in accordance with Section 16.3 hereof, all of its Advances and its Revolving Commitment Percentage, and other rights and obligations under this Loan Agreement and the Other Documents to such Replacement Lender or non-Affected Lenders, as the case may be, in exchange for payment of the principal amount so assigned and all interest and fees accrued on the amount so assigned, plus all other Obligations then due and payable to the Affected Lender.

IV.	COLLATERAL: GENERAL TERMS

4.1.          Security Interest in the Collateral. To secure the prompt payment and performance to Agent, Issuer and each Lender (and each other holder of any Obligations) of the Obligations, each Borrower hereby assigns, pledges and grants to Agent for its benefit and for the ratable benefit of each Lender, Issuer and each other Secured Party, a continuing security interest in and to and Lien on all of its Collateral, whether now owned or existing or hereafter created, acquired or arising and wheresoever located. Each Borrower shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect Agent’s security interest and shall cause its financial statements to reflect such security interest. Each Borrower shall provide Agent with written notice of all commercial tort claims promptly upon the occurrence of any events giving rise to any such claim(s) (regardless of whether legal proceedings have yet been commenced), such notice to contain a brief description of the claim(s), the events out of which such claim(s) arose and the parties against which such claims may be asserted and, if applicable in any case where legal proceedings regarding such claim(s) have been commenced, the case title together with the applicable court and docket number. Upon delivery of each such notice, such Borrower shall be deemed to thereby grant to Agent a security interest and lien in and to such commercial tort claims described therein and all proceeds thereof. Each Borrower shall provide Agent with written notice promptly upon becoming the beneficiary under any letter of credit or otherwise obtaining any right, title or interest in any letter of credit rights, and at Agent’s request shall take such actions as Agent may reasonably request for the perfection of Agent’s security interest therein.

4.2.          Perfection of Security Interest. Each Borrower shall take all commercially reasonable action that may be necessary or desirable, or that Agent may reasonably request, so as at all times to maintain the validity, perfection, enforceability and priority of Agent’s security interest in and Lien on the Collateral or to enable Agent to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to, (i) promptly discharging all Liens other than Permitted Encumbrances, (ii) obtaining Lien Waiver Agreements, (iii) delivering to Agent, endorsed or accompanied by such instruments of assignment as Agent may specify, and stamping or marking, in such manner as Agent may specify, any and all chattel paper, instruments, letters of credits and advices thereof and documents evidencing or forming a part of the Collateral, (iv) entering into warehousing, lockbox, customs and freight agreements and other custodial arrangements satisfactory to Agent, and (v) executing and delivering financing statements, control agreements, instruments of pledge, mortgages, notices and assignments, in each case in form and substance satisfactory to Agent, relating to the creation, validity, perfection, maintenance or continuation of Agent’s security interest and Lien under the Uniform Commercial Code or other Applicable Law. By its signature hereto, each Borrower hereby authorizes Agent to file against such Borrower, one or more financing, continuation or amendment statements pursuant to the Uniform Commercial Code in form and substance satisfactory to Agent (which statements may have a description of collateral which is broader than that set forth herein, including without limitation a description of Collateral as “all assets” and/or “all personal property” of any Borrower). All charges, expenses and fees Agent may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to Borrowers’ Account as a Revolving Advance of a Domestic Rate Loan and added to the Obligations, or, at Agent’s option, shall be paid by Borrowers to Agent for its benefit and for the ratable benefit of Lenders promptly upon demand.

4.3.          Preservation of Collateral. Following the occurrence of a Default or Event of Default, in addition to the rights and remedies set forth in Section 11.1 hereof, Agent: (a) may at any time take such steps as Agent deems necessary to protect Agent’s interest in and to preserve the Collateral, including the hiring of security guards or the placing of other security protection measures as Agent may deem appropriate; (b) may employ and maintain at any of any Borrower’s premises a custodian who shall have full authority to do all acts necessary to protect Agent’s interests in the Collateral; (c) may lease warehouse facilities to which Agent may move all or part of the Collateral; (d) may use any Borrower’s owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and (e) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any of Borrowers’ owned or leased property. Each Borrower shall cooperate fully with all of Agent’s efforts to preserve the Collateral and will take such actions to preserve the Collateral as Agent may reasonably direct. All of Agent’s reasonable expenses of preserving the Collateral, including any expenses relating to the bonding of a custodian, shall be charged to Borrowers’ Account as a Revolving Advance maintained as a Domestic Rate Loan and added to the Obligations.

4.4.          Ownership and Location of Collateral.

(a)           With respect to the Collateral, at the time the Collateral becomes subject to Agent’s security interest: (i) each Borrower shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a first priority security interest in each and every item of its respective Collateral to Agent; and, except for Permitted Encumbrances the Collateral shall be free and clear of all Liens whatsoever; (ii) each document and agreement executed by each Borrower or delivered to Agent or any Lender in connection with such Collateral shall be true and correct in all material respects; (iii) all signatures and endorsements of each Borrower that appear on such documents and agreements shall be genuine and each Borrower shall have full capacity to execute same; and (iv) each Borrower’s equipment shall be located as set forth on Schedule 4.4, as such Schedule may be updated from time to time, and shall not be removed from such location(s) without the prior written consent of Agent except with respect to the sale or disposition of property in the Ordinary Course of Business and equipment to the extent permitted in Section 7.1(b) hereof.

(b)          (i) There is no location at which any Borrower has any Collateral other than those locations listed on Schedule 4.4; (ii) Schedule 4.4 hereto sets forth a correct and complete list as of the Closing Date of (A) each place of business of each Borrower and (B) the chief executive office of each Borrower; and (iii) Schedule 4.4 hereto sets forth a correct and complete list as of the Closing Date of the location, by state and street address, of all Real Property owned or leased by each Borrower, identifying which properties are owned and which are leased, together with the names and addresses of any landlords.

4.5.          Defense of Agent’s and Lenders’ Interests. Until (a) payment and performance in full of all of the Obligations and (b) termination of this Agreement, Agent’s interests in the Collateral shall continue in full force and effect. During such period no Borrower shall, without Agent’s prior written consent, pledge, sell (except for sales or other dispositions otherwise permitted in Section 7.1(b) hereof), assign, transfer, create or suffer to exist a Lien upon or encumber or allow or suffer to be encumbered in any way except for Permitted Encumbrances, any part of the Collateral. Each Borrower shall defend Agent’s interests in the Collateral against any and all Persons whatsoever. At any time following demand by Agent for payment of all Obligations, Agent shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained, including: labels, stationery, documents, instruments and advertising materials. If Agent exercises this right to take possession of the Collateral, Borrowers shall, upon demand, assemble it in the best manner possible and make it available to Agent at a place reasonably convenient to Agent. In addition, with respect to all Collateral, Agent and Lenders shall be entitled to all of the rights and remedies set forth herein and further provided by the Uniform Commercial Code or other Applicable Law. Each Borrower shall, and Agent may, at its option, instruct all suppliers, carriers, forwarders, warehousers or others receiving or holding cash, checks, Inventory, documents or instruments in which Agent holds a security interest to deliver same to Agent and/or subject to Agent’s order and if they shall come into any Borrower’s possession, they, and each of them, shall be held by such Borrower in trust as Agent’s trustee, and such Borrower will promptly deliver them to Agent in their original form together with any necessary endorsement.

4.6.          Inspection of Premises. Subject to Section 3.4(b), at such reasonable times and from time to time as Agent or any Lender may request, Agent and each Lender shall have the right to audit, check, inspect and make abstracts and copies from each Borrower’s books, records, audits, correspondence and all other papers relating to the Collateral and the operation of each Borrower’s business; provided, however, that prior written notice of any such visit, inspection, or examination shall be provided to Borrower and such visit, inspection or examination shall be performed at reasonable times to be agreed to by Borrower, which agreement will not be unreasonably withheld. Agent, any Lender and their agents may enter upon any premises of any Borrower, subject to Section 3.4(b) and this Section 4.6, for the purposes of such visits, inspection or examinations. If an Event of Default shall have occurred and be continuing, Agent, any Lender and their agents may enter upon any premises of any Borrower, at any time during business hours and at any other reasonable time, and from time to time as often as Agent shall elect in its sole discretion, for the purpose of inspecting the Collateral and any and all records pertaining thereto and the operation of such Borrower’s business.

4.7.          Reserved.

4.8.          Receivables; Deposit Accounts and Securities Accounts.

(a)           Each of the Receivables shall be a bona fide and valid account representing a bona fide indebtedness incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of goods upon stated terms of a Borrower, or work, labor or services theretofore rendered by a Borrower as of the date each Receivable is created. Same shall be due and owing in accordance with the applicable Borrower’s standard terms of sale without dispute, setoff or counterclaim except as may be stated on the accounts receivable schedules delivered by Borrowers to Agent.

(b)           Each Customer, to the best of each Borrower’s knowledge, as of the date each Receivable is created, is and will be solvent and able to pay all Receivables on which the Customer is obligated in full when due. With respect to such Customers of any Borrower who are not solvent, such Borrower has set up on its books and in its financial records bad debt reserves adequate to cover such Receivables.

(c)           Each Borrower’s chief executive office is located as set forth on Schedule 4.4(b)(iii). Until written notice is given to Agent by Borrowing Agent of any other office at which any Borrower keeps its records pertaining to Receivables, all such records shall be kept at such executive office, with backup data storage maintained at Borrower’s places of business located at Hampton, VA and Pittsburg, PA, as set forth on Schedule 4.4.

(d)           Borrowers shall instruct their Customers to deliver all remittances upon Receivables (whether paid by check or by wire transfer of funds) to such Blocked Account(s) and/or Depository Accounts (and any associated lockboxes) as Agent shall designate from time to time as contemplated by Section 4.8(h) or as otherwise agreed to from time to time by Agent. Notwithstanding the foregoing, to the extent any Borrower directly receives any remittances upon Receivables, such Borrower shall, at such Borrower’s sole cost and expense, but on Agent’s behalf and for Agent’s account, collect as Agent’s property and in trust for Agent all amounts received on Receivables, and shall not commingle such collections with any Borrower’s funds or use the same except to pay Obligations, and shall as soon as possible and in any event no later than one (1) Business Day after the receipt thereof (i) in the case of remittances paid by check, deposit all such remittances in their original form (after supplying any necessary endorsements) and (ii) in the case of remittances paid by wire transfer of funds, transfer all such remittances, in each case, into such Blocked Accounts(s) and/or Depository Account(s). Each Borrower shall deposit in the Blocked Account and/or Depository Account or, upon request by Agent, deliver to Agent, in original form and on the date of receipt thereof, all checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness.

(e)           At any time following the occurrence of an Event of Default or a Default, or when Agent reasonably believes that proceeds of Collateral are being diverted, Agent shall have the right to send notice of the assignment of, and Agent’s security interest in and Lien on, the Receivables to any and all Customers or any third party holding or otherwise concerned with any of the Collateral. Thereafter, Agent shall have the sole right to collect the Receivables, take possession of the Collateral, or both. Agent’s actual collection expenses, including, but not limited to, stationery and postage, telephone, facsimile, telegraph, secretarial and clerical expenses and the salaries of any collection personnel used for collection, may be charged to Borrowers’ Account and added to the Obligations.

(f)           Agent shall have the right to receive, endorse, assign and/or deliver in the name of Agent or any Borrower any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and each Borrower hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. Each Borrower hereby constitutes Agent or Agent’s designee as such Borrower’s attorney with power (i) at any time: (A) to endorse such Borrower’s name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral; (B) to sign such Borrower’s name on any invoice or bill of lading relating to any of the Receivables, drafts against Customers, assignments and verifications of Receivables; (C) to send verifications of Receivables to any Customer; (D) to sign such Borrower’s name on all financing statements or any other documents or instruments deemed necessary or appropriate by Agent to preserve, protect, or perfect Agent’s interest in the Collateral and to file same; and (E) to receive, open and dispose of all mail addressed to any Borrower at any post office box/lockbox maintained by Agent for Borrowers or at any other business premises of Agent; and (ii) at any time following the occurrence of a Default or an Event of Default: (A) to demand payment of the Receivables; (B) to enforce payment of the Receivables by legal proceedings or otherwise; (C) to exercise all of such Borrower’s rights and remedies with respect to the collection of the Receivables and any other Collateral; (D) to sue upon or otherwise collect, extend the time of payment of, settle, adjust, compromise, extend or renew the Receivables; (E) to settle, adjust or compromise any legal proceedings brought to collect Receivables; (F) to prepare, file and sign such Borrower’s name on a proof of claim in bankruptcy or similar document against any Customer; (G) to prepare, file and sign such Borrower’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables; (H) to accept the return of goods represented by any of the Receivables; (I) to change the address for delivery of mail addressed to any Borrower to such address as Agent may designate; and (J) to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross (not mere) negligence (as determined by a court of competent jurisdiction in a final non-appealable judgment); this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid.

(g)           Neither Agent nor any Lender shall, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof, or for any damage resulting therefrom.

(h)          All proceeds of Collateral shall be deposited by Borrowers into either (i) a lockbox account, dominion account or such other “blocked account” (“Blocked Accounts”) established at a bank or banks (each such bank, a “Blocked Account Bank”) pursuant to an arrangement with such Blocked Account Bank as may be acceptable to Agent or (ii) depository accounts (“Depository Accounts”) established at Agent for the deposit of such proceeds. Each applicable Borrower, Agent and each Blocked Account Bank shall enter into a deposit account control agreement in form and substance satisfactory to Agent that is sufficient to give Agent “control” (for purposes of Articles 8 and 9 of the Uniform Commercial Code) over such accounts and which directs such Blocked Account Bank to transfer such funds so deposited on a daily basis or at other times acceptable to Agent to Agent, either to any account maintained by Agent at said Blocked Account Bank or by wire transfer to appropriate account(s) at Agent; provided, however, that Borrowers shall not be required to give “control” to Agent with respect to any Excluded Accounts. All funds deposited in such Blocked Accounts or Depository Accounts shall immediately become subject to the security interest of Agent for its own benefit and the ratable benefit of Issuer, Lenders and all other holders of the Obligations, and Borrowing Agent shall obtain the agreement by such Blocked Account Bank to waive any offset rights against the funds so deposited. Neither Agent nor any Lender assumes any responsibility for such blocked account arrangement, including any claim of accord and satisfaction or release with respect to deposits accepted by any Blocked Account Bank thereunder. Agent shall apply all funds received by it from the Blocked Accounts and/or Depository Accounts to the satisfaction of the Obligations (including the cash collateralization of the Letters of Credit) in such order as Agent shall determine in its sole discretion, provided that, in the absence of any Event of Default, Agent shall apply all such funds representing collection of Receivables first to the prepayment of the principal amount of the Swing Loans, if any, and then to the Revolving Advances.

(i)            No Borrower will, without Agent’s consent, compromise or adjust any material amount of the Receivables (or extend the time for payment thereof) or accept any material returns of merchandise or grant any additional discounts, allowances or credits thereon except for those compromises, adjustments, returns, discounts, credits and allowances as have been heretofore customary in the Ordinary Course of Business of such Borrower.

(j)            All deposit accounts (including all Blocked Accounts and Depository Accounts), securities accounts and investment accounts of each Borrower and its Subsidiaries as of the Closing Date are set forth on Schedule 4.8(j). No Borrower shall open any new deposit account, securities account or investment account unless (i) Borrowers shall have given at least thirty (30) days prior written notice to Agent and (ii) if such account is to be maintained with a bank, depository institution or securities intermediary that is not the Agent, such bank, depository institution or securities intermediary, each applicable Borrower and Agent shall first have entered into an account control agreement in form and substance satisfactory to Agent sufficient to give Agent “control” (for purposes of Articles 8 and 9 of the Uniform Commercial Code) over such account.

4.9.          Inventory. To the extent Inventory held for sale or lease has been produced by any Borrower, it has been and will be produced by such Borrower in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder.

4.10.        Maintenance of Equipment. The equipment shall be maintained in good operating condition and repair (reasonable wear and tear excepted) and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the equipment shall be maintained and preserved. No Borrower shall use or operate the equipment in violation of any law, statute, ordinance, code, rule or regulation.

4.11.        Exculpation of Liability. Nothing herein contained shall be construed to constitute Agent or any Lender as any Borrower’s agent for any purpose whatsoever, nor shall Agent or any Lender be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof. Neither Agent nor any Lender, whether by anything herein or in any assignment or otherwise, assume any of any Borrower’s obligations under any contract or agreement assigned to Agent or such Lender, and neither Agent nor any Lender shall be responsible in any way for the performance by any Borrower of any of the terms and conditions thereof.

4.12.        Financing Statements. Except as respects the financing statements filed by Agent, financing statements described on Schedule 1.2, and financing statements filed in connection with Permitted Encumbrances, Borrower shall not authorize any other financing statement covering any of the Collateral or any proceeds thereof to be on file in any public office (and to the extent any such financing statement is filed, Borrower will exercise commercially reasonable efforts to terminate or have terminated such financing statement.)

V.	REPRESENTATIONS AND WARRANTIES.

Each Borrower represents and warrants as follows:

5.1.          Authority. Each Borrower has full power, authority and legal right to enter into this Agreement and the Other Documents to which it is a party and to perform all its respective Obligations hereunder and thereunder. This Agreement and the Other Documents to which it is a party have been duly executed and delivered by each Borrower, and this Agreement and the Other Documents to which it is a party constitute the legal, valid and binding obligation of such Borrower enforceable in accordance with their terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally. The execution, delivery and performance of this Agreement and of the Other Documents to which it is a party (a) are within such Borrower’s corporate or company powers, as applicable, have been duly authorized by all necessary corporate or company action, as applicable, are not in contravention of law or the terms of such Borrower’s Organizational Documents or to the conduct of such Borrower’s business or of any Material Contract or undertaking to which such Borrower is a party or by which such Borrower is bound, (b) will not conflict with or violate any law or regulation, or any judgment, order or decree of any Governmental Body, (c) will not require the Consent of any Governmental Body, any party to a Material Contract or any other Person, except those Consents set forth on Schedule 5.1 hereto, all of which will have been duly obtained, made or compiled prior to the Closing Date and which are in full force and effect and (d) will not conflict with, nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of such Borrower under the provisions of any agreement, instrument, or other document to which such Borrower is a party or by which it or its property is a party or by which it may be bound.

5.2.          Formation and Qualification.

(a)           Each Borrower is duly incorporated or formed, as applicable, and in good standing under the laws of the state listed on Schedule 5.2(a) and is qualified to do business and is in good standing in the states listed on Schedule 5.2(a) which constitute all states in which qualification and good standing are necessary for such Borrower to conduct its business and own its property and where the failure to so qualify could reasonably be expected to have a Material Adverse Effect on such Borrower. Each Borrower has delivered to Agent true and complete copies of its Organizational Documents and will promptly notify Agent of any amendment or changes thereto.

(b)           The only Subsidiaries of Holdings and each Borrower are listed on Schedule 5.2(b).

5.3.          Survival of Representations and Warranties. All representations and warranties of such Borrower contained in this Agreement and the Other Documents to which it is a party shall be true at the time of such Borrower’s execution of this Agreement and the Other Documents to which it is a party, and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.

5.4.          Tax Returns. Each Borrower’s federal tax identification number is set forth on Schedule 5.4. Each Borrower has filed all federal, state and local tax returns and other reports each is required by law to file and has paid all taxes, assessments, fees and other governmental charges that are due and payable, in each case, except as such filing or payment is being Properly Contested. The provision for taxes on the books of each Borrower is adequate for all years not closed by applicable statutes, and for its current fiscal year, and no Borrower has any knowledge of any deficiency or additional assessment in connection therewith not provided for on its books.

5.5.          Financial Statements.

(a)           The pro forma balance sheet of Borrowers on a Consolidated Basis (the “Pro Forma Balance Sheet”) furnished to Agent on the Closing Date reflects the consummation of the transactions contemplated under this Agreement (collectively, the “Transactions”) and is accurate, complete and correct and fairly reflects the financial condition of Borrowers on a Consolidated Basis as of the Closing Date after giving effect to the Transactions, and has been prepared in accordance with IFRS, consistently applied. The Pro Forma Balance Sheet has been certified as accurate, complete and correct in all material respects by the President and Chief Financial Officer of Borrowing Agent. All financial statements referred to in this subsection 5.5(a), including the related schedules and notes thereto, have been prepared in accordance with IFRS, except as may be disclosed in such financial statements.

(b)           The twelve-month cash flow and balance sheet projections of Borrowers on a Consolidated Basis, copies of which are annexed hereto as Exhibit 5.5(b) (the “Projections”) were prepared by the Controller of Borrowing Agent, are based on underlying assumptions which provide a reasonable basis for the projections contained therein and reflect Borrowers’ judgment based on present circumstances of the most likely set of conditions and course of action for the projected period. The cash flow Projections together with the Pro Forma Balance Sheet are referred to as the “Pro Forma Financial Statements”.

(c)           The consolidated and consolidating balance sheets of Borrowers, and such other Persons described therein, as of June 30, 2013, and the related statements of income, changes in stockholder’s equity, and changes in cash flow for the period ended on such date, all accompanied by reports thereon containing opinions without qualification by independent certified public accountants, copies of which have been delivered to Agent, have been prepared in accordance with IFRS, consistently applied (except for changes in application to which such accountants concur and present fairly the financial position of Borrowers at such date and the results of their operations for such period. Since June 30, 2013 there has been no change in the condition, financial or otherwise, of Borrowers as shown on the consolidated balance sheet as of such date and no change in the aggregate value of machinery, equipment and Real Property owned by Borrowers, except changes in the Ordinary Course of Business, none of which individually or in the aggregate has been materially adverse.

5.6.          Entity Names. No Borrower has been known by any other company or corporate name, as applicable, in the past five (5) years and does not sell Inventory under any other name except as set forth on Schedule 5.6, nor has any Borrower been the surviving corporation or company, as applicable, of a merger or consolidation or acquired all or substantially all of the assets of any Person during the preceding five (5) years.

5.7.          O.S.H.A. Environmental Compliance; Flood Insurance.

(a)           Each Borrower is in material compliance with, and its facilities, business, assets, property, leaseholds, Real Property and Equipment are in material compliance with the Federal Occupational Safety and Health Act, and Environmental Laws and there are no outstanding citations, notices or orders of non-compliance issued to any Borrower or relating to its business, assets, property, leaseholds or Equipment under any such laws, rules or regulations.

(b)           Each Borrower has been issued all required federal, state and local licenses, certificates or permits (collectively, “Approvals”) relating to all applicable Environmental Laws and all such Approvals are current and in full force and effect.

(c)           (i) there have been no releases, spills, discharges, leaks or disposal (collectively referred to as “Releases”) of Hazardous Materials at, upon, under or migrating from or onto any Real Property owned, leased or occupied by any Borrower, except for those Releases which are in full compliance with Environmental Laws; (ii) there are no underground storage tanks or polychlorinated biphenyls on any Real Property owned, leased or occupied by any Borrower, except for such underground storage tanks or polychlorinated biphenyls that are present in compliance with Environmental Laws; (iii) the Real Property including any premises owned, leased or occupied by any Borrower has never been used by any Borrower to dispose of Hazardous Materials, except as authorized by Environmental Laws; and (iv) no Hazardous Materials are managed by any Borrower on any Real Property including any premises owned, leased or occupied by any Borrower, excepting such quantities as are managed in accordance with all applicable manufacturer’s instructions and compliance with Environmental Laws and as are necessary for the operation of the commercial business of any Borrower or of its tenants.

(d)           All Real Property owned by Borrowers is insured pursuant to policies and other bonds which are valid and in full force and effect and which provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of each such Borrower in accordance with prudent business practice in the industry of such Borrower. Each Borrower has taken all actions required under the Flood Laws and/or requested by Agent to assist in ensuring that each Lender is in compliance with the Flood Laws applicable to the Collateral, including, but not limited to, providing Agent with the address and/or GPS coordinates of each structure located upon any Real Property that will be subject to a mortgage in favor of Agent, for the benefit of Lenders, and, to the extent required, obtaining flood insurance for such property, structures and contents prior to such property, structures and contents becoming Collateral.

5.8.          Solvency; No Litigation, Violation, Indebtedness or Default; ERISA Compliance.

(a)           (i) After giving effect to the Transactions, each Borrower will be solvent, able to pay its debts as they mature, will have capital sufficient to carry on its business and all businesses in which it is about to engage, (ii) as of the Closing Date, the fair present saleable value of its assets, calculated on a going concern basis, is in excess of the amount of its liabilities, and (iii) subsequent to the Closing Date, the fair saleable value of its assets (calculated on a going concern basis) will be in excess of the amount of its liabilities.

(b)           Except as disclosed in Schedule 5.8(b)(i), no Borrower has any pending or threatened litigation, arbitration, actions or proceedings. No Borrower has any outstanding Indebtedness other than the Obligations, except for (i) Indebtedness disclosed in Schedule 5.8(b)(ii) and (ii) Indebtedness otherwise permitted under Section 7.8 hereof.

(c)           No Borrower is in violation of any applicable statute, law, rule, regulation or ordinance in any respect which could reasonably be expected to have a Material Adverse Effect, nor is any Borrower in violation of any order of any court, Governmental Body or arbitration board or tribunal. Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state laws.

(d)           No Borrower or any member of the Controlled Group maintains or is required to contribute to any Plan other than those listed on Schedule 5.8(d) hereto. (i) Each Borrower and each member of the Controlled Group has met all applicable minimum funding requirements under Section 302 of ERISA and Section 412 of the Code in respect of each Plan, and each Plan is in compliance with Sections 412, 430 and 436 of the Code and Sections 206(g), 302 and 303 of ERISA, without regard to waivers and variances; (ii) each Plan which is intended to be a qualified plan under Section 401(a) of the Code as currently in effect has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code and the trust related thereto is exempt from federal income tax under Section 501(a) of the Code or an application for such a determination is currently being processed by the Internal Revenue Code; (iii) neither any Borrower nor any member of the Controlled Group has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due which are unpaid; (iv) no Plan has been terminated by the plan administrator thereof nor by the PBGC, and there is no occurrence which would cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Plan; (v) the current value of the assets of each Plan exceeds the present value of the accrued benefits and other liabilities of such Plan and neither any Borrower nor any member of the Controlled Group knows of any facts or circumstances which would materially change the value of such assets and accrued benefits and other liabilities; (vi) neither any Borrower nor any member of the Controlled Group has breached any of the responsibilities, obligations or duties imposed on it by ERISA with respect to any Plan; (vii) neither any Borrower nor any member of a Controlled Group has incurred any liability for any excise tax arising under Section 4971, 4972 or 4980B of the Code, and no fact exists which could give rise to any such liability; (viii) neither any Borrower nor any member of the Controlled Group nor any fiduciary of, nor any trustee to, any Plan, has engaged in a “prohibited transaction” described in Section 406 of the ERISA or Section 4975 of the Code nor taken any action which would constitute or result in a Termination Event with respect to any such Plan which is subject to ERISA; (ix) no Termination Event has occurred or is reasonably expected to occur; (x) there exists no event described in Section 4043 of ERISA, for which the thirty (30) day notice period has not been waived; (xi) neither any Borrower nor any member of the Controlled Group has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA; (xii) neither any Borrower nor any member of the Controlled Group maintains or is required to contribute to any Plan which provides health, accident or life insurance benefits to former employees, their spouses or dependents, other than in accordance with Section 4980B of the Code; (xiii) neither any Borrower nor any member of the Controlled Group has withdrawn, completely or partially, within the meaning of Section 4203 or 4205 of ERISA, from any Multiemployer Plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980 and there exists no fact which would reasonably be expected to result in any such liability; and (xiv) no Plan fiduciary (as defined in Section 3(21) of ERISA) has any liability for breach of fiduciary duty or for any failure in connection with the administration or investment of the assets of a Plan.

5.9.          Patents, Trademarks, Copyrights and Licenses. All Intellectual Property owned by any Borrower: (i) is set forth on Schedule 5.9; (ii) is valid and has been duly registered or filed with all appropriate Governmental Bodies; and (iii) constitutes all of the intellectual property rights which are necessary for the operation of its business. There is no objection to, pending challenge to the validity of, or proceeding by any Governmental Body to suspend, revoke, terminate or adversely modify, any such Intellectual Property and no Borrower is aware of any grounds for any challenge or proceedings, except as set forth in Schedule 5.9 hereto. All Intellectual Property owned or held by any Borrower consists of original material or property developed by such Borrower or was lawfully acquired by such Borrower from the proper and lawful owner thereof. Each of such items has been maintained so as to preserve the value thereof from the date of creation or acquisition thereof.

5.10.        Licenses and Permits. Except as set forth in Schedule 5.10, each Borrower (a) is in compliance with and (b) has procured and is now in possession of, all material licenses or permits required by any applicable federal, state, or local law, rule or regulation for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business and where the failure to procure such licenses or permits could reasonably be expected to have a Material Adverse Effect.

5.11.        Default of Indebtedness. No Borrower is in default in the payment of the principal of or interest on any Indebtedness or under any instrument or agreement under or subject to which any Indebtedness has been issued and no event has occurred under the provisions of any such instrument or agreement which with or without the lapse of time or the giving of notice, or both, constitutes or would constitute an event of default thereunder.

5.12.        No Default. No Borrower is in default in the payment or performance of any of its contractual obligations and no Default or Event of Default has occurred.

5.13.        No Burdensome Restrictions. No Borrower is party to any contract or agreement the performance of which could reasonably be expected to have a Material Adverse Effect. Each Borrower has heretofore delivered to Agent true and complete copies of all Material Contracts to which it is a party or to which it or any of its properties is subject. No Borrower has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien which is not a Permitted Encumbrance.

5.14.        No Labor Disputes. No Borrower is involved in any labor dispute; there are no strikes or walkouts or union organization of any Borrower’s employees threatened or in existence and no labor contract is scheduled to expire during the Term other than as set forth on Schedule 5.14 hereto.

5.15.        Margin Regulations. No Borrower is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Advance will be used for “purchasing” or “carrying” “margin stock” as defined in Regulation U of such Board of Governors.

5.16.        Investment Company Act. No Borrower is an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended, nor is it controlled by such a company.

5.17.        Disclosure. No representation or warranty made by any Borrower in this Agreement, the Other Documents, or in any financial statement, report, certificate or any other document furnished in connection herewith or therewith contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to any Borrower or which reasonably should be known to such Borrower which such Borrower has not disclosed to Agent in writing with respect to the transactions contemplated by this Agreement which could reasonably be expected to have a Material Adverse Effect.

5.18.        Delivery of Royalty Agreements. Agent has received complete copies of the Royalty Agreements and related documents (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof. None of such documents and agreements has been amended or supplemented, nor have any of the provisions thereof been waived, except pursuant to a written agreement or instrument which has heretofore been delivered to Agent.

5.19.        Reserved.

5.20.        Swaps. No Borrower is a party to, nor will it be a party to, any swap agreement whereby such Borrower has agreed or will agree to swap interest rates or currencies unless same provides that damages upon termination following an event of default thereunder are payable on an unlimited “two-way basis” without regard to fault on the part of either party.

5.21.        Business and Property of Borrowers. Upon and after the Closing Date, Borrowers do not propose to engage in any business other than business process outsourcing and activities necessary to conduct the foregoing. On the Closing Date, each Borrower will own all the property and possess all of the rights and Consents necessary for the conduct of the business of such Borrower.

5.22.        Ineligible Securities. Borrowers do not intend to use and shall not use any portion of the proceeds of the Advances, directly or indirectly, to purchase during the underwriting period, or for 30 days thereafter, Ineligible Securities being underwritten by a securities Affiliate of Agent or any Lender.

5.23.        Federal Securities Laws.  No Borrower, Holdings, or any of their Subsidiaries (i) is required to file periodic reports under the Exchange Act, (ii) has any securities registered under the Exchange Act or (iii) has filed a registration statement that has not yet become effective under the Securities Act.

5.24.        Equity Interests. The authorized and outstanding Equity Interests of each Borrower, and each legal and beneficial holder thereof as of the Closing Date, are as set forth on Schedule 5.24(a) hereto. All of the Equity Interests of each Borrower have been duly and validly authorized and issued and are fully paid and non-assessable and have been sold and delivered to the holders hereof in compliance with, or under valid exemption from, all federal and state laws and the rules and regulations of each Governmental Body governing the sale and delivery of securities. Except for the rights and obligations set forth on Schedule 5.24(b), there are no subscriptions, warrants, options, calls, commitments, rights or agreement by which any Borrower or any of the shareholders of any Borrower is bound relating to the issuance, transfer, voting or redemption of shares of its Equity Interests or any pre-emptive rights held by any Person with respect to the Equity Interests of Borrowers. Except as set forth on Schedule 5.24(c), Borrowers have not issued any securities convertible into or exchangeable for shares of its Equity Interests or any options, warrants or other rights to acquire such shares or securities convertible into or exchangeable for such shares.

5.25.        Commercial Tort Claims. No Borrower has any commercial tort claims.

5.26.        Letter of Credit Rights.  As of the Closing Date, no Borrower has any letter of credit rights.

5.27.        Material Contracts. Schedule 5.27 sets forth all Material Contracts of the Borrowers as of the Closing Date. All Material Contracts are in full force and effect and no material defaults currently exist thereunder. No Borrower has (i) received any notice of termination or non-renewal of any Material Contract, or (ii) exercised any option to terminate or not to renew any Material Contract.

VI.	AFFIRMATIVE COVENANTS.

Each Borrower shall, until payment in full of the Obligations and termination of this Agreement:

6.1.          Compliance with Laws. Comply in all material respects with all Applicable Laws with respect to the Collateral or any part thereof or to the operation of such Borrower’s business the non-compliance with which could reasonably be expected to have a Material Adverse Effect (except to the extent any separate provision of this Agreement shall expressly require compliance with any particular Applicable Law(s) pursuant to another standard). Each Borrower may, however, contest or dispute any Applicable Laws in any reasonable manner, provided that any related Lien is inchoate or stayed and sufficient reserves are established to the reasonable satisfaction of Agent to protect Agent’s Lien on or security interest in the Collateral.

6.2.          Conduct of Business and Maintenance of Existence and Assets. (a) Conduct continuously and operate actively its business according to good business practices and maintain all of its properties useful or necessary in its business in good working order and condition (reasonable wear and tear excepted and except as may be disposed of in accordance with the terms of this Agreement), including all Intellectual Property and take all actions necessary to enforce and protect the validity of any intellectual property right or other right included in the Collateral; (b) keep in full force and effect its existence and comply in all material respects with the laws and regulations governing the conduct of its business where the failure to do so could reasonably be expected to have a Material Adverse Effect; and (c) make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws of the United States or any political subdivision thereof where the failure to do so could reasonably be expected to have a Material Adverse Effect.

6.3.          Books and Records. Keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs (including without limitation accruals for taxes, assessments, Charges, levies and claims, allowances against doubtful Receivables and accruals for depreciation, obsolescence or amortization of assets), all in accordance with, or as required by, IFRS consistently applied in the opinion of such independent public accountant as shall then be regularly engaged by Borrowers.

6.4.          Payment of Taxes. Pay, when due (unless Property Contested), all taxes, assessments and other Charges lawfully levied or assessed upon such Borrower or any of the Collateral, including real and personal property taxes, assessments and charges and all franchise, income, employment, social security benefits, withholding, and sales taxes. If any tax by any Governmental Body is or may be imposed on or as a result of any transaction between any Borrower and Agent or any Lender which Agent or any Lender may be required to withhold or pay or if any taxes, assessments, or other Charges remain unpaid after the date fixed for their payment, or if any claim shall be made which, in Agent’s or any Lender’s opinion, may possibly create a valid Lien on the Collateral, Agent may without notice to Borrowers pay the taxes, assessments or other Charges and each Borrower hereby indemnifies and holds Agent and each Lender harmless in respect thereof. Agent will not pay any taxes, assessments or Charges to the extent that any applicable Borrower has Properly Contested those taxes, assessments or Charges. The amount of any payment by Agent under this Section 6.4 shall be charged to Borrowers’ Account as a Revolving Advance maintained as a Domestic Rate Loan and added to the Obligations and, until Borrowers shall furnish Agent with an indemnity therefor (or supply Agent with evidence satisfactory to Agent that due provision for the payment thereof has been made), Agent may hold without interest any balance standing to Borrowers’ credit and Agent shall retain its security interest in and Lien on any and all Collateral held by Agent.

6.5.          Fixed Charge Coverage Ratio. Cause to be maintained as of the end of each fiscal quarter, commencing with the fiscal quarter ending December 31, 2013, a Fixed Charge Coverage Ratio of not less than 1.10 to 1.00, measured as follows: (a) for the fiscal quarter ending December 31, 2013, for the six months ending December 31, 2013; (b) for the fiscal quarter ending March 31, 2014, for the nine months ending March 31, 2014; and (c) for the fiscal quarter ending June 30, 2014 and for each fiscal quarter thereafter, on a rolling four (4) quarter basis.

6.6.          Insurance.

(a)           (i) Keep all its insurable properties and properties in which such Borrower has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to such Borrower’s including business interruption insurance; (ii) maintain a bond in such amounts as is customary in the case of companies engaged in businesses similar to such Borrower insuring against larceny, embezzlement or other criminal misappropriation of insured’s officers and employees who may either singly or jointly with others at any time have access to the assets or funds of such Borrower either directly or through authority to draw upon such funds or to direct generally the disposition of such assets; (iii) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (iv) maintain all such worker’s compensation or similar insurance as may be required under the laws of any state or jurisdiction in which such Borrower is engaged in business; (v) furnish Agent with (A) copies of all policies and evidence of the maintenance of such policies by the renewal thereof at least ten (10) days before any expiration date, and (B) appropriate loss payable endorsements in form and substance satisfactory to Agent, naming Agent as an additional insured and mortgagee and/or lender loss payee (as applicable) as its interests may appear with respect to all insurance coverage referred to in clauses (i), and (iii) above, and providing (I) that all proceeds thereunder shall be payable to Agent, (II) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (III) that such policy and loss payable clauses may not be cancelled, amended or terminated unless at least ten (10) days prior written notice is given to Agent. In the event of any loss thereunder, the carriers named therein hereby are directed by Agent and the applicable Borrower to make payment for such loss to Agent and not to such Borrower and Agent jointly. If any insurance losses are paid by check, draft or other instrument payable to any Borrower and Agent jointly, Agent may endorse such Borrower’s name thereon and do such other things as Agent may deem advisable to reduce the same to cash.

(b)           Each Borrower shall take all actions required under the Flood Laws and/or requested by Agent to assist in ensuring that each Lender is in compliance with the Flood Laws applicable to the Collateral, including, but not limited to, providing Agent with the address and/or GPS coordinates of each structure on any real property that will be subject to a mortgage in favor of Agent, for the benefit of Lenders, and, to the extent required, obtaining flood insurance for such property, structures and contents prior to such property, structures and contents becoming Collateral, and thereafter maintaining such flood insurance in full force and effect for so long as required by the Flood Laws.

(c)           Agent is hereby authorized to adjust and compromise claims under insurance coverage referred to in Sections 6.6(a)(i), and (iii) and 6.6(b) above. All loss recoveries received by Agent under any such insurance may be applied to the Obligations, in such order as Agent in its sole discretion shall determine. Any surplus shall be paid by Agent to Borrowers or applied as may be otherwise required by law. Any deficiency thereon shall be paid by Borrowers to Agent, on demand. If any Borrower fails to obtain insurance as hereinabove provided, or to keep the same in force, Agent, if Agent so elects, may obtain such insurance and pay the premium therefor on behalf of such Borrower, which payments shall be charged to Borrowers’ Account and constitute part of the obligations.

6.7.          Payment of Indebtedness and Leasehold Obligations. Pay, discharge or otherwise satisfy (i) at or before maturity (subject, where applicable, to specified grace periods) all its Indebtedness, except when the failure to do so could not reasonably be expected to have a Material Adverse Effect or when the amount or validity thereof is currently being Properly Contested, subject at all times to any applicable subordination arrangement in favor of Lenders and (ii) when due its rental obligations under all leases under which it is a tenant, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect.

6.8.          Environmental Matters.

(a)           Ensure that the Real Property and all operations and businesses conducted thereon are in compliance and remain in compliance with all Environmental Laws and it shall manage any and all Hazardous Materials on any Real Property in compliance with Environmental Laws.

(b)          Establish and maintain an environmental management and compliance system to assure and monitor continued compliance with all applicable Environmental Laws which system shall include periodic environmental compliance audits to be conducted by knowledgeable environmental professionals. All potential violations and violations of Environmental Laws shall be reviewed with legal counsel to determine any required reporting to applicable Governmental Bodies and any required corrective actions to address such potential violations or violations.

(c)           Respond promptly to any Hazardous Discharge or Environmental Complaint and take all necessary action in order to safeguard the health of any Person and to avoid subjecting the Collateral or Real Property to any Lien. If any Borrower shall fail to respond promptly to any Hazardous Discharge or Environmental Complaint or any Borrower shall fail to comply with any of the requirements of any Environmental Laws, Agent on behalf of Lenders may, but without the obligation to do so, for the sole purpose of protecting Agent’s interest in the Collateral: (i) give such notices or (ii) enter onto the Real Property (or authorize third parties to enter onto the Real Property) and take such actions as Agent (or such third parties as directed by Agent) deem reasonably necessary or advisable, to remediate, remove, mitigate or otherwise manage with any such Hazardous Discharge or Environmental Complaint. All reasonable costs and expenses incurred by Agent and Lenders (or such third parties) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Default Rate for Domestic Rate Loans constituting Revolving Advances shall be paid upon demand by Borrowers, and until paid shall be added to and become a part of the Obligations secured by the Liens created by the terms of this Agreement or any other agreement between Agent, any Lender and any Borrower.

(d)           Promptly upon the written request of Agent from time to time, Borrowers shall provide Agent, at Borrowers’ expense, with an environmental site assessment or environmental compliance audit report prepared by an environmental engineering firm acceptable in the reasonable opinion of Agent, to assess with a reasonable degree of certainty the existence of a Hazardous Discharge and the potential costs in connection with abatement, remediation and removal of any Hazardous Materials found on, under, at or within the Real Property. Any report or investigation of such Hazardous Discharge proposed and acceptable to the responsible Governmental Body shall be acceptable to Agent. If such estimates, individually or in the aggregate, exceed $100,000, Agent shall have the right to require Borrowers to post a bond, letter of credit or other security reasonably satisfactory to Agent to secure payment of these costs and expenses.

6.9.          Standards of Financial Statements. Cause all financial statements referred to in Sections 9.7, 9.8, 9.9, 9.10, 9.11, 9.12, and 9.13 as to which IFRS is applicable to be complete and correct in all material respects (subject, in the case of interim financial statements, to normal year-end audit adjustments) and to be prepared in reasonable detail and in accordance with IFRS applied consistently throughout the periods reflected therein (except as disclosed therein and agreed to by such reporting accountants or officer, as applicable).

6.10.        Federal Securities Laws. Promptly notify Agent in writing if Holdings, any Borrower, or any of their Subsidiaries (i) is required to file periodic reports under the Exchange Act, (ii) registers any securities under the Exchange Act or (iii) files a registration statement under the Securities Act.

6.11.        Execution of Supplemental Instruments. Execute and deliver to Agent from time to time, upon demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral, and such other instruments as Agent may reasonably request, in order that the full intent of this Agreement may be carried into effect.

6.12.        Reserved.

6.13.        Government Receivables. Take all steps necessary to protect Agent’s interest in the Collateral under the Federal Assignment of Claims Act, the Uniform Commercial Code and all other applicable state or local statutes or ordinances and deliver to Agent appropriately endorsed, any instrument or chattel paper connected with any Receivable arising out of any contract between any Borrower and the United States, any state or any department, agency or instrumentality of any of them.

6.14.        Keepwell. If it is a Qualified ECP Loan Party, then jointly and severally, together with each other Qualified ECP Loan Party, hereby absolutely unconditionally and irrevocably (a) guarantees the prompt payment and performance of all Swap Obligations owing by each Non-Qualifying Party (it being understood and agreed that this guarantee is a guaranty of payment and not of collection), and (b) undertakes to provide such funds or other support as may be needed from time to time by any Non-Qualifying Party to honor all of such Non-Qualifying Party’s obligations under this Agreement or any Other Document in respect of Swap Obligations (provided, however, that each Qualified ECP Loan Party shall only be liable under this Section 6.14 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 6.14, or otherwise under this Agreement or any Other Document, voidable under applicable law, including applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Loan Party under this Section 6.14 shall remain in full force and effect until payment in full of the Obligations and termination of this Agreement and the Other Documents. Each Qualified ECP Loan Party intends that this Section 6.14 constitute, and this Section 6.14 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of each other Borrower and Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the CEA.

6.15.        Post-Closing Covenants.

(a)           Within ninety (90) days after the Closing Date, close all deposit accounts maintained with any Person other than Agent.

(b)          Within thirty (30) days after the Closing Date, deliver to Agent (i) loss payable endorsements issued by Borrowers’ insurer naming Agent as lender’s loss payee with respect to Borrowers’ property insurance policies, and (ii) an additional insured endorsement issued by Borrowers’ insurer naming Agent as additional insured with respect to Borrowers’ liability insurance policies.

(c)           Within thirty (30) days after the Closing Date, deliver to Agent a copy of Borrowers’ fully audited financial statements for the fiscal year ending June 30, 2013, and such audited financial statements shall not vary in any material respect from the draft financial statements for such period previously provided to Agent.

(d)           Within fifteen (15) days after the Closing Date, deliver to Agent executed Lien Waiver Agreements in form and substance satisfactory to Agent for Borrowers’ chief executive office location and any other location at which books and records are kept.

VII.	NEGATIVE COVENANTS.

No Borrower shall, until satisfaction in full of the Obligations and termination of this Agreement:

7.1.          Merger, Consolidation, Acquisition and Sale of Assets.

(a)           Enter into any merger, consolidation or other reorganization with or into any other Person or acquire all or a substantial portion of the assets or Equity Interests of any Person or permit any other Person to consolidate with or merge with it, except any Borrower may merge, consolidate or reorganize with another Borrower or acquire the assets or Equity Interest of another Borrower so long as such Borrower provides Agent with ten (10) days prior written notice of such merger, consolidation or reorganization and delivers all of the relevant documents evidencing such merger, consolidation or reorganization.

(b)           Sell, lease, transfer or otherwise dispose of any of its properties or assets, except (i) the sale of property or assets in the Ordinary Course of Business, (ii) the disposition or transfer of obsolete or worn-out equipment, or equipment that has become no longer useful in such Borrower’s business, in the Ordinary Course of Business and (iii) any other sales or dispositions expressly permitted by this Agreement in each case not to exceed assets with a fair market value of more than $250,000 in any fiscal year and to the extent that (x) the proceeds of any such disposition are used to acquire replacement equipment which is subject to Agent’s first priority security interest or (y) the proceeds of which are remitted to Agent to be applied pursuant to Section 2.20.

7.2.          Creation of Liens. Create or suffer to exist any Lien or transfer upon or against any of its property or assets now owned or hereafter created or acquired, except Permitted Encumbrances.

7.3.          Guarantees. Become liable upon the obligations or liabilities of any Person by assumption, endorsement or guaranty thereof or otherwise (other than to Lenders) except (a) guarantees by one or more Borrower(s) of the Indebtedness or obligations of any other Borrower(s) to the extent such Indebtedness or obligations are permitted to be incurred and/or outstanding pursuant to the provisions of this Agreement and (b) the endorsement of checks in the Ordinary Course of Business.

7.4.          Investments. Purchase or acquire obligations or Equity Interests of, or any other interest in, any Person, other than Permitted Investments.

7.5.          Loans. Make advances, loans or extensions of credit to any Person, including any Parent, Subsidiary or Affiliate other than (i) Permitted Loans and (ii) as permitted under Section 7.10 hereof.

7.6.          Capital Expenditures. Contract for, purchase or make any expenditure or commitments for Capital Expenditures (i) for the period from the Closing Date through and including June 30, 2014 in an aggregate amount for all Borrowers in excess of $3,000,000, or (ii) in any fiscal year thereafter in an aggregate amount for all Borrowers in excess of $5,000,000.

7.7.          Dividends. Declare, pay or make any dividend or distribution on any Equity Interests of any Borrower (other than dividends or distributions payable in its stock, or split-ups or reclassifications of its stock) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any Equity Interest, or of any options to purchase or acquire any Equity Interest of any Borrower. Nothing in this Section 7.7 shall be deemed to prohibit Permitted Holdings Distributions under Section 7.10 hereof.

7.8.          Indebtedness. Create, incur, assume or suffer to exist any Indebtedness other than Permitted Indebtedness.

7.9.          Nature of Business. Substantially change the nature of the business in which it is presently engaged, nor except as specifically permitted hereby purchase or invest, directly or indirectly, in any assets or property other than in the Ordinary Course of Business for assets or property which are useful in, necessary for and are to be used in its business as presently conducted.

7.10.        Transactions with Affiliates. Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise enter into any transaction or deal with, any Affiliate, except for (i) transactions among Borrowers, Holdings, or their Subsidiaries which are not expressly prohibited by the terms of this Agreement and which are in the Ordinary Course of Business; provided, however, that neither the extension of credit to, nor the assumption, endorsement or guaranty of any Indebtedness of, any Affiliate shall be deemed to be a transaction in the Ordinary Course of Business for purposes of this Section 7.10, (ii) payment by Borrowers of dividends and distributions permitted under Section 7.7 hereof, (iii) Permitted Holdings Distributions, (iv) Permitted Royalty Payments, and (v) transactions disclosed to Agent in writing, which are in the Ordinary Course of Business, on an arm’s-length basis on terms and conditions no less favorable than terms and conditions which would have been obtainable from a Person other than an Affiliate.

7.11.        Leases. Enter as lessee into any lease arrangement for real or personal property (unless capitalized and permitted under Section 7.6 hereof) if after giving effect thereto, aggregate annual rental payments for all leased property would exceed the following amounts in the aggregate for all Borrowers for the following periods: (i) $7,800,000 for the fiscal year ending June 30, 2014; (ii) $10,200,000 for the fiscal year ending June 30, 2015; and (iii) $12,600,000 for the fiscal year ending June 30, 2015 and for each fiscal year thereafter.

7.12.        Subsidiaries.

(a)           Form any Subsidiary;

(b)           Enter into any partnership, joint venture or similar arrangement; or

(c)           Permit TRG Customer Solutions (Canada), Inc., a Canadian corporation, to engage in any operations, business or activities of any type or nature whatsoever other than and except for providing ministerial and administrative support for Borrowers.

7.13.        Fiscal Year and Accounting Changes. Change its fiscal year from June 30 or make any significant change (i) in accounting treatment and reporting practices except as required by IFRS or (ii) in tax reporting treatment except as required by law.

7.14.        Pledge of Credit. Now or hereafter pledge Agent’s or any Lender’s credit on any purchases, commitments or contracts or for any purpose whatsoever or use any portion of any Advance in or for any business other than such Borrower’s business operations as conducted on the Closing Date.

7.15.        Amendment of Organizational Documents. (i) Change its legal name (other than changing its legal name to IBEX Global Solutions Inc. upon prior written notice to Agent together with copies of the applicable certified name change documents), (ii) change its form of legal entity (e.g., converting from a corporation to a limited liability company or vice versa), (iii) change its jurisdiction of organization or become (or attempt or purport to become) organized in more than one jurisdiction, or (iv) otherwise amend, modify or waive any term or material provision of its Organizational Documents unless required by law, in any such case without (x) giving at least thirty (30) days prior written notice of such intended change to Agent, (y) having received from Agent confirmation that Agent has taken all steps necessary for Agent to continue the perfection of and protect the enforceability and priority of its Liens in the Collateral belonging to such Borrower and in the Equity Interests of such Borrower and (z) in any case under clause (iv), having received the prior written consent of Agent and Required Lenders to such amendment, modification or waiver.

7.16.        Compliance with ERISA. (i) (x) Maintain, or permit any member of the Controlled Group to maintain, or (y) become obligated to contribute, or permit any member of the Controlled Group to become obligated to contribute, to any Plan, other than those Plans disclosed on Schedule 5.8(d), (ii) engage, or permit any member of the Controlled Group to engage, in any non-exempt “prohibited transaction”, as that term is defined in Section 406 of ERISA or Section 4975 of the Code, (iii) terminate, or permit any member of the Controlled Group to terminate, any Plan where such event could result in any liability of any Borrower or any member of the Controlled Group or the imposition of a lien on the property of any Borrower or any member of the Controlled Group pursuant to Section 4068 of ERISA, (iv) incur, or permit any member of the Controlled Group to incur, any withdrawal liability to any Multiemployer Plan; (v) fail promptly to notify Agent of the occurrence of any Termination Event, (vi) fail to comply, or permit a member of the Controlled Group to fail to comply, with the requirements of ERISA or the Code or other Applicable Laws in respect of any Plan, (vii) fail to meet, permit any member of the Controlled Group to fail to meet, or permit any Plan to fail to meet all minimum funding requirements under ERISA and the Code, without regard to any waivers or variances, or postpone or delay or allow any member of the Controlled Group to postpone or delay any funding requirement with respect of any Plan, or (viii) cause, or permit any member of the Controlled Group to cause, a representation or warranty in Section 5.8(d) to cease to be true and correct.

7.17.        Prepayment of Indebtedness; Payment of Amounts due Under Holdings Note. At any time, directly or indirectly, prepay any Indebtedness (other than to Lenders), repurchase, redeem, retire or otherwise acquire any Indebtedness of any Borrower in excess of $100,000 in any fiscal year, or make any payment with respect to amounts owing under the Holdings Note, except that this Section 7.17 shall not prohibit payment or prepayment of the making of Permitted Holdings Distributions.

7.18.        Reserved.

7.19.        Other Agreements. Enter into any material amendment, waiver or modification of the Royalty Agreements or any related agreements, other than any amendments to the Royalty Agreements providing for the transfer of interest of IBEX Global Europe S.A.R.L. in such Royalty Agreements to any other wholly owned Subsidiary of Holdings.

7.20.        Membership / Partnership Interests. Designate or permit any of their Subsidiaries to (a) treat their limited liability company membership interests or partnership interests, as the case may be, as securities as contemplated by the definition of “security” in Section 8-102(15) and by Section 8-103 of Article 8 of the Uniform Commercial Code or (b) certificate their limited liability membership interests or partnership interests, as applicable.

7.21.        Affiliate Payables. At any time, permit (a) the terms of any accounts payable due to any Affiliate or Subsidiary of any Borrower to be modified in any manner that is adverse to any Borrower, or (b) the amount of outstanding Receivables owing to the Borrowers from their Affiliates and Subsidiaries to exceed $2,500,000 in the aggregate at any time on or after January 1, 2014.

VIII.	CONDITIONS PRECEDENT.

8.1.          Conditions to Initial Advances. The agreement of Lenders to make the initial Advances requested to be made on the Closing Date is subject to the satisfaction, or waiver by Agent, immediately prior to or concurrently with the making of such Advances, of the following conditions precedent:

(a)           Notes. Agent shall have received the Notes duly executed and delivered by an authorized officer of each Borrower;

(b)           Other Documents. Agent shall have received each of the executed Other Documents, as applicable;

(c)           License Agreements. Agent shall have received fully executed License Agreements in form and substance satisfactory to Agent pursuant to which Borrowers shall have been granted to use all Intellectual Property necessary for the operation of Borrowers’ business as conducted on the Closing Date;

(d)           Financial Condition Certificates. Agent shall have received an executed Financial Condition Certificate in the form of Exhibit 8.1(d);

(e)           Closing Certificate. Agent shall have received a closing certificate signed by the Chief Financial Officer of each Borrower dated as of the date hereof, stating that (i) all representations and warranties set forth in this Agreement and the Other Documents are true and correct on and as of such date, and (ii) on such date no Default or Event of Default has occurred or is continuing;

(f)            Borrowing Base. Agent shall have received evidence from Borrowers that the aggregate amount of Eligible Receivables and Eligible Unbilled Receivables is sufficient in value and amount to support Advances in the amount requested by Borrowers on the Closing Date;

(g)           Undrawn Availability. After giving effect to the initial Advances hereunder, Borrowers shall have Undrawn Availability of at least $5,500,000;

(h)           Blocked Accounts. Borrowers shall have opened the Depository Accounts with Agent or Agent shall have received duly executed agreements establishing the Blocked Accounts with financial institutions acceptable to Agent for the collection or servicing of the Receivables and proceeds of the Collateral and Agent shall have entered into control agreements with the applicable financial institutions in form and substance satisfactory to Agent with respect to such Blocked Accounts;

(i)            Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement) required by this Agreement, any related agreement or under law or reasonably requested by Agent to be filed, registered or recorded in order to create, in favor of Agent, a perfected security interest in or lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and Agent shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto;

(j)            Amendment to Trademark License. Agent shall have received a fully executed amendment to that certain Intellectual Property License Agreement dated as of May 8, 2013 by and among IBEX Global Europe S.A.R.L and IBEX, which amendment shall be in form and substance satisfactory to Agent;

(k)           Secretary’s Certificates, Authorizing Resolutions and Good Standings of Borrowers. Agent shall have received a certificate of the Secretary or Assistant Secretary (or other equivalent officer, partner or manager) of each Borrower in form and substance satisfactory to Agent dated as of the Closing Date which shall certify (i) copies of resolutions in form and substance reasonably satisfactory to Agent, of the board of directors (or other equivalent governing body, member or partner) of such Borrower authorizing (x) the execution, delivery and performance of this Agreement, the Notes and each Other Document to which such Borrower is a party (including authorization of the incurrence of indebtedness, borrowing of Revolving Advances and Swing Loans and requesting of Letters of Credit on a joint and several basis with all Borrowers as provided for herein), and (y) the granting by such Borrower of the security interests in and liens upon the Collateral to secure all of the joint and several Obligations of Borrowers (and such certificate shall state that such resolutions have not been amended, modified, revoked or rescinded as of the date of such certificate), (ii) the incumbency and signature of the officers of such Borrower authorized to execute this Agreement and the Other Documents, (iii) copies of the Organizational Documents of such Borrower as in effect on such date, complete with all amendments thereto, and (iv) the good standing (or equivalent status) of such Borrower in its jurisdiction of organization dated not more than thirty (30) days prior to the Closing Date, issued by the Secretary of State or other appropriate official of such jurisdiction;

(l)           Secretary’s Certificates, Authorizing Resolutions and Good Standings of Guarantors. Agent shall have received a certificate of the Secretary or Assistant Secretary (or other equivalent officer, partner or manager) of each Guarantor in form and substance satisfactory to Agent dated as of the Closing Date which shall certify (i) copies of resolutions in form and substance reasonably satisfactory to Agent, of the board of directors (or other equivalent governing body, member or partner) of each Guarantor authorizing (x) the execution, delivery and performance of such Guarantor’s Guaranty and each Other Document to which such Guarantor is a party and (y) the granting by such Guarantor of the security interests in and liens upon the Collateral to secure its obligations under its Guaranty (and such certificate shall state that such resolutions have not been amended, modified, revoked or rescinded as of the date of such certificate), (ii) the incumbency and signature of the officers of such Guarantor authorized to execute this Agreement and the Other Documents, (iii) copies of the Organizational Documents of such Guarantor as in effect on such date, complete with all amendments thereto, and (iv) the good standing (or equivalent status) of such Guarantor in its jurisdiction of organization and each applicable jurisdiction where the conduct of such Guarantor’s business activities or the ownership of its properties necessitates qualification, as evidenced by good standing certificate(s) (or the equivalent thereof issued by any applicable jurisdiction) dated not more than thirty (30) days prior to the Closing Date, issued by the Secretary of State or other appropriate official of each such jurisdiction;

(m)          Legal Opinion. Agent shall have received the executed legal opinion of Jimmy D. Holland, General Counsel of the Borrower, in form and substance satisfactory to Agent which shall cover such matters incident to the transactions contemplated by this Agreement, the Notes, the Other Documents, and related agreements as Agent may reasonably require and each Borrower hereby authorizes and directs such counsel to deliver such opinions to Agent and Lenders;

(n)          UK Matters. Agent shall have received (i) the executed legal opinion of Mishcon de Reya Solictors in form and substance satisfactory to Agent which shall cover such matters incident to the transactions contemplated by all of the Other Documents to which Holdings is a party, and related agreements as Agent may reasonably require and each Borrower hereby authorizes and directs such counsel to deliver such opinions to Agent and Lenders, and (ii) evidence that all actions have been taken in order to permit Agent to enforce the Other Documents to which Holdings is a party against Holdings in accordance with their terms;

(o)           No Litigation. No litigation, investigation or proceeding before or by any arbitrator or Governmental Body shall be continuing or threatened against any Borrower or against the officers or directors of any Borrower (A) in connection with this Agreement, the Other Documents or any of the transactions contemplated thereby and which, in the reasonable opinion of Agent, is deemed material or (B) which could, in the reasonable opinion of Agent, have a Material Adverse Effect; and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to any Borrower or the conduct of its business or inconsistent with the due consummation of the Transactions shall have been issued by any Governmental Body;

(p)           Collateral Examination. Agent shall have completed Collateral examinations and received appraisals, the results of which shall be satisfactory in form and substance to Agent, of the Receivables, General Intangibles, and equipment of each Borrower and all books and records in connection therewith;

(q)           Fees. Agent shall have received all fees payable to Agent and Lenders on or prior to the Closing Date hereunder, including pursuant to Article III hereof;

(r)            Pro Forma Financial Statements. Agent shall have received a copy of the Pro Forma Financial Statements which shall be satisfactory in all respects to Agent;

(s)           Reserved.

(t)            Insurance. Agent shall have received in form and substance satisfactory to Agent, (i) evidence that adequate insurance, including without limitation, casualty and liability insurance, required to be maintained under this Agreement is in full force and effect, and (ii) insurance certificates issued by Borrowers’ insurance broker containing such information regarding Borrowers’ casualty and liability insurance policies as Agent shall request and naming Agent as an additional insured, lenders loss payee and/or mortgagee, as applicable;

(u)           Termination of Capital Source Bank Credit Facility. Agent shall have received evidence satisfactory to Agent that all commitments to Borrowers from Capital Source Bank shall have terminated, and all Indebtedness of Borrowers to Capital Source Bank shall have been repaid, and upon such repayment, any and all Liens of Capital Source Bank on the Collateral shall be released;

(v)           Payment Instructions. Agent shall have received written instructions from Borrowing Agent directing the application of proceeds of the initial Advances made pursuant to this Agreement;

(w)          Consents. Agent shall have received any and all Consents necessary to permit the effectuation of the transactions contemplated by this Agreement and the Other Documents; and, Agent shall have received such Consents and waivers of such third parties as might assert claims with respect to the Collateral, as Agent and its counsel shall deem necessary;

(x)           No Adverse Material Change. (i) Since June 30, 2013, there shall not have occurred any event, condition or state of facts which could reasonably be expected to have a Material Adverse Effect and (ii) no representations made or information supplied to Agent or Lenders shall have been proven to be inaccurate or misleading in any material respect;

(y)           Contract Review. Agent shall have received and reviewed all Material Contracts of Borrowers including leases, union contracts, labor contracts, vendor supply contracts, license agreements and distributorship agreements and such contracts and agreements shall be satisfactory in all respects to Agent;

(z)           Compliance with Laws. Agent shall be reasonably satisfied that each Borrower is in compliance with all pertinent federal, state, local or territorial regulations, including those with respect to the Federal Occupational Safety and Health Act, the Environmental Protection Act, ERISA and the Anti-Terrorism Laws; and

(aa)         Other. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the Transactions shall be satisfactory in form and substance to Agent and its counsel.

8.2.         Conditions to Each Advance. The agreement of Lenders to make any Advance requested to be made on any date (including the initial Advance), is subject to the satisfaction of the following conditions precedent as of the date such Advance is made:

(a)           Representations and Warranties. Each of the representations and warranties made by Holdings or any Borrower in or pursuant to this Agreement, the Other Documents and any related agreements to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement, the Other Documents or any related agreement shall be true and correct in all respects on and as of such date as if made on and as of such date (except to the extent any such representation or warranty expressly relates only to any earlier and/or specified date);

(b)           No Default. No Event of Default or Default shall have occurred and be continuing on such date, or would exist after giving effect to the Advances requested to be made, on such date; provided, however that Agent, in its sole discretion, may continue to make Advances notwithstanding the existence of an Event of Default or Default and that any Advances so made shall not be deemed a waiver of any such Event of Default or Default;

(c)           No Material Adverse Effect. No Material Adverse Effect shall exist; and

(d)           Maximum Advances. In the case of any type of Advance requested to be made, after giving effect thereto, the aggregate amount of such type of Advance shall not exceed the maximum amount of such type of Advance permitted under this Agreement.

Each request for an Advance by any Borrower hereunder shall constitute a representation and warranty by each Borrower as of the date of such Advance that the conditions contained in this subsection shall have been satisfied.

IX.	INFORMATION AS TO BORROWERS.

Each Borrower shall, or (except with respect to Section 9.11) shall cause Borrowing Agent on its behalf to, until satisfaction in full of the Obligations and the termination of this Agreement:

9.1.          Disclosure of Material Matters. Promptly upon learning thereof, report to Agent (a) all matters materially affecting the value, enforceability or collectability of any portion of the Collateral, including any Borrower’s reclamation or repossession of, or the return to any Borrower of, a material amount of goods or claims or disputes asserted by any Customer or other obligor, and (b) any investigation, hearing, proceeding or other inquest into any Borrower, any Guarantor, or any Affiliate of any Borrower or any Guarantor by any Governmental Body with respect to Anti-Terrorism Laws.

9.2.          Schedules. Deliver to Agent (i) on or before the fifteenth (15th) day of each month as and for the prior month (a) accounts receivable ageings, (b) accounts payable schedules, and (c) a Borrowing Base Certificate in form and substance satisfactory to Agent (which shall be calculated as of the last day of the prior month and which shall not be binding upon Agent or restrictive of Agent’s rights under this Agreement), and (ii) on or before the last day of each week, a sales report / roll forward for the prior week. In addition, each Borrower will deliver to Agent at such intervals as Agent may require: (i) confirmatory assignment schedules; (ii) copies of Customer’s invoices; (iii) evidence of shipment or delivery; and (iv) such further schedules, documents and/or information regarding the Collateral as Agent may require including trial balances and test verifications. Agent shall have the right to confirm and verify all Receivables by any manner and through any medium it considers advisable and do whatever it may deem reasonably necessary to protect its interests hereunder. The items to be provided under this Section are to be in form satisfactory to Agent and executed by each Borrower and delivered to Agent from time to time solely for Agent’s convenience in maintaining records of the Collateral, and any Borrower’s failure to deliver any of such items to Agent shall not affect, terminate, modify or otherwise limit Agent’s Lien with respect to the Collateral. Unless otherwise agreed to by Agent, the items to be provided under this Section 9.2 shall be delivered to Agent by the specific method of Approved Electronic Communication designated by Agent.

9.3.          Environmental Reports.

(a)           Furnish Agent, concurrently with the delivery of the financial statements referred to in Sections 9.7 and 9.8, with a certificate signed by the President of Borrowing Agent stating, to the best of his knowledge, that each Borrower is in compliance in all material respects with all applicable Environmental Laws. To the extent any Borrower is not in compliance with the foregoing laws, the certificate shall set forth with specificity all areas of non-compliance and the proposed action such Borrower will implement in order to achieve full compliance.

(b)           In the event any Borrower obtains, gives or receives notice of any Release or threat of Release of a reportable quantity of any Hazardous Materials at the Real Property (any such event being hereinafter referred to as a “Hazardous Discharge”) or receives any notice of violation, request for information or notification that it is potentially responsible for investigation or cleanup of environmental conditions at the Real Property, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting the Real Property or any Borrower’s interest therein or the operations or the business (any of the foregoing is referred to herein as an “Environmental Complaint”) from any Person, including any Governmental Body, then Borrowing Agent shall, within five (5) Business Days, give written notice of same to Agent detailing facts and circumstances of which any Borrower is aware giving rise to the Hazardous Discharge or Environmental Complaint. Such information is to be provided to allow Agent to protect its security interest in and Lien on the Collateral and is not intended to create nor shall it create any obligation upon Agent or any Lender with respect thereto.

(c)           Borrowing Agent shall promptly forward to Agent copies of any request for information, notification of potential liability, demand letter relating to potential responsibility with respect to the investigation or cleanup of Hazardous Materials at any other site owned, operated or used by any Borrower to manage of Hazardous Materials and shall continue to forward copies of correspondence between any Borrower and the Governmental Body regarding such claims to Agent until the claim is settled. Borrowing Agent shall promptly forward to Agent copies of all documents and reports concerning a Hazardous Discharge or Environmental Complaint at the Real Property, operations or business that any Borrower is required to file under any Environmental Laws. Such information is to be provided solely to allow Agent to protect Agent’s security interest in and Lien on the Collateral.

9.4.          Litigation. Promptly notify Agent in writing of any claim, litigation, suit or administrative proceeding which could reasonably be expected to result in an Event of Default hereunder or which could reasonably be expected to result in a Material Adverse Effect on any Borrower, Holdings or any Guarantor, whether or not the claim is covered by insurance.

9.5.          Material Occurrences. Promptly notify Agent in writing upon the occurrence of: (a) any Event of Default or Default; (b) any event, development or circumstance whereby any financial statements or other reports furnished to Agent fail in any material respect to present fairly, in accordance with IFRS consistently applied, the financial condition or operating results of any Borrower as of the date of such statements; (c) any accumulated retirement plan funding deficiency which, if such deficiency continued for two plan years and was not corrected as provided in Section 4971 of the Code, could subject any Borrower to a tax imposed by Section 4971 of the Code; (d) each and every default by any Borrower which might result in the acceleration of the maturity of any Indebtedness, including the names and addresses of the holders of such Indebtedness with respect to which there is a default existing or with respect to which the maturity has been or could be accelerated, and the amount of such Indebtedness; and (e) any other development in the business or affairs of any Borrower or any Guarantor, which could reasonably be expected to have a Material Adverse Effect; in each case describing the nature thereof and the action Borrowers propose to take with respect thereto.

9.6.          Government Receivables. Notify Agent promptly if any of its Receivables arise out of contracts between any Borrower and the United States, any state, or any department, agency or instrumentality of any of them.

9.7.          Annual Financial Statements. Furnish Agent within one hundred twenty (120) days after the end of each fiscal year of Borrowers, financial statements of Borrowers on a consolidating and consolidated basis including, but not limited to, statements of income and stockholders’ equity and cash flow from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, all prepared in accordance with IFRS applied on a basis consistent with prior practices, and in reasonable detail and reported upon without qualification by an independent certified public accounting firm selected by Borrowers and satisfactory to Agent (the “Accountants”). In addition, the reports shall be accompanied by a Compliance Certificate.

9.8.          Quarterly Financial Statements. Furnish Agent within forty five (45) days after the end of each fiscal quarter, an unaudited balance sheet of Borrowers on a consolidated and consolidating basis and unaudited statements of income and stockholders’ equity and cash flow of Borrowers on a consolidated and consolidating basis reflecting results of operations from the beginning of the fiscal year to the end of such quarter and for such quarter, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal and recurring year-end adjustments that individually and in the aggregate are not material to Borrowers’ business operations and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year. The reports shall be accompanied by a Compliance Certificate.

9.9.          Monthly Financial Statements. Furnish Agent within thirty (30) days after the end of each month, an unaudited balance sheet of Borrowers on a consolidated and consolidating basis and unaudited statements of income and stockholders’ equity and cash flow of Borrowers on a consolidated and consolidating basis reflecting results of operations from the beginning of the fiscal year to the end of such month and for such month, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal and recurring year-end adjustments that individually and in the aggregate are not material to Borrowers’ business operations and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year. The reports shall be accompanied by a Compliance Certificate.

9.10.        Other Reports.  Furnish Agent as soon as available, but in any event within ten (10) days after the issuance thereof, with (i) copies of such financial statements, reports and returns as each Borrower shall send to the holders of its Equity Interests and (ii) copies of all financial statements, reports and returns as Holdings shall provide for publication with the exchange on which its Equity Interests are listed and traded. Notwithstanding the foregoing, Borrower and Holdings will be deemed to have furnished such reports and information referred to in this Section 9.10 if Borrower or Holdings (so long as access and instructions therefor are provided to Agent) has, upon prior or contemporaneous notice to Agent, (i) filed such reports with or to such securities exchange or the governing body of such securities exchange in such a manner that such reports or information are publically available, or (ii) otherwise posted such information or reports in an online data system for the benefit of its creditors or stockholders generally.

9.11.        Additional Information. Furnish Agent with such additional information as Agent shall reasonably request in order to enable Agent to determine whether the terms, covenants, provisions and conditions of this Agreement have been complied with by Borrowers including, without the necessity of any request by Agent, (a) copies of all environmental audits and reviews, (b) at least thirty (30) days prior thereto, notice of any Borrower’s opening of any new office or place of business or any Borrower’s closing of any existing office or place of business, and (c) promptly upon any Borrower’s learning thereof, notice of any labor dispute to which any Borrower may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which any Borrower is a party or by which any Borrower is bound.

9.12.        Projected Operating Budget. Furnish Agent, no later than thirty (30) days prior to the beginning of each Borrower’s fiscal years commencing with fiscal year 2015, a month by month projected operating budget and cash flow of Borrowers on a consolidated and consolidating basis for such fiscal year (including an income statement for each month and a balance sheet as at the end of the last month in each fiscal quarter), such projections to be accompanied by a certificate signed by the Chief Executive Officer or Chief Financial Officer of each Borrower to the effect that such projections have been prepared on the basis of sound financial planning practice consistent with past budgets and financial statements and that such officer has no reason to question the reasonableness of any material assumptions on which such projections were prepared.

9.13.        Variances From Operating Budget. Furnish Agent, concurrently with the delivery of the financial statements referred to in Sections 9.7 and 9.8, a written report summarizing all material variances from budgets submitted by Borrowers pursuant to Section 9.12 and a discussion and analysis by management with respect to such variances.

9.14.        Notice of Suits, Adverse Events.  Furnish Agent with prompt written notice of (i) any lapse or other termination of any Consent issued to any Borrower by any Governmental Body or any other Person that is material to the operation of any Borrower’s business, (ii) any refusal by any Governmental Body or any other Person to renew or extend any such Consent; and (iii) copies of any periodic or special reports filed by any Borrower or any Guarantor with any Governmental Body or Person, if such reports indicate any material change in the business, operations, affairs or condition of any Borrower or any Guarantor, or if copies thereof are requested by Lender, and (iv) copies of any material notices and other communications from any Governmental Body or Person which specifically relate to any Borrower or any Guarantor.

9.15.        ERISA Notices and Requests. Furnish Agent with prompt written notice in the event that (i) any Borrower or any member of the Controlled Group knows or has reason to know that a Termination Event has occurred, together with a written statement describing such Termination Event and the action, if any, which such Borrower or any member of the Controlled Group has taken, is taking, or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or PBGC with respect thereto, (ii) any Borrower or any member of the Controlled Group knows or has reason to know that a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred together with a written statement describing such transaction and the action which such Borrower or any member of the Controlled Group has taken, is taking or proposes to take with respect thereto, (iii) a funding waiver request has been filed with respect to any Plan together with all communications received by any Borrower or any member of the Controlled Group with respect to such request, (iv) any increase in the benefits of any existing Plan or the establishment of any new Plan or the commencement of contributions to any Plan to which any Borrower or any member of the Controlled Group was not previously contributing shall occur, (v) any Borrower or any member of the Controlled Group shall receive from the PBGC a notice of intention to terminate a Plan or to have a trustee appointed to administer a Plan, together with copies of each such notice, (vi) any Borrower or any member of the Controlled Group shall receive any favorable or unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Plan under Section 401(a) of the Code, together with copies of each such letter; (vii) any Borrower or any member of the Controlled Group shall receive a notice regarding the imposition of withdrawal liability, together with copies of each such notice; (viii) any Borrower or any member of the Controlled Group shall fail to make a required installment or any other required payment under the Code or ERISA on or before the due date for such installment or payment; or (ix) any Borrower or any member of the Controlled Group knows that (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan or (d) a Multiemployer Plan is subject to Section 432 of the Code or Section 305 of ERISA.

9.16.        Additional Documents. Execute and deliver to Agent, upon request, such documents and agreements as Agent may, from time to time, reasonably request to carry out the purposes, terms or conditions of this Agreement.

9.17.        Updates to Certain Schedules. Deliver to Agent promptly as shall be required to maintain the related representations and warranties as true and correct, updates to Schedules 4.4 (Locations of equipment and Inventory), 5.9 (Intellectual Property, Source Code Escrow Agreements), and 5.24 (Equity Interests); provided, that absent the occurrence and continuance of any Event of Default, Borrower shall only be required to provide such updates on a monthly basis in connection with delivery of a Compliance Certificate with respect to the applicable month. Any such updated Schedules delivered by Borrowers to Agent in accordance with this Section 9.17 shall automatically and immediately be deemed to amend and restate the prior version of such Schedule previously delivered to Agent and attached to and made part of this Agreement.

9.18.        Financial Disclosure. Each Borrower hereby irrevocably authorizes and directs all accountants and auditors employed by such Borrower at any time during the Term to exhibit and deliver to Agent and each Lender copies of any of such Borrower’s financial statements, trial balances or other accounting records of any sort in the accountant’s or auditor’s possession, and to disclose to Agent and each Lender any information such accountants may have concerning such Borrower’s financial status and business operations. Each Borrower hereby authorizes all Governmental Bodies to furnish to Agent and each Lender copies of reports or examinations relating to such Borrower, whether made by such Borrower or otherwise; however, Agent and each Lender will attempt to obtain such information or materials directly from such Borrower prior to obtaining such information or materials from such accountants or Governmental Bodies.

9.19.        Customer Documents. Notify Agent if any Borrower is or becomes party to any agreement with a Customer pursuant to which such Customer may exercise any rights of setoff against such Borrower, whether under such agreement or pursuant to applicable law, and provide to Agent copies of all documents and instruments evidencing any such agreements.

X.	EVENTS OF DEFAULT.

The occurrence of any one or more of the following events shall constitute an “Event of Default”:

10.1.        Nonpayment. Failure by any Borrower to pay when due (a) any principal or interest on the Obligations (including without limitation pursuant to Section 2.9), or (b) any other fee, charge, amount or liability provided for herein or in any Other Document, in each case whether at maturity, by reason of acceleration pursuant to the terms of this Agreement, by notice of intention to prepay or by required prepayment.

10.2.        Breach of Representation. Except as provided in Section 10.18, any representation or warranty made or deemed made by any Borrower or any Guarantor in this Agreement, any Other Document or any related agreement or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith shall prove to have been incorrect or misleading in any material respect on the date when made or deemed to have been made;

10.3.        Financial Information. Failure by any Borrower to (i) furnish financial information when due or within three (3) Business Days following a request hereunder, or (ii) permit the inspection of its books or records or access to its premises for audits and appraisals in accordance with the terms hereof;

10.4.        Judicial Actions. Issuance of a notice of Lien, levy, assessment, injunction or attachment (a) against any Borrower’s Inventory or Receivables or (b) against a material portion of any Borrower’s other property which, in either case, is not stayed or lifted within thirty (30) days;

10.5.        Noncompliance. Except as otherwise provided for in Sections 10.1, 10.3, 10.5(ii), and 10.18 (i) failure or neglect of any Borrower to perform, keep or observe any term, provision, condition, covenant contained in Sections 2.22, 4.3, 4.6, 6.2(a), 6.2(b), 6.5, 6.8, 9.1, 9.15 or Article VII, or (ii) failure or neglect of any Borrower or any Guarantor to perform, keep or observe any other term, provision, condition or covenant, contained herein or in any Other Document which is not cured within fifteen (15) days from the earlier of (a) knowledge of such failure by a Borrower or (b) the date on which Borrowers receive written notice of such failure from the Agent;

10.6.        Judgments. Any (a) judgment or judgments, writ(s), order(s) or decree(s) for the payment of money are rendered against any Borrower or any Guarantor for an aggregate amount in excess of $500,000 or against all Borrowers or Guarantors for an aggregate amount in excess of $500,000 and (b) (i) action shall be legally taken by any judgment creditor to levy upon assets or properties of any Borrower or any Guarantor to enforce any such judgment, (ii) such judgment shall remain undischarged for a period of thirty (30) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, shall not be in effect, or (iii) any Liens arising by virtue of the rendition, entry or issuance of such judgment upon assets or properties of any Borrower or any Guarantor shall be senior to any Liens in favor of Agent on such assets or properties;

10.7.        Bankruptcy. Any Borrower, any Guarantor, any Subsidiary or Affiliate of any Borrower shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy or receivership laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent (including by entry of any order for relief in any involuntary bankruptcy or insolvency proceeding commenced against it), (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing;

10.8.        Reserved.

10.9.        Lien Priority. Any Lien created hereunder or provided for hereby or under any related agreement for any reason ceases to be or is not a valid and perfected Lien having a first priority interest (subject only to Permitted Encumbrances that have priority as a matter of Applicable Law to the extent such Liens only attach to Collateral other than Receivables or Inventory);

10.10.      Affiliate Cross Default. Either (x) any specified “event of default” under any Indebtedness of any Affiliate of any Borrower with a then-outstanding principal balance (or, in the case of any Indebtedness not so denominated, with a then-outstanding total obligation amount) of $250,000 or more, or any other event or circumstance which would permit the holder of any such Indebtedness of any Affiliate of any Borrower to accelerate such Indebtedness (and/or the obligations of any Affiliate of any Borrower thereunder) prior to the scheduled maturity or termination thereof, shall occur (regardless of whether the holder of such Indebtedness shall actually accelerate, terminate or otherwise exercise any rights or remedies with respect to such Indebtedness) or (y) a default of the obligations of any Affiliate of any Borrower under any other agreement to which it is a party shall occur which has or is reasonably likely to have a Material Adverse Effect;

10.11.      Cross Default. Either (x) any specified “event of default” under any Indebtedness (other than the Obligations) of any Borrower with a then-outstanding principal balance (or, in the case of any Indebtedness not so denominated, with a then-outstanding total obligation amount) of $500,000 or more, or any other event or circumstance which would permit the holder of any such Indebtedness of any Borrower to accelerate such Indebtedness (and/or the obligations of Borrower thereunder) prior to the scheduled maturity or termination thereof, shall occur (regardless of whether the holder of such Indebtedness shall actually accelerate, terminate or otherwise exercise any rights or remedies with respect to such Indebtedness) or (y) a default of the obligations of any Borrower under any other agreement to which it is a party shall occur which has or is reasonably likely to have a Material Adverse Effect;

10.12.      Breach of Guaranty or Pledge Agreement. Termination or breach of any Guaranty, Guarantor Security Agreement, Pledge Agreement or similar agreement executed and delivered to Agent in connection with the Obligations of any Borrower, or if any Guarantor or pledgor attempts to terminate, challenges the validity of, or its liability under, any such Guaranty, Guarantor Security Agreement, Pledge Agreement or similar agreement;

10.13.      Change of Control. Any Change of Control shall occur;

10.14.      Invalidity. Any material provision of this Agreement or any Other Document shall, for any reason, cease to be valid and binding on any Borrower or any Guarantor, or any Borrower or any Guarantor shall so claim in writing to Agent or any Lender or any Borrower challenges the validity of or its liability under this Agreement or any Other Document;

10.15.      Seizures. Any (a) portion of the Collateral shall be seized, subject to garnishment or taken by a Governmental Body, or any Borrower or any Guarantor, or (b) the title and rights of any Borrower, Holdings or any Guarantor which is the owner of any material portion of the Collateral shall have become the subject matter of claim, litigation, suit, garnishment or other proceeding which might, in the opinion of Agent, upon final determination, result in impairment or loss of the security provided by this Agreement or the Other Documents;

10.16.      Operations. The operations of any Borrower’s or any Guarantor’s facility are interrupted (other than in connection with any regularly scheduled shutdown for employee vacations and/or maintenance in the Ordinary Course of Business) at any time for more than four (4) consecutive days, unless such Borrower or Guarantor shall (i) be entitled to receive for such period of interruption, proceeds of business interruption insurance sufficient to assure that its per diem cash needs during such period is at least equal to its average per diem cash needs for the consecutive three month period immediately preceding the initial date of interruption and (ii) receive such proceeds in the amount described in clause (i) preceding not later than thirty (30) days following the initial date of any such interruption; provided, however, that notwithstanding the provisions of clauses (i) and (ii) of this section, an Event of Default shall be deemed to have occurred if such Borrower or Guarantor shall be receiving the proceeds of business interruption insurance for a period of thirty (30) consecutive days;

10.17.      Pension Plans. An event or condition specified in Sections 7.16 or 9.15 hereof shall occur or exist with respect to any Plan and, as a result of such event or condition, together with all other such events or conditions, any Borrower or any member of the Controlled Group shall incur, or in the opinion of Agent be reasonably likely to incur, a liability to a Plan or the PBGC (or both) which, in the reasonable judgment of Agent, would have a Material Adverse Effect; or the occurrence of any Termination Event, or any Borrower’s failure to promptly report a Termination Event in accordance with Section 9.15 hereof; or

10.18.      Anti-Terrorism  Laws.   If  (i)  any  representation  or  warranty  contained  in (x) Section 16.18 hereof or (y) any corresponding section of any Guaranty is or becomes false or misleading at any time, (ii) any Borrower shall fail to comply with its obligations under Section 16.18 hereof, or (iii) any Guarantor shall fail to comply with its obligations under any section of any Guaranty containing provisions comparable to those set forth in Section 16.18 hereof.

XI.	LENDERS’ RIGHTS AND REMEDIES AFTER DEFAULT.

11.1.        Rights and Remedies.

(a)           Upon the occurrence of: (i) an Event of Default pursuant to Section 10.7 (other than Section 10.7(vii)), all Obligations shall be immediately due and payable and this Agreement and the obligation of Lenders to make Advances shall be deemed terminated, (ii) any of the other Events of Default and at any time thereafter, at the option of Agent or at the direction of Required Lenders all Obligations shall be immediately due and payable and Agent or Required Lenders shall have the right to terminate this Agreement and to terminate the obligation of Lenders to make Advances; and (iii) without limiting Section 8.2 hereof, any Default under Sections 10.7(vii) hereof, the obligation of Lenders to make Advances hereunder shall be suspended until such time as such involuntary petition shall be dismissed. Upon the occurrence of any Event of Default, Agent shall have the right to exercise any and all rights and remedies provided for herein, under the Other Documents, under the Uniform Commercial Code and at law or equity generally, including the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process. Agent may enter any of any Borrower’s premises or other premises without legal process and without incurring liability to any Borrower therefor, and Agent may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral and remove the same to such place as Agent may deem advisable and Agent may require Borrowers to make the Collateral available to Agent at a convenient place. With or without having the Collateral at the time or place of sale, Agent may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as Agent may elect. Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Agent shall give Borrowers reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to Borrowing Agent at least ten (10) days prior to such sale or sales is reasonable notification. At any public sale Agent or any Lender may bid (including credit bid) for and become the purchaser, and Agent, any Lender or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and all such claims, rights and equities are hereby expressly waived and released by each Borrower. In connection with the exercise of the foregoing remedies, including the sale of Inventory, Agent is granted a perpetual nonrevocable, royalty free, nonexclusive license and Agent is granted permission to use all of each Borrower’s (a) Intellectual Property which is used or useful in connection with Inventory for the purpose of marketing, advertising for sale and selling or otherwise disposing of such Inventory and (b) equipment for the purpose of completing the manufacture of unfinished goods. The cash proceeds realized from the sale of any Collateral shall be applied to the Obligations in the order set forth in Section 11.5 hereof. Noncash proceeds will only be applied to the Obligations as they are converted into cash. If any deficiency shall arise, Borrowers shall remain liable to Agent and Lenders therefor.

(b)           To the extent that Applicable Law imposes duties on Agent to exercise remedies in a commercially reasonable manner, each Borrower acknowledges and agrees that it is not commercially unreasonable for Agent: (i) to fail to incur expenses reasonably deemed significant by Agent to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition; (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of; (iii) to fail to exercise collection remedies against Customers or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral; (iv) to exercise collection remedies against Customers and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists; (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature; (vi) to contact other Persons, whether or not in the same business as any Borrower, for expressions of interest in acquiring all or any portion of such Collateral; (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature; (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets; (ix) to dispose of assets in wholesale rather than retail markets; (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure Agent against risks of loss, collection or disposition of Collateral or to provide to Agent a guaranteed return from the collection or disposition of Collateral; or (xii) to the extent deemed appropriate by the Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Agent in the collection or disposition of any of the Collateral. Each Borrower acknowledges that the purpose of this Section 11.1(b) is to provide non-exhaustive indications of what actions or omissions by Agent would not be commercially unreasonable in Agent’s exercise of remedies against the Collateral and that other actions or omissions by Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 11.1(b). Without limitation upon the foregoing, nothing contained in this Section 11.1(b) shall be construed to grant any rights to any Borrower or to impose any duties on Agent that would not have been granted or imposed by this Agreement or by Applicable Law in the absence of this Section 11.1(b).

11.2.        Agent’s Discretion. Agent shall have the right in its sole discretion to determine which rights, Liens, security interests or remedies Agent may at any time pursue, relinquish, subordinate, or modify, which procedures, timing and methodologies to employ, and what any other action to take with respect to any or all of the Collateral and in what order, thereto and such determination will not in any way modify or affect any of Agent’s or Lenders’ rights hereunder as against Borrowers or each other.

11.3.        Setoff. Subject to Section 14.13, in addition to any other rights which Agent or any Lender may have under Applicable Law, upon the occurrence of an Event of Default hereunder, Agent and such Lender shall have a right, immediately and without notice of any kind, to apply any Borrower’s property held by Agent and such Lender or any of their Affiliates to reduce the Obligations and to exercise any and all rights of setoff which may be available to Agent and such Lender with respect to any deposits held by Agent or such Lender.

11.4.        Rights and Remedies not Exclusive. The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any rights or remedy shall not preclude the exercise of any other right or remedies provided for herein or otherwise provided by law, all of which shall be cumulative and not alternative.

11.5.        Allocation of Payments After Event of Default. Notwithstanding any other provisions of this Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by Agent on account of the Obligations (including without limitation any amounts on account of any of Cash Management Liabilities or Hedge Liabilities), or in respect of the Collateral may, at Agent’s discretion, be paid over or delivered as follows:

FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) of Agent in connection with enforcing its rights and the rights of Lenders under this Agreement and the Other Documents, and any Out-of-Formula Loans and Protective Advances funded by Agent with respect to the Collateral under or pursuant to the terms of this Agreement;

SECOND, to payment of any fees owed to Agent;

THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) of each of the Lenders to the extent owing to such Lender pursuant to the terms of this Agreement;

FOURTH, to the payment of all of the Obligations consisting of accrued interest on account of the Swing Loans;

FIFTH, to the payment of the outstanding principal amount of the Obligations consisting of Swing Loans;

SIXTH, to the payment of all Obligations arising under this Agreement and the Other Documents consisting of accrued fees and interest (other than interest in respect of Swing Loans paid pursuant to clause FOURTH above);

SEVENTH, to the payment of the outstanding principal amount of the Obligations (other than principal in respect of Swing Loans paid pursuant to clause FIFTH above) arising under this Agreement (including Cash Management Liabilities and Hedge Liabilities) (including the payment or cash collateralization of any outstanding Letters of Credit in accordance with Section 3.2(b) hereof).

EIGHTH, to all other Obligations arising under this Agreement which shall have become due and payable (hereunder, under the Other Documents or otherwise) and not repaid pursuant to clauses “FIRST” through “SEVENTH” above;

NINTH, to all other Obligations which shall have become due and payable and not repaid pursuant to clauses “FIRST” through “EIGHTH”; and

TENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) each of the Lenders shall receive (so long as it is not a Defaulting Lender) an amount equal to its pro rata share (based on the proportion that the then outstanding Advances, Cash Management Liabilities and Hedge Liabilities held by such Lender bears to the aggregate then outstanding Advances, Cash Management Liabilities and Hedge Liabilities) of amounts available to be applied pursuant to clauses “SIXTH”, “SEVENTH”, “EIGHTH” and “TENTH” above; and (iii) notwithstanding anything to the contrary in this Section 11.5, no Swap Obligations of any Non-Qualifying Party shall be paid with amounts received from such Non-Qualifying Party under its Guaranty (including sums received as a result of the exercise of remedies with respect to such Guaranty) or from the proceeds of such Non-Qualifying Party’s Collateral if such Swap Obligations would constitute Excluded Hedge Liabilities, provided, however, that to the extent possible appropriate adjustments shall be made with respect to payments and/or the proceeds of Collateral from other Borrowers and/or Guarantors that are Eligible Contract Participants with respect to such Swap Obligations to preserve the allocation to Obligations otherwise set forth above in this Section 11.5; and (iv) to the extent that any amounts available for distribution pursuant to clause “SEVENTH” above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by Agent as cash collateral for the Letters of Credit pursuant to Section 3.2(b) hereof and applied (A) first, to reimburse Issuer from time to time for any drawings under such Letters of Credit and (B) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses “SEVENTH,” “EIGHTH”, and “TENTH” above in the manner provided in this Section 11.5.

XII.	WAIVERS AND JUDICIAL PROCEEDINGS.

12.1.        Waiver of Notice. Each Borrower hereby waives notice of non-payment of any of the Receivables, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

12.2.        Delay. No delay or omission on Agent’s or any Lender’s part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.

12.3.        Jury Waiver. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, COUNTERCLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT, ANY OTHER DOCUMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, ANY OTHER DOCUMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, COUNTERCLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

XIII.	EFFECTIVE DATE AND TERMINATION.

13.1.        Term. This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each Borrower, Agent and each Lender, shall become effective on the date hereof and shall continue in full force and effect until November 7, 2016 (the “Term”) unless sooner terminated as herein provided. Borrowers may terminate this Agreement at any time upon sixty (60) days prior written notice to Agent upon payment in full of the Obligations. In the event the Obligations are prepaid in full (whether voluntary or involuntary, including after acceleration thereof) and this Agreement is terminated prior to the last day of the Term (the date of such prepayment hereinafter referred to as the “Early Termination Date”), Borrowers shall concurrently pay to Agent for the benefit of Lenders an early termination fee in an amount equal to (x) one half of one percent (0.50%) of the Maximum Loan Amount if the Early Termination Date occurs on or after the Closing Date to and including the second anniversary of the Closing Date, and (y) zero percent (0.00%) of the Maximum Loan Amount if the Early Termination Date occurs on or after the date immediately following the second anniversary of the Closing Date; provided, however, that if the Obligations are prepaid in full in connection with a refinancing provided by a division of PNC, no early termination fee shall be due upon the Early Termination Date.

13.2.        Termination. The termination of the Agreement shall not affect Agent’s or any Lender’s rights, or any of the Obligations having their inception prior to the effective date of such termination or any Obligations which pursuant to the terms hereof continue to accrue after such date, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created and Obligations have been fully and indefeasibly paid, disposed of, concluded or liquidated. The security interests, Liens and rights granted to Agent and Lenders hereunder and the financing statements filed hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that Borrowers’ Account may from time to time be temporarily in a zero or credit position, until all of the Obligations of each Borrower have been indefeasibly paid and performed in full after the termination of this Agreement or each Borrower has furnished Agent and Lenders with an indemnification satisfactory to Agent and Lenders with respect thereto. Accordingly, each Borrower waives any rights which it may have under the Uniform Commercial Code to demand the filing of termination statements with respect to the Collateral, and Agent shall not be required to send such termination statements to each Borrower, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations have been indefeasibly paid in full in immediately available funds. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until all Obligations are indefeasibly paid and performed in full.

XIV.	REGARDING AGENT.

14.1.        Appointment. Each Lender hereby designates PNC to act as Agent for such Lender under this Agreement and the Other Documents. Each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and the Other Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto and Agent shall hold all Collateral, payments of principal and interest, fees (except the fees set forth in Sections 2.8(b), 3.3(a) and 3.4), charges and collections received pursuant to this Agreement, for the ratable benefit of Lenders. Agent may perform any of its duties hereunder by or through its agents or employees. As to any matters not expressly provided for by this Agreement (including collection of the Note) Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of Required Lenders, and such instructions shall be binding; provided, however, that Agent shall not be required to take any action which, in Agent’s discretion, exposes Agent to liability or which is contrary to this Agreement or the Other Documents or Applicable Law unless Agent is furnished with an indemnification reasonably satisfactory to Agent with respect thereto.

14.2.        Nature of Duties. Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Other Documents. Neither Agent nor any of its officers, directors, employees or agents shall be (i) liable for any action taken or omitted by them as such hereunder or in connection herewith, unless caused by their gross (not mere) negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment), or (ii) responsible in any manner for any recitals, statements, representations or warranties made by any Borrower or any officer thereof contained in this Agreement, or in any of the Other Documents or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any of the Other Documents or for the value, validity, effectiveness, genuineness, due execution, enforceability or sufficiency of this Agreement, or any of the Other Documents or for any failure of any Borrower to perform its obligations hereunder. Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the Other Documents, or to inspect the properties, books or records of any Borrower. The duties of Agent as respects the Advances to Borrowers shall be mechanical and administrative in nature; Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement or the transactions described herein except as expressly set forth herein.

14.3.        Lack of Reliance on Agent. Independently and without reliance upon Agent or any other Lender, each Lender has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of each Borrower and each Guarantor in connection with the making and the continuance of the Advances hereunder and the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of each Borrower and each Guarantor. Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making of the Advances or at any time or times thereafter except as shall be provided by any Borrower pursuant to the terms hereof. Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any agreement, document, certificate or a statement delivered in connection with or for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or any Other Document, or of the financial condition of any Borrower or any Guarantor, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Note, the Other Documents or the financial condition or prospects of any Borrower, or the existence of any Event of Default or any Default.

14.4.        Resignation of Agent; Successor Agent. Agent may resign on sixty (60) days written notice to each Lender and Borrowing Agent and upon such resignation, Required Lenders will promptly designate a successor Agent reasonably satisfactory to Borrowers (provided that no such approval by Borrowers shall be required (i) in any case where the successor Agent is one of the Lenders or (ii) after the occurrence and during the continuance of any Event of Default). Any such successor Agent shall succeed to the rights, powers and duties of Agent, and shall in particular succeed to all of Agent’s right, title and interest in and to all of the Liens in the Collateral securing the Obligations created hereunder or any Other Document (including any Pledge Agreement and all account control agreements), and the term “Agent” shall mean such successor agent effective upon its appointment, and the former Agent’s rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent. However, notwithstanding the foregoing, if at the time of the effectiveness of the new Agent’s appointment, any further actions need to be taken in order to provide for the legally binding and valid transfer of any Liens in the Collateral from former Agent to new Agent and/or for the perfection of any Liens in the Collateral as held by new Agent or it is otherwise not then possible for new Agent to become the holder of a fully valid, enforceable and perfected Lien as to any of the Collateral, former Agent shall continue to hold such Liens solely as agent for perfection of such Liens on behalf of new Agent until such time as new Agent can obtain a fully valid, enforceable and perfected Lien on all Collateral, provided that Agent shall not be required to or have any liability or responsibility to take any further actions after such date as such agent for perfection to continue the perfection of any such Liens (other than to forego from taking any affirmative action to release any such Liens). After any Agent’s resignation as Agent, the provisions of this Article XIV, and any indemnification rights under this Agreement, including without limitation, rights arising under Section 16.5 hereof, shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement (and in the event resigning Agent continues to hold any Liens pursuant to the provisions of the immediately preceding sentence, the provisions of this Article XIV and any indemnification rights under this Agreement, including without limitation, rights arising under Section 16.5 hereof, shall inure to its benefit as to any actions taken or omitted to be taken by it in connection with such Liens).

14.5.        Certain Rights of Agent. If Agent shall request instructions from Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any Other Document, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Required Lenders; and Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, Lenders shall not have any right of action whatsoever against Agent as a result of its acting or refraining from acting hereunder in accordance with the instructions of Required Lenders.

14.6.        Reliance. Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, email, facsimile, telex, teletype or telecopier message, cablegram, order or other document or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to this Agreement and the Other Documents and its duties hereunder, upon advice of counsel selected by it. Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by Agent with reasonable care.

14.7.        Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder or under the Other Documents, unless Agent has received notice from a Lender or Borrowing Agent referring to this Agreement or the Other Documents, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that Agent receives such a notice, Agent shall give notice thereof to Lenders. Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by Required Lenders; provided, that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of Lenders.

14.8.        Indemnification. To the extent Agent is not reimbursed and indemnified by Borrowers, each Lender will reimburse and indemnify Agent in proportion to its respective portion of the outstanding Advances and its respective Participation Commitments in the outstanding Letters of Credit and outstanding Swing Loans (or, if no Advances are outstanding, pro rata according to the percentage that its Revolving Commitment Amount constitutes of the total aggregate Revolving Commitment Amounts), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in performing its duties hereunder, or in any way relating to or arising out of this Agreement or any Other Document; provided that Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent’s gross (not mere) negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment).

14.9.        Agent in its Individual Capacity. With respect to the obligation of Agent to lend under this Agreement, the Advances made by it shall have the same rights and powers hereunder as any other Lender and as if it were not performing the duties as Agent specified herein; and the term “Lender” or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity as a Lender. Agent may engage in business with any Borrower as if it were not performing the duties specified herein, and may accept fees and other consideration from any Borrower for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

14.10.      Delivery of Documents. To the extent Agent receives financial statements required under Sections 9.7, 9.8, 9.9, 9.12 and 9.13 or Borrowing Base Certificates from any Borrower pursuant to the terms of this Agreement which any Borrower is not obligated to deliver to each Lender, Agent will promptly furnish such documents and information to Lenders.

14.11.      Borrowers’ Undertaking to Agent. Without prejudice to their respective obligations to Lenders under the other provisions of this Agreement, each Borrower hereby undertakes with Agent to pay to Agent from time to time on demand all amounts from time to time due and payable by it for the account of Agent or Lenders or any of them pursuant to this Agreement to the extent not already paid. Any payment made pursuant to any such demand shall pro tanto satisfy the relevant Borrower’s obligations to make payments for the account of Lenders or the relevant one or more of them pursuant to this Agreement.

14.12.      No Reliance on Agent’s Customer Identification Program. To the extent the Advances or this Agreement is, or becomes, syndicated in cooperation with other Lenders, each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on Agent to carry out such Lender's, Affiliate's, participant's or assignee's customer identification program, or other obligations required or imposed under or pursuant to the USA PATRIOT Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any of Borrowers, their Affiliates or their agents, the Other Documents or the transactions hereunder or contemplated hereby: (i) any identity verification procedures, (ii) any recordkeeping, (iii) comparisons with government lists, (iv) customer notices or (v) other procedures required under the CIP Regulations or such Anti-Terrorism Laws.

14.13.      Other Agreements. Each of the Lenders agrees that it shall not, without the express consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of Agent, set off against the Obligations, any amounts owing by such Lender to any Borrower or any deposit accounts of any Borrower now or hereafter maintained with such Lender. Anything in this Agreement to the contrary notwithstanding, each of the Lenders further agrees that it shall not, unless specifically requested to do so by Agent, take any action to protect or enforce its rights arising out of this Agreement or the Other Documents, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Other Documents shall be taken in concert and at the direction or with the consent of Agent or Required Lenders.

XV.	BORROWING AGENCY.

15.1.        Borrowing Agency Provisions.

(a)           Each Borrower hereby irrevocably designates Borrowing Agent to be its attorney and agent and in such capacity to (i) borrow, (ii) request advances, (iii) request the issuance of Letters of Credit, (iv) sign and endorse notes, (v) execute and deliver all instruments, documents, applications, security agreements, reimbursement agreements and letter of credit agreements for Letters of Credit and all other certificates, notice, writings and further assurances now or hereafter required hereunder, (vi) make elections regarding interest rates, (vii) give instructions regarding Letters of Credit and agree with Issuer upon any amendment, extension or renewal of any Letter of Credit and (viii) otherwise take action under and in connection with this Agreement and the Other Documents, all on behalf of and in the name such Borrower or Borrowers, and hereby authorizes Agent to pay over or credit all loan proceeds hereunder in accordance with the request of Borrowing Agent.

(b)          The handling of this credit facility as a co-borrowing facility with a borrowing agent in the manner set forth in this Agreement is solely as an accommodation to Borrowers and at their request. Neither Agent nor any Lender shall incur liability to Borrowers as a result thereof. To induce Agent and Lenders to do so and in consideration thereof, each Borrower hereby indemnifies Agent and each Lender and holds Agent and each Lender harmless from and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted against Agent or any Lender by any Person arising from or incurred by reason of the handling of the financing arrangements of Borrowers as provided herein, reliance by Agent or any Lender on any request or instruction from Borrowing Agent or any other action taken by Agent or any Lender with respect to this Section 15.1 except due to willful misconduct or gross (not mere) negligence by the indemnified party (as determined by a court of competent jurisdiction in a final and non-appealable judgment).

(c)          All Obligations shall be joint and several, and each Borrower shall make payment upon the maturity of the Obligations by acceleration or otherwise, and such obligation and liability on the part of each Borrower shall in no way be affected by any extensions, renewals and forbearance granted by Agent or any Lender to any Borrower, failure of Agent or any Lender to give any Borrower notice of borrowing or any other notice, any failure of Agent or any Lender to pursue or preserve its rights against any Borrower, the release by Agent or any Lender of any Collateral now or thereafter acquired from any Borrower, and such agreement by each Borrower to pay upon any notice issued pursuant thereto is unconditional and unaffected by prior recourse by Agent or any Lender to the other Borrowers or any Collateral for such Borrower’s Obligations or the lack thereof. Each Borrower waives all suretyship defenses.

15.2.       Waiver of Subrogation. Each Borrower expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution of any other claim which such Borrower may now or hereafter have against the other Borrowers or any other Person directly or contingently liable for the Obligations hereunder, or against or with respect to any other Borrowers’ property (including, without limitation, any property which is Collateral for the Obligations), arising from the existence or performance of this Agreement, until termination of this Agreement and repayment in full of the Obligations.

XVI.	MISCELLANEOUS.

16.1.        Governing Law. This Agreement and each Other Document (unless and except to the extent expressly provided otherwise in any such Other Document), and all matters relating hereto or thereto or arising herefrom or therefrom (whether arising under contract law, tort law or otherwise) shall, in accordance with Section 5-1401 of the General Obligations Law of the State of New York, be governed by and construed in accordance with the laws of the State of New York. Any judicial proceeding brought by or against any Borrower with respect to any of the Obligations, this Agreement, the Other Documents or any related agreement may be brought in any court of competent jurisdiction in the State of New York, United States of America, and, by execution and delivery of this Agreement, each Borrower accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Each Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified or registered mail (return receipt requested) directed to Borrowing Agent at its address set forth in Section 16.6 and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America, or, at Agent’s option, by service upon Borrowing Agent which each Borrower irrevocably appoints as such Borrower’s Agent for the purpose of accepting service within the State of New York. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Agent or any Lender to bring proceedings against any Borrower in the courts of any other jurisdiction. Each Borrower waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Each Borrower waives the right to remove any judicial proceeding brought against such Borrower in any state court to any federal court. Any judicial proceeding by any Borrower against Agent or any Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in the County of New York, State of New York.

16.2.        Entire Understanding.

(a)           This Agreement and the documents executed concurrently herewith contain the entire understanding between each Borrower, Agent and each Lender and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by each Borrower’s, Agent’s and each Lender’s respective officers. Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. Each Borrower acknowledges that it has been advised by counsel in connection with the execution of this Agreement and Other Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.

(b)           Required Lenders, Agent with the consent in writing of Required Lenders, and Borrowers may, subject to the provisions of this Section 16.2(b), from time to time enter into written supplemental agreements to this Agreement or the Other Documents executed by Borrowers, for the purpose of adding or deleting any provisions or otherwise changing, varying or waiving in any manner the rights of Lenders, Agent or Borrowers thereunder or the conditions, provisions or terms thereof or waiving any Event of Default thereunder, but only to the extent specified in such written agreements; provided, however, that no such supplemental agreement shall:

(i)           increase the Revolving Commitment Percentage or the maximum dollar amount of the Revolving Commitment Amount of any Lender without the consent of such Lender directly affected thereby;

(ii)          whether or not any Advances are outstanding, extend the Term or the time for payment of principal or interest of any Advance (excluding the due date of any mandatory prepayment of an Advance), or any fee payable to any Lender, or reduce the principal amount of or the rate of interest borne by any Advances or reduce any fee payable to any Lender, without the consent of each Lender directly affected thereby (except that Required Lenders may elect to waive or rescind any imposition of the Default Rate under Section 3.1 or of default rates of Letter of Credit fees under Section 3.2 (unless imposed by Agent));

(iii)         increase the Maximum Revolving Advance Amount without the consent of all Lenders holding a Revolving Commitment;

(iv)         alter the definition of the term Required Lenders or alter, amend or modify this Section 16.2(b) without the consent of all Lenders;

(v)          alter, amend or modify the provisions of Section 11.5 without the consent of all Lenders;

(vi)         release any Collateral during any calendar year (other than in accordance with the provisions of this Agreement) having an aggregate value in excess of $1,000,000 without the consent of all Lenders;

(vii)        change the rights and duties of Agent without the consent of all Lenders;

(viii)       subject to clause (e) below, permit any Revolving Advance to be made if after giving effect thereto the total of Revolving Advances outstanding hereunder would exceed the Formula Amount for more than sixty (60) consecutive Business Days or exceed one hundred and ten percent (110%) of the Formula Amount without the consent of all Lenders holding a Revolving Commitment;

(ix)          increase the Advance Rates above the Advance Rates in effect on the Closing Date without the consent of all Lenders holding a Revolving Commitment; or

(x)           release any Guarantor or Borrower without the consent of all Lenders.

(c)           Any such supplemental agreement shall apply equally to each Lender and shall be binding upon Borrowers, Lenders and Agent and all future holders of the Obligations. In the case of any waiver, Borrowers, Agent and Lenders shall be restored to their former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no waiver of a specific Event of Default shall extend to any subsequent Event of Default (whether or not the subsequent Event of Default is the same as the Event of Default which was waived), or impair any right consequent thereon.

(d)           In the event that Agent requests the consent of a Lender pursuant to this Section 16.2 and such consent is denied, then Agent may, at its option, require such Lender to assign its interest in the Advances to Agent or to another Lender or to any other Person designated by Agent (the “Designated Lender”), for a price equal to (i) the then outstanding principal amount thereof plus (ii) accrued and unpaid interest and fees due such Lender, which interest and fees shall be paid when collected from Borrowers. In the event Agent elects to require any Lender to assign its interest to Agent or to the Designated Lender, Agent will so notify such Lender in writing within forty five (45) days following such Lender’s denial, and such Lender will assign its interest to Agent or the Designated Lender no later than five (5) days following receipt of such notice pursuant to a Commitment Transfer Supplement executed by such Lender, Agent or the Designated Lender, as appropriate, and Agent.

(e)           Notwithstanding (i) the existence of a Default or an Event of Default, (ii) that any of the other applicable conditions precedent set forth in Section 8.2 hereof have not been satisfied or the commitments of Lenders to make Revolving Advances hereunder have been terminated for any reason, or (iii) any other contrary provision of this Agreement, Agent may at its discretion and without the consent of any Lender, voluntarily permit the outstanding Revolving Advances at any time to exceed the Formula Amount by up to ten percent (10%) of the Formula Amount for up to sixty (60) consecutive Business Days (the “Out-of-Formula Loans”). If Agent is willing in its sole and absolute discretion to permit such Out-of-Formula Loans, Lenders holding the Revolving Commitments shall be obligated to fund such Out-of-Formula Loans in accordance with their respective Revolving Commitment Percentages, and such Out-of-Formula Loans shall be payable on demand and shall bear interest at the Default Rate for Revolving Advances consisting of Domestic Rate Loans; provided that, if Agent does permit Out-of-Formula Loans, neither Agent nor Lenders shall be deemed thereby to have changed the limits of Section 2.1(a) nor shall any Lender be obligated to fund Revolving Advances in excess of its Revolving Commitment Amount. For purposes of this paragraph, the discretion granted to Agent hereunder shall not preclude involuntary overadvances that may result from time to time due to the fact that the Formula Amount was unintentionally exceeded for any reason, including, but not limited to, Collateral previously deemed to be either “Eligible Receivables” or “Eligible Unbilled Receivables”, as applicable, becomes ineligible, collections of Receivables applied to reduce outstanding Revolving Advances are thereafter returned for insufficient funds or overadvances are made to protect or preserve the Collateral. In the event Agent involuntarily permits the outstanding Revolving Advances to exceed the Formula Amount by more than ten percent (10%), Agent shall use its efforts to have Borrowers decrease such excess in as expeditious a manner as is practicable under the circumstances and not inconsistent with the reason for such excess. Revolving Advances made after Agent has determined the existence of involuntary overadvances shall be deemed to be involuntary overadvances and shall be decreased in accordance with the preceding sentence. To the extent any Out-of-Formula Loans are not actually funded by the other Lenders as provided for in this Section 16.2(e), Agent may elect in its discretion to fund such Out-of-Formula Loans and any such Out-of-Formula Loans so funded by Agent shall be deemed to be Revolving Advances made by and owing to Agent, and Agent shall be entitled to all rights (including accrual of interest) and remedies of a Lender holding a Revolving Commitment under this Agreement and the Other Documents with respect to such Revolving Advances.

(f)            In addition to (and not in substitution of) the discretionary Revolving Advances permitted above in this Section 16.2, Agent is hereby authorized by Borrowers and Lenders, at any time in Agent’s sole discretion, regardless of (i) the existence of a Default or an Event of Default, (ii) whether any of the other applicable conditions precedent set forth in Section 8.2 hereof have not been satisfied or the commitments of Lenders to make Revolving Advances hereunder have been terminated for any reason, or (iii) any other contrary provision of this Agreement, to make Revolving Advances (“Protective Advances”) to Borrowers on behalf of Lenders which Agent, in its reasonable business judgment, deems necessary or desirable (a) to preserve or protect the Collateral, or any portion thereof, (b) to enhance the likelihood of, or maximize the amount of, repayment of the Advances and other Obligations, or (c) to pay any other amount chargeable to Borrowers pursuant to the terms of this Agreement (the “Protective Advances”). Lenders holding the Revolving Commitments shall be obligated to fund such Protective Advances and effect a settlement with Agent therefor upon demand of Agent in accordance with their respective Revolving Commitment Percentages. To the extent any Protective Advances are not actually funded by the other Lenders as provided for in this Section 16.2(f), any such Protective Advances funded by Agent shall be deemed to be Revolving Advances made by and owing to Agent, and Agent shall be entitled to all rights (including accrual of interest) and remedies of a Lender holding a Revolving Commitment under this Agreement and the Other Documents with respect to such Revolving Advances.

16.3.        Successors and Assigns; Participations; New Lenders.

(a)           This Agreement shall be binding upon and inure to the benefit of Borrowers, Agent, each Lender, all future holders of the Obligations and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Agent and each Lender.

(b)           Each Borrower acknowledges that in the regular course of commercial banking business one or more Lenders may at any time and from time to time sell participating interests in the Advances to other Persons (each such transferee or purchaser of a participating interest, a “Participant”). Each Participant may exercise all rights of payment (including rights of set-off) with respect to the portion of such Advances held by it or other Obligations payable hereunder as fully as if such Participant were the direct holder thereof provided that (i) Borrowers shall not be required to pay to any Participant more than the amount which it would have been required to pay to Lender which granted an interest in its Advances or other Obligations payable hereunder to such Participant had such Lender retained such interest in the Advances hereunder or other Obligations payable hereunder unless the sale of the participation to such Participant is made with Borrower’s prior written consent, and (ii) in no event shall Borrowers be required to pay any such amount arising from the same circumstances and with respect to the same Advances or other Obligations payable hereunder to both such Lender and such Participant. Each Borrower hereby grants to any Participant a continuing security interest in any deposits, moneys or other property actually or constructively held by such Participant as security for the Participant’s interest in the Advances.

(c)           Any Lender, with the consent of Agent, may sell, assign or transfer all or any part of its rights and obligations under or relating to Revolving Advances under this Agreement and the Other Documents to one or more additional Persons and one or more additional Persons may commit to make Advances hereunder (each a “Purchasing Lender”), in minimum amounts of not less than $5,000,000, pursuant to a Commitment Transfer Supplement, executed by a Purchasing Lender, the transferor Lender, and Agent and delivered to Agent for recording, provided, however, that each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to each of the Revolving Advances under this Agreement in which such Lender has an interest. Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Commitment Transfer Supplement, (i) Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder with a Revolving Commitment Percentage as set forth therein, and (ii) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement, the Commitment Transfer Supplement creating a novation for that purpose. Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of the Revolving Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Each Borrower hereby consents to the addition of such Purchasing Lender and the resulting adjustment of the Revolving Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Borrowers shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing.

(d)           Any Lender, with the consent of Agent which shall not be unreasonably withheld or delayed, may directly or indirectly sell, assign or transfer all or any portion of its rights and obligations under or relating to Revolving Advances under this Agreement and the Other Documents to an entity, whether a corporation, partnership, trust, limited liability company or other entity that (i) is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and (ii) is administered, serviced or managed by the assigning Lender or an Affiliate of such Lender (a “Purchasing CLO” and together with each Participant and Purchasing Lender, each a “Transferee” and collectively the “Transferees”), pursuant to a Commitment Transfer Supplement modified as appropriate to reflect the interest being assigned (“Modified Commitment Transfer Supplement”), executed by any intermediate purchaser, the Purchasing CLO, the transferor Lender, and Agent as appropriate and delivered to Agent for recording. Upon such execution and delivery, from and after the transfer effective date determined pursuant to such Modified Commitment Transfer Supplement, (i) Purchasing CLO thereunder shall be a party hereto and, to the extent provided in such Modified Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder and (ii) the transferor Lender thereunder shall, to the extent provided in such Modified Commitment Transfer Supplement, be released from its obligations under this Agreement, the Modified Commitment Transfer Supplement creating a novation for that purpose. Such Modified Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing CLO. Each Borrower hereby consents to the addition of such Purchasing CLO. Borrowers shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing.

(e)           Agent shall maintain at its address a copy of each Commitment Transfer Supplement and Modified Commitment Transfer Supplement delivered to it and a register (the “Register”) for the recordation of the names and addresses of each Lender and the outstanding principal, accrued and unpaid interest and other fees due hereunder. The entries in the Register shall be conclusive, in the absence of manifest error, and each Borrower, Agent and Lenders may treat each Person whose name is recorded in the Register as the owner of the Advance recorded therein for the purposes of this Agreement. The Register shall be available for inspection by Borrowing Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice. Agent shall receive a fee in the amount of $3,500 payable by the applicable Purchasing Lender and/or Purchasing CLO upon the effective date of each transfer or assignment (other than to an intermediate purchaser) to such Purchasing Lender and/or Purchasing CLO.

(f)            Each Borrower authorizes each Lender to disclose to any Transferee and any prospective Transferee any and all financial information in such Lender’s possession concerning such Borrower which has been delivered to such Lender by or on behalf of such Borrower pursuant to this Agreement or in connection with such Lender’s credit evaluation of such Borrower.

(g)           Notwithstanding anything to the contrary contained in this Agreement, any Lender may at any time and from time to time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

16.4.        Application of Payments. Agent shall have the continuing and exclusive right to apply or reverse and re-apply any payment and any and all proceeds of Collateral to any portion of the Obligations. To the extent that any Borrower makes a payment or Agent or any Lender receives any payment or proceeds of the Collateral for any Borrower’s benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Agent or such Lender.

16.5.        Indemnity. Each Borrower shall defend, protect, indemnify, pay and save harmless Agent, Issuer, each Lender and each of their respective officers, directors, Affiliates, attorneys, employees and agents (each an “Indemnified Party”) for and from and against any and all claims, demands, liabilities, obligations, losses, damages, penalties, fines, actions, judgments, suits, costs, charges, expenses and disbursements of any kind or nature whatsoever (including fees and disbursements of counsel (including allocated costs of internal counsel)) (collectively, “Claims”) which may be imposed on, incurred by, or asserted against any Indemnified Party in arising out of or in any way relating to or as a consequence, direct or indirect, of: (i) this Agreement, the Other Documents, the Advances and other Obligations and/or the transactions contemplated hereby including the Transactions, (ii) any action or failure to act or action taken only after delay or the satisfaction of any conditions by any Indemnified Party in connection with and/or relating to the negotiation, execution, delivery or administration of the Agreement and the Other Documents, the credit facilities established hereunder and thereunder and/or the transactions contemplated hereby including the Transactions, (iii) any Borrower’s or any Guarantor’s failure to observe, perform or discharge any of its covenants, obligations, agreements or duties under or breach of any of the representations or warranties made in this Agreement and the Other Documents, (iv) the enforcement of any of the rights and remedies of Agent, Issuer or any Lender under the Agreement and the Other Documents, (v) any threatened or actual imposition of fines or penalties, or disgorgement of benefits, for violation of any Anti-Terrorism Law by any Borrower, any Affiliate or Subsidiary of any Borrowers, or any Guarantor, and (vi) any claim, litigation, proceeding or investigation instituted or conducted by any Governmental Body or instrumentality or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement or the Other Documents, whether or not Agent or any Lender is a party thereto. Without limiting the generality of any of the foregoing, each Borrower shall defend, protect, indemnify, pay and save harmless each Indemnified Party from (x) any Claims which may be imposed on, incurred by, or asserted against any Indemnified Party arising out of or in any way relating to or as a consequence, direct or indirect, of the issuance of any Letter of Credit hereunder and (y) any Claims which may be imposed on, incurred by, or asserted against any Indemnified Party under any Environmental Laws with respect to or in connection with the Real Property, any Hazardous Discharge, the presence of any Hazardous Materials affecting the Real Property (whether or not the same originates or emerges from the Real Property or any contiguous real estate), including any Claims consisting of or relating to the imposition or assertion of any Lien on any of the Real Property under any Environmental Laws and any loss of value of the Real Property as a result of the foregoing except to the extent such loss, liability, damage and expense is attributable to any Hazardous Discharge resulting from actions on the part of Agent or any Lender. Borrowers’ obligations under this Section 16.5 shall arise upon the discovery of the presence of any Hazardous Materials at the Real Property, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Materials, in each such case except to the extent that any of the foregoing arises out of the gross negligence or willful misconduct of the Indemnified Party (as determined by a court of competent jurisdiction in a final and non-appealable judgment). Without limiting the generality of the foregoing, this indemnity shall extend to any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including fees and disbursements of counsel) asserted against or incurred by any of the Indemnified Parties by any Person under any Environmental Laws or similar laws by reason of any Borrower’s or any other Person’s failure to comply with laws applicable to solid or hazardous waste materials, including Hazardous Materials and Hazardous Waste, or other Toxic Substances. Additionally, if any taxes (excluding taxes imposed upon or measured solely by the net income of Agent and Lenders, but including any intangibles taxes, stamp tax, recording tax or franchise tax) shall be payable by Agent, Lenders or Borrowers on account of the execution or delivery of this Agreement, or the execution, delivery, issuance or recording of any of the Other Documents, or the creation or repayment of any of the Obligations hereunder, by reason of any Applicable Law now or hereafter in effect, Borrowers will pay (or will promptly reimburse Agent and Lenders for payment of) all such taxes, including interest and penalties thereon, and will indemnify and hold the Indemnified Parties harmless from and against all liability in connection therewith.

16.6.        Notice. Any notice or request hereunder may be given to Borrowing Agent or any Borrower or to Agent or any Lender at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section. Any notice, request, demand, direction or other communication (for purposes of this Section 16.6 only, a “Notice”) to be given to or made upon any party hereto under any provision of this Agreement shall be given or made by telephone or in writing (which includes by means of electronic transmission (i.e., “e-mail”) or facsimile transmission or by setting forth such Notice on a website to which Borrowers are directed (an “Internet Posting”) if Notice of such Internet Posting (including the information necessary to access such site) has previously been delivered to the applicable parties hereto by another means set forth in this Section 16.6) in accordance with this Section 16.6. Any such Notice must be delivered to the applicable parties hereto at the addresses and numbers set forth under their respective names on Section 16.6 hereof or in accordance with any subsequent unrevoked Notice from any such party that is given in accordance with this Section 16.6. Any Notice shall be effective:

(a)           In the case of hand-delivery, when delivered;

(b)           If given by mail, four (4) days after such Notice is deposited with the United States Postal Service, with first-class postage prepaid, return receipt requested;

(c)           In the case of a telephonic Notice, when a party is contacted by telephone, if delivery of such telephonic Notice is confirmed no later than the next Business Day by hand delivery, a facsimile or electronic transmission, an Internet Posting or an overnight courier delivery of a confirmatory Notice (received at or before noon on such next Business Day);

(d)           In the case of a facsimile transmission, when sent to the applicable party’s facsimile machine’s telephone number, if the party sending such Notice receives confirmation of the delivery thereof from its own facsimile machine;

(e)           In the case of electronic transmission, when actually received;

(f)            In the case of an Internet Posting, upon delivery of a Notice of such posting (including the information necessary to access such site) by another means set forth in this Section 16.6; and

(g)           If given by any other means (including by overnight courier), when actually received.

Any Lender giving a Notice to Borrowing Agent or any Borrower shall concurrently send a copy thereof to Agent, and Agent shall promptly notify the other Lenders of its receipt of such Notice.

(A)	If to Agent or PNC at:

PNC Bank, National Association
1600 Market Street
Philadelphia, PA 19103
Attention: Jacqueline MacKenzie
Telephone: 215- 585-2056
Facsimile: 215- 585-4771

with a copy to:

Blank Rome LLP
One Logan Square
Philadelphia, PA 19103
Attention: Michael C. Graziano, Esq.
Telephone: 215-569-5387
Facsimile: 215-832-5387

(B)	If to a Lender other than Agent, as specified on the signature pages hereof

(C)	If to Borrowing Agent or any Borrower:

TRG Customer Solutions, Inc. d/b/a IBEX Global Solutions
1700 Pennsylvania Avenue, NW
Washington, DC 20006
Attention: Karl Gabel
Telephone: 202-580-6052
Facsimile: 817-299-8038

16.7.        Survival. The obligations of Borrowers under Sections 2.2(f), 2.2(g), 2.2(h), 3.7, 3.8, 3.9, 3.10, 16.5 and 16.9 and the obligations of Lenders under Sections 2.2, 2.15(b), 2.16, 2.18, 2.19, 14.8 and 16.5, shall survive termination of this Agreement and the Other Documents and payment in full of the Obligations.

16.8.        Severability. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under Applicable Laws, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

16.9.        Expenses. Borrowers shall pay (i) all out-of-pocket expenses incurred by Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for Agent), and shall pay all fees and time charges and disbursements for attorneys who may be employees of Agent, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the Other Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket expenses incurred by Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all out-of-pocket expenses incurred by Agent, any Lender or Issuer (including the fees, charges and disbursements of any counsel for Agent, any Lender or Issuer), and shall pay all fees and time charges for attorneys who may be employees of Agent, any Lender or Issuer, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the Other Documents, including its rights under this Section, or (B) in connection with the Advances made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, and (iv) all reasonable out-of-pocket expenses of Agent’s regular employees and agents engaged periodically to perform audits of the any Borrower’s or any Borrower’s Affiliate’s or Subsidiary’s books, records and business properties.

16.10.      Injunctive Relief. Each Borrower recognizes that, in the event any Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, or threatens to fail to perform, observe or discharge such obligations or liabilities, any remedy at law may prove to be inadequate relief to Lenders; therefor, Agent, if Agent so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.

16.11.      Consequential Damages. Neither Agent nor any Lender, nor any agent or attorney for any of them, shall be liable to any Borrower, or any Guarantor (or any Affiliate of any such Person) for indirect, punitive, exemplary or consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations or as a result of any transaction contemplated under this Agreement or any Other Document.

16.12.      Captions. The captions at various places in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.

16.13.      Counterparts; Facsimile Signatures. This Agreement may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or electronic transmission (including email transmission of a PDF image) shall be deemed to be an original signature hereto.

16.14.      Construction. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

16.15.      Confidentiality; Sharing Information. Agent, each Lender and each Transferee shall hold all non-public information obtained by Agent, such Lender or such Transferee pursuant to the requirements of this Agreement or any Other Document in accordance with Agent’s, such Lender’s and such Transferee’s customary procedures for handling confidential information of this nature; provided, however, Agent, each Lender and each Transferee may disclose such confidential information (a) to its examiners, Affiliates, outside auditors, counsel and other professional advisors, (b) to Agent, any Lender or to any prospective Transferees, and (c) as required or requested by any Governmental Body or representative thereof or pursuant to legal process; provided, further that (i) unless specifically prohibited by Applicable Law, Agent, each Lender and each Transferee shall use its reasonable best efforts prior to disclosure thereof, to notify the applicable Borrower of the applicable request for disclosure of such non-public information (A) by a Governmental Body or representative thereof (other than any such request in connection with an examination of the financial condition of a Lender or a Transferee by such Governmental Body) or (B) pursuant to legal process and (ii) in no event shall Agent, any Lender or any Transferee be obligated to return any materials furnished by any Borrower other than those documents and instruments in possession of Agent or any Lender in order to perfect its Lien on the Collateral once the Obligations have been paid in full and this Agreement has been terminated. Each Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to such Borrower or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and each Borrower hereby authorizes each Lender to share any information delivered to such Lender by such Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such Subsidiary or Affiliate of such Lender, it being understood that any such Subsidiary or Affiliate of any Lender receiving such information shall be bound by the provisions of this Section 16.15 as if it were a Lender hereunder. Such authorization shall survive the repayment of the other Obligations and the termination of this Agreement. Notwithstanding any non-disclosure agreement or similar document executed by Agent in favor of any Borrower or any of any Borrower’s affiliates, the provisions of this Agreement shall supersede such agreements.

16.16.      Publicity. Each Borrower and each Lender hereby authorizes Agent to make appropriate announcements of the financial arrangement entered into among Borrowers, Agent and Lenders, including announcements which are commonly known as tombstones, in such publications and to such selected parties as Agent shall in its sole and absolute discretion deem appropriate.

16.17.      Certifications From Banks and Participants; USA PATRIOT Act.

(a)           Each Lender or assignee or participant of a Lender that is not incorporated under the Laws of the United States of America or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA PATRIOT Act and the applicable regulations because it is both (i) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country, and (ii) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to the Agent the certification, or, if applicable, recertification, certifying that such Lender is not a “shell” and certifying to other matters as required by Section 313 of the USA PATRIOT Act and the applicable regulations: (1) within ten (10) days after the Closing Date, and (2) as such other times as are required under the USA PATRIOT Act.

(b)           The USA PATRIOT Act requires all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an "account" with such financial institution. Consequently, Lender may from time to time request, and each Borrower shall provide to Lender, such Borrower's name, address, tax identification number and/or such other identifying information as shall be necessary for Lender to comply with the USA PATRIOT Act and any other Anti-Terrorism Law.

16.18.      Anti-Terrorism Laws.

(a)           Each Borrower represents and warrants that (i) no Covered Entity is a Sanctioned Person and (ii) no Covered Entity, either in its own right or through any third party, (A) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (B) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (C) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.

(b)          Each Borrower covenants and agrees that (i) no Covered Entity will become a Sanctioned Person, (ii) no Covered Entity, either in its own right or through any third party, will (A) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (B) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (C) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (D) use the Advances to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law, (iii) the funds used to repay the Obligations will not be derived from any unlawful activity, (iv) each Covered Entity shall comply with all Anti-Terrorism Laws and (v) the Borrowers shall promptly notify the Agent in writing upon the occurrence of a Reportable Compliance Event.

[signature page follows]

Each of the parties has signed this Agreement as of the day and year first above written.

TRG CUSTOMER SOLUTIONS, INC.

By:	/s/ Stephen M. Kezirian
Name:	Stephen M. Kezirian
Title:	Chief Executive Officer

[Signature Page to Revolving Credit and Security Agreement]

S-1

PNC BANK, NATIONAL ASSOCIATION,
As Lender and as Agent

By:	/s/ Sawra Ronaldi
Name:	Sawra Ronaldi
Title:	Vice President

Revolving Commitment Percentage: 100%
Revolving Commitment Amount $35,000,000

[Signature Page to Revolving Credit and Security Agreement]

S-2

Exhibit 1.2
Borrowing Base Certificate

[attached]

PNC Business Credit Revolving Credit, Term Loan and Security Agreement
Borrowing Base Certificate

	Certificate # Period Ended	1013-01 10/31/2013
IBEX GLOBAL SOLUTIONS, INC

To induce PNC Bank, National Association ("Agent") to make a loan advance pursuant to the Revolving Credit, Term Loan and Security Agreement dated as of as well as amendments between the undersigned and Lender, we hereby certify as of the above date, the following:

			From	To		Total
Accounts Receivable	1	Previous Certificate AR Balance	09/30/13			$24,890,529.79
	2	Gross Sales Since Last Certificate	10/01/13	10/31/13	+	21,696.54
	3	Collections Since Last Certificate	10/01/13	10/31/13	-	(7,178,817 .81)
	4	Credits Since Last Certificate	10/01/13	10/31/13	-	-
	5	Other Adjustments	10/01/13	10/31/13	+/-	702 .91
	6	Unrecondled Variance	10/01/13	10/31/13		-
	7	Non AR Collections	10/01/13	10/31/13	-	-
	8	Total AR Now Being Certified to Bank (Sum of #1 thru #6)				$17,734,111.43
		Cash In transit		10/31/13	-	(4,668,8 78.23)
	9	Ineligible AR Per Attached		09/30/13	-	(909,527.25)
	10	Net Eligible AR (#7 - #8)				$12,155,705.95
	10A	Advance Rate				85%
	10B	Gross AR Availability				$10,332,350.06

						Total
Unbilled AIR	11	Gross Unbilled A/R As of		10/31/13		13,452,520.04
	12	Ineligible Unbilled A/R		9/30/13	-	0.00
	13	Net Eligible Unbilled A/R				13,452,520.04
	14	Advance Rate				85.0%
	15	Unbilled A/R Availability before Sublimit				11 ,434,642 .04
	16	Unbilled A/R Sublimit				35,000,000 .00
	17	Adjusted Unbilled A/R Availability				11,434,642.04

Collateral Reserves	18	Gross Combined Availability				$21 ,766,992,10
	19	Less Priority Payable (WEPPA & GST)				$(78 ,000.00)
	20	Less Reserve
	21	Gross Loan Value				$21 ,688,992 .10
	22	Revolver Limit			$35,000,000 .00
	23	Net Loan Value				$21 ,688,992.10

Loans & Advances	24	Revolver Loan Balance Per Previous Certificate				$0.00
	25	Net Collections Since Last Certificate			-	0.00
	26	Advance Requested			+	0.00
	27	Misc. Loan Adjustment			+/-	0.00
	28	New Loan Balance				$0.00
	29	Rent Reserves			+	0.00
	30	Revolver Loans & Reserves				$0.00
	31	Term Loans (if included in Revolver Limit)			+	$0.00
	32	Total Loans & Reserves				$0.00
	33	Loan Availability (#23- #42)				$21 ,688,992.10
	34	Remaining Revolver Availability (#23 - #30)			$21.688,992 .10
	35	Remaining Line Availability (#22 - #32)			$35.000.000.00

The undersigned hereby certifies that the above representations are true and correct and subject to all conditions of the Loan and Security Agreement. We also represent that to the best of our knowledge, there does not exist a condition which may precipitate a default under the terms of the Loan and Security Agreement or any amendment thereto.

11/5/13
Authorized Signature, Title	Date

Name of Authorized Signer

For Bank Use Only

$
Date of Advance		Amount

IBEX GLOBAL SOLUTIONS, INC	Certificate #	1013-01

PNC BANK, N.A. I PNC BUSINESS CREDIT
Two Tower Center Blvd. - 21st Floor
East Brunswick, NJ 08816

As of:		9/30/2013
Aged by:		Invoice Date

1-30 Days		12,660,087 .12
31.00 Days		5,042,709.27
61-90 Days		6,318.71
91-120 Days		24,996.34	Ineligible
Over 120 Days			Ineligible
	Total	$17 ,734,111 .44

IBEX GLOBAL SOLUTIONS, INC	9/30/2013
AR Ineligible Summary	Total
Over 90 Days from Invoice Date	$24,996.34
Under 90 days from invoice date but over 60 days from due date	-
Approved Foreign in excess of $1 ,DOOM sublimit	-
International	-
Cross Aged at 25%	-
Affiliates
Rebates Due	884,530.91	Needs to be updated for 9/30/13 figure
Aged Credits
Partial Payments
Contra Analysis	-
Customers in Ch. 11
Finance Charges
Pre-billed Invoices
BiII-&-Hold Invoices
Debit Memos
Customer Over Payments
Customer Deposits in GL #:
Accounts in Collections/Legal
Credit Memo Reserve
Notes Receivable
Due from Officers	-
Shipping Test Reserve	-
Verification Test Reserve	-
Reconciliation Reserve	-
Temporary Ineligibles	-
Total AR Ineligibles	$909,527.25

The undersigned hereby certifies that the information provided is true and accurate asthe date hereof:

11/5/13
Authorized Signature / Title	Date

Name of Authorized Signer

This is only a sample document.  Kindly refer to your loan document and pre-fund exam to determine what items should be deemed ineligible.

Exhibit 1.2(a)

FORM OF COMPLIANCE CERTIFICATE

TO:	PNC BANK, NATIONAL ASSOCIATION, as Agent

The undersigned, the [Chief Financial Officer] [Controller] of TRG CUSTOMER SOLUTIONS, INC., a Delaware corporation doing business as IBEX Global Solutions (“Borrowing Agent”, any other Person joined as a borrower to the Credit Agreement from time to time, the “Borrowers” and each a “Borrower”), certifies that, solely in his official capacity and not in any individual capacity, pursuant to the terms and conditions of the Revolving Credit and Security Agreement dated as of November 8, 2013 among Borrowers, Agent and the Lenders named therein (the “Credit Agreement”), Borrowers are in compliance for the [month / fiscal quarter / fiscal year] ending _______________ with all required covenants set forth in the Credit Agreement and no Default or Event of Default exists, (if not true, in the “Comments Regarding Exceptions” section below specify the Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrowers with respect to such Default or Event of Default.) Without limiting the foregoing, the undersigned certifies that Borrowers are in compliance with the requirements or restrictions imposed by Sections 6.5, 7.3, 7.4, 7.5, 7.6, 7.7, 7.8, 7.10 and 7.11 of the Credit Agreement, except as may be set forth below, and attached hereto as Schedule A are covenant calculations which show such compliance (or non-compliance) with Section 6.5, 7.6 and 7.11. (Capitalized terms used in this Certificate which are not defined herein shall have the meanings set forth in the Credit Agreement.) Nothing herein limits or modifies any of the terms or provisions of the Credit Agreement.

Compliance status is indicated by circling Yes/No under “Complies” column.

Financial Covenants	Required	Actual	Complies
Section 6.5 – Fixed Charge Coverage Ratio	≥ 1.1 to 1.0	___ to 1.0	Yes	No

	Other Covenants	Complies
Section 7.3 –	Guarantees	Yes	No
Section 7.4 –	Investments	Yes	No
Section 7.5 –	Loans	Yes	No
Section 7.6 –	Capital Expenditures	Yes	No
Section 7.7 –	Dividends	Yes	No
Section 7.8 –	Indebtedness	Yes	No
Section 7.10 –	Transactions with Affiliates	Yes	No
Section 7.11 –	Leases	Yes	No

To my knowledge, each Borrower is in compliance in all material respects with all applicable Environmental Laws.

Since the date of the last Compliance Certificate, there has been no change to Borrowers’ operating and other deposit accounts, securities accounts, commodities accounts, and other accounts at which Borrower maintains funds or investments, except as set forth below: __________________.

Since the date of the last Compliance Certificate, there has been no change to Borrowers’ Intellectual Property, including any applications for any of the foregoing, and including any licenses pursuant to which any Borrower is a licensee of any of the foregoing, except as set forth below:
________________________________________________.

Since the date of the last Compliance Certificate, there has been no change to Borrowers’ leased locations or to locations of equipment and Inventory (other than those locations permitted in the Credit Agreement), except as set forth below: ________________________________________________.

Since the date of the last Compliance Certificate, there has been no change to Borrowers’ Equity Interests except as set forth below: ________________________________________________.

During the [month / fiscal quarter / fiscal year] ending _______________, Borrowers (a) received funds from Holdings as working capital or as a capital contribution and not on account of any services provided by any Borrower in the aggregate amount of $________________, and (b) made Permitted Holdings Distributions to Holdings in the aggregate amount of $________________.

[Attached as Exhibit I hereto are updates to the following disclosure schedules as permitted by Section 9.17 of the Credit Agreement]

Comments Regarding Exceptions:________________________________________.

[signature page follows]

Sincerely,

TRG CUSTOMER SOLUTIONS, INC.

By:
Name:
Title:

[Signature Page to Compliance Certificate]

SCHEDULE A

Calculations

[Compliance Certificate]

Exhibit I
Updates to Disclosure Schedules

[Compliance Certificate]

Exhibit 2.1(a)

FORM OF REVOLVING CREDIT NOTE

$__________	[______ __], 2013

FOR VALUE RECEIVED, TRG CUSTOMER SOLUTIONS, INC., a Delaware corporation doing business as IBEX Global Solutions (“Borrower”) hereby promises to pay to the order of ______________________ (the “Holder”), at the Payment Office: (i) at the end of the Term or (ii) earlier as provided in the Credit Agreement, the principal sum of ________________ DOLLARS ($________________) or such lesser sum which then represents the Holder’s Revolving Commitment Percentage of the aggregate unpaid principal amount of all Revolving Advances outstanding under the Credit Agreement, in lawful money of the United States of America in immediately available funds, together with interest on the principal hereunder remaining unpaid from time to time, at the rate or rates from time to time in effect under the Credit Agreement.

THIS REVOLVING CREDIT NOTE is executed and delivered under and pursuant to the terms of that certain Revolving Credit and Security Agreement, dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Borrower, the various financial institutions named therein or which hereafter become party thereto as lenders (the “Lenders”, and PNC Bank, National Association, in its capacity as agent for the Lenders (in such capacity, “Agent”) and in its capacity as a Lender. Capitalized terms used herein and not otherwise defined herein shall have the meanings provided in the Credit Agreement.

Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever as further set forth in the Credit Agreement.

This Revolving Credit Note is one of the Notes referred to in the Credit Agreement, which among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayments of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain terms and conditions therein specified.

THIS REVOLVING CREDIT NOTE SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Note the day and year first written above intending to be legally bound hereby.

TRG CUSTOMER SOLUTIONS, INC.

By:
Name:
Title:

[SIGNATURE PAGE TO REVOLVING CREDIT NOTE]

EXHIBIT 2.4(a)

FORM OF SWING LOAN NOTE

$__________________	______________, 2013

FOR VALUE RECEIVED, TRG CUSTOMER SOLUTIONS, INC., a Delaware corporation doing business as IBEX Global Solutions (“Borrower”), hereby promises to pay to the order of PNC BANK, NATIONAL ASSOCIATION (the “Holder”), at the Payment Office: the lesser of the principal sum of _________________ DOLLARS ($_____________) or such lesser sum which then represents the aggregate unpaid principal amount of all Swing Loans made or extended to Borrowers by the Holder pursuant to the Credit Agreement, in lawful money of the United States of America in immediately available funds, together with interest on the principal hereunder remaining unpaid from time to time, at the rate or rates from time to time in effect under the Credit Agreement; provided, however, that the entire unpaid principal balance of this Swing Loan Note shall be due and payable in full at the end of the Term, or earlier as provided in the Credit Agreement.

THIS SWING LOAN NOTE is executed and delivered under and pursuant to the terms of that certain Revolving Credit and Security Agreement, dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Borrower, the various financial institutions named therein or which hereafter become party thereto as lenders (the “Lenders”) and PNC Bank, National Association, in its capacity as agent for the Lenders (in such capacity, “Agent”) and in its capacity as a Lender. Capitalized terms used herein and not otherwise defined herein shall have the meanings provided in the Credit Agreement.

Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever as further set forth in the Credit Agreement.

This Swing Loan Note is one of the Notes referred to in the Credit Agreement, which among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayments of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain terms and conditions therein specified.

THIS SWING LOAN NOTE SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Note the day and year first written above intending to be legally bound hereby.

TRG CUSTOMER SOLUTIONS, INC.

By:
Name:
Title:

[SIGNATURE PAGE TO SWING LOAN NOTE]

Exhibit 5.5(b)
Projections

[attached]

Confidential - For Internal Purposes Only

IBEX Global Solutions Inc. (TRG Customer Solutions)
FY2014 Forecast -Income Statement (Consolidated US and CN)
$000 USD

	Jul-Sep13 Forecast	Oct-Dec13 Forecast	Jan-Mar14 Forecast	Apr-Jun14 Forecast	FY14 Total

Revenue	41,754	43,208	39,197	38,566	162,725
Total Revenue	41,754	43,208	39,197	38,566	162,725

Cost of Services
Variable:
Direct Labor	26,366	26,600	23,985	25,004	101,955
% of revenue	63.1%	61.6%	61.2%	64.8%	62.7%
Telecom	1,072	1,085	1,081	1,056	4,293
% of revenue	2.6%	2.5%	2.8%	2.7%	2.6%
Total Variable Costs	27,438	27,685	25,065	26,060	106,249
% of revenue	65.7%	64.1%	63.9%	67.6%	65.3%

Fixed:
Admin Salary Labor	4,636	4,688	4,168	4,095	17,586
% of revenue	11.1%	10.8%	10.6%	10.6%	10.8%
Facility Costs (Non Labor)	3,761	4,222	3,630	3,418	15,031
% of revenue	9.0%	9.8%	9.3%	8.9%	9.2%
Total Fixed Costs	8,396	8,910	7,798	7,513	32,618
% of revenue	20.1%	20.6%	19.9%	19.5%	20.0%

Total Cost of Services	35,834	36,595	32,863	33,574	138,866
% of revenue	85.8%	84.7%	83.8%	87.1%	85.3%
Gross Margin	5,919	6,613	6,334	4,993	23,859
% of revenue	14.2%	15.3%	16.2%	12.9%	14.7%

SG&A
Labor	2,665	2,714	2,774	2,737	10,890
% of revenue	6.4%	6.3%	7.1%	7.1%	6.7%
Non Labor	1,401	1,340	1,289	1,299	5,330
% of revenue	3.4%	3.1%	3.3%	3.4%	3.3%
Total SG&A	4,066	4,054	4,064	4,036	16,220
% of revenue	9.7%	9.4%	10.4%	10.5%	10.0%

EBITDA	1,854	2,559	2,270	957	7,639
% of revenue	4.4%	5.9%	5.8%	2.5%	4.7%

Other Items
Dep. & Amort.	591	627	667	706	2,592
Royalty Expense	731	756	686	675	2,848
Interest (Income)/Expense	604	300	294	282	1,481
Other(ESOP)	125	125	125	125	500
Total Other Items	2,051	1,808	1,773	1,789	7,420

Pretax Income (Loss)	(198)	751	497	(832)	219

Income Taxes	-	-	-	-	-
Net Income (Loss)	(198)	751	497	(832)	219
% of revenue	-0.5%	1.7%	1.3%	-2.2%	0.1%

Notes
Above #s do not include US GAAP-IFRS Education deferred enteries (assumed to be approximately net zero impact to EBITDA)

FY tax estimate-0%. Company projects sufficient start up NOLS to reduce taxes to zero, subject to change.

Royalty: up to 4%, above model uses 1.75% - subject to change

ESOP: 125K estimated, subject to change

Above amounts are based on estimates and subject to significant variances

Confidential - For Internal Purposes Only

IBEX Global Solutions Inc. (TRG Customer Solutions)
FY2014 Forecast -Balance Sheet (Consolidate US and CN)
$000 USD

	Sep '13 Forecast	Dec '13 Forecast	Mar '14 Forecast	Jun '14 Forecast
Current Assets
Cash and Investments	2,385	3,028	3,212	3,711
Trade Receivables - Billed	25,923	26,636	24,413	24,195
Trade Receivables - Unbilled	12,694	13,107	12,165	12,355
Amount Due from Affiliates	1,108	1,095	993	993
Prepaid Expenses & Other	1,116	903	1,818	1,695
Total Current Assets	43,226	44,770	42,601	42,949

Property & Equipment, Net	2,344	2,150	1,951	1,736
Goodwill and Other Intangibles	9,014	9,014	9,014	9,014
Other Non-Current Assets	827	632	680	680
Total Other Assets	12,185	11,796	11,646	11,430

TOTAL ASSETS	55,411	56,566	54,246	54,379

LIABILITIES AND SHAREHOLDERS' EQUITY:

Accounts Payable	3,953	3,879	3,594	3,668
Accrued Liabilities	12,776	12,164	12,306	13,316
Current Portion Capital Leases	478	398	324	557
Current Borrowings	29,420	30,383	27,565	27,343
Amount Due to Affiliates	0	0	0	0
Total Current Liabilities	46,626	46,823	43,790	44,883

Deferred Taxes and Other Liabilities
Total Non Current Liabilities	1,651	1,763	1,885	1,661

TOTAL LIABILITIES	48,277	48,586	45,674	46,544

Additional Paid-in Capital	30,752	30,877	31,002	31,127
Retained Earnings	(11,167)	(11,197)	(11,227)	(11,257)
Net Income (Loss) For the Period	(12,451)	(11,700)	(11,203)	(12,035)
TOTAL SHAREHOLDERS' EQUITY	7,134	7,980	8,572	7,835

LIABILITIES AND SHAREHOLDERS' EQUITY	55,411	56,566	54,246	54,379

Notes
Above #s do not include US GAAP-IFRS Education deferred enteries (assumed to be approximately net zero impact to EBITDA)

FY tax estimate-0%. Company projects sufficient start up NOLS to reduce taxes to zero, subject to change.

Royalty: up to 4%, above model uses 1.75% - subject to change

ESOP: 125K estimated, subject to change

Above amounts are based on estimates and subject to significant variances

Confidential - For Internal Purposes Only

IBEX Global Solutions Inc. (TRG Customer Solutions)
FY14 Forecast -Cash Flow Statement (Consolidated US and CN)
$000 USD

	Jul-Sep13 Forecast	Oct-Dec13 Forecast	Jan-Mar14 Forecast	Apr-Jun14 Forecast	FY14 Total
CASH FLOW FROM OPERATING ACTIVITIES
Net Income / (Loss)	(198)	751	497	(832)	219
Adjustments for:
Dep. & Amort.	591	627	667	706	2,592
Non-Cash Gain/Loss on Disposal of Fixed Asset	-	-	-	-	-
Stock-based compensation expense	125	125	125	125	500

Working Capital Changes
Decrease / (Increase) in Accounts Receivables	(11,752)	(1,126)	3,166	28	(9,685)
Decrease / (Increase) in Prepaid Expenses	317	407	(963)	124	(115)
Increase / (Decrease) in Accounts Payable	187	(74)	(285)	74	(98)
Increase / (Decrease) in Accrued Liab.	1,852	107	888	1,649	4,496
Total Working Capital Changes	(9,397)	(685)	2,806	1,874	(5,402)

Net Receipts from / (Payments to) Affiliates	(83)	13	102	1	32
Net Cash Flow from Operating Activities	(8,961)	831	4,197	1,874	(2,059)

CASH FLOW FROM INVESTING ACTIVITIES

Purchase / Sale of Fixed Assets / Goodwill	(466)	(433)	(469)	(491)	(1,859)
Net Cash Flow from Investing Activities	(466)	(433)	(469)	(491)	(1,859)

CASH FLOW FROM FINANCING ACTIVITIES

Royatly Payments	-	(731)	(756)	(686)	(2,173)
Short Term Borrowings	9,920	963	(2,818)	(223)	7,843
Lease financing	198	184	199	209	790
Capital Lease Principal Payments	(136)	(141)	(140)	(154)	(571)
Net Cash Flow from Financing Activities	9,982	276	(3,515)	(853)	5,889
Effects of Exchange Rate Changes	(30)	(30)	(30)	(30)	(120)
Net Increase / (Decrease) in Cash and Equivalents	525	644	183	500	1,851
Cash and Equivalents (Beginning of Period)	1,860	2,385	3,028	3,212	1,860
Cash and Equivalents (End of Period)	2,385	3,028	3,212	3,711	3,711

Notes
Above #s do not include US GAAP-IFRS Education deferred enteries (assumed to be approximately net zero impact to EBITDA)

FY tax estimate-0%. Company projects sufficient start up NOLS to reduce taxes to zero, subject to change.

Royalty: up to 4%, above model uses 1.75% - subject to change

ESOP: 125K estimated, subject to change

Above amounts are based on estimates and subject to significant variances

6. WHOLE WORKSHEET OF DCFM

	B	C	D	E	F	G	H	I	J	K	L	M	N	O	P	Q	R	S	T	U
1							IS M Case	EBITDA	BS M Case	Analysis	Principal	Interest	IS B Case	BS B Case	B Base	FCCR	Cash Flow
2	IBEX Global Solutions US - Base Case				1		8/31/2013	Sep-13	Oct-13	Nov-13	Dec-13	Jan-14	Feb-14	Mar-14	Apr-14	May-14	Jun-14	Jul-14	Aug-14	TOTAL
3					8/31/2013		Days in Mo.	30	31	30	31	31	28	31	30	31	30	31	31	365
4	Income Statement - Management Case				TTM
5	Net Sales 1				138,800			14,442	14,033	13,973	14,461	13,397	12,419	13,381	12,485	12,542	13,540	14,894	14,894	164,461
6	Net Sales 2				0			0	0	0	0	0	0	0	0	0	0	0	0	0
7	Net Sales 3				0			0	0	0	0	0	0	0	0	0	0	0	0	0
8	Total Revenue				138,800			14,442	14,033	13,973	14,461	13,397	12,419	13,381	12,485	12,542	13,540	14,894	14,894	164,461
9	COGS (Variable)	% Variable	80.0%		94,476			9,764	9,846	9,817	10,167	9,063	8,490	9,061	8,492	8,699	9,138	10,068	10,068	112,674
10	COGS (Fixed)	% Fixed	20.0%		23,619			2,441	2,461	2,454	2,542	2,266	2,123	2,265	2,123	2,175	2,285	2,517	2,517	28,168
11	Total COGS				118,095			12,205	12,307	12,272	12,709	11,329	10,613	11,326	10,615	10,873	11,423	12,586	12,586	140,842
12	COGS % of Revenue				85.1%			84.5%	87.7%	87.8%	87.9%	84.6%	85.5%	84.6%	85.0%	86.7%	84.4%	84.5%	84.5%	85.6%
13	Gross Profit				20,705			2,237	1,726	1,701	1,753	2,068	1,806	2,055	1,870	1,669	2,117	2,308	2,308	23,619
14	Gross Margin % of Revenue				14.9%			15.5%	12.3%	12.2%	12.1%	15.4%	14.5%	15.4%	15.0%	13.3%	15.6%	15.5%	15.5%	14.4%
15	SG&A				14,952			1,224	1,354	1,334	1,344	1,364	1,335	1,364	1,334	1,336	1,366	1,503	1,503	16,361
16	Depreciation and Amort				1,358			133	137	141	145	149	153	158	162	167	172	176	180	1,872
17	Stock Based Comp/ESOP				428			42	42	42	42	42	42	42	42	42	42	42	42	501
18	Exceptional Loss				13,632			0	992	245	253	234	217	234	218	219	237	261	261	3,372
19	Total Operating Expenses				30,370			1,398	2,525	1,761	1,784	1,790	1,748	1,798	1,757	1,764	1,816	1,981	1,985	22,106
20	Total Operating Expenses % of Revenue				21.9%			9.7%	18.0%	12.6%	12.3%	13.4%	14.1%	13.4%	14.1%	14.1%	13.4%	13.3%	13.3%	13.4%
21	Operating Income				(9,665)			839	(799)	(59)	(31)	279	58	258	114	(95)	300	327	323	1,513
22	Gain on disposal of asset				0			0	0	0	0	0	0	0	0	0	0	0	0	0
23	Other Expense/(Income)				(11)			0	0	0	0	0	0	0	0	0	0	0	0	0
24	Other Expense 3				0			0	0	0	0	0	0	0	0	0	0	0	0	0
25	Total Non-operating Expenses				(11)			0	0	0	0	0	0	0	0	0	0	0	0	0
26	Earnings Before Interest and Taxes				(9,654)			839	(799)	(59)	(31)	279	58	258	114	(95)	300	327	323	1,513
27	Interest Expense	Used for N/I Tie-Out Only			1,817			141	940	68	69	71	72	69	67	69	70	66	64	1,766
28	Earnings Before Taxes				(11,471)			699	(1,738)	(128)	(100)	207	(14)	189	46	(164)	230	261	259	(253)
29	Income Taxes				(1,385)			0	0	0	0	0	0	0	0	0	0	0	0	0
30	Net Income				(10,086)			699	(1,738)	(128)	(100)	207	(14)	189	46	(164)	230	261	259	(253)
31
32	EBITDA
33	Net Income				(10,086)			699	(1,738)	(128)	(100)	207	(14)	189	46	(164)	230	261	259	(253)
34	Depreciation	Note: Depr and Amort must			1,358			133	137	141	145	149	153	158	162	167	172	176	180	1,872
35	Amortization	be separately identified			0			0	0	0	0	0	0	0	0	0	0	0	0	0
36	Interest Expense				1,817			141	940	68	69	71	72	69	67	69	70	66	64	1,766
37	Income Taxes				(1,385)			0	0	0	0	0	0	0	0	0	0	0	0	0
38	EBITDA - Unadjusted				(8,296)			972	(662)	81	114	428	211	416	276	72	472	503	503	3,385
39	ESOP				0			42	42	42	42	42	42	42	42	42	42	42	42	501
40	Royalty Payments				(13)			0	992	245	253	234	217	234	218	219	237	261	261	3,372
41	EBITDA Adjustment 3				14,072			0	0	0	0	0	0	0	0	0	0	0	0	0
42	Management Case EBITDA				5,763			1,014	372	367	409	704	470	691	536	333	751	805	805	7,257
43	EBITDA Adjustment 1 (Underwriting)				0			0	0	0	0	0	0	0	0	0	0	0	0	0
44	EBITDA Adjustment 2 (Underwriting)				0			0	0	0	0	0	0	0	0	0	0	0	0	0
45	EBITDA Adjustment 3 (Underwriting)				0			0	0	0	0	0	0	0	0	0	0	0	0	0
46	Base Case (Underwriting) EBITDA				5,763			1,014	372	367	409	704	470	691	536	333	751	805	805	7,257
47

6. WHOLE WORKSHEET OF DCFM

	B	C	D	E	F	G	H	I	J	K	L	M	N	O	P	Q	R	S	T	U
1							IS M Case	EBITDA	BS M Case	Analysis	Principal	Interest	IS B Case	BS B Case	B Base	FCCR	Cash Flow
2	IBEX Global Solutions US - Base Case				1		8/31/2013	Sep-13	Oct-13	Nov-13	Dec-13	Jan-14	Feb-14	Mar-14	Apr-14	May-14	Jun-14	Jul-14	Aug-14	TOTAL
48	Balance Sheet - Management Case						Opening BS
49	Cash						0	216	2,231	2,197	2,476	2,606	2,522	2,194	2,422	2,631	2,731	2,462	1,953
50	Accounts Receivable						26,992	38,287	38,435	37,732	37,759	37,406	35,859	35,241	34,400	34,630	35,248	37,446	39,268
51	Other Receivables						0	0	0	0	0	0	0	0	0	0	0	0	0
52	Inventory						0	0	0	0	0	0	0	0	0	0	0	0	0
53	Prepaids and deferred expenses						2,353	1,089	1,080	911	893	1,862	1,937	1,818	1,777	1,736	1,695	1,653	1,612
54	Deferred expenses						0	0	0	0	0	0	0	0	0	0	0	0	0
55	Due from affiliates						2,432	2,426	2,001	2,008	2,006	1,956	1,964	1,967	1,966	1,967	1,966	1,967	1,967
56	Other Current Assets 3						0	0	0	0	0	0	0	0	0	0	0	0	0
57	Total Current Assets						31,777	42,018	43,747	42,848	43,133	43,830	42,283	41,220	40,565	40,963	41,639	43,528	44,800
58
59	PP&E, Net						2,571	2,539	2,544	2,543	2,550	2,561	2,556	2,558	2,555	2,548	2,549	2,522	2,491
60	Intangible Assets						9,014	9,135	9,135	9,135	9,135	9,135	9,135	9,135	9,135	9,135	9,135	9,135	9,135
61	Long term deferred expenses/deposits						1,436	1,855	1,855	1,855	1,660	1,660	1,660	1,708	1,708	1,708	1,708	1,708	1,708
62	Long term deferred expenses						0	0	0	0	0	0	0	0	0	0	0	0	0
63	Long term deposits						0	0	0	0	0	0	0	0	0	0	0	0	0
64	Total Assets						44,798	55,547	57,282	56,382	56,479	57,186	55,634	54,622	53,964	54,355	55,031	56,893	58,135
65
66	Accounts Payable						3,174	3,731	3,709	3,862	3,724	3,721	4,041	3,720	3,784	3,666	3,864	4,085	4,085
67
68	Accrued Expenses and other payables						2,040	12,910	12,647	12,231	12,445	11,638	11,004	11,497	10,901	11,072	11,414	15,695	15,574
69	Accrued compensation						9,933	0	0	0	0	0	0	0	0	0	0	0	0
70	Deferred revenue						1,180	0	0	0	0	0	0	0	0	0	0	0	0
71	Due to affiliates						12,292	12,292	13,284	12,537	12,545	12,526	12,509	12,526	12,510	12,511	12,529	12,553	12,553
72	Other Current Lia. 4						0	0	0	0	0	0	0	0	0	0	0	0	0
73	Total Current Liabilities						28,620	28,934	29,640	28,629	28,714	27,886	27,554	27,743	27,195	27,250	27,807	32,333	32,211
74
75	RLOC						5,918	14,879	17,605	17,808	17,871	19,148	17,899	16,462	16,261	16,719	16,594	13,629	14,663
76	Capital Leases	(Inclding CPLTD)					423	407	378	348	325	302	276	249	222	192	480	446	441
77	Senior Term Debt 2	(Inclding CPLTD)					0	0	0	0	0	0	0	0	0	0	0	0	0
78	Senior Term Debt 3	(Inclding CPLTD)					0	0	0	0	0	0	0	0	0	0	0	0	0
79	Senior Term Debt 4	(Inclding CPLTD)					0	0	0	0	0	0	0	0	0	0	0	0	0
80	Total Senior Debt						6,342	15,286	17,983	18,156	18,196	19,450	18,174	16,712	16,482	16,912	17,074	14,075	15,105
81	Subordinated Debt 1						0	0	0	0	0	0	0	0	0	0	0	0	0
85	Accrued PIK Interest						0	0	0	0	0	0	0	0	0	0	0	0	0
86	Total Debt						6,342	15,286	17,983	18,156	18,196	19,450	18,174	16,712	16,482	16,912	17,074	14,075	15,105
87	Other LT Liabilities 1						1,124	1,183	1,220	1,255	1,295	1,337	1,375	1,416	1,457	1,497	1,193	1,235	1,277
88	Other LT Liabilities 2						0	0	0	0	0	0	0	0	0	0	0	0	0
89	Total Liabilities						36,086	45,403	48,843	48,040	48,205	48,673	47,104	45,871	45,135	45,658	46,073	47,642	48,593
90
91	Equity 1						0	0	0	0	0	0	0	0	0	0	0	0	0
94	Retained Earnings						8,712	10,144	8,438	8,341	8,273	8,512	8,530	8,750	8,828	8,696	8,958	9,250	9,541
95	Total Equity						8,712	10,144	8,438	8,341	8,273	8,512	8,530	8,750	8,828	8,696	8,958	9,250	9,541
96	Total Liabilities & Equity						44,798	55,547	57,281	56,381	56,478	57,185	55,633	54,621	53,963	54,354	55,031	56,893	58,134
97
98		B/S CHECK					(0)	1	1	1	1	1	1	1	1	1	1	1	1

6. WHOLE WORKSHEET OF DCFM

	B	C	D	E	F	G	H	I	J	K	L	M	N	O	P	Q	R	S	T	U
1							IS M Case	EBITDA	BS M Case	Analysis	Principal	Interest	IS B Case	BS B Case	B Base	FCCR	Cash Flow
2	IBEX Global Solutions US - Base Case				1		8/31/2013	Sep-13	Oct-13	Nov-13	Dec-13	Jan-14	Feb-14	Mar-14	Apr-14	May-14	Jun-14	Jul-14	Aug-14	TOTAL
99	Management Case - Account Analysis
100
101	Accounts Receivable - Days Sales Outstanding						0.0	79.5	84.9	81.0	80.9	86.6	80.9	81.6	82.7	85.6	78.1	77.9	81.7
102	Increase (Decrease)	Adjustment not typically needed here					N/A	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
103	A/R DSOs - Base Case	Use Sensitized Case					0.0	79.5	84.9	81.0	80.9	86.6	80.9	81.6	82.7	85.6	78.1	77.9	81.7
104	Inventory - Days COGS Outstanding						0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
105	Increase (Decrease)	Adjustment not typically needed here					N/A	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
106	Inventory Days COGS - Base Case	Use Sensitized Case					0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
107	Accounts Payable - Days COGS Outstanding						0.0	9.2	9.3	9.4	9.1	10.2	10.7	10.2	10.7	10.5	10.1	10.1	10.1
108	Increase (Decrease)	Adjustment not typically needed here					N/A	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
109	A/P Days COGS - Base Case	Use Sensitized Case					0.0	9.2	9.3	9.4	9.1	10.2	10.7	10.2	10.7	10.5	10.1	10.1	10.1
110
111	PP&E, Net
112	Beginning Balance					Per Opening BS		2,571	2,539	2,544	2,543	2,549	2,561	2,556	2,558	2,555	2,548	2,548	2,522
113	Depreciation	From EBITDA calculation above						(133)	(137)	(141)	(145)	(149)	(153)	(158)	(162)	(167)	(172)	(176)	(180)	(1,872)
114	Capital Expenditures - Cash	CHECK W/ CARL ABOUT CAPEX						51	71	70	76	81	74	80	80	80	86	75	75	896
115	Capital Expenditures - Financed	Supported by Term Debt Additions? - Verify						51	71	70	76	81	74	80	80	80	86	75	75	896
116	Capital Expenditures - Total							101	142	140	151	161	148	160	159	160	172	149	149	1,792
117	(Disposals and Other Adjs)							0	0	0	0	0	0	0	0	0	0	0	0	0
118	Ending Balance - Base Case	This total is used in the Base Case Balance Sheet						2,539	2,544	2,543	2,549	2,561	2,556	2,558	2,555	2,548	2,548	2,522	2,491	(80)
119	Ending Balance - Management Case							2,539	2,544	2,543	2,550	2,561	2,556	2,558	2,555	2,548	2,549	2,522	2,491
120	Unidentified Difference	If not -0- Depr/Capex/Disposals do not reconcile						(0)	(0)	0	(0)	0	(0)	(0)	(0)	0	(0)	(0)	(0)
121
122	Retained Earnings
123	Beginning Balance					Per Opening BS		8,712	9,411	7,672	7,545	7,445	7,652	7,638	7,827	7,873	7,709	7,939	8,200	8,712
124	Net Income							699	(1,738)	(128)	(100)	207	(14)	189	46	(164)	230	261	259	(253)
125	(Distributions - Income Taxes)	Used in Fixed Charge Coverage						0	0	0	0	0	0	0	0	0	0	0	0	0
126	(Distributions - Discretionary)	Used in Fixed Charge Coverage						0	0	0	0	0	0	0	0	0	0	0	0	0
127	Ending Balance							9,411	7,672	7,545	7,445	7,652	7,638	7,827	7,873	7,709	7,939	8,200	8,459	8,459
128	Ending Balance - Management Case							10,144	8,438	8,341	8,273	8,512	8,530	8,750	8,828	8,696	8,958	9,250	9,541
129	Unidentified Difference	ESOP and RE Earnings Movement						(733)	(765)	(797)	(828)	(860)	(892)	(923)	(955)	(987)	(1,018)	(1,050)	(1,082)
130
131	Effective Tax Rate - Management Case							0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
132	Effective Tax Rate - Base Case	Set Base Case Tax Rate (override)					40.0%	40.0%	40.0%	40.0%	40.0%	40.0%	40.0%	40.0%	40.0%	40.0%	40.0%	40.0%	40.0%
133		Typically 0%, adjust in Sensitized Case, override only management case requires a change based on discussion with management

6. WHOLE WORKSHEET OF DCFM

	B	C	D	E	F	G	H	I	J	K	L	M	N	O	P	Q	R	S	T	U
1						IS M Case		EBITDA	BS M Case	Analysis	Principal	Interest	IS B Case	BS B Case	B Base	FCCR	Cash Flow
2	IBEX Global Solutions US - Base Case				1		8/31/2013	Sep-13	Oct-13	Nov-13	Dec-13	Jan-14	Feb-14	Mar-14	Apr-14	May-14	Jun-14	Jul-14	Aug-14	TOTAL
134	Term and Subordinated Debt Analysis
135	Capital Leases
136
137	Beginning Balance					Per Opening BS		423	470	482	491	511	533	549	568	585	602	621	629	423
138	Additions	CHECK W/ CARL						94	60	59	64	68	63	68	68	68	73	63	88	837
139	Amortization							47	49	50	44	46	47	49	50	52	53	55	51	594
140	Ending Balance	Calculated balance is used in the Base Case Bal Sht						470	482	491	511	533	549	568	585	602	621	629	666	666
141	Ending Balance - Management Case							407	378	348	325	302	276	249	222	192	480	446	441	441
142	Unidentified Difference							63	104	143	186	231	274	319	364	409	141	183	225	225
143
144	Senior Term Debt 2
151
152	Senior Term Debt 3
159
160	Senior Term Debt 4
167
168	Subordinated Debt 1
169	Beginning Balance					Per Opening BS		0	0	0	0	0	0	0	0	0	0	0	0	0
170	Additions							0	0	0	0	0	0	0	0	0	0	0	0	0
171	Amortization							0	0	0	0	0	0	0	0	0	0	0	0	0
172	PIK Interest	See Subordinated Debt Interest below						0	0	0	0	0	0	0	0	0	0	0	0	0
173	Ending Balance	Calculated balance is used in the Base Case Bal Sht						0	0	0	0	0	0	0	0	0	0	0	0	0
174	Ending Balance - Management Case							0	0	0	0	0	0	0	0	0	0	0	0	0
175	Unidentified Difference							0	0	0	0	0	0	0	0	0	0	0	0	0
176
177	Subordinated Debt 2
185
186	Subordinated Debt 3
194
195	Subordinated Debt 4
203
204	Total Additions to Debt							94	60	59	64	68	63	68	68	68	73	63	88
205	Total Amortization							47	49	50	44	46	47	49	50	52	53	55	51
206

6. WHOLE WORKSHEET OF DCFM

	B	C	D	E	F	G	H	I	J	K	L	M	N	O	P	Q	R	S	T	U
1							IS M Case	EBITDA	BS M Case	Analysis	Principal	Interest	IS B Case	BS_B_Case	B Base	FCCR	Cash Flow
2	IBEX Global Solutions US - Base Case				1		8/31/2013	Sep-13	Oct-13	Nov-13	Dec-13	Jan-14	Feb-14	Mar-14	Apr-14	May-14	Jun-14	Jul-14	Aug-14	TOTAL
207	Interest Expense
208
209	RLOC
210	Revolver Commitment	LIBOR	0.25%		Commitment		35,000	35,000	35,000	35,000	35,000	35,000	35,000	35,000	35,000	35,000	35,000	35,000	35,000
211	L/Cs	Prime	3.25%		L/Cs		0	0	0	0	0	0	0	0	0	0	0	0	0
212
213	Beginning Balance	LIBOR Floor	0.00%		Total %		Allocation %	5,918	15,543	15,027	15,233	14,984	16,101	14,902	13,841	13,403	13,558	13,708	11,093
214	Interest Expense - LIBOR	L+ Spread	2.50%		2.75%		75%	10	28	26	27	27	26	26	24	24	23	24	20	285
215	Interest Expense - Prime	P+ Spread	0.25%		3.50%		25%	4	12	11	11	11	11	11	10	10	10	10	8	121
216	L/C Fees	L/C Fee			2.75%			0	0	0	0	0	0	0	0	0	0	0	0	0
217	Unused Line Fee	Unused Line Fee			0.25%			6	4	4	4	4	4	4	4	5	4	5	5	54
218	Total Interest Expense	Days 360 or 365			360			21	44	41	43	42	40	42	38	39	38	39	33	459
219
220	Capital Leases
221	Beginning Balance	LIBOR Floor	0.00%		Total %		Allocation %	423	470	482	491	511	533	549	568	585	602	621	629
222	Interest Expense - LIBOR	L+ Spread	6.00%		10.00%		100%	3	4	4	4	4	4	5	5	5	5	5	5	54
223	Interest Expense - Prime	P+ Spread	3.00%		6.25%		0%	0	0	0	0	0	0	0	0	0	0	0	0	0
224	Total Interest Expense	Days 360 or 365			365			3	4	4	4	4	4	5	5	5	5	5	5	54
225
226	Senior Term Debt 2
231
232	Senior Term Debt 3
237
238	Senior Term Debt 4
243
244	Subordinated Debt 1
245	Beginning Balance	LIBOR Floor	0.00%		Total %		Allocation %	0	0	0	0	0	0	0	0	0	0	0	0
246	Interest Expense - LIBOR	L+ Spread	0.00%		0.25%		0%	0	0	0	0	0	0	0	0	0	0	0	0	0
247	Interest Expense - Prime	P+ Spread	0.00%		3.25%		0%	0	0	0	0	0	0	0	0	0	0	0	0	0
248	Interest Expense - Fixed	Fixed Rate			0.00%		100%	0	0	0	0	0	0	0	0	0	0	0	0	0
249	Total Cash Interest Expense							0	0	0	0	0	0	0	0	0	0	0	0	0
250	Interest Expense - PIK	PIK Rate	0.00%					0	0	0	0	0	0	0	0	0	0	0	0	0
251	Total Interest Expense	PIK Accrual	1		See Note (1, 2 or 3)			0	0	0	0	0	0	0	0	0	0	0	0	0
252		Note: PIK Accrual method: 1 = add to debt balance (compounds); 2 = add to Accrued PIK Interest (no compounding); 3 = already included in Management Case Accrued Liabiities
253	Subordinated Debt 2
262	Subordinated Debt 3
271	Subordinated Debt 4
280	PIK Interest Added to Loan Balance							0	0	0	0	0	0	0	0	0	0	0	0	0
281	PIK Interest Added to Accrued Interest							0	0	0	0	0	0	0	0	0	0	0	0	0
282	PIK Interest is included in Mgt Case accrued lia.							0	0	0	0	0	0	0	0	0	0	0	0	0
283	Total PIK Interest							0	0	0	0	0	0	0	0	0	0	0	0	0
284
285	Total Senior Interest Expense							24	47	45	47	47	45	47	43	44	43	45	39	513
286	Total Subordinated Interest Expense							0	0	0	0	0	0	0	0	0	0	0	0	0
287	Total Interest Expense							24	47	45	47	47	45	47	43	44	43	45	39	513
288
289	Total Cash Interest Expense							24	47	45	47	47	45	47	43	44	43	45	39	513
290	Total PIK Interest Expense							0	0	0	0	0	0	0	0	0	0	0	0	0
291	Total Interest Expense							24	47	45	47	47	45	47	43	44	43	45	39	513
292			Total Interest Expense - Management Case					141	940	68	69	71	72	69	67	69	70	66	64	1,766

6. WHOLE WORKSHEET OF DCFM

	B	C	D	E	F	G	H	I	J	K	L	M	N	O	P	Q	R	S	T	U
1							IS M Case	EBITDA	BS M Case	Analysis	Principal	Interest	IS B Case	BS_B_Case	B Base	FCCR	Cash Flow
2	IBEX Global Solutions US - Base Case				1		8/31/2013	Sep-13	Oct-13	Nov-13	Dec-13	Jan-14	Feb-14	Mar-14	Apr-14	May-14	Jun-14	Jul-14	Aug-14	TOTAL
293	Income Statement - Base Case
294	Net Sales 1							14,442	14,033	13,973	14,461	13,397	12,419	13,381	12,485	12,542	13,540	14,894	14,894	164,461
295	Net Sales 2							0	0	0	0	0	0	0	0	0	0	0	0	0
296	Net Sales 3							0	0	0	0	0	0	0	0	0	0	0	0	0
297	Total Revenue							14,442	14,033	13,973	14,461	13,397	12,419	13,381	12,485	12,542	13,540	14,894	14,894	164,461
298	COGS (Variable)							9,764	9,846	9,817	10,167	9,063	8,490	9,061	8,492	8,699	9,138	10,068	10,068	112,674
299	COGS (Fixed)							2,441	2,461	2,454	2,542	2,266	2,123	2,265	2,123	2,175	2,285	2,517	2,517	28,168
300	Total COGS							12,205	12,307	12,272	12,709	11,329	10,613	11,326	10,615	10,873	11,423	12,586	12,586	140,842
301	COGS % of Revenue							84.5%	87.7%	87.8%	87.9%	84.6%	85.5%	84.6%	85.0%	86.7%	84.4%	84.5%	84.5%	85.6%
302	Gross Profit							2,237	1,726	1,701	1,753	2,068	1,806	2,055	1,870	1,669	2,117	2,308	2,308	23,619
303	Gross Margin % of Revenue							15.5%	12.3%	12.2%	12.1%	15.4%	14.5%	15.4%	15.0%	13.3%	15.6%	15.5%	15.5%	14.4%
304	SG&A							1,224	1,354	1,334	1,344	1,364	1,335	1,364	1,334	1,336	1,366	1,503	1,503	16,361
305	Depreciation and Amort							133	137	141	145	149	153	158	162	167	172	176	180	1,872
306	Stock Based Comp/ESOP							42	42	42	42	42	42	42	42	42	42	42	42	501
307	Exceptional Loss							0	992	245	253	234	217	234	218	219	237	261	261	3,372
308	Total Operating Expenses							1,398	2,525	1,761	1,784	1,790	1,748	1,798	1,757	1,764	1,816	1,981	1,985	22,106
309	Total Operating Expenses % of Revenue							9.7%	18.0%	12.6%	12.3%	13.4%	14.1%	13.4%	14.1%	14.1%	13.4%	13.3%	13.3%	13.4%
310	Operating Income							839	(799)	(59)	(31)	279	58	258	114	(95)	300	327	323	1,513
311	Gain on disposal of asset							0	0	0	0	0	0	0	0	0	0	0	0	0
312	Other Expense/(Income)							0	0	0	0	0	0	0	0	0	0	0	0	0
313	Other Expense 3							0	0	0	0	0	0	0	0	0	0	0	0	0
314	Total Non-operating Expenses							0	0	0	0	0	0	0	0	0	0	0	0	0
315	Earnings Before Interest and Taxes							839	(799)	(59)	(31)	279	58	258	114	(95)	300	327	323	1,513
316	Interest Expense	Calculated in Interest Section Line 248						24	47	45	47	47	45	47	43	44	43	45	39	513
317	Earnings Before Taxes							815	(846)	(104)	(78)	232	13	211	71	(139)	258	282	284	999
318	Income Taxes (before cumulative limit of $0)	This line used only in calculating the						326	(338)	(42)	(31)	93	5	84	28	(55)	103	113	114	400
319	Income Taxes (cumulative total limited to $0)	cumulative $0 limit						326	(326)	0	0	7	5	84	28	(55)	103	113	114	400
320	Net Income - Base Case							489	(520)	(104)	(78)	225	8	127	42	(83)	155	169	171	600
321
322	Net Income - Management Case							699	(1,738)	(128)	(100)	207	(14)	189	46	(164)	230	261	259	(253)
323

6. WHOLE WORKSHEET OF DCFM

	B	C	D	E	F	G	H	I	J	K	L	M	N	O	P	Q	R	S	T	U
1							IS M Case	EBITDA	BS M Case	Analysis	Principal	Interest	IS B Case	BS_B_Case	B Base	FCCR	Cash Flow
2	IBEX Global Solutions US - Base Case				1		8/31/2013	Sep-13	Oct-13	Nov-13	Dec-13	Jan-14	Feb-14	Mar-14	Apr-14	May-14	Jun-14	Jul-14	Aug-14	TOTAL
324	Balance Sheet - Base Case						Opening BS
325	Cash						0	0	0	0	0	0	0	0	0	0	0	0	0
326	Accounts Receivable						26,992	38,287	38,435	37,732	37,759	37,406	35,859	35,241	34,400	34,630	35,248	37,446	39,268
327	Other Receivables						0	0	0	0	0	0	0	0	0	0	0	0	0
328	Inventory						0	0	0	0	0	0	0	0	0	0	0	0	0
329	Prepaids and deferred expenses						2,353	1,089	1,080	911	893	1,862	1,937	1,818	1,777	1,736	1,695	1,653	1,612
330	Deferred expenses						0	0	0	0	0	0	0	0	0	0	0	0	0
331	Due from affiliates						2,432	2,426	2,001	2,008	2,006	1,956	1,964	1,967	1,966	1,967	1,966	1,967	1,967
332	Other Current Assets 3						0	0	0	0	0	0	0	0	0	0	0	0	0
333	Total Current Assets						31,777	41,802	41,516	40,651	40,657	41,224	39,761	39,026	38,143	38,332	38,908	41,066	42,847
334
335	PP&E, Net						2,571	2,539	2,544	2,543	2,549	2,561	2,556	2,558	2,555	2,548	2,548	2,522	2,491
336	Intangible Assets						9,014	9,135	9,135	9,135	9,135	9,135	9,135	9,135	9,135	9,135	9,135	9,135	9,135
337	Long term deferred expenses/deposits						1,436	1,855	1,855	1,855	1,660	1,660	1,660	1,708	1,708	1,708	1,708	1,708	1,708
338	Long term deferred expenses						0	0	0	0	0	0	0	0	0	0	0	0	0
339	Long term deposits						0	0	0	0	0	0	0	0	0	0	0	0	0
340	Total Assets						44,798	55,331	55,050	54,185	54,002	54,580	53,112	52,427	51,541	51,723	52,300	54,431	56,182
341
342	Accounts Payable						3,174	3,731	3,709	3,862	3,724	3,721	4,041	3,720	3,784	3,666	3,864	4,085	4,085
343	-						0	0	0	0	0	0	0	0	0	0	0	0	0
344	Accrued Expenses and other payables						2,040	12,910	12,647	12,231	12,445	11,638	11,004	11,497	10,901	11,072	11,414	15,695	15,574
345	Accrued compensation						9,933	0	0	0	0	0	0	0	0	0	0	0	0
346	Deferred revenue						1,180	0	0	0	0	0	0	0	0	0	0	0	0
347	Due to affiliates						12,292	12,292	13,284	12,537	12,545	12,526	12,509	12,526	12,510	12,511	12,529	12,553	12,553
348	Other Current Lia. 4						0	0	0	0	0	0	0	0	0	0	0	0	0
349	Total Current Liabilities						28,620	28,934	29,640	28,629	28,714	27,886	27,554	27,743	27,195	27,250	27,807	32,333	32,211
350
351	RLOC	RLOC Balance is Calculated Here					5,918	15,543	15,027	15,233	14,984	16,101	14,902	13,841	13,403	13,558	13,708	11,093	12,715
352	Capital Leases	(Incl. CPLTD)					423	470	482	491	511	533	549	568	585	602	621	629	666
353	Senior Term Debt 2	(Incl. CPLTD)					0	0	0	0	0	0	0	0	0	0	0	0	0
354	Senior Term Debt 3	(Incl. CPLTD)					0	0	0	0	0	0	0	0	0	0	0	0	0
355	Senior Term Debt 4	(Incl. CPLTD)					0	0	0	0	0	0	0	0	0	0	0	0	0
356	Total Senior Debt						6,342	16,013	15,509	15,724	15,495	16,634	15,451	14,410	13,988	14,160	14,329	11,722	13,381
357	Subordinated Debt 1						0	0	0	0	0	0	0	0	0	0	0	0	0
358	Subordinated Debt 2						0	0	0	0	0	0	0	0	0	0	0	0	0
359	Subordinated Debt 3						0	0	0	0	0	0	0	0	0	0	0	0	0
360	Subordinated Debt 4						0	0	0	0	0	0	0	0	0	0	0	0	0
361	Accrued PIK Interest						0	0	0	0	0	0	0	0	0	0	0	0	0
362	Total Debt						6,342	16,013	15,509	15,724	15,495	16,634	15,451	14,410	13,988	14,160	14,329	11,722	13,381
363	Other LT Liabilities 1						1,124	1,183	1,220	1,255	1,295	1,337	1,375	1,416	1,457	1,497	1,193	1,235	1,277
364	Other LT Liabilities 2						0	0	0	0	0	0	0	0	0	0	0	0	0
365	Total Liabilities						36,086	46,130	46,369	45,608	45,504	45,857	44,381	43,569	42,641	42,906	43,328	45,290	46,870
366
367	Equity 1						0	0	0	0	0	0	0	0	0	0	0	0	0
368	Equity 2						0	0	0	0	0	0	0	0	0	0	0	0	0
369	Equity 3						0	0	0	0	0	0	0	0	0	0	0	0	0
370	Retained Earnings						8,712	9,201	8,681	8,577	8,499	8,723	8,731	8,858	8,900	8,817	8,972	9,141	9,312
371	Total Equity						8,712	9,201	8,681	8,577	8,499	8,723	8,731	8,858	8,900	8,817	8,972	9,141	9,312
372	Total Liabilities & Equity						44,798	55,331	55,050	54,185	54,002	54,580	53,112	52,427	51,541	51,723	52,300	54,431	56,182
373
374					B/S CHECK		(0)	0	0	0	0	0	0	0	0	0	0	0	0
375			RLOC per Management Case				5,918	14,879	17,605	17,808	17,871	19,148	17,899	16,462	16,261	16,719	16,594	13,629	14,663

6. WHOLE WORKSHEET OF DCFM

	B	C	D	E	F	G	H	I	J	K	L	M	N	O	P	Q	R	S	T	U
1							IS M Case	EBITDA	BS M Case	Analysis	Principal	Interest	IS B Case	BS_B_Case	B Base	FCCR	Cash Flow
2	IBEX Global Solutions US - Base Case				1		8/31/2013	Sep-13	Oct-13	Nov-13	Dec-13	Jan-14	Feb-14	Mar-14	Apr-14	May-14	Jun-14	Jul-14	Aug-14	TOTAL
376	Borrowing Base - Base Case
377	Accounts Receivable	Per Base Case Balance Sheet					26,992	38,287	38,435	37,732	37,759	37,406	35,859	35,241	34,400	34,630	35,248	37,446	39,268
378	Allowance / Reserves (add back)						0	0	0	0	0	0	0	0	0	0	0	0	0
379	Accounts Receivable - Gross						26,992	38,287	38,435	37,732	37,759	37,406	35,859	35,241	34,400	34,630	35,248	37,446	39,268
380
381	Accounts Receivable - Trade						26,992	38,287	38,435	37,732	37,759	37,406	35,859	35,241	34,400	34,630	35,248	37,446	39,268
382	% of Total		= 100% - Other 1, 2 and 3				100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
383	Ineligible %	CHECK	Ineligible %		3.4%		3.4%	3.4%	3.4%	3.4%	3.4%	3.4%	3.4%	3.4%	3.4%	3.4%	3.4%	3.4%	3.4%
384	Ineligible $						0	0	0	0	0	0	0	0	0	0	0	0	0
385	Total Ineligible				3.986%		928	1,317	1,322	1,298	1,299	1,286	1,233	1,212	1,183	1,191	1,212	1,288	1,350
386	Eligible				1,076		26,064	36,970	37,114	36,435	36,460	36,120	34,626	34,029	33,217	33,439	34,035	36,158	37,918
387	Advance Rate		Advance Rate		85.0%		85.0%	85.0%	85.0%	85.0%	85.0%	85.0%	85.0%	85.0%	85.0%	85.0%	85.0%	85.0%	85.0%
388	Available before subline				25,916		22,154	31,424	31,547	30,969	30,991	30,702	29,432	28,925	28,235	28,423	28,930	30,734	32,230
389	A/R Other Subline		Trade A/R Subline		0		0	0	0	0	0	0	0	0	0	0	0	0	0
390	Available After Subline						22,154	31,424	31,547	30,969	30,991	30,702	29,432	28,925	28,235	28,423	28,930	30,734	32,230
391
392	Accounts Receivable - Other 1						0	0	0	0	0	0	0	0	0	0	0	0	0
393	% of Total		% of Total		0.0%		0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
394	Ineligible %		Ineligible %		0.0%		0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
395	Ineligible $						0	0	0	0	0	0	0	0	0	0	0	0	0
396	Ineligible						0	0	0	0	0	0	0	0	0	0	0	0	0
397	Eligible						0	0	0	0	0	0	0	0	0	0	0	0	0
398	Advance Rate		Advance Rate		0.0%		0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
399	Available before subline						0	0	0	0	0	0	0	0	0	0	0	0	0
400	A/R Other Subline		A/R Other Subline		0		0	0	0	0	0	0	0	0	0	0	0	0	0
401	Available After Subline						0	0	0	0	0	0	0	0	0	0	0	0	0
402
403	Accounts Receivable - Other 2						0	0	0	0	0	0	0	0	0	0	0	0	0
404	% of Total		% of Total		0.0%		0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
413
414	Accounts Receivable - Other 3						0	0	0	0	0	0	0	0	0	0	0	0	0
415	% of Total		% of Total		0.0%		0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
424
425	Total A/R						26,992	38,287	38,435	37,732	37,759	37,406	35,859	35,241	34,400	34,630	35,248	37,446	39,268
426	Ineligible - Total						928	1,317	1,322	1,298	1,299	1,286	1,233	1,212	1,183	1,191	1,212	1,288	1,350
427	Ineligible - % of Total A/R						3.4%	3.4%	3.4%	3.4%	3.4%	3.4%	3.4%	3.4%	3.4%	3.4%	3.4%	3.4%	3.4%
428	Eligible						26,064	36,970	37,114	36,435	36,460	36,120	34,626	34,029	33,217	33,439	34,035	36,158	37,918
429	Available before (overall) A/R subline						22,154	31,424	31,547	30,969	30,991	30,702	29,432	28,925	28,235	28,423	28,930	30,734	32,230
430	Effective Advance Rate						82.1%	82.1%	82.1%	82.1%	82.1%	82.1%	82.1%	82.1%	82.1%	82.1%	82.1%	82.1%	82.1%
431	A/R (Overall) Subline		A/R (overall) subline		35,000		35,000	35,000	35,000	35,000	35,000	35,000	35,000	35,000	35,000	35,000	35,000	35,000	35,000
432	Available After Subline						22,154	31,424	31,547	30,969	30,991	30,702	29,432	28,925	28,235	28,423	28,930	30,734	32,230
433	Total Available A/R						22,154	31,424	31,547	30,969	30,991	30,702	29,432	28,925	28,235	28,423	28,930	30,734	32,230
434
435	Inventory	Per Base Case Balance Sheet					0	0	0	0	0	0	0	0	0	0	0	0	0
436	LIFO / Other Reserves (Add-back)						0	0	0	0	0	0	0	0	0	0	0	0	0
437	Inventory - Gross						0	0	0	0	0	0	0	0	0	0	0	0	0
438
439	Inventory 1						0	0	0	0	0	0	0	0	0	0	0	0	0
440	% of Total		= 100% - Other 1, 2 and 3				100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
441	Ineligible %		Ineligible %		0.0%		0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
442	Ineligible $						0	0	0	0	0	0	0	0	0	0	0	0	0
443	Total Ineligible						0	0	0	0	0	0	0	0	0	0	0	0	0
444	Eligible						0	0	0	0	0	0	0	0	0	0	0	0	0
445	Advance Rate		Advance Rate		0.0%		0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
446	Available before subline						0	0	0	0	0	0	0	0	0	0	0	0	0
447	Inventory Subline		Tranche Subline		0		0	0	0	0	0	0	0	0	0	0	0	0	0
448	Available After Subline						0	0	0	0	0	0	0	0	0	0	0	0	0
449
450	Inventory 2						0	0	0	0	0	0	0	0	0	0	0	0	0
451	% of Total		% of Total		0.0%		0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
460
461	Inventory 3						0	0	0	0	0	0	0	0	0	0	0	0	0
462	% of Total		% of Total		0.0%		0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
471
472	Total Inventory						0	0	0	0	0	0	0	0	0	0	0	0	0
473	Total Ineligible						0	0	0	0	0	0	0	0	0	0	0	0	0
474	Total Eligible						0	0	0	0	0	0	0	0	0	0	0	0	0
475	Effective Advance Rate						0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
476	Available before Inventory (overall) subline						0	0	0	0	0	0	0	0	0	0	0	0	0
477	Inventory (overall) Subline		Inventory Subline		0		0	0	0	0	0	0	0	0	0	0	0	0	0
478	Available Inventory after Subline						0	0	0	0	0	0	0	0	0	0	0	0	0

6. WHOLE WORKSHEET OF DCFM

	B	C	D	E	F	G	H	I	J	K	L	M	N	O	P	Q	R	S	T	U
1							IS M Case	EBITDA	BS M Case	Analysis	Principal	Interest	IS B Case	BS_B_Case	B Base	FCCR	Cash Flow
2	IBEX Global Solutions US - Base Case					1	8/31/2013	Sep-13	Oct-13	Nov-13	Dec-13	Jan-14	Feb-14	Mar-14	Apr-14	May-14	Jun-14	Jul-14	Aug-14	TOTAL
479
480	Other Revolver Collateral 1	Description					0	0	0	0	0	0	0	0	0	0	0	0	0
481	Ineligible %		Ineligible %			0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
482	Ineligible $						0	0	0	0	0	0	0	0	0	0	0	0	0
483	Ineligible						0	0	0	0	0	0	0	0	0	0	0	0	0
484	Other Adjustments						0	0	0	0	0	0	0	0	0	0	0	0	0
485	Eligible						0	0	0	0	0	0	0	0	0	0	0	0	0
486	Advance Rate		Advance Rate			0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
487	Available						0	0	0	0	0	0	0	0	0	0	0	0	0
488	Subline		Subline			0	0	0	0	0	0	0	0	0	0	0	0	0	0
489	Available After Subline						0	0	0	0	0	0	0	0	0	0	0	0	0
490
491	Other Revolver Collateral 2	Description					0	0	0	0	0	0	0	0	0	0	0	0	0
501
502	Other Revolver Collateral 3	Description					0	0	0	0	0	0	0	0	0	0	0	0	0
512
513	Total Availability						22,154	31,424	31,547	30,969	30,991	30,702	29,432	28,925	28,235	28,423	28,930	30,734	32,230
514	Line Limit (Revolver Commitment)	Input in Interest section above					35,000	35,000	35,000	35,000	35,000	35,000	35,000	35,000	35,000	35,000	35,000	35,000	35,000
515	Total Availability after Line Limit						22,154	31,424	31,547	30,969	30,991	30,702	29,432	28,925	28,235	28,423	28,930	30,734	32,230
516	Revolver Balance						5,918	15,543	15,027	15,233	14,984	16,101	14,902	13,841	13,403	13,558	13,708	11,093	12,715
517	L/Cs	Input in Interest section above					0	0	0	0	0	0	0	0	0	0	0	0	0
518	Reserve 1						78	78	78	78	78	78	78	78	78	78	78	78	78
519	Reserve 2						0	0	0	0	0	0	0	0	0	0	0	0	0
520	Reserve 3						0	0	0	0	0	0	0	0	0	0	0	0	0
521	Excess Availability						16,158	15,804	16,442	15,658	15,930	14,523	14,452	15,005	14,754	14,787	15,144	19,563	19,437
522
523	Total Availability Before Line Limits						22,154	31,424	31,547	30,969	30,991	30,702	29,432	28,925	28,235	28,423	28,930	30,734	32,230
524	Suppressed Availability						0	0	0	0	0	0	0	0	0	0	0	0	0
525

6. WHOLE WORKSHEET OF DCFM

	B	C	D	E	F	G	H	I		J		K		L		M		N		O		P		Q		R		S		T		U
1							IS M Case	EBITDA		BS M Case		Analysis		Principal		Interest		IS B Case		BS B Case		B Base		FCCR		Cash Flow
2	IBEX Global Solutions US - Base Case				1		8/31/2013	Sep-13		Oct-13		Nov-13		Dec-13		Jan-14		Feb-14		Mar-14		Apr-14		May-14		Jun-14		Jul-14		Aug-14		TOTAL
526	Fixed Charge Coverage
527	Base Case (Underwriting) EBITDA							1,014		372		367		409		704		470		691		536		333		751		805		805		7,257
528	Other adjustment 1							0		0		0		0		0		0		0		0		0		0		0		0		0
529	Other adjustment 2							0		0		0		0		0		0		0		0		0		0		0		0		0
530	Base Case EBITDA							1,014		372		367		409		704		470		691		536		333		751		805		805		7,257
531		Memo - Management Case EBITDA						1,014		372		367		409		704		470		691		536		333		751		805		805		7,257
532	Fixed Charge Coverage - PNC Standard
533	Base Case EBITDA							1,014		372		367		409		704		470		691		536		333		751		805		805		7,257
534	Less:
535	Cash Capital Expenditures							51		71		70		76		81		74		80		80		80		86		75		75		896
536	Income Taxes - Base Case							326		(326)		0		0		7		5		84		28		(55)		103		113		114		400
537	Distributions - Income Taxes							0		0		0		0		0		0		0		0		0		0		0		0		0
538	Distributions - Discretionary							0		0		0		0		0		0		0		0		0		0		0		0		0
539	Royalty Payments	ROYALTY PAYMENTS						0		992		245		253		234		217		234		218		219		237		261		261		3,372
540	Other 2							0		0		0		0		0		0		0		0		0		0		0		0		0
541	EBITDA - Net							637		(365)		53		80		382		174		293		210		89		325		357		356		2,589
542	Cash Interest Expense							24		47		45		47		47		45		47		43		44		43		45		39		513
543	Amortization of LT Debt							47		49		50		44		46		47		49		50		52		53		55		51		594
544	Other 3							0		0		0		0		0		0		0		0		0		0		0		0		0
545	Other 4							0		0		0		0		0		0		0		0		0		0		0		0		0
546	Total Fixed Charges							71		96		95		91		92		92		96		93		95		96		100		90		1,108
547	FCCR - Monthly							8.93	x	-3.80	x	0.56	x	0.88	x	4.13	x	1.89	x	3.07	x	2.25	x	0.93	x	3.38	x	3.59	x	3.98	x	2.34	x
548
549	All in tax rate - informational							40%		39%		0%		0%		3%		40%		40%		40%		40%		40%		40%		40%		40%
550
551								Prior 12 Months										Current 12 Months
552	Fixed Charge Coverage - Standard - Quarterly							1 - 3		4 - 6		7 - 9		10 - 12		Total Yr		1 - 3		4 - 6		7 - 9		10 - 12		Total Yr
553	Base Case EBITDA							1,441		1,441		1,441		1,441		5,763		1,753		1,583		1,560		2,361		7,257
554	Less:
555	Cash Capital Expenditures	Pro forma prior 12 months						224		224		224		224		896		192		230		240		235		896
556	Income Taxes - Base Case	Pro forma prior 12 months						389		389		389		389		1,557		0		13		57		330		400
557	Distributions - Income Taxes							0		0		0		0		0		0		0		0		0		0
558	Distributions - Discretionary							0		0		0		0		0		0		0		0		0		0
559	Royalty Payments							0		0		0		494		494		1,237		705		672		758		3,372
560	Other 2							0		0		0		0		0		0		0		0		0		0
561	EBITDA - Net							828		828		828		334		2,816		325		635		591		1,038		2,589
562	Cash Interest Expense	Pro forma prior 12 months						128		128		128		128		513		116		138		133		126		513
563	Amortization of LT Debt	Pro forma prior 12 months						149		149		149		149		594		146		138		151		159		594
564	Other 3							0		0		0		0		0		0		0		0		0		0
565	Other 4							0		0		0		0		0		0		0		0		0		0
566	Total Fixed Charges							277		277		277		277		1,108		262		276		284		285		1,108
567	FCCR - Quarterly							2.99	x	2.99	x	2.99	x	1.20	x	2.54	x	1.24	x	2.30	x	2.08	x	3.64	x	2.34	x
568	FCCR - Build-up																	1.24	x	1.78	x	1.89	x	2.34	x
569	FCCR - TTM																	2.12	x	1.94	x	1.71	x	2.34	x
570																		5.95	x	5.39	x	5.06	x	5.38	x

6. WHOLE WORKSHEET OF DCFM

	B	C	D	E	F	G	H	I	J	K	L	M	N		O		P		Q		R	S	T	U
1							IS M Case	EBITDA	BS M Case	Analysis	Principal	Interest	IS B Case		BS B Case		B Base		FCCR		Cash Flow
2	IBEX Global Solutions US - Base Case				1		8/31/2013	Sep-13	Oct-13	Nov-13	Dec-13	Jan-14	Feb-14		Mar-14		Apr-14		May-14		Jun-14	Jul-14	Aug-14	TOTAL
571	Fixed Charge Coverage - Optional
625													3.70	x	3.61	x	3.73	x	5.38	x

6. WHOLE WORKSHEET OF DCFM

	B	C	D	E	F	G	H	I	J	K	L	M	N		O		P		Q		R	S	T	U
1							IS M Case	EBITDA	BS M Case	Analysis	Principal	Interest	IS B Case		BS B Case		B Base		FCCR		Cash Flow
2	IBEX Global Solutions US - Base Case				1		8/31/2013	Sep-13	Oct-13	Nov-13	Dec-13	Jan-14	Feb-14		Mar-14		Apr-14		May-14		Jun-14	Jul-14	Aug-14	TOTAL
626	Leverage														Current 12 Months
627													Q1		Q2		Q3		Q4
628	Total Senior Debt												15,724		15,451		14,160		13,381
629	Total Debt												15,724		15,451		14,160		13,381
630	Senior Leverage - YTD	Based on annualized YTD Adjusted Base Case EBITDA											2.24	x	2.32	x	2.17	x	1.84	x
631	Total Leverage - YTD	Based on annualized YTD Adjusted Base Case EBITDA											2.24	x	2.32	x	2.17	x	1.84	x
632	Senior Leverage - TTM												2.59	x	2.49	x	2.23	x	1.84	x
633	Total Leverage - TTM												2.59	x	2.49	x	2.23	x	1.84	x
634

6. WHOLE WORKSHEET OF DCFM

	B	C	D	E	F	G	H	I	J	K	L	M	N	O	P	Q	R	S	T	U
1							IS M Case	EBITDA	BS M Case	Analysis	Principal	Interest	IS B Case	BS B Case	B Base	FCCR	Cash Flow
2	IBEX Global Solutions US - Base Case				1		8/31/2013	Sep-13	Oct-13	Nov-13	Dec-13	Jan-14	Feb-14	Mar-14	Apr-14	May-14	Jun-14	Jul-14	Aug-14	TOTAL
635	Cash Flow Statement (Net Change in RLOC)
636
637	Operating Activities
638	Net Income							489	(520)	(104)	(78)	225	8	127	42	(83)	155	169	171	600
639	Depreciation							133	137	141	145	149	153	158	162	167	172	176	180	1,872
640	Amortization							-	-	-	-	-	-	-	-	-	-	-	-	-
641	PIK Interest							-	-	-	-	-	-	-	-	-	-	-	-	-
642
643	Net change in Working Capital Accounts
644	Cash							-	-	-	-	-	-	-	-	-	-	-	-	-
645	Accounts Receivable							(11,295)	(149)	703	(27)	352	1,547	618	840	(229)	(618)	(2,198)	(1,823)	(12,277)
646	Other Receivables							-	-	-	-	-	-	-	-	-	-	-	-	-
647	Inventory							-	-	-	-	-	-	-	-	-	-	-	-	-
648	Prepaids and deferred expenses							1,264	10	169	18	(969)	(76)	119	41	41	41	41	41	741
649	Deferred expenses							-	-	-	-	-	-	-	-	-	-	-	-	-
650	Due from affiliates							6	425	(7)	2	50	(8)	(2)	1	(1)	1	(1)	-	465
651	Other Current Assets 3							-	-	-	-	-	-	-	-	-	-	-	-	-
652	Accounts Payable							557	(22)	153	(138)	(3)	320	(321)	64	(118)	198	221	-	911
653	-							-	-	-	-	-	-	-	-	-	-	-	-	-
654	Accrued Expenses and other payables							10,870	(264)	(416)	214	(807)	(634)	493	(596)	172	341	4,282	(121)	13,534
655	Accrued compensation							(9,933)	-	-	-	-	-	-	-	-	-	-	-	(9,933)
656	Deferred revenue							(1,180)	-	-	-	-	-	-	-	-	-	-	-	(1,180)
657	Due to affiliates							0	992	(748)	9	(19)	(17)	17	(16)	1	17	24	-	261
658	Other Current Lia. 4							-	-	-	-	-	-	-	-	-	-	-	-	-
659	PIK Interest Included in Accrued Liabilities							-	-	-	-	-	-	-	-	-	-	-	-	-
660	Total Working Capital (Incr) Decr							(9,711)	992	(146)	79	(1,395)	1,132	924	335	(134)	(20)	2,368	(1,903)	(7,479)
661	Total - Operating Activities							(9,089)	609	(110)	146	(1,021)	1,293	1,208	539	(50)	306	2,714	(1,552)	(5,008)
662
663	Investing & Financing Activities
664	Capital Expenditures							(101)	(142)	(140)	(151)	(161)	(148)	(160)	(159)	(160)	(172)	(149)	(149)	(1,792)
665	PP&E - Dispositions and Other							-	-	-	-	-	-	-	-	-	-	-	-	-
666	Net change in Other Assets							(540)	-	-	195	-	-	(48)	-	-	-	-	-	(393)
667	Net change in Other Liabilities							59	37	35	40	42	38	41	41	39	(304)	42	42	153
668	Additions to LT Debt							94	60	59	64	68	63	68	68	68	73	63	88	837
669	Payments of LT Debt							(47)	(49)	(50)	(44)	(46)	(47)	(49)	(50)	(52)	(53)	(55)	(51)	(594)
670	Distributions							-	-	-	-	-	-	-	-	-	-	-	-	-
671	Other changes in Equity							-	-	-	-	-	-	-	-	-	-	-	-	-
672	Total - Investing & Financing Activities							(535)	(93)	(96)	103	(96)	(94)	(147)	(101)	(105)	(456)	(99)	(70)	(1,789)
673	Net Change in RLOC							9,625	(516)	206	(249)	1,118	(1,199)	(1,061	(438)	155	150	(2,615)	1,622	6,797
674	RLOC - Beginning of Period							5,918	15,543	15,027	15,233	14,984	16,101	14,902	13,841	13,403	13,558	13,708	11,093	5,918
675	RLOC - End of Period							15,543	15,027	15,233	14,984	16,101	14,902	13,841	13,403	13,558	13,708	11,093	12,715	12,715
676						Check		0	(0)	0	-	-	-	-	-	-	-	-	-	0

6. WHOLE WORKSHEET OF DCFM

	B	C	D	E	F	G	H	I	J	K	L	M	N	O	P	Q	R	S	T	U
1							IS M Case	EBITDA	BS M Case	Analysis	Principal	Interest	IS B Case	BS B Case	B Base	FCCR	Cash Flow
2	IBEX Global Solutions US - Base Case				1		8/31/2013	Sep-13	Oct-13	Nov-13	Dec-13	Jan-14	Feb-14	Mar-14	Apr-14	May-14	Jun-14	Jul-14	Aug-14	TOTAL
677	Net Change in Balance Sheet Accounts
678	Cash							-	-	-	-	-	-	-	-	-	-	-	-
679	Accounts Receivable							(11,295)	(149)	703	(27)	352	1,547	618	840	(229)	(618)	(2,198)	(1,823)
680	Other Receivables							-	-	-	-	-	-	-	-	-	-	-	-
681	Inventory							-	-	-	-	-	-	-	-	-	-	-	-
682	Prepaids and deferred expenses							1,264	10	169	18	(969)	(76)	119	41	41	41	41	41
683	Deferred expenses							-	-	-	-	-	-	-	-	-	-	-	-
684	Due from affiliates							6	425	(7)	2	50	(8)	(2)	1	(1)	1	(1)	-
685	Other Current Assets 3							-	-	-	-	-	-	-	-	-	-	-	-
686
687	-
688	PP&E, Net							32	(5)	1	(6)	(12)	5	(2)	3	7	(0)	27	31
689	Intangible Assets							(121)	-	-	-	-	-	-	-	-	-	-	-
690	Long term deferred expenses/deposits							(419)	-	-	195	-	-	(48)	-	-	-	-	-
691	Long term deferred expenses							-	-	-	-	-	-	-	-	-	-	-	-
692	Long term deposits							-	-	-	-	-	-	-	-	-	-	-	-
693
694	-
695	Accounts Payable							557	(22)	153	(138)	(3)	320	(321)	64	(118)	198	221	-
696	-							-	-	-	-	-	-	-	-	-	-	-	-
697	Accrued Expenses and other payables							10,870	(264)	(416)	214	(807)	(634)	493	(596)	172	341	4,282	(121)
698	Accrued compensation							(9,933)	-	-	-	-	-	-	-	-	-	-	-
699	Deferred revenue							(1,180)	-	-	-	-	-	-	-	-	-	-	-
700	Due to affiliates							0	992	(748)	9	(19)	(17)	17	(16)	1	17	24	-
701	Other Current Lia. 4							-	-	-	-	-	-	-	-	-	-	-	-
702
703	-
704	RLOC							9,625	(516)	206	(249)	1,118	(1,199)	(1,061)	(438)	155	150	(2,615)	1,622
705	Capital Leases							47	12	9	20	22	16	19	17	16	20	8	37
706	Senior Term Debt 2							-	-	-	-	-	-	-	-	-	-	-	-
707	Senior Term Debt 3							-	-	-	-	-	-	-	-	-	-	-	-
708	Senior Term Debt 4							-	-	-	-	-	-	-	-	-	-	-	-
709
710	Subordinated Debt 1							-	-	-	-	-	-	-	-	-	-	-	-
711	Subordinated Debt 2							-	-	-	-	-	-	-	-	-	-	-	-
712	Subordinated Debt 3							-	-	-	-	-	-	-	-	-	-	-	-
713	Subordinated Debt 4							-	-	-	-	-	-	-	-	-	-	-	-
714	Accrued PIK Interest							-	-	-	-	-	-	-	-	-	-	-	-
715
716	Other LT Liabilities 1							59	37	35	40	42	38	41	41	39	(304)	42	42
717	Other LT Liabilities 2							-	-	-	-	-	-	-	-	-	-	-	-
718
719	-
720	Equity 1							-	-	-	-	-	-	-	-	-	-	-	-
721	Equity 2							-	-	-	-	-	-	-	-	-	-	-	-
722	Equity 3							-	-	-	-	-	-	-	-	-	-	-	-
723	Retained Earnings							489	(520)	(104)	(78)	225	8	127	42	(83)	155	169	171
724
725	Net change in assets							(10,533)	281	865	183	(578)	1,469	685	885	(182)	(577)	(2,131)	(1,751)
726	Net change in Lia and Equity							10,533	(281)	(865)	(183)	578	(1,469)	(685)	(885)	182	577	2,131	1,751
727	Net change in RLOC - check							(9,625)	516	(206)	249	(1,118)	1,199	1,061	438	(155)	(150)	2,615	(1,622)

6. WHOLE WORKSHEET OF DCFM

	B	C	D	E	F	G	H	I	J	K	L	M	N	O	P	Q	R	S	T	U
1							IS M Case	EBITDA	BS M Case	Analysis	Principal	Interest	IS B Case	BS B Case	B Base	FCCR	Cash Flow
2	IBEX Global Solutions US - Base Case				1		8/31/2013	Sep-13	Oct-13	Nov-13	Dec-13	Jan-14	Feb-14	Mar-14	Apr-14	May-14	Jun-14	Jul-14	Aug-14	TOTAL
3					8/31/2013		Days in Mo.	30	31	30	31	31	28	31	30	31	30	31	31	365
4	Income Statement - Management Case				TTM
5	Net Sales 1				138,800			14,442	14,033	13,973	14,461	13,397	12,419	13,381	12,485	12,542	13,540	14,894	14,894	164,461
6	Net Sales 2				0			0	0	0	0	0	0	0	0	0	0	0	0	0
7	Net Sales 3				0			0	0	0	0	0	0	0	0	0	0	0	0	0
8	Total Revenue				138,800			14,442	14,033	13,973	14,461	13,397	12,419	13,381	12,485	12,542	13,540	14,894	14,894	164,461
9	COGS (Variable)	% Variable	80.0%		94,476			9,764	9,846	9,817	10,167	9,063	8,490	9,061	8,492	8,699	9,138	10,068	10,068	112,674
10	COGS (Fixed)	% Fixed	20.0%		23,619			2,441	2,461	2,454	2,542	2,266	2,123	2,265	2,123	2,175	2,285	2,517	2,517	28,168
11	Total COGS				118,095			12,205	12,307	12,272	12,709	11,329	10,613	11,326	10,615	10,873	11,423	12,586	12,586	140,842
12	COGS % of Revenue				85.1%			84.5%	87.7%	87.8%	87.9%	84.6%	85.5%	84.6%	85.0%	86.7%	84.4%	84.5%	84.5%	85.6%
13	Gross Profit				20,705			2,237	1,726	1,701	1,753	2,068	1,806	2,055	1,870	1,669	2,117	2,308	2,308	23,619
14	Gross Margin % of Revenue				14.9%			15.5%	12.3%	12.2%	12.1%	15.4%	14.5%	15.4%	15.0%	13.3%	15.6%	15.5%	15.5%	14.4%
15	SG&A				14,952			1,224	1,354	1,334	1,344	1,364	1,335	1,364	1,334	1,336	1,366	1,503	1,503	16,361
16	Depreciation and Amort				1,358			133	137	141	145	149	153	158	162	167	172	176	180	1,872
17	Stock Based Comp/ESOP				428			42	42	42	42	42	42	42	42	42	42	42	42	501
18	Exceptional Loss				13,632			0	992	245	253	234	217	234	218	219	237	261	261	3,372
19	Total Operating Expenses				30,370			1,398	2,525	1,761	1,784	1,790	1,748	1,798	1,757	1,764	1,816	1,981	1,985	22,106
20	Total Operating Expenses % of Revenue				21.9%			9.7%	18.0%	12.6%	12.3%	13.4%	14.1%	13.4%	14.1%	14.1%	13.4%	13.3%	13.3%	13.4%
21	Operating Income				(9,665)			839	(799)	(59)	(31)	279	58	258	114	(95)	300	327	323	1,513
22	Gain on disposal of asset				0			0	0	0	0	0	0	0	0	0	0	0	0	0
23	Other Expense/(Income)				(11)			0	0	0	0	0	0	0	0	0	0	0	0	0
24	Other Expense 3				0			0	0	0	0	0	0	0	0	0	0	0	0	0
25	Total Non-operating Expenses				(11)			0	0	0	0	0	0	0	0	0	0	0	0	0
26	Earnings Before Interest and Taxes				(9,654)			839	(799)	(59)	(31)	279	58	258	114	(95)	300	327	323	1,513
27	Interest Expense	Used for N/I Tie-Out Only			1,817			141	940	68	69	71	72	69	67	69	70	66	64	1,766
28	Earnings Before Taxes				(11,471)			699	(1,738)	(128)	(100)	207	(14)	189	46	(164)	230	261	259	(253)
29	Income Taxes				(1,385)			0	0	0	0	0	0	0	0	0	0	0	0	0
30	Net Income				(10,086)			699	(1,738)	(128)	(100)	207	(14)	189	46	(164)	230	261	259	(253)
31
32	EBITDA
33	Net Income				(10,086)			699	(1,738)	(128)	(100)	207	(14)	189	46	(164)	230	261	259	(253)
34	Depreciation	Note: Depr and Amort must			1,358			133	137	141	145	149	153	158	162	167	172	176	180	1,872
35	Amortization	be separately identified			0			0	0	0	0	0	0	0	0	0	0	0	0	0
36	Interest Expense				1,817			141	940	68	69	71	72	69	67	69	70	66	64	1,766
37	Income Taxes				(1,385)			0	0	0	0	0	0	0	0	0	0	0	0	0
38	EBITDA - Unadjusted				(8,296)			972	(662)	81	114	428	211	416	276	72	472	503	503	3,385
39	ESOP				0			42	42	42	42	42	42	42	42	42	42	42	42	501
40	Royalty Payments				(13)			0	992	245	253	234	217	234	218	219	237	261	261	3,372
41	EBITDA Adjustment 3				14,072			0	0	0	0	0	0	0	0	0	0	0	0	0
42	Management Case EBITDA				5,763			1,014	372	367	409	704	470	691	536	333	751	805	805	7,257
43	EBITDA Adjustment 1 (Underwriting)				0			0	0	0	0	0	0	0	0	0	0	0	0	0
44	EBITDA Adjustment 2 (Underwriting)				0			0	0	0	0	0	0	0	0	0	0	0	0	0
45	EBITDA Adjustment 3 (Underwriting)				0			0	0	0	0	0	0	0	0	0	0	0	0	0
46	Base Case (Underwriting) EBITDA				5,763			1,014	372	367	409	704	470	691	536	333	751	805	805	7,257
47

6. WHOLE WORKSHEET OF DCFM

	B	C	D	E	F	G	H	I	J	K	L	M	N	O	P	Q	R	S	T	U
1							IS M Case	EBITDA	BS M Case	Analysis	Principal	Interest	IS B Case	BS B Case	B Base	FCCR	Cash Flow
2	IBEX Global Solutions US - Base Case				1		8/31/2013	Sep-13	Oct-13	Nov-13	Dec-13	Jan-14	Feb-14	Mar-14	Apr-14	May-14	Jun-14	Jul-14	Aug-14	TOTAL
48	Balance Sheet - Management Case						Opening BS
49	Cash						0	216	2,231	2,197	2,476	2,606	2,522	2,194	2,422	2,631	2,731	2,462	1,953
50	Accounts Receivable						26,992	38,287	38,435	37,732	37,759	37,406	35,859	35,241	34,400	34,630	35,248	37,446	39,268
51	Other Receivables						0	0	0	0	0	0	0	0	0	0	0	0	0
52	Inventory						0	0	0	0	0	0	0	0	0	0	0	0	0
53	Prepaids and deferred expenses						2,353	1,089	1,080	911	893	1,862	1,937	1,818	1,777	1,736	1,695	1,653	1,612
54	Deferred expenses						0	0	0	0	0	0	0	0	0	0	0	0	0
55	Due from affiliates						2,432	2,426	2,001	2,008	2,006	1,956	1,964	1,967	1,966	1,967	1,966	1,967	1,967
56	Other Current Assets 3						0	0	0	0	0	0	0	0	0	0	0	0	0
57	Total Current Assets						31,777	42,018	43,747	42,848	43,133	43,830	42,283	41,220	40,565	40,963	41,639	43,528	44,800
58
59	PP&E, Net						2,571	2,539	2,544	2,543	2,550	2,561	2,556	2,558	2,555	2,548	2,549	2,522	2,491
60	Intangible Assets						9,014	9,135	9,135	9,135	9,135	9,135	9,135	9,135	9,135	9,135	9,135	9,135	9,135
61	Long term deferred expenses/deposits						1,436	1,855	1,855	1,855	1,660	1,660	1,660	1,708	1,708	1,708	1,708	1,708	1,708
62	Long term deferred expenses						0	0	0	0	0	0	0	0	0	0	0	0	0
63	Long term deposits						0	0	0	0	0	0	0	0	0	0	0	0	0
64	Total Assets						44,798	55,547	57,282	56,382	56,479	57,186	55,634	54,622	53,964	54,355	55,031	56,893	58,135
65
66	Accounts Payable						3,174	3,731	3,709	3,862	3,724	3,721	4,041	3,720	3,784	3,666	3,864	4,085	4,085
67
68	Accrued Expenses and other payables						2,040	12,910	12,647	12,231	12,445	11,638	11,004	11,497	10,901	11,072	11,414	15,695	15,574
69	Accrued compensation						9,933	0	0	0	0	0	0	0	0	0	0	0	0
70	Deferred revenue						1,180	0	0	0	0	0	0	0	0	0	0	0	0
71	Due to affiliates						12,292	12,292	13,284	12,537	12,545	12,526	12,509	12,526	12,510	12,511	12,529	12,553	12,553
72	Other Current Lia. 4						0	0	0	0	0	0	0	0	0	0	0	0	0
73	Total Current Liabilities						28,620	28,934	29,640	28,629	28,714	27,886	27,554	27,743	27,195	27,250	27,807	32,333	32,211
74
75	RLOC						5,918	14,879	17,605	17,808	17,871	19,148	17,899	16,462	16,261	16,719	16,594	13,629	14,663
76	Capital Leases	(Inclding CPLTD)					423	407	378	348	325	302	276	249	222	192	480	446	441
77	Senior Term Debt 2	(Inclding CPLTD)					0	0	0	0	0	0	0	0	0	0	0	0	0
78	Senior Term Debt 3	(Inclding CPLTD)					0	0	0	0	0	0	0	0	0	0	0	0	0
79	Senior Term Debt 4	(Inclding CPLTD)					0	0	0	0	0	0	0	0	0	0	0	0	0
80	Total Senior Debt						6,342	15,286	17,983	18,156	18,196	19,450	18,174	16,712	16,482	16,912	17,074	14,075	15,105
81	Subordinated Debt 1						0	0	0	0	0	0	0	0	0	0	0	0	0
85	Accrued PIK Interest						0	0	0	0	0	0	0	0	0	0	0	0	0
86	Total Debt						6,342	15,286	17,983	18,156	18,196	19,450	18,174	16,712	16,482	16,912	17,074	14,075	15,105
87	Other LT Liabilities 1						1,124	1,183	1,220	1,255	1,295	1,337	1,375	1,416	1,457	1,497	1,193	1,235	1,277
88	Other LT Liabilities 2						0	0	0	0	0	0	0	0	0	0	0	0	0
89	Total Liabilities						36,086	45,403	48,843	48,040	48,205	48,673	47,104	45,871	45,135	45,658	46,073	47,642	48,593
90
91	Equity 1						0	0	0	0	0	0	0	0	0	0	0	0	0
94	Retained Earnings						8,712	10,144	8,438	8,341	8,273	8,512	8,530	8,750	8,828	8,696	8,958	9,250	9,541
95	Total Equity						8,712	10,144	8,438	8,341	8,273	8,512	8,530	8,750	8,828	8,696	8,958	9,250	9,541
96	Total Liabilities & Equity						44,798	55,547	57,281	56,381	56,478	57,185	55,633	54,621	53,963	54,354	55,031	56,893	58,134
97
98		B/S CHECK					(0)	1	1	1	1	1	1	1	1	1	1	1	1

6. WHOLE WORKSHEET OF DCFM

	B	C	D	E	F	G	H	I	J	K	L	M	N	O	P	Q	R	S	T	U
1							IS M Case	EBITDA	BS M Case	Analysis	Principal	Interest	IS B Case	BS B Case	B Base	FCCR	Cash Flow
2	IBEX Global Solutions US - Base Case				1		8/31/2013	Sep-13	Oct-13	Nov-13	Dec-13	Jan-14	Feb-14	Mar-14	Apr-14	May-14	Jun-14	Jul-14	Aug-14	TOTAL
99	Management Case - Account Analysis
100
101	Accounts Receivable - Days Sales Outstanding						0.0	79.5	84.9	81.0	80.9	86.6	80.9	81.6	82.7	85.6	78.1	77.9	81.7
102	Increase (Decrease)	Adjustment not typically needed here					N/A	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
103	A/R DSOs - Base Case	Use Sensitized Case					0.0	79.5	84.9	81.0	80.9	86.6	80.9	81.6	82.7	85.6	78.1	77.9	81.7
104	Inventory - Days COGS Outstanding						0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
105	Increase (Decrease)	Adjustment not typically needed here					N/A	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
106	Inventory Days COGS - Base Case	Use Sensitized Case					0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
107	Accounts Payable - Days COGS Outstanding						0.0	9.2	9.3	9.4	9.1	10.2	10.7	10.2	10.7	10.5	10.1	10.1	10.1
108	Increase (Decrease)	Adjustment not typically needed here					N/A	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
109	A/P Days COGS - Base Case	Use Sensitized Case					0.0	9.2	9.3	9.4	9.1	10.2	10.7	10.2	10.7	10.5	10.1	10.1	10.1
110
111	PP&E, Net
112	Beginning Balance					Per Opening BS		2,571	2,539	2,544	2,543	2,549	2,561	2,556	2,558	2,555	2,548	2,548	2,522
113	Depreciation	From EBITDA calculation above						(133)	(137)	(141)	(145)	(149)	(153)	(158)	(162)	(167)	(172)	(176)	(180)	(1,872)
114	Capital Expenditures - Cash	CHECK W/ CARL ABOUT CAPEX						51	71	70	76	81	74	80	80	80	86	75	75	896
115	Capital Expenditures - Financed	Supported by Term Debt Additions? - Verify						51	71	70	76	81	74	80	80	80	86	75	75	896
116	Capital Expenditures - Total							101	142	140	151	161	148	160	159	160	172	149	149	1,792
117	(Disposals and Other Adjs)							0	0	0	0	0	0	0	0	0	0	0	0	0
118	Ending Balance - Base Case	This total is used in the Base Case Balance Sheet						2,539	2,544	2,543	2,549	2,561	2,556	2,558	2,555	2,548	2,548	2,522	2,491	(80)
119	Ending Balance - Management Case							2,539	2,544	2,543	2,550	2,561	2,556	2,558	2,555	2,548	2,549	2,522	2,491
120	Unidentified Difference	If not -0- Depr/Capex/Disposals do not reconcile						(0)	(0)	0	(0)	0	(0)	(0)	(0)	0	(0)	(0)	(0)
121
122	Retained Earnings
123	Beginning Balance					Per Opening BS		8,712	9,411	7,672	7,545	7,445	7,652	7,638	7,827	7,873	7,709	7,939	8,200	8,712
124	Net Income							699	(1,738)	(128)	(100)	207	(14)	189	46	(164)	230	261	259	(253)
125	(Distributions - Income Taxes)	Used in Fixed Charge Coverage						0	0	0	0	0	0	0	0	0	0	0	0	0
126	(Distributions - Discretionary)	Used in Fixed Charge Coverage						0	0	0	0	0	0	0	0	0	0	0	0	0
127	Ending Balance							9,411	7,672	7,545	7,445	7,652	7,638	7,827	7,873	7,709	7,939	8,200	8,459	8,459
128	Ending Balance - Management Case							10,144	8,438	8,341	8,273	8,512	8,530	8,750	8,828	8,696	8,958	9,250	9,541
129	Unidentified Difference	ESOP and RE Earnings Movement						(733)	(765)	(797)	(828)	(860)	(892)	(923)	(955)	(987)	(1,018)	(1,050)	(1,082)
130
131	Effective Tax Rate - Management Case							0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
132	Effective Tax Rate - Base Case	Set Base Case Tax Rate (override)					40.0%	40.0%	40.0%	40.0%	40.0%	40.0%	40.0%	40.0%	40.0%	40.0%	40.0%	40.0%	40.0%
133		Typically 0%, adjust in Sensitized Case, override only management case requires a change based on discussion with management

6. WHOLE WORKSHEET OF DCFM

	B	C	D	E	F	G	H	I	J	K	L	M	N	O	P	Q	R	S	T	U
1							IS M Case	EBITDA	BS M Case	Analysis	Principal	Interest	IS B Case	BS B Case	B Base	FCCR	Cash Flow
2	IBEX Global Solutions US - Base Case				1		8/31/2013	Sep-13	Oct-13	Nov-13	Dec-13	Jan-14	Feb-14	Mar-14	Apr-14	May-14	Jun-14	Jul-14	Aug-14	TOTAL
134	Term and Subordinated Debt Analysis
135
136	Capital Leases
137	Beginning Balance					Per Opening BS		423	470	482	491	511	533	549	568	585	602	621	629	423
138	Additions	CHECK W/ CARL						94	60	59	64	68	63	68	68	68	73	63	88	837
139	Amortization							47	49	50	44	46	47	49	50	52	53	55	51	594
140	Ending Balance	Calculated balance is used in the Base Case Bal Sht						470	482	491	511	533	549	568	585	602	621	629	666	666
141	Ending Balance - Management Case							407	378	348	325	302	276	249	222	192	480	446	441	441
142	Unidentified Difference							63	104	143	186	231	274	319	364	409	141	183	225	225
143
144	Senior Term Debt 2
151
152	Senior Term Debt 3
159
160	Senior Term Debt 4
167
168	Subordinated Debt 1
169	Beginning Balance					Per Opening BS		0	0	0	0	0	0	0	0	0	0	0	0	0
170	Additions							0	0	0	0	0	0	0	0	0	0	0	0	0
171	Amortization							0	0	0	0	0	0	0	0	0	0	0	0	0
172	PIK Interest	See Subordinated Debt Interest below						0	0	0	0	0	0	0	0	0	0	0	0	0
173	Ending Balance	Calculated balance is used in the Base Case Bal Sht						0	0	0	0	0	0	0	0	0	0	0	0	0
174	Ending Balance - Management Case							0	0	0	0	0	0	0	0	0	0	0	0	0
175	Unidentified Difference							0	0	0	0	0	0	0	0	0	0	0	0	0
176
177	Subordinated Debt 2
185
186	Subordinated Debt 3
194
195	Subordinated Debt 4
203
204	Total Additions to Debt							94	60	59	64	68	63	68	68	68	73	63	88
205	Total Amortization							47	49	50	44	46	47	49	50	52	53	55	51
206

6. WHOLE WORKSHEET OF DCFM

	B	C	D	E	F	G	H	I	J	K	L	M	N	O	P	Q	R	S	T	U
1							IS M Case	EBITDA	BS M Case	Analysis	Principal	Interest	IS B Case	BS B Case	B Base	FCCR	Cash Flow
2	IBEX Global Solutions US - Base Case				1		8/31/2013	Sep-13	Oct-13	Nov-13	Dec-13	Jan-14	Feb-14	Mar-14	Apr-14	May-14	Jun-14	Jul-14	Aug-14	TOTAL
207	Interest Expense
208
209	RLOC
210	Revolver Commitment	LIBOR	0.25%		Commitment		35,000	35,000	35,000	35,000	35,000	35,000	35,000	35,000	35,000	35,000	35,000	35,000	35,000
211	L/Cs	Prime	3.25%		L/Cs		0	0	0	0	0	0	0	0	0	0	0	0	0
212
213	Beginning Balance	LIBOR Floor	0.00%		Total %		Allocation %	5,918	15,543	15,027	15,233	14,984	16,101	14,902	13,841	13,403	13,558	13,708	11,093
214	Interest Expense - LIBOR	L+ Spread	2.50%		2.75%		75%	10	28	26	27	27	26	26	24	24	23	24	20	285
215	Interest Expense - Prime	P+ Spread	0.25%		3.50%		25%	4	12	11	11	11	11	11	10	10	10	10	8	121
216	L/C Fees	L/C Fee			2.75%			0	0	0	0	0	0	0	0	0	0	0	0	0
217	Unused Line Fee	Unused Line Fee			0.25%			6	4	4	4	4	4	4	4	5	4	5	5	54
218	Total Interest Expense	Days 360 or 365			360			21	44	41	43	42	40	42	38	39	38	39	33	459
219
220	Capital Leases
221	Beginning Balance	LIBOR Floor	0.00%		Total %		Allocation %	423	470	482	491	511	533	549	568	585	602	621	629
222	Interest Expense - LIBOR	L+ Spread	6.00%		10.00%		100%	3	4	4	4	4	4	5	5	5	5	5	5	54
223	Interest Expense - Prime	P+ Spread	3.00%		6.25%		0%	0	0	0	0	0	0	0	0	0	0	0	0	0
224	Total Interest Expense	Days 360 or 365			365			3	4	4	4	4	4	5	5	5	5	5	5	54
225
226	Senior Term Debt 2
231
232	Senior Term Debt 3
237
238	Senior Term Debt 4
243
244	Subordinated Debt 1
245	Beginning Balance	LIBOR Floor	0.00%		Total %		Allocation %	0	0	0	0	0	0	0	0	0	0	0	0
246	Interest Expense - LIBOR	L+ Spread	0.00%		0.25%		0%	0	0	0	0	0	0	0	0	0	0	0	0	0
247	Interest Expense - Prime	P+ Spread	0.00%		3.25%		0%	0	0	0	0	0	0	0	0	0	0	0	0	0
248	Interest Expense - Fixed	Fixed Rate			0.00%		100%	0	0	0	0	0	0	0	0	0	0	0	0	0
249	Total Cash Interest Expense							0	0	0	0	0	0	0	0	0	0	0	0	0
250	Interest Expense - PIK	PIK Rate	0.00%					0	0	0	0	0	0	0	0	0	0	0	0	0
251	Total Interest Expense	PIK Accrual	1		See Note (1, 2 or 3)			0	0	0	0	0	0	0	0	0	0	0	0	0
252		Note: PIK Accrual method: 1 = add to debt balance (compounds); 2 = add to Accrued PIK Interest (no compounding); 3 = already included in Management Case Accrued Liabiities
253	Subordinated Debt 2
262	Subordinated Debt 3
271	Subordinated Debt 4
280	PIK Interest Added to Loan Balance							0	0	0	0	0	0	0	0	0	0	0	0	0
281	PIK Interest Added to Accrued Interest							0	0	0	0	0	0	0	0	0	0	0	0	0
282	PIK Interest is included in Mgt Case accrued lia.							0	0	0	0	0	0	0	0	0	0	0	0	0
283	Total PIK Interest							0	0	0	0	0	0	0	0	0	0	0	0	0
284
285	Total Senior Interest Expense							24	47	45	47	47	45	47	43	44	43	45	39	513
286	Total Subordinated Interest Expense							0	0	0	0	0	0	0	0	0	0	0	0	0
287	Total Interest Expense							24	47	45	47	47	45	47	43	44	43	45	39	513
288
289	Total Cash Interest Expense							24	47	45	47	47	45	47	43	44	43	45	39	513
290	Total PIK Interest Expense							0	0	0	0	0	0	0	0	0	0	0	0	0
291	Total Interest Expense							24	47	45	47	47	45	47	43	44	43	45	39	513
292			Total Interest Expense - Management Case					141	940	68	69	71	72	69	67	69	70	66	64	1,766

6. WHOLE WORKSHEET OF DCFM

	B	C	D	E	F	G	H	I	J	K	L	M	N	O	P	Q	R	S	T	U
1							IS M Case	EBITDA	BS M Case	Analysis	Principal	Interest	IS B Case	BS B Case	B Base	FCCR	Cash Flow
2	IBEX Global Solutions US - Base Case				1		8/31/2013	Sep-13	Oct-13	Nov-13	Dec-13	Jan-14	Feb-14	Mar-14	Apr-14	May-14	Jun-14	Jul-14	Aug-14	TOTAL
293	Income Statement - Base Case
294	Net Sales 1							14,442	14,033	13,973	14,461	13,397	12,419	13,381	12,485	12,542	13,540	14,894	14,894	164,461
295	Net Sales 2							0	0	0	0	0	0	0	0	0	0	0	0	0
296	Net Sales 3							0	0	0	0	0	0	0	0	0	0	0	0	0
297	Total Revenue							14,442	14,033	13,973	14,461	13,397	12,419	13,381	12,485	12,542	13,540	14,894	14,894	164,461
298	COGS (Variable)							9,764	9,846	9,817	10,167	9,063	8,490	9,061	8,492	8,699	9,138	10,068	10,068	112,674
299	COGS (Fixed)							2,441	2,461	2,454	2,542	2,266	2,123	2,265	2,123	2,175	2,285	2,517	2,517	28,168
300	Total COGS							12,205	12,307	12,272	12,709	11,329	10,613	11,326	10,615	10,873	11,423	12,586	12,586	140,842
301	COGS % of Revenue							84.5%	87.7%	87.8%	87.9%	84.6%	85.5%	84.6%	85.0%	86.7%	84.4%	84.5%	84.5%	85.6%
302	Gross Profit							2,237	1,726	1,701	1,753	2,068	1,806	2,055	1,870	1,669	2,117	2,308	2,308	23,619
303	Gross Margin % of Revenue							15.5%	12.3%	12.2%	12.1%	15.4%	14.5%	15.4%	15.0%	13.3%	15.6%	15.5%	15.5%	14.4%
304	SG&A							1,224	1,354	1,334	1,344	1,364	1,335	1,364	1,334	1,336	1,366	1,503	1,503	16,361
305	Depreciation and Amort							133	137	141	145	149	153	158	162	167	172	176	180	1,872
306	Stock Based Comp/ESOP							42	42	42	42	42	42	42	42	42	42	42	42	501
307	Exceptional Loss							0	992	245	253	234	217	234	218	219	237	261	261	3,372
308	Total Operating Expenses							1,398	2,525	1,761	1,784	1,790	1,748	1,798	1,757	1,764	1,816	1,981	1,985	22,106
309	Total Operating Expenses % of Revenue							9.7%	18.0%	12.6%	12.3%	13.4%	14.1%	13.4%	14.1%	14.1%	13.4%	13.3%	13.3%	13.4%
310	Operating Income							839	(799)	(59)	(31)	279	58	258	114	(95)	300	327	323	1,513
311	Gain on disposal of asset							0	0	0	0	0	0	0	0	0	0	0	0	0
312	Other Expense/(Income)							0	0	0	0	0	0	0	0	0	0	0	0	0
313	Other Expense 3							0	0	0	0	0	0	0	0	0	0	0	0	0
314	Total Non-operating Expenses							0	0	0	0	0	0	0	0	0	0	0	0	0
315	Earnings Before Interest and Taxes							839	(799)	(59)	(31)	279	58	258	114	(95)	300	327	323	1,513
316	Interest Expense	Calculated in Interest Section Line 248						24	47	45	47	47	45	47	43	44	43	45	39	513
317	Earnings Before Taxes							815	(846)	(104)	(78)	232	13	211	71	(139)	258	282	284	999
318	Income Taxes (before cumulative limit of $0)	This line used only in calculating the						326	(338)	(42)	(31)	93	5	84	28	(55)	103	113	114	400
319	Income Taxes (cumulative total limited to $0)	cumulative $0 limit						326	(326)	0	0	7	5	84	28	(55)	103	113	114	400
320	Net Income - Base Case							489	(520)	(104)	(78)	225	8	127	42	(83)	155	169	171	600
321
322	Net Income - Management Case							699	(1,738)	(128)	(100)	207	(14)	189	46	(164)	230	261	259	(253)
323

6. WHOLE WORKSHEET OF DCFM

	B	C	D	E	F	G	H	I	J	K	L	M	N	O	P	Q	R	S	T	U
1							IS M Case	EBITDA	BS M Case	Analysis	Principal	Interest	IS B Case	BS B Case	B Base	FCCR	Cash Flow
2	IBEX Global Solutions US - Base Case				1		8/31/2013	Sep-13	Oct-13	Nov-13	Dec-13	Jan-14	Feb-14	Mar-14	Apr-14	May-14	Jun-14	Jul-14	Aug-14	TOTAL
324	Balance Sheet - Base Case						Opening BS
325	Cash						0	0	0	0	0	0	0	0	0	0	0	0	0
326	Accounts Receivable						26,992	38,287	38,435	37,732	37,759	37,406	35,859	35,241	34,400	34,630	35,248	37,446	39,268
327	Other Receivables						0	0	0	0	0	0	0	0	0	0	0	0	0
328	Inventory						0	0	0	0	0	0	0	0	0	0	0	0	0
329	Prepaids and deferred expenses						2,353	1,089	1,080	911	893	1,862	1,937	1,818	1,777	1,736	1,695	1,653	1,612
330	Deferred expenses						0	0	0	0	0	0	0	0	0	0	0	0	0
331	Due from affiliates						2,432	2,426	2,001	2,008	2,006	1,956	1,964	1,967	1,966	1,967	1,966	1,967	1,967
332	Other Current Assets 3						0	0	0	0	0	0	0	0	0	0	0	0	0
333	Total Current Assets						31,777	41,802	41,516	40,651	40,657	41,224	39,761	39,026	38,143	38,332	38,908	41,066	42,847
334
335	PP&E, Net						2,571	2,539	2,544	2,543	2,549	2,561	2,556	2,558	2,555	2,548	2,548	2,522	2,491
336	Intangible Assets						9,014	9,135	9,135	9,135	9,135	9,135	9,135	9,135	9,135	9,135	9,135	9,135	9,135
337	Long term deferred expenses/deposits						1,436	1,855	1,855	1,855	1,660	1,660	1,660	1,708	1,708	1,708	1,708	1,708	1,708
338	Long term deferred expenses						0	0	0	0	0	0	0	0	0	0	0	0	0
339	Long term deposits						0	0	0	0	0	0	0	0	0	0	0	0	0
340	Total Assets						44,798	55,331	55,050	54,185	54,002	54,580	53,112	52,427	51,541	51,723	52,300	54,431	56,182
341
342	Accounts Payable						3,174	3,731	3,709	3,862	3,724	3,721	4,041	3,720	3,784	3,666	3,864	4,085	4,085
343	-						0	0	0	0	0	0	0	0	0	0	0	0	0
344	Accrued Expenses and other payables						2,040	12,910	12,647	12,231	12,445	11,638	11,004	11,497	10,901	11,072	11,414	15,695	15,574
345	Accrued compensation						9,933	0	0	0	0	0	0	0	0	0	0	0	0
346	Deferred revenue						1,180	0	0	0	0	0	0	0	0	0	0	0	0
347	Due to affiliates						12,292	12,292	13,284	12,537	12,545	12,526	12,509	12,526	12,510	12,511	12,529	12,553	12,553
348	Other Current Lia. 4						0	0	0	0	0	0	0	0	0	0	0	0	0
349	Total Current Liabilities						28,620	28,934	29,640	28,629	28,714	27,886	27,554	27,743	27,195	27,250	27,807	32,333	32,211
350
351	RLOC	RLOC Balance is Calculated Here					5,918	15,543	15,027	15,233	14,984	16,101	14,902	13,841	13,403	13,558	13,708	11,093	12,715
352	Capital Leases	(Incl. CPLTD)					423	470	482	491	511	533	549	568	585	602	621	629	666
353	Senior Term Debt 2	(Incl. CPLTD)					0	0	0	0	0	0	0	0	0	0	0	0	0
354	Senior Term Debt 3	(Incl. CPLTD)					0	0	0	0	0	0	0	0	0	0	0	0	0
355	Senior Term Debt 4	(Incl. CPLTD)					0	0	0	0	0	0	0	0	0	0	0	0	0
356	Total Senior Debt						6,342	16,013	15,509	15,724	15,495	16,634	15,451	14,410	13,988	14,160	14,329	11,722	13,381
357	Subordinated Debt 1						0	0	0	0	0	0	0	0	0	0	0	0	0
358	Subordinated Debt 2						0	0	0	0	0	0	0	0	0	0	0	0	0
359	Subordinated Debt 3						0	0	0	0	0	0	0	0	0	0	0	0	0
360	Subordinated Debt 4						0	0	0	0	0	0	0	0	0	0	0	0	0
361	Accrued PIK Interest						0	0	0	0	0	0	0	0	0	0	0	0	0
362	Total Debt						6,342	16,013	15,509	15,724	15,495	16,634	15,451	14,410	13,988	14,160	14,329	11,722	13,381
363	Other LT Liabilities 1						1,124	1,183	1,220	1,255	1,295	1,337	1,375	1,416	1,457	1,497	1,193	1,235	1,277
364	Other LT Liabilities 2						0	0	0	0	0	0	0	0	0	0	0	0	0
365	Total Liabilities						36,086	46,130	46,369	45,608	45,504	45,857	44,381	43,569	42,641	42,906	43,328	45,290	46,870
366
367	Equity 1						0	0	0	0	0	0	0	0	0	0	0	0	0
368	Equity 2						0	0	0	0	0	0	0	0	0	0	0	0	0
369	Equity 3						0	0	0	0	0	0	0	0	0	0	0	0	0
370	Retained Earnings						8,712	9,201	8,681	8,577	8,499	8,723	8,731	8,858	8,900	8,817	8,972	9,141	9,312
371	Total Equity						8,712	9,201	8,681	8,577	8,499	8,723	8,731	8,858	8,900	8,817	8,972	9,141	9,312
372	Total Liabilities & Equity						44,798	55,331	55,050	54,185	54,002	54,580	53,112	52,427	51,541	51,723	52,300	54,431	56,182
373
374					B/S CHECK		(0)	0	0	0	0	0	0	0	0	0	0	0	0
375					RLOC per Management Case		5,918	14,879	17,605	17,808	17,871	19,148	17,899	16,462	16,261	16,719	16,594	13,629	14,663

6. WHOLE WORKSHEET OF DCFM

	B	C	D	E	F	G	H	I	J	K	L	M	N	O	P	Q	R	S	T	U
1							IS M Case	EBITDA	BS M Case	Analysis	Principal	Interest	IS B Case	BS B Case	B Base	FCCR	Cash Flow
2	IBEX Global Solutions US - Base Case				1		8/31/2013	Sep-13	Oct-13	Nov-13	Dec-13	Jan-14	Feb-14	Mar-14	Apr-14	May-14	Jun-14	Jul-14	Aug-14	TOTAL
376	Borrowing Base - Base Case
377	Accounts Receivable	Per Base Case Balance Sheet					26,992	38,287	38,435	37,732	37,759	37,406	35,859	35,241	34,400	34,630	35,248	37,446	39,268
378	Allowance / Reserves (add back)						0	0	0	0	0	0	0	0	0	0	0	0	0
379	Accounts Receivable - Gross						26,992	38,287	38,435	37,732	37,759	37,406	35,859	35,241	34,400	34,630	35,248	37,446	39,268
380
381	Accounts Receivable - Trade						26,992	38,287	38,435	37,732	37,759	37,406	35,859	35,241	34,400	34,630	35,248	37,446	39,268
382	% of Total		= 100% - Other 1, 2 and 3				100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
383	Ineligible %	CHECK	Ineligible %		3.4%		3.4%	3.4%	3.4%	3.4%	3.4%	3.4%	3.4%	3.4%	3.4%	3.4%	3.4%	3.4%	3.4%
384	Ineligible $						0	0	0	0	0	0	0	0	0	0	0	0	0
385	Total Ineligible				3.986%		928	1,317	1,322	1,298	1,299	1,286	1,233	1,212	1,183	1,191	1,212	1,288	1,350
386	Eligible				1,076		26,064	36,970	37,114	36,435	36,460	36,120	34,626	34,029	33,217	33,439	34,035	36,158	37,918
387	Advance Rate		Advance Rate		85.0%		85.0%	85.0%	85.0%	85.0%	85.0%	85.0%	85.0%	85.0%	85.0%	85.0%	85.0%	85.0%	85.0%
388	Available before subline				25,916		22,154	31,424	31,547	30,969	30,991	30,702	29,432	28,925	28,235	28,423	28,930	30,734	32,230
389	A/R Other Subline		Trade A/R Subline		0		0	0	0	0	0	0	0	0	0	0	0	0	0
390	Available After Subline						22,154	31,424	31,547	30,969	30,991	30,702	29,432	28,925	28,235	28,423	28,930	30,734	32,230
391
392	Accounts Receivable - Other 1						0	0	0	0	0	0	0	0	0	0	0	0	0
393	% of Total		% of Total		0.0%		0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
394	Ineligible %		Ineligible %		0.0%		0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
395	Ineligible $						0	0	0	0	0	0	0	0	0	0	0	0	0
396	Ineligible						0	0	0	0	0	0	0	0	0	0	0	0	0
397	Eligible						0	0	0	0	0	0	0	0	0	0	0	0	0
398	Advance Rate		Advance Rate		0.0%		0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
399	Available before subline						0	0	0	0	0	0	0	0	0	0	0	0	0
400	A/R Other Subline		A/R Other Subline		0		0	0	0	0	0	0	0	0	0	0	0	0	0
401	Available After Subline						0	0	0	0	0	0	0	0	0	0	0	0	0
402
403	Accounts Receivable - Other 2						0	0	0	0	0	0	0	0	0	0	0	0	0
404	% of Total		% of Total		0.0%		0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
413
414	Accounts Receivable - Other 3						0	0	0	0	0	0	0	0	0	0	0	0	0
415	% of Total		% of Total		0.0%		0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
424
425	Total A/R						26,992	38,287	38,435	37,732	37,759	37,406	35,859	35,241	34,400	34,630	35,248	37,446	39,268
426	Ineligible - Total						928	1,317	1,322	1,298	1,299	1,286	1,233	1,212	1,183	1,191	1,212	1,288	1,350
427	Ineligible - % of Total A/R						3.4%	3.4%	3.4%	3.4%	3.4%	3.4%	3.4%	3.4%	3.4%	3.4%	3.4%	3.4%	3.4%
428	Eligible						26,064	36,970	37,114	36,435	36,460	36,120	34,626	34,029	33,217	33,439	34,035	36,158	37,918
429	Available before (overall) A/R subline						22,154	31,424	31,547	30,969	30,991	30,702	29,432	28,925	28,235	28,423	28,930	30,734	32,230
430	Effective Advance Rate						82.1%	82.1%	82.1%	82.1%	82.1%	82.1%	82.1%	82.1%	82.1%	82.1%	82.1%	82.1%	82.1%
431	A/R (Overall) Subline		A/R (overall) subline		35,000		35,000	35,000	35,000	35,000	35,000	35,000	35,000	35,000	35,000	35,000	35,000	35,000	35,000
432	Available After Subline						22,154	31,424	31,547	30,969	30,991	30,702	29,432	28,925	28,235	28,423	28,930	30,734	32,230
433	Total Available A/R						22,154	31,424	31,547	30,969	30,991	30,702	29,432	28,925	28,235	28,423	28,930	30,734	32,230
434
435	Inventory	Per Base Case Balance Sheet					0	0	0	0	0	0	0	0	0	0	0	0	0
436	LIFO / Other Reserves (Add-back)						0	0	0	0	0	0	0	0	0	0	0	0	0
437	Inventory - Gross						0	0	0	0	0	0	0	0	0	0	0	0	0
438
439	Inventory 1						0	0	0	0	0	0	0	0	0	0	0	0	0
440	% of Total		= 100% - Other 1, 2 and 3				100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
441	Ineligible %		Ineligible %		0.0%		0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
442	Ineligible $						0	0	0	0	0	0	0	0	0	0	0	0	0
443	Total Ineligible						0	0	0	0	0	0	0	0	0	0	0	0	0
444	Eligible						0	0	0	0	0	0	0	0	0	0	0	0	0
445	Advance Rate		Advance Rate		0.0%		0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
446	Available before subline						0	0	0	0	0	0	0	0	0	0	0	0	0
447	Inventory Subline		Tranche Subline		0		0	0	0	0	0	0	0	0	0	0	0	0	0
448	Available After Subline						0	0	0	0	0	0	0	0	0	0	0	0	0
449
450	Inventory 2						0	0	0	0	0	0	0	0	0	0	0	0	0
451	% of Total		% of Total		0.0%		0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
460
461	Inventory 3						0	0	0	0	0	0	0	0	0	0	0	0	0
462	% of Total		% of Total		0.0%		0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
471
472	Total Inventory						0	0	0	0	0	0	0	0	0	0	0	0	0
473	Total Ineligible						0	0	0	0	0	0	0	0	0	0	0	0	0
474	Total Eligible						0	0	0	0	0	0	0	0	0	0	0	0	0
475	Effective Advance Rate						0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
476	Available before Inventory (overall) subline						0	0	0	0	0	0	0	0	0	0	0	0	0
477	Inventory (overall) Subline		Inventory Subline		0		0	0	0	0	0	0	0	0	0	0	0	0	0
478	Available Inventory after Subline						0	0	0	0	0	0	0	0	0	0	0	0	0

6. WHOLE WORKSHEET OF DCFM

	B	C	D	E	F	G	H	I	J	K	L	M	N	O	P	Q	R	S	T	U
1							IS M Case	EBITDA	BS M Case	Analysis	Principal	Interest	IS B Case	BS_B_Case	B Base	FCCR	Cash Flow
2	IBEX Global Solutions US - Base Case				1		8/31/2013	Sep-13	Oct-13	Nov-13	Dec-13	Jan-14	Feb-14	Mar-14	Apr-14	May-14	Jun-14	Jul-14	Aug-14	TOTAL
479
480	Other Revolver Collateral 1	Description					0	0	0	0	0	0	0	0	0	0	0	0	0
481	Ineligible %		Ineligible %		0.0%		0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
482	Ineligible $						0	0	0	0	0	0	0	0	0	0	0	0	0
483	Ineligible						0	0	0	0	0	0	0	0	0	0	0	0	0
484	Other Adjustments						0	0	0	0	0	0	0	0	0	0	0	0	0
485	Eligible						0	0	0	0	0	0	0	0	0	0	0	0	0
486	Advance Rate		Advance Rate		0.0%		0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
487	Available						0	0	0	0	0	0	0	0	0	0	0	0	0
488	Subline		Subline		0		0	0	0	0	0	0	0	0	0	0	0	0	0
489	Available After Subline						0	0	0	0	0	0	0	0	0	0	0	0	0
490
491	Other Revolver Collateral 2	Description					0	0	0	0	0	0	0	0	0	0	0	0	0
501
502	Other Revolver Collateral 3	Description					0	0	0	0	0	0	0	0	0	0	0	0	0
512
513	Total Availability						22,154	31,424	31,547	30,969	30,991	30,702	29,432	28,925	28,235	28,423	28,930	30,734	32,230
514	Line Limit (Revolver Commitment)	Input in Interest section above					35,000	35,000	35,000	35,000	35,000	35,000	35,000	35,000	35,000	35,000	35,000	35,000	35,000
515	Total Availability after Line Limit						22,154	31,424	31,547	30,969	30,991	30,702	29,432	28,925	28,235	28,423	28,930	30,734	32,230
516	Revolver Balance						5,918	15,543	15,027	15,233	14,984	16,101	14,902	13,841	13,403	13,558	13,708	11,093	12,715
517	L/Cs	Input in Interest section above					0	0	0	0	0	0	0	0	0	0	0	0	0
518	Reserve 1						78	78	78	78	78	78	78	78	78	78	78	78	78
519	Reserve 2						0	0	0	0	0	0	0	0	0	0	0	0	0
520	Reserve 3						0	0	0	0	0	0	0	0	0	0	0	0	0
521	Excess Availability						16,158	15,804	16,442	15,658	15,930	14,523	14,452	15,005	14,754	14,787	15,144	19,563	19,437
522
523	Total Availability Before Line Limits						22,154	31,424	31,547	30,969	30,991	30,702	29,432	28,925	28,235	28,423	28,930	30,734	32,230
524	Suppressed Availability						0	0	0	0	0	0	0	0	0	0	0	0	0
525

6. WHOLE WORKSHEET OF DCFM

	B	C	D	E	F	G	H	I		J		K		L		M		N		O		P		Q		R		S		T		U
1							IS M Case	EBITDA		BS M Case		Analysis		Principal		Interest		IS B Case		BS B Case		B Base		FCCR		Cash Flow
2	IBEX Global Solutions US - Base Case				1		8/31/2013	Sep-13		Oct-13		Nov-13		Dec-13		Jan-14		Feb-14		Mar-14		Apr-14		May-14		Jun-14		Jul-14		Aug-14		TOTAL
526	Fixed Charge Coverage
527	Base Case (Underwriting) EBITDA							1,014		372		367		409		704		470		691		536		333		751		805		805		7,257
528	Other adjustment 1							0		0		0		0		0		0		0		0		0		0		0		0		0
529	Other adjustment 2							0		0		0		0		0		0		0		0		0		0		0		0		0
530	Base Case EBITDA							1,014		372		367		409		704		470		691		536		333		751		805		805		7,257
531		Memo - Management Case EBITDA						1,014		372		367		409		704		470		691		536		333		751		805		805		7,257
532	Fixed Charge Coverage - PNC Standard
533	Base Case EBITDA							1,014		372		367		409		704		470		691		536		333		751		805		805		7,257
534	Less:
535	Cash Capital Expenditures							51		71		70		76		81		74		80		80		80		86		75		75		896
536	Income Taxes - Base Case							326		(326)		0		0		7		5		84		28		(55)		103		113		114		400
537	Distributions - Income Taxes							0		0		0		0		0		0		0		0		0		0		0		0		0
538	Distributions - Discretionary							0		0		0		0		0		0		0		0		0		0		0		0		0
539	Royalty Payments	ROYALTY PAYMENTS						0		992		245		253		234		217		234		218		219		237		261		261		3,372
540	Other 2							0		0		0		0		0		0		0		0		0		0		0		0		0
541	EBITDA - Net							637		(365)		53		80		382		174		293		210		89		325		357		356		2,589
542	Cash Interest Expense							24		47		45		47		47		45		47		43		44		43		45		39		513
543	Amortization of LT Debt							47		49		50		44		46		47		49		50		52		53		55		51		594
544	Other 3							0		0		0		0		0		0		0		0		0		0		0		0		0
545	Other 4							0		0		0		0		0		0		0		0		0		0		0		0		0
546	Total Fixed Charges							71		96		95		91		92		92		96		93		95		96		100		90		1,108
547	FCCR - Monthly							8.93	x	-3.80	x	0.56	x	0.88	x	4.13	x	1.89	x	3.07	x	2.25	x	0.93	x	3.38	x	3.59	x	3.98	x	2.34	x
548
549	All in tax rate - informational							40%		39%		0%		0%		3%		40%		40%		40%		40%		40%		40%		40%		40%
550
551								Prior 12 Months										Current 12 Months
552	Fixed Charge Coverage - Standard - Quarterly							1 - 3		4 - 6		7 - 9		10 - 12		Total Yr		1 - 3		4 - 6		7 - 9		10 - 12		Total Yr
553	Base Case EBITDA							1,441		1,441		1,441		1,441		5,763		1,753		1,583		1,560		2,361		7,257
554	Less:
555	Cash Capital Expenditures	Pro forma prior 12 months						224		224		224		224		896		192		230		240		235		896
556	Income Taxes - Base Case	Pro forma prior 12 months						389		389		389		389		1,557		0		13		57		330		400
557	Distributions - Income Taxes							0		0		0		0		0		0		0		0		0		0
558	Distributions - Discretionary							0		0		0		0		0		0		0		0		0		0
559	Royalty Payments							0		0		0		494		494		1,237		705		672		758		3,372
560	Other 2							0		0		0		0		0		0		0		0		0		0
561	EBITDA - Net							828		828		828		334		2,816		325		635		591		1,038		2,589
562	Cash Interest Expense	Pro forma prior 12 months						128		128		128		128		513		116		138		133		126		513
563	Amortization of LT Debt	Pro forma prior 12 months						149		149		149		149		594		146		138		151		159		594
564	Other 3							0		0		0		0		0		0		0		0		0		0
565	Other 4							0		0		0		0		0		0		0		0		0		0
566	Total Fixed Charges							277		277		277		277		1,108		262		276		284		285		1,108
567	FCCR - Quarterly							2.99	x	2.99	x	2.99	x	1.20	x	2.54	x	1.24	x	2.30	x	2.08	x	3.64	x	2.34	x
568	FCCR - Build-up																	1.24	x	1.78	x	1.89	x	2.34	x
569	FCCR - TTM																	2.12	x	1.94	x	1.71	x	2.34	x
570																		5.95	x	5.39	x	5.06	x	5.38	x

6. WHOLE WORKSHEET OF DCFM

	B	C	D	E	F	G	H	I	J	K	L	M	N		O		P		Q		R	S	T	U
1							IS M Case	EBITDA	BS M Case	Analysis	Principal	Interest	IS B Case		BS B Case		B Base		FCCR		Cash Flow
2	IBEX Global Solutions US - Base Case				1		8/31/2013	Sep-13	Oct-13	Nov-13	Dec-13	Jan-14	Feb-14		Mar-14		Apr-14		May-14		Jun-14	Jul-14	Aug-14	TOTAL
571	Fixed Charge Coverage - Optional
625													3.70	x	3.61	x	3.73	x	5.38	x

6. WHOLE WORKSHEET OF DCFM

	B	C	D	E	F	G	H	I	J	K	L	M	N		O		P		Q		R	S	T	U
1							IS M Case	EBITDA	BS M Case	Analysis	Principal	Interest	IS B Case		BS B Case		B Base		FCCR		Cash Flow
2	IBEX Global Solutions US - Base Case				1		8/31/2013	Sep-13	Oct-13	Nov-13	Dec-13	Jan-14	Feb-14		Mar-14		Apr-14		May-14		Jun-14	Jul-14	Aug-14	TOTAL
626	Leverage														Current 12 Months
627													Q1		Q2		Q3		Q4
628	Total Senior Debt												15,724		15,451		14,160		13,381
629	Total Debt												15,724		15,451		14,160		13,381
630	Senior Leverage - YTD	Based on annualized YTD Adjusted Base Case EBITDA											2.24	x	2.32	x	2.17	x	1.84	x
631	Total Leverage - YTD	Based on annualized YTD Adjusted Base Case EBITDA											2.24	x	2.32	x	2.17	x	1.84	x
632	Senior Leverage - TTM												2.59	x	2.49	x	2.23	x	1.84	x
633	Total Leverage - TTM												2.59	x	2.49	x	2.23	x	1.84	x
634

6. WHOLE WORKSHEET OF DCFM

	B	C	D	E	F	G	H	I	J	K	L	M	N	O	P	Q	R	S	T	U
1							IS M Case	EBITDA	BS M Case	Analysis	Principal	Interest	IS B Case	BS B Case	B Base	FCCR	Cash Flow
2	IBEX Global Solutions US - Base Case				1		8/31/2013	Sep-13	Oct-13	Nov-13	Dec-13	Jan-14	Feb-14	Mar-14	Apr-14	May-14	Jun-14	Jul-14	Aug-14	TOTAL
635	Cash Flow Statement (Net Change in RLOC)
636
637	Operating Activities
638	Net Income							489	(520)	(104)	(78)	225	8	127	42	(83)	155	169	171	600
639	Depreciation							133	137	141	145	149	153	158	162	167	172	176	180	1,872
640	Amortization							-	-	-	-	-	-	-	-	-	-	-	-	-
641	PIK Interest							-	-	-	-	-	-	-	-	-	-	-	-	-
642
643	Net change in Working Capital Accounts
644	Cash							-	-	-	-	-	-	-	-	-	-	-	-	-
645	Accounts Receivable							(11,295)	(149)	703	(27)	352	1,547	618	840	(229)	(618)	(2,198)	(1,823)	(12,277)
646	Other Receivables							-	-	-	-	-	-	-	-	-	-	-	-	-
647	Inventory							-	-	-	-	-	-	-	-	-	-	-	-	-
648	Prepaids and deferred expenses							1,264	10	169	18	(969)	(76)	119	41	41	41	41	41	741
649	Deferred expenses							-	-	-	-	-	-	-	-	-	-	-	-	-
650	Due from affiliates							6	425	(7)	2	50	(8)	(2)	1	(1)	1	(1)	-	465
651	Other Current Assets 3							-	-	-	-	-	-	-	-	-	-	-	-	-
652	Accounts Payable							557	(22)	153	(138)	(3)	320	(321)	64	(118)	198	221	-	911
653								-	-	-	-	-	-	-	-	-	-	-	-	-
654	Accrued Expenses and other payables							10,870	(264)	(416)	214	(807)	(634)	493	(596)	172	341	4,282	(121)	13,534
655	Accrued compensation							(9,933)	-	-	-	-	-	-	-	-	-	-	-	(9,933)
656	Deferred revenue							(1,180)	-	-	-	-	-	-	-	-	-	-	-	(1,180)
657	Due to affiliates							0	992	(748)	9	(19)	(17)	17	(16)	1	17	24	-	261
658	Other Current Lia. 4							-	-	-	-	-	-	-	-	-	-	-	-	-
659	PIK Interest Included in Accrued Liabilities							-	-	-	-	-	-	-	-	-	-	-	-	-
660	Total Working Capital (Incr) Decr							(9,711)	992	(146)	79	(1,395)	1,132	924	335	(134)	(20)	2,368	(1,903)	(7,479)
661	Total - Operating Activities							(9,089)	609	(110)	146	(1,021)	1,293	1,208	539	(50)	306	2,714	(1,552)	(5,008)
662
663	Investing & Finacing Activities
664	Capital Expenditures							(101)	(142)	(140)	(151)	(161)	(148)	(160)	(159)	(160)	(172)	(149)	(149)	(1,792)
665	PP&E - Dispositions and Other							-	-	-	-	-	-	-	-	-	-	-	-	-
666	Net change in Other Assets							(540)	-	-	195	-	-	(48)	-	-	-	-	-	(393)
667	Net change in Other Liabilities							59	37	35	40	42	38	41	41	39	(304)	42	42	153
668	Additions to LT Debt							94	60	59	64	68	63	68	68	68	73	63	88	837
669	Payments of LT Debt							(47)	(49)	(50)	(44)	(46)	(47)	(49)	(50)	(52)	(53)	(55)	(51)	(594)
670	Distributions							-	-	-	-	-	-	-	-	-	-	-	-	-
671	Other changes in Equity							-	-	-	-	-	-	-	-	-	-	-	-	-
672	Total - Investing & Financing Activities							(535)	(93)	(96)	103	(96)	(94)	(147)	(101)	(105)	(456)	(99)	(70)	(1,789)
673	Net Change in RLOC							9,625	(516)	206	(249)	1,118	(1,199)	(1,061)	(438)	155	150	(2,615)	1,622	6,797
674	RLOC - Beginning of Period							5,918	15,543	15,027	15,233	14,984	16,101	14,902	13,841	13,403	13,558	13,708	11,093	5,918
675	RLOC - End of Period							15,543	15,027	15,233	14,984	16,101	14,902	13,841	13,403	13,558	13,708	11,093	12,715	12,715
676							Check	0	(0)	0	-	-	-	-	-	-	-	-	-	0

6. WHOLE WORKSHEET OF DCFM

	B	C	D	E	F	G	H	I	J	K	L	M	N	O	P	Q	R	S	T	U
1							IS M Case	EBITDA	BS M Case	Analysis	Principal	Interest	IS B Case	BS B Case	B Base	FCCR	Cash Flow
2	IBEX Global Solutions US - Base Case				1		8/31/2013	Sep-13	Oct-13	Nov-13	Dec-13	Jan-14	Feb-14	Mar-14	Apr-14	May-14	Jun-14	Jul-14	Aug-14	TOTAL
677	Net Change in Balance Sheet Accounts
678	Cash							-	-	-	-	-	-	-	-	-	-	-	-
679	Accounts Receivable							(11,295)	(149)	703	(27)	352	1,547	618	840	(229)	(618)	(2,198)	(1,823)
680	Other Receivables							-	-	-	-	-	-	-	-	-	-	-	-
681	Inventory							-	-	-	-	-	-	-	-	-	-	-	-
682	Prepaids and deferred expenses							1,264	10	169	18	(969)	(76)	119	41	41	41	41	41
683	Deferred expenses							-	-	-	-	-	-	-	-	-	-	-	-
684	Due from affiliates							6	425	(7)	2	50	(8)	(2)	1	(1)	1	(1)	-
685	Other Current Assets 3							-	-	-	-	-	-	-	-	-	-	-	-
686
687
688	PP&E, Net							32	(5)	1	(6)	(12)	5	(2)	3	7	(0)	27	31
689	Intangible Assets							(121)	-	-	-	-	-	-	-	-	-	-	-
690	Long term deferred expenses/deposits							(419)	-	-	195	-	-	(48)	-	-	-	-	-
691	Long term deferred expenses							-	-	-	-	-	-	-	-	-	-	-	-
692	Long term deposits							-	-	-	-	-	-	-	-	-	-	-	-
693
694
695	Accounts Payable							557	(22)	153	(138)	(3)	320	(321)	64	(118)	198	221	-
696								-	-	-	-	-	-	-	-	-	-	-	-
697	Accrued Expenses and other payables							10,870	(264)	(416)	214	(807)	(634)	493	(596)	172	341	4,282	(121)
698	Accrued compensation							(9,933)	-	-	-	-	-	-	-	-	-	-	-
699	Deferred revenue							(1,180)	-	-	-	-	-	-	-	-	-	-	-
700	Due to affiliates							0	992	(748)	9	(19)	(17)	17	(16)	1	17	24	-
701	Other Current Lia. 4							-	-	-	-	-	-	-	-	-	-	-	-
702
703
704	RLOC							9,625	(516)	206	(249)	1,118	(1,199)	(1,061)	(438)	155	150	(2,615)	1,622
705	Capital Leases							47	12	9	20	22	16	19	17	16	20	8	37
706	Senior Term Debt 2							-	-	-	-	-	-	-	-	-	-	-	-
707	Senior Term Debt 3							-	-	-	-	-	-	-	-	-	-	-	-
708	Senior Term Debt 4							-	-	-	-	-	-	-	-	-	-	-	-
709
710	Subordinated Debt 1							-	-	-	-	-	-	-	-	-	-	-	-
711	Subordinated Debt 2							-	-	-	-	-	-	-	-	-	-	-	-
712	Subordinated Debt 3							-	-	-	-	-	-	-	-	-	-	-	-
713	Subordinated Debt 4							-	-	-	-	-	-	-	-	-	-	-	-
714	Accrued PIK Interest							-	-	-	-	-	-	-	-	-	-	-	-
715
716	Other LT Liabilities 1							59	37	35	40	42	38	41	41	39	(304)	42	42
717	Other LT Liabilities 2							-	-	-	-	-	-	-	-	-	-	-	-
718
719
720	Equity 1							-	-	-	-	-	-	-	-	-	-	-	-
721	Equity 2							-	-	-	-	-	-	-	-	-	-	-	-
722	Equity 3							-	-	-	-	-	-	-	-	-	-	-	-
723	Retained Earnings							489	(520)	(104)	(78)	225	8	127	42	(83)	155	169	171
724
725	Net change in assets							(10,533)	281	865	183	(578)	1,469	685	885	(182)	(577)	(2,131)	(1,751)
726	Net change in Lia and Equity							10,533	(281)	(865)	(183)	578	(1,469)	(685)	(885)	182	577	2,131	1,751
727	Net change in RLOC - check							(9,625)	516	(206)	249	(1,118)	1,199	1,061	438	(155)	(150)	2,615	(1,622)

Exhibit 8.1(d)

FORM OF FINANCIAL CONDITION CERTIFICATE

November 8, 2013

TO: PNC BANK, NATIONAL ASSOCIATION (“PNC”), in connection with that certain Revolving Credit and Security Agreement dated of even date herewith (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among TRG CUSTOMER SOLUTIONS, INC., a Delaware corporation doing business as IBEX Global Solutions (the “Borrower”), the financial institutions which are now or which hereafter become party thereto as lenders (referred to herein, collectively, as the “Lenders” and each, individually, a “Lender”) and PNC, in its capacity as agent for the Lenders (in such capacity, the “Agent”) and in its capacity as a Lender. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

In connection with the Credit Agreement and the Other Documents, I hereby certify that, effective as of the execution of the Credit Agreement and each of the Other Documents, I am the duly elected, qualified and acting Chief Financial Officer of the Borrower, and, in such capacity, I hereby conclude to my knowledge that:

A.          (i) After giving effect to the Transactions, the Borrower will be solvent, able to pay its debts as they mature, will not have unreasonably small capital to carry on its business and all businesses in which it is about to engage, (ii) as of the Closing Date, the fair value of the Borrower’s assets is in excess of the amount of its liabilities, and (iii) subsequent to the Closing Date, the fair value of the Borrower’s assets will be in excess of the amount of its liabilities.

B.          The execution and delivery of the Credit Agreement and each of the Other Documents and the granting of the security interests and liens pursuant to the Credit Agreement and any of the Other Documents by the Borrower will not leave the Borrower with property remaining in its hands which would constitute unreasonably small capital for the Borrower’s business taken as a whole. In reaching this conclusion, I understand that “unreasonably small capital” depends upon the nature of the Borrower’s business as presently conducted, and I have reached my conclusion based on the actual and reasonably anticipated needs for capital of the business anticipated to be conducted by the Borrower and consistent with the Projections and other information described herein.

C.          The Borrower will not likely incur debts beyond its ability to pay as such debts mature. This conclusion is based, in part, upon my review of the Projections, which project that the Borrower will have positive cash flow after paying all of its scheduled and anticipated indebtedness as it matures. I have concluded that the realization from the Borrower’s assets in the ordinary and usual course of business, taken as a whole, will be sufficient to pay their recurring current debt, short term debt, and long term debt as such debts require.

1

D.          True, complete and correct copies of the Pro Forma Financial Statements have been provided to Agent.

E.           The Borrower has not executed the Credit Agreement or any of the Other Documents or made any transfer or incurred any obligations thereunder with actual intent to hinder, delay, or defraud either present or future creditors.

I understand that the Agent and the Lenders are relying on the truth and accuracy of the foregoing in connection with the extensions of credit under the Credit Agreement and that no one else shall be entitled to rely on this Certificate.

[SIGNATURE TO FOLLOW ON SEPARATE PAGE]

2

I hereby certify, in my capacity as an officer of the Borrower, and not individually, that the foregoing information is true and correct and execute this certificate as of the date first written above.

TRG CUSTOMER SOLUTIONS, INC.

By:
Name: Karl K. Gabel
Title: Chief Financial Officer

[Signature Page to Financial Condition Certificate]

Exhibit 16.3

FORM OF COMMITMENT TRANSFER SUPPLEMENT

COMMITMENT  TRANSFER  SUPPLEMENT,  dated  as  of  _________,  20__,  among __________________ (the “Transferor Lender”), ______________ (“Purchasing Lender”), and PNC BANK, NATIONAL ASSOCIATION, as agent for the Lenders under the Credit Agreement (as defined below) (in such capacity, the “Agent”).

WITNESSETH

  WHEREAS, this Commitment Transfer Supplement is being executed and delivered in accordance with Section 16.3 of that certain Revolving Credit and Security Agreement dated as of November 8, 2013 (as amended, restated, supplemented or modified from time to time, the “Credit Agreement”), by and among TRG CUSTOMER SOLUTIONS, INC., a Delaware corporation doing business as IBEX Global Solutions (“IBEX” and, together with each Person joined thereto as a borrower from time to time, collectively, the “Borrowers”, and each individually, a “Borrower”), Agent, and the financial institutions party thereto from time to time as lenders (referred to herein, collectively, as the “Lenders” and each, individually, a “Lender”), and Agent.

WHEREAS, Purchasing Lender wishes to become a Lender party to the Credit Agreement; and

WHEREAS, the Transferor Lender is selling and assigning to Purchasing Lender rights, obligations and commitments under the Credit Agreement;

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.           All capitalized terms used herein which are not defined shall have the meanings given to them in the Credit Agreement.

2.           Upon receipt by the Agent of four counterparts of this Commitment Transfer Supplement, to each of which is attached a fully completed Schedule I, and each of which has been executed by the Transferor Lender and Agent, Agent will transmit to Transferor Lender and Purchasing Lender a Transfer Effective Notice, substantially in the form of Schedule II to this Commitment Transfer Supplement (a “Transfer Effective Notice”). Such Transfer Effective Notice shall set forth, interalia, the date on which the transfer effected by this Commitment Transfer Supplement shall become effective (the “Transfer Effective Date”), which date unless otherwise noted therein, shall not be earlier than the first Business Day following the date such Transfer Effective Notice is received. From and after the Transfer Effective Date, Purchasing Lender shall be a Lender party to the Credit Agreement for all purposes thereof.

3.           At or before 12:00 Noon (New York time) on the Transfer Effective Date Purchasing Lender shall pay to Transferor Lender, in immediately available funds, an amount equal to the purchase price, as agreed between Transferor Lender and such Purchasing Lender (the “Purchase Price”), of the portion of the Advances being purchased by such Purchasing Lender (such Purchasing Lender’s “Purchased Percentage”) of the outstanding Advances and other amounts owing to the Transferor Lender under the Credit Agreement, and the Note(s). Effective upon receipt by Transferor Lender of the Purchase Price from a Purchasing Lender, Transferor Lender hereby irrevocably sells, assigns and transfers to such Purchasing Lender, without recourse, representation or warranty, and Purchasing Lender hereby irrevocably purchases, takes and assumes from Transferor Lender, such Purchasing Lender’s Purchased Percentage of the Advances and other amounts owing to the Transferor Lender under the Credit Agreement and the Note(s) together with all instruments, documents and collateral security pertaining thereto.

4.           Transferor Lender has made arrangements with Purchasing Lender with respect to (i) the portion, if any, to be paid, and the date or dates for payment, by Transferor Lender to such Purchasing Lender of any fees heretofore received by Transferor Lender pursuant to the Credit Agreement prior to the Transfer Effective Date and (ii) the portion, if any, to be paid, and the date or dates of payment, by such Purchasing Lender to Transferor Lender of fees or interest received by such Purchasing Lender pursuant to the Credit Agreement from and after the Transfer Effective Date.

5.           (a) All principal payments that would otherwise be payable from and after the Transfer Effective Date to or for the account of Transferor Lender pursuant to the Credit Agreement and the Note(s) shall, instead, be payable to or for the account of Transferor Lender and Purchasing Lender, as the case may be, in accordance with their respective interests as reflected in this Commitment Transfer Supplement.

  (b) All interest, fees and other amounts that would otherwise accrue for the account of Transferor Lender from and after the Transfer Effective Date pursuant to the Credit Agreement and the Note(s) shall, instead, accrue for the account of, and be payable to, Transferor Lender and Purchasing Lender, as the case may be, in accordance with their respective interests as reflected in this Commitment Transfer Supplement. In the event that any amount of interest, fees or other amounts accruing prior to the Transfer Effective Date was included in the Purchase Price paid by any Purchasing Lender, Transferor Lender and Purchasing Lender will make appropriate arrangements for payment by Transferor Lender to such Purchasing Lender of such amount upon receipt thereof from Borrowers.

6.           Concurrently with the execution and delivery hereof, Transferor Lender will provide to Purchasing Lender conformed copies of the Credit Agreement and all related documents delivered to Transferor Lender.

7.           Each of the parties to this Commitment Transfer Supplement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Commitment Transfer Supplement.

2

8.           By executing and delivering this Commitment Transfer Supplement, Transferor Lender and Purchasing Lender confirm to and agree with each other and Agent and Lenders as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, Transferor Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, the Note(s) or any other instrument or document furnished pursuant thereto; (ii) Transferor Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrowers or the performance or observance by Borrowers of any of their Obligations under the Credit Agreement, the Note(s) or any other instrument or document furnished pursuant hereto; (iii) Purchasing Lender confirms that it has received a copy of the Credit Agreement, together with copies of such financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Commitment Transfer Supplement; (iv) Purchasing Lender will, independently and without reliance upon Agent, Transferor Lender or any other Lenders and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (v) Purchasing Lender appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the terms thereof; (vi) Purchasing Lender agrees that it will perform all of its respective obligations as set forth in the Credit Agreement to be performed by each as a Lender; and (vii) Purchasing Lender represents and warrants to Transferor Lender, Lenders, Agent and Borrowers that it is either (x) entitled to the benefits of an income tax treaty with the United States of America that provides for an exemption from the United States withholding tax on interest and other payments made by Borrowers under the Credit Agreement and Other Documents or (y) is engaged in trade or business within the United States of America.

9.           Schedule I hereto sets forth the revised Commitment Percentages of Transferor Lender and the Commitment Percentage of Purchasing Lender as well as administrative information with respect to Purchasing Lender.

10.         This Commitment Transfer Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signatures Begin on Next Page]

3

IN WITNESS WHEREOF, the parties hereto have caused this Commitment Transfer Supplement to be executed by their respective duly authorized officers on the date set forth above.

[	]
as Transferor Lender

By:
Name:
Title:

[	]
as Purchasing Lender

By:
Name:
Title:

PNC BANK, NATIONAL ASSOCIATION
as Agent

By:
Name:
Title:

[Signature Page to Commitment Transfer Supplement]

SCHEDULE I TO COMMITMENT TRANSFER SUPPLEMENT

LIST OF OFFICES, ADDRESSES FOR NOTICES AND COMMITMENT AMOUNTS

Transferor Lender	Revised Revolving Commitment	$
Amount

Revised Revolving Commitment	%
Percentage

Purchasing Lender	Revolving Commitment Amount	$

Revolving Commitment	%
Percentage

Addresses for Notices for Purchasing
Lender

Attention:
Telephone:
Fax:

[Commitment Transfer Supplement]

SCHEDULE II TO COMMITMENT TRANSFER SUPPLEMENT

[Form of Transfer Effective Notice]

To:	, as Transferor Lender and	, as
Purchasing Lender:

The undersigned, as Agent under the Revolving Credit and Security Agreement dated as of November 8, 2013 among TRG CUSTOMER SOLUTIONS, INC., a Delaware corporation doing business as IBEX Global Solutions, PNC BANK, NATIONAL ASSOCIATION (“PNC”), each of the financial institutions party thereto from time to time as lenders (PNC and such other financial institutions, the “Lenders”), and PNC as agent for the Lenders, acknowledges receipt of four (4) executed counterparts of a completed Commitment Transfer Supplement in the form attached hereto. [Note: Attach copy of Commitment Transfer Supplement.] Terms defined in such Commitment Transfer Supplement are used herein as therein defined.

Pursuant to such Commitment Transfer Supplement, you are advised that the Transfer Effective Date will be [Insert date of Transfer Effective Notice].

PNC BANK, NATIONAL ASSOCIATION,
as Agent

By:
Name:
Title:

ACCEPTED FOR RECORDATION
IN REGISTER:

[Commitment Transfer Supplement]

Schedule 1.2

Permitted Encumbrances

BOTH FINANCINGS ARE FOR EQUIPMENT.

TFG – Virginia, LLP – This is the actual financing entity for Tetra Leasing. Tetra uses Republic Bank as their agent for collateral filings. The Republic Bank filing is for the security interest for this financing.

CIT Communications Finance Corporation (Avaya)
(See Schedule 5.8(b)(ii))

Schedules to Credit and Security Agreement

Schedule 4.4

Equipment Locations;
Place of Business, Chief Executive Office, Real Property

GRANTOR	COLLATERAL LOCATION OR PLACE OF BUSINESS (INCLUDING CHIEF EXECUTIVE OFFICE)	LESSOR (LEASED PROPERTIES)
TRG Customer Solutions,	251 Gray Flats Road	Kenny M. Crook
Inc. d/b/a IBEX Global	Beckley, WV 25801
Solutions
	100 Parkway Road	Ridge Line, Inc.
South Charleston, WV 25309
	501 Wilson Lane	CGP Development Co., Inc.
Elkins, WV 26241
	501 SW Hill Street	River Bend Investors I, LLC
Bend, OR 97702
	200 Industry Drive	Redevelopment Authority of
	Pittsburg, PA 15275	Allegheny County
(NOTE: data backup location)
	Indiana Mall	Indiana Mall Company
Unit 640, Rt. 286 West
Indiana, PA 15701
	Workforce Development &	South Central Tennessee
	Conference Center at Northfield	Workforce Alliance
100 Saturn Parkway
Spring Hill, TN 37174
	2000 Enterprise Parkway	Gateway Hampton Roads, LLC
Hampton, VA 23666
(NOTE: data backup location)
	1700 Pennsylvania Ave. NW,	TRG Holdings, LLC
Suite 560
Washington, DC 20006
(NOTE: chief executive office)
	1672 Independence Drive	New Braunfels Service Center,
	Suite 200	Ltd.
New Braunfels, Texas

Schedules to Credit and Security Agreement

Schedule 4.8(j)

Deposit and Investment Accounts

TRG Customer Solutions, Inc.

GL Account Numbers	Bank A/C No.	Description

		Cash Collateral /AR and Non	Deposit Account for AR and
JPM Lockbox	428618149	AR Receipts	Non AR Collections
		Analysis Checking /Operating
JPM Operating	428618156	Account	Main Operating Account
			Control Disbursement
			Account for Accounts
JPM AP Checking	428618164	AP Checking /CDA Account	Payable(ZBA)
			Disbursement Account for
			Payroll Checks and
JPM Payroll	938892569	Payroll	Wires(ZBA)
JPM Canada	4683000573	Canada , Toronto Branch	Canadian Operating Account
			Deposit and Investment
PNC	8026295579	Collection Account	Account
			Deposit and Investment
PNC	8026295552	Operating Account	Account

Schedules to Credit and Security Agreement

Schedule 5.1

Consents

None

Schedules to Credit and Security Agreement

Schedule 5.2(a)

States of Qualification and Good Standing

Borrower	State of Organization	States of Qualification
TRG Customer Solutions, Inc.	Delaware corporation	AL, AR, AZ, CA, CO, CT, D.C.,
DE, FL, GA,
ID, IN, KY, LA, MA, ME, MI,
MN, MO, MS,
MT, NC, ND, NE, NH, NJ, NM,
NV, NY, OH,
OK, OR, PA, RI, SD, TN, TX
UT, VA, VT, WI, WV and WY

Schedules to Credit and Security Agreement

Schedule 5.2(b)

Subsidiaries

Please refer to page 13 of the AIM/LSE Admission Document previously provided to PNC and Blank Rome for a chart and listing of all subsidiaries of IBEX Global Solutions PLC.

Borrower	Subsidiary	Ownership
TRG Customer Solutions, Inc., d/b/a IBEX Global Solutions	TRG Customer Solutions (Canada), Inc., a Canadian corporation	100% owned

Schedules to Credit and Security Agreement

Schedule 5.4

Federal Tax Identification Number

BORROWER	ORGANIZATION IDENTIFICATION NUMBER	FEDERAL EMPLOYER IDENTIFICATION NUMBER
TRG Customer Solutions, Inc. d/b/a IBEX Global Solutions	3812747 (Delaware)	72-1583550

Schedules to Credit and Security Agreement

Schedule 5.6

Prior Names

TRG Customer Solutions, Inc.

Schedules to Credit and Security Agreement

Schedule 5.7

Environmental

None

Schedules to Credit and Security Agreement

Schedule 5.8(b)(i)

Litigation

A class action lawsuit was filed in California against IBEX for alleged violations of wage and hour laws. In February 2011, the Court dismissed all class allegations and instructed plaintiff to proceed with his individual claim for approximately $3,000 in damages. No trial date is set. No activity in this case for the past 2 years.

The US Department of Labor (the “DOL”) issued in June 2012 a notice of intent to assess a penalty (with accrued interest) of approximately $39,000 against the Company for failure to timely file a an audit of its 401(k) plan with its Form 5500 annual report for the 2010 plan year. The Company expects to receive the audit from the plan auditor and file the complete Form 5500 for the 2010 plan year within the next 60 days. The Company is in contact with DOL and expects to settle the matter.

McCloud Benson III et al. v TRG Customer Solutions, Inc. Compensation case filed by 8 ex-employees (each individually, not as a class) alleging incorrect calculation of their incentive-pay bonuses at Indiana, PA call center in 2007-2008. Plaintiff’s counsel has been inactive, has never put forward any theory or calculation of alleged damages, has recently canceled a scheduled deposition of a senior IBEX call center manager, and has orally advised IBEX defense counsel that he is considering dropping the lawsuit. IBEX will continue to defend in ordinary course. There has been no action in this case since 2010.

Canon Financial Services, Inc. v. TRG Customer Solutions, Inc. Contract case filed in April 2012 in New Jersey Superior Court. IBEX settled the case in June 2012. All payments under the settlement have been and will be made by TRG Field Solutions, Inc. (“TRGFS”), which was the entity for whom the copiers were leased. TRGFS is current on its obligations under this settlement agreement.

Amber Holcomb v. TRG Customer Solutions, Inc. Case filed in 2012 in Circuit Court of Kanawha County, West Virginia by ex-employee, alleging discrimination and wrongful termination due to alleged violation of federal Family Medical Leave Act. No specific amount of damages has been demanded. There has been no activity in this case since it was filed over a year ago. IBEX defending in ordinary course.

Davantic LLC v. TRG Customer Solutions, Inc. Case settled on October 29, 2013.

Kennita Thomas v. TRG Customer Solutions, Inc. Case filed in March 2012 in West Virginia Human Rights Commission (WVHRC), alleging unlawful discrimination against Thomas due to race, and unlawful retaliation against Thomas. Thomas is a former employee of TRG Insurance Solutions, Inc. (TRGIS), a then-sister corporation of IBEX. TRGIS was an entirely separate corporation with its own lines of business, management and employees. While employed by TRGIS at its facility in Beckley, WV, in 2009 Thomas filed a discrimination complaint against TRGIS, which the parties settled by mutual agreement. Later in 2009, TRGIS announced that it was closing its operations in Beckley and laying off all employees, including Thomas. In January 2010 Thomas interviewed for a position with IBEX but was not offered a job. Thomas claims that IBEX did not offer her a job because of her race and in retaliation for her having filed the 2009 discrimination complaint against TRGIS, a different company. Thomas alleges $107,940.80 in damages for back pay, plus future pay and interest, plus $92,313.21 in attorneys’ fees. IBEX has defended this case vigorously and intends to continue doing so. IBEX has defended on the grounds that (1) its records show race-neutral employment practices, and (2) IBEX as a matter of law cannot be liable for retaliating against a person whom it never employed. This case was tried on December 17- 18, 2012, before an administrative judge pro tem of the WVHRC. No ruling has been issued as of October 23, 2013.

Schedules to Credit and Security Agreement

Global Crossing Telecom. This is not a litigation matter. GC was IBEX’s major telephone vendor through Q2 of 2012, when IBEX transitioned its primary telephone services to CenturyLink (formerly Qwest). IBEX evaluated multiple telecom vendors as part of its selection process, including GC, and concluded that CenturyLink offered the best package as the primary carrier. At the time of the transition, IBEX had disputed various charges by GC, relating to both service and billing issues going back to 2010, and was in discussion with GC to resolve the various billing disputes. IBEX made an offer to GC to resolve the final balance by appropriate adjustments. As a conservative position, IBEX has accrued the full amounts that were invoiced to it even though it expects that the eventual amount it agrees to pay will be significantly lower than the accrued amount. To date GC has not responded to IBEX’s offers, nor has GC taken any other action regarding this matter. As and when GC responds, IBEX expects to reach a mutually agreeable resolution regarding the final amount owed and the appropriate payment schedule. TRG will not start paying absent a final resolution/settlement and a mutually agreed upon payment plan.

Microsoft Corp. and Microsoft Licensing, GP v. TRG Customer Solutions, Inc. d/b/a IBEX Global. Case filed on June 10, 2013 in US District Court for District of Columbia. See attached complaint and answer. The Resource Group International (ultimate parent of TRG Customer Solutions, Inc. d/b/a IBEX Global Solutions), has fully indemnified TRGCS d/b/a IBEX Global Solutions against any and all liabilities and costs in connection with this lawsuit, and has taken over defense of the case.

List of EEOC, OSHA and State Human Resources Cases

The Company is defending all of these cases in the ordinary course.

Capone, Mark R.	Labor/Employment	-	EEOC - Pittsburgh Area Office
Discrimination

Corporan, Joseph	Labor/Employment	-	EEOC - Norfolk Local Office
Discrimination

Fogus, Rosanna	OSHA Complaint		U.S. Department of Labor-
OSHA

Schedules to Credit and Security Agreement

Healey, Jonathan	Labor/Employment -		State of West Virginia Dept of
	Wage Dispute		Labor

Hrelec, Hazel M.	Labor/Employment	-	EEOC - Pittsburgh Area Office
Discrimination
Leji, Victor A.	Labor/Employment	-	EEOC - Norfolk Local Office
Discrimination
Lochner, Dee A.	Labor/Employment	-	EEOC - Pittsburgh Area Office
Discrimination

McAllister, Gina V.	Labor/Employment	-	Bureau of Labor and Industries,
	Discrimination		Oregon
Murphy, LaToya D.	Labor/Employment	-	EEOC - Pittsburgh Area Office
Discrimination

Phillips, Melissa J.	Labor/Employment	-	State of West Virginia Human
	Discrimination		Rights Commission

Wamsley, Wendy L.	Labor/Employment	-	EEOC - Pittsburgh Area Office
Discrimination
Eastep, Kala	Discrimination		EEOC – Nashville Area Office

Wilson, Dustin	Discrimination		EEOC – Charleston Area Office

Schedules to Credit and Security Agreement

Schedule 5.8(b)(ii)   Indebtedness

Name	Description of Indebtedness
TFG – Virginia, L.P.	Tetra Equipment Lease – Master Lease Agreement with TFG – Virginia. L.P. (last payment November 2013) (09/10/13 balance - $14,120.00)
CIT Communications Finance Corporation (Avaya)	Master Lease Agreement (last payment August 2014) (09/10/13 balance - $421,516.00)

Schedules to Credit and Security Agreement

Schedule 5.8(d)

Plans

Borrower has a 401(k) plan. Summary plan description follows:

SUMMARY PLAN DESCRIPTION

TRG 401(K) PLAN

APRIL 2010

TABLE OF CONTENTS

Introduction	1
Type of Plan	1
Plan Sponsor	1
Purpose of This Summary	1

Plan Administration	1
Plan Trustee.	1
Plan Administrator	1
Plan Number	1
Service of Legal Process	1

General Plan Definitions	2
Account	2
ACP Test	2
ADP Test	2
Allocation Period	2
Disability	2
Hour of Service	2
Matching Contribution	2
Normal Retirement Age	3
Period of Service	3
Plan Year	3
Salary Deferral Contribution	3
Vested Interest	3

Salary Deferral Contributions	3
How the Contribution Is Determined	3
How You Become a Participant	3
Salary Deferral Agreements	4
How Your Compensation Is Determined	4
How Your Vested Interest Is Determined	4

Matching Contributions	4
How the Contribution Is Determined	4
How You Become a Participant	5
How You Qualify for a Contribution Allocation	5
How Your Compensation Is Determined	5
How Your Vested Interest Is Determined	5

Top Heavy Requirements	6
Maximum Allocation Limitations	6
Rollover Contributions	6

Distribution of Benefits	6
Distributions for Reasons Other Than Death	6
Distributions Upon Death	7
Hardship Distributions	8
In-Service Distributions	8

Loans to Participants	8

Schedules to Credit and Security Agreement

Investment of Accounts	8

Tax Withholding on Distributions	8
Direct Rollovers Not Subject to Tax Distributions	9
20% Withholding on Taxable	9

Claims Procedure	9
Claims for Non-Disability Benefits	9
Claims for Disability Benefits	10

Other Information	11
Attachment of Your Account	11
Amendment or Termination of the Plan	11
Accounts Are Not Insured	11
Payment of Plan Expenses	11
Qualified Reservist Distributions	11

Statement of Erisa Rights	12
Your Right To Receive Information	12
Duties of Plan Fiduciaries	12
Enforcement of Rights	12
Assistance With Your Questions	13

Schedules to Credit and Security Agreement

INTRODUCTION

TYPE OF PLAN

Effective January 1, 2010, TRG Customer Solutions, Inc. amended its 401(k) profit sharing plan. The plan is named the TRG 401(k) Plan, but it will be referred to in this summary as the Plan. The Plan contains a cash or deferred arrangement, and once you're eligible to participate, you can contribute to the Plan on a tax deferred basis through payroll deductions.

PLAN SPONSOR

TRG Customer Solutions, Inc. is the sponsor of the Plan, and will sometimes be referred to in this summary as the Sponsoring Employer, the Employer, the Company, we, us or our. Our address is 8375 Dix Ellis Trail, Suite 101, Jacksonville, FL 32256-8241; our telephone number is (877) 874- 2874; and our employer identification number is 72-1583550. Stratasoft, Inc., TRG Insurance Solutions, LLC, TRG Holdings, LLC, iSky, Inc., TRG Field Solutions, Inc. and TRG Satmap, Inc. have also adopted this Plan as Adopting Employers for the benefit of any of their employees who are eligible to participate. Any reference to the Employer in this summary will also generally be a reference to the Adopting Employers.

PURPOSE OF THIS SUMMARY

This booklet is called a Summary Plan Description (the SPD) and it is meant to describe highlights of the Plan in understandable language. It is not, however, meant to be a complete description of the Plan, nor is it meant to interpret, extend or change the provisions of the Plan in any way. If there is a conflict between this SPD and the Plan, the provisions of the Plan control your right to benefits. A copy of the Plan and related documents are on file with the Administrator and you can read them at any reasonable time. Also, no provision of the Plan or this SPD is intended to give you the right to continued employment or to prohibit changes in the terms or conditions of your employment. If you have any questions that are not addressed in this summary, you can contact the Administrator (who is described in the next section) during normal business hours.

PLAN ADMINISTRATION

PLAN TRUSTEE

The Plan is administered under a written plan and trust agreement, and the trustee of that agreement is responsible for trusteeing the Plan's assets. The trustee is Principal Trust Company. The trustee is a directed trustee, which means that the trustee invests the assets of the Plan as instructed by us, by an investment manager (if we have appointed one), or by a Participant. The trustee can be contacted at 100 Principal Drive, Wilmington, DE 19801.

PLAN ADMINISTRATOR

All matters other than investments that concern the operation of the Plan are the responsibility of the Administrator. The Administrator is TRG Customer Solutions, Inc., whose address is 8375 Dix Ellis Trail, Suite 101, Jacksonville, FL 32256-8241, and whose telephone number is (877) 874- 2874. The Administrator has the power and authority to interpret the terms of the Plan based on the Plan document and existing laws and regulations, as well as the power to determine all questions that arise under the Plan. Such power and authority include, for example, the administrative discretion necessary to resolve issues with respect to an employee’s eligibility for benefits, credited service, Disability, and retirement, or to interpret any other term contained in the Plan and related documents. The Plan Administrator’s interpretations and determinations are binding on all Participants, employees, former employees, and their beneficiaries.

PLAN NUMBER

For identification purposes, we have assigned number 005 to the Plan.

SERVICE OF LEGAL PROCESS

If you have to bring legal action against the Plan for any reason, legal process can be served on the President at 8375 Dix Ellis Trail, Suite 101, Jacksonville, FL 32256-8241. Legal process can also be served on the trustee or on the Administrator.

Schedules to Credit and Security Agreement

GENERAL PLAN DEFINITIONS

Many definitions are used in this summary and most are defined in the section where they appear, but the following terms have broader application and are used throughout this summary:

ACCOUNT

Your Account represents the aggregate value of the various contributions made to the Plan on your behalf, as well as the net earnings on those contributions. Your Account includes (but is not limited to) the following sub-accounts:

● Your Salary Deferral Contribution Account ● Your Matching Contribution Account

ACP TEST

The ACP Test is a nondiscrimination test applied annually to the Matching Contributions made to the Plan. This test compares the Matching Contributions made by Participants who are highly compensated employees under IRS rules (HCEs) to the amount of Matching Contributions made by non- HCEs. Depending upon the results of the test, shortly after the end of each Plan Year, the Administrator may have to refund to certain HCEs a portion of their Matching Contributions. You will be notified by the Administrator if any of your Matching Contributions have to be refunded.

ADP TEST

The ADP Test is a nondiscrimination test applied annually to the Salary Deferral Contributions made to the Plan. This test compares the Salary Deferral Contributions made by Participants who are highly compensated employees under IRS rules (HCEs) to the amount of Salary Deferral Contributions made by non-HCEs. The ADP Test is intended to ensure a fair level of participation by all Participants regardless of Compensation levels. Depending upon the results of the test, shortly after the end of each Plan Year, the Administrator may have to refund to certain HCEs a portion of their Salary Deferral Contributions. You will be notified if any portion of your Salary Deferral Contributions has to be refunded.

ALLOCATION PERIOD

The Allocation Period is the period of time for which a contribution to the Plan is allocated. The Allocation Period is generally the Plan Year, but to the extent contributions are made more frequently than annually, they will be allocated based on the Compensation earned during the Allocation Period.

DISABILITY

Disability is a physical or mental impairment you suffer after you become a Participant in the Plan (and while you are still an employee) which, in the opinion of a physician acceptable to the Administrator, totally and permanently prevents you from performing your customary and usual duties for us. If a difference of opinion arises between you and the Administrator as to whether you have suffered a Disability, it will be settled by a majority decision of three physicians, one to be appointed by the Administrator, one to be appointed by you, and the third to be appointed by the first two physicians.

HOUR OF SERVICE

An Hour of Service is any hour for which you have a right to be paid by us for the performance of duties.

MATCHING CONTRIBUTION

A Matching Contribution is a contribution we make to the Plan which matches some portion (or all) of the Salary Deferral Contributions you make to the Plan.

Schedules to Credit and Security Agreement

NORMAL RETIREMENT AGE

Normal Retirement Age is the date you reach age 65.

PERIOD OF SERVICE

A Period of Service is a period of time used to determine your eligibility to participate in the Plan and to determine your Vested Interest in your Account. In general, a Period of Service begins on your employment commencement date and ends on the date you terminate employment, but in actually determining your eligibility and Vested Interest, smaller portions of your Period of Service (for example, a 1- year Period of Service or a 6-month Period of Service) will be used by the Plan. The rules for determining your Period of Service are much more complex than what is described in this paragraph, especially the rules that apply if you terminate employment and are subsequently rehired. For more information regarding these rules, you can check with the Plan Administrator.

PLAN YEAR

The Plan Year is the 12 consecutive month accounting year of the Plan, and it begins each January 1st and ends the following December 31st.

SALARY DEFERRAL CONTRIBUTION

A Salary Deferral Contribution is the amount you elect to contribute to the Plan through payroll withholding.

VESTED INTEREST

Your Vested Interest is the percentage of your Account to which you are entitled at any point in time. This percentage, in turn, is the aggregate of your Vested Interest in your various sub- accounts. Different types of accounts have different vesting requirements, which are explained in more detail in other sections of the SPD that pertain to particular types of contributions. However, notwithstanding any vesting schedule set forth in those other sections of the SPD, you will have a 100% Vested Interest in your Account upon reaching Normal Retirement Age, upon your death while you are still a Participant but before you terminate employment, or upon suffering a Disability while you are still a Participant but before you terminate employment.

SALARY DEFERRAL CONTRIBUTIONS

HOW THE CONTRIBUTION IS DETERMINED

Your Salary Deferral Contributions for any calendar year can't exceed the lesser of 100% of your Compensation or the annual dollar limit on Salary Deferral Contributions. This annual dollar limit is $16,500 for calendar year 2010, and will thereafter be the amount set annually by law. Salary Deferral Contributions are allocated to your Salary Deferral Contribution Account.

If you are a "catch-up eligible" Participant, you can make additional "catch -up contributions" to the Plan in excess of the limits on Salary Deferral Contributions described above. You are a catch- up eligible Participant for any calendar year in which you have reached (or will reach) at least age 50 by the end of that calendar year. The catch-up contribution limit is $5,500 for calendar year 2010, and will thereafter be the amount set annually by law.

HOW YOU BECOME A PARTICIPANT

To become a Participant in the Salary Deferral Contribution portion of the Plan, you must satisfy the following criteria (described in more detail below) for this portion of the Plan: (a) you must be an Eligible Employee; (b) you must satisfy the service requirement (and all service with us and with Stratasoft, Inc., TRG Insurance Solutions, LLC, TRG Holdings, LLC, iSky, Inc., TRG Field Solutions, Inc. and TRG Satmap, Inc. will be counted for this purpose, as well as service with Telespectrum, Inc., Reese Teleservices, Inc. and Blasiar, Inc. DBA Alert Communications Company); and (c) you must be employed by us on the applicable entry date.

Schedules to Credit and Security Agreement

● ELIGIBLE EMPLOYEES. All employees are Eligible Employees for this portion of the Plan except for the following ineligible classes of Employees: (a) employees whose employment is governed by a collective bargaining agreement in which retirement benefits were the subject of good faith bargaining; and (b) anyone who is a leased employee.

● SERVICE REQUIREMENT. Prior to April 20, 2010, you must be credited with at least a 3-month Period of Service. Effective May 1, 2010, you must be credited with at least a 1-month Period of Service.

● ENTRY DATE. You will enter this portion of the Plan as a Participant on the first day of the month that coincides with or next follows the date that you first satisfy the service requirement described above.

SALARY DEFERRAL AGREEMENTS

You must file a Salary Deferral Agreement with the Administrator before you can begin making Salary Deferral Contributions to the Plan. This agreement is where you indicate the amount you want withheld from your Compensation and contributed to the Plan on your behalf. You can elect to contribute either a percentage of your Compensation or a flat dollar amount.

After your initial election, you can change your Salary Deferral Agreement by filing a new agreement with the Administrator at any time during the Plan Year. You can also cancel your deferral agreement at any time by giving written notice (not to exceed 30 days) to the Administrator. If you do cancel your agreement, you will not be permitted to make a new election until the first available date that you would otherwise be entitled to change an existing agreement as described in the preceding sentence. The Administrator from time to time may establish additional administrative procedures (or change existing procedures) concerning deferral elections, in which case you will be appropriately notified.

The Administrator can temporarily suspend your deferral agreement if you reach the maximum amount that is permitted by law or the Plan, or if the Administrator believes the Plan may fail the ADP Test. You will be notified if your deferral agreement is temporarily suspended.

If you have not elected in your Salary Deferral Agreement to withhold at the maximum rate permitted for a Plan Year and you want to increase the total amount withheld for that Plan Year up to the maximum permitted rate, then you can make a supplemental election at any time during the last two months of the Plan Year to withhold an additional amount for one or more pay periods.

HOW YOUR COMPENSATION IS DETERMINED

In general, you can make Salary Deferral Contributions from the amount reported on your Form W-2 (your "Compensation") for the Plan Year. However, you cannot make Salary Deferral Contributions from Compensation in excess of the annual dollar limit on Compensation, which is $245,000 for the Plan Year beginning in 2010, and which will thereafter be the amount set annually by law. You also cannot make Salary Deferral Contributions from (a) amounts received prior to the date you become a Participant in the Elective Deferral portion of the Plan; and (b) amounts received while you are a member of a class of employees which is ineligible to participate in the Elective Deferral portion of the Plan.

HOW YOUR VESTED INTEREST IS DETERMINED

Your Vested Interest in your Salary Deferral Contribution Account is 100% upon your entry into this portion of the Plan and at all times thereafter.

MATCHING CONTRIBUTIONS

HOW THE CONTRIBUTION IS DETERMINED

We will make a Matching Contribution to the Plan (either annually or on a more frequent basis) for each eligible Participant equal to 25% of his or her Salary Deferral Contributions that do not exceed 6% of Compensation.

Schedules to Credit and Security Agreement

HOW YOU BECOME A PARTICIPANT

To become a Participant in the Matching Contribution portion of the Plan, you must satisfy the following criteria (described in more detail below) for this portion of the Plan: (a) you must be an Eligible Employee; (b) you must satisfy the service requirement (and all service with us and with Stratasoft, Inc., TRG Insurance Solutions, LLC, TRG Holdings, LLC, iSky, Inc., TRG Field Solutions, Inc. and TRG Satmap, Inc. will be counted for this purpose, as well as service with Telespectrum, Inc., Reese Teleservices, Inc. and Blasiar, Inc. DBA Alert Communications Company); and (c) you must be employed by us on the applicable entry date.

●  ELIGIBLE EMPLOYEES. All employees are Eligible Employees for this portion of the Plan except for the following ineligible classes of Employees: (a) employees whose employment is governed by a collective bargaining agreement in which retirement benefits were the subject of good faith bargaining; and (b) anyone who is a leased employee.

●  SERVICE REQUIREMENT. You must be credited with at least a 1-year Period of Service.

●  ENTRY DATE. You will enter this portion of the Plan as a Participant on the same date that you first satisfy the service requirement described above. HOW YOU QUALIFY FOR A CONTRIBUTION ALLOCATION Once you become a Participant in this portion of the Plan, you are eligible for a Matching Contribution for any Allocation Period in which we make one if you satisfy the requirements (if any) described below for that Allocation Period. Matching Contributions are allocated to your Matching Contribution Account. ● ACTIVE PARTICIPANTS. If you are still employed by us on the last day of an Allocation Period, you will be eligible to receive an allocation. ● TERMINATED PARTICIPANTS. If you terminate employment with us for any reason before the last day of an Allocation Period, you will be eligible to receive an allocation for that Allocation Period. HOW YOUR COMPENSATION IS DETERMINED In general, the amount of any Matching Contributions made on your behalf is based on the amount reported on your Form W-2 (your "Compensation") for the Plan Year. However, Matching Contributions will not be made with respect to Compensation in excess of the annual dollar limit on Compensation, which is $245,000 for the Plan Year beginning in 2010, and which will thereafter be the amount set annually by law. Matching Contributions will also not be made with respect to the following Compensation: (a) amounts received prior to the date you become a Participant in the Matching Contribution portion of the Plan; and (b) amounts received while you are a member of a class of employees which is ineligible to participate in the Matching Contribution portion of the Plan. HOW YOUR VESTED INTEREST IS DETERMINED Your Vested Interest in your Matching Contribution Account is determined by the schedule following this paragraph, based on your credited Periods of Service as of the date your Vested Interest is determined. In determining your Vested Interest in this account, all of your Periods of Service will be counted (including Periods of Service with Stratasoft, Inc., TRG Insurance Solutions, LLC, TRG Holdings, LLC, iSky, Inc., TRG Field Solutions, Inc. and TRG Satmap, Inc., as well as with Telespectrum, Inc., Reese Teleservices, Inc. and Blasiar, Inc. DBA Alert Communications Company) . Any part of this account which is not vested will be forfeited when you receive a distribution of your Vested Interest (or after you incur 5 consecutive Breaks in Service, if earlier) and will thereafter be used to reduce our other contributions.

Schedules to Credit and Security Agreement

1-Year Period of Service ........25% Vested 2-Year Period of Service ........50% Vested 3-Year Period of Service ........75% Vested 4-Year Period

of Service ......100% Vested

TOP HEAVY REQUIREMENTS

Under certain circumstances, you may be entitled to a minimum allocation for any Plan Year in which the Plan is considered "top heavy." The Plan is considered top heavy for any Plan Year in which more than 60% of Plan assets are allocated to the Accounts of Participants who are "key" employees (that is, employees who satisfy certain ownership requirements and employees who are officers and whose Compensation for the Plan Year exceeds certain IRS limits). However, the Plan automatically satisfies this requirement in any Plan Year for which we make a contribution on your behalf to another qualified retirement plan (if any) that we sponsor.

If the Plan is not exempt, then for each Plan Year in which the Plan is considered top heavy and in which you are employed by us on the last day of the Plan Year, you will receive a minimum allocation equal to the lesser of 3% of your Compensation or the highest percentage of Compensation allocated for that Plan Year to the Accounts of Participants who are key employees.

MAXIMUM ALLOCATION LIMITATIONS

The amount of contributions and forfeitures that can be allocated to your Account for any Plan Year is limited by law to the lesser of 100% of your Compensation or the annual dollar limit, which is $49,000 for the Plan Year beginning in 2010, and which will thereafter be the amount set annually by law. This limitation does not apply to the amount of earnings that can be allocated to your Account, to the amount of any Rollover Contributions you can make to the Plan, or to any other funds transferred to this Plan on your behalf from another qualified retirement plan.

ROLLOVER CONTRIBUTIONS

If you participated in another retirement plan, you may be permitted to roll over any distribution you receive from the other plan to this Plan if all legal requirements (and any requirements imposed by the Administrator) on such rollovers are satisfied. Do not withdraw funds from any other plan or account until you have received written approval from the Administrator to roll those funds into this Plan. If you do decide to make a rollover contribution and it is accepted by the Administrator, it will be kept in a separate Rollover Account established on your behalf. You will at all times have a 100% Vested Interest in your Rollover Account, and you can make withdrawals from your Rollover Account when you terminate employment.

DISTRIBUTION OF BENEFITS

DISTRIBUTIONS FOR REASONS OTHER THAN DEATH

If you terminate employment with us for any reason and your Vested Interest (excluding your Rollover Account) is $5,000 or less, it will be distributed in a lump sum as soon as administratively feasible after you terminate employment. The distribution will be made to you or, at your election, will be rolled over either to another qualified retirement plan that agrees to receive the distribution or to an individual retirement account (IRA) established by you. However, if your Vested Interest (excluding your Rollover Account) is more than $ 1,000 but not more than $5,000 and you fail to elect either a lump sum or a rollover as described above, we will establish an individual retirement account (IRA) for you at a qualified financial institution of our choosing and will automatically roll your Vested Interest over to that IRA. Your funds will then be invested in a type of investment designed to preserve principal and provide a reasonable rate of return and liquidity, such as an interest-bearing account, a certificate of deposit, or a money market fund. The IRA provider will charge your IRA for any expenses associated with the establishment and maintenance of the IRA and with the IRA investments. If your Vested Interest is rolled over to an IRA under this "automatic rollover" requirement, you will be given more information at that time regarding the IRA provider and any fees or expenses associated with the IRA.

Schedules to Credit and Security Agreement

If your Vested Interest is more than $5,000 and you terminate employment for any reason other than death, your Vested Interest will be distributed within an administratively feasible time after you request payment. Your Vested Interest will be distributed as monthly payments from an insurance company. Monthly payments will cease when you die unless you're married when payments begin, in which case your surviving spouse (if any) will then begin receiving a monthly payment for the balance of his or her life. Your spouse's monthly payment will equal 50% of the monthly payment you are receiving when you die (unless you elect a higher percentage). You can elect any percentage between 50% and 100%, but the amount of each monthly payment you receive will be decreased as the percentage you elect for your spouse is increased.

With your spouse's written consent, you can also elect not to receive monthly payments and instead elect to receive either (a) a lump sum; or (b) substantially equal installment payments over a specified period of time. If you elect installment payments, there are limits on how long the payments can be made, and they will be explained to you at the appropriate time. If you elect a lump sum, it can be paid to you or, at your election, rolled over to another qualified retirement plan that agrees to receive the distribution or to an individual retirement account.

In addition to the benefit payments described above, there are rules which require that certain minimum distributions be made from the Plan. Generally, these minimum distributions must begin no later than (a) the April 1st following the end of the calendar year in which you reach age 701⁄2 or (b) the April 1st following the end of the calendar year in which you retire. However, if you are a 5% owner, you must begin receiving minimum distributions by the April 1st following the end of the year in which you reach age 701⁄2 even if you are still employed by the Employer.

DISTRIBUTIONS UPON DEATH

Your Vested Interest will be distributed to your beneficiary as soon as administratively feasible after your death. If you are not married, you can name anyone to be your beneficiary. If you are married, your spouse is automatically the beneficiary of 50% of your Vested Interest, but you can name anyone else (including your spouse) to receive the other 50% of your Vested Interest. Your spouse can waive in writing his or her statutory death benefit, in which case you can name one or more other beneficiaries to receive your entire Vested Interest. A non-spouse beneficiary can elect to receive (a) a lump sum; or (b) substantially equal installment payments over a specified period of time (although there are limits on how long installment payments can be made, which will be explained to your beneficiary at the appropriate time). However, any death benefit payable to your spouse will be distributed as monthly payments until his or her death unless, with your spouse's written consent, you waive the monthly payments, in which case your spouse can elect to receive (a) a lump sum; or (b) substantially equal installment payments as described above.

If your death occurs before the date that minimum distributions must begin (as described in the preceding section), the distribution of your Vested Interest to your beneficiary must be made within certain legal timeframes which are dependent upon several factors, including (a) whether you have a designated beneficiary, (b) your relationship to the beneficiary (spousal or non-spousal beneficiary) and (c) certain elections that your beneficiary may make after your death. However, if your death occurs after the date that minimum distributions must begin, the minimum death benefit that must be paid to your beneficiary each year after your death is based on the longer of your remaining life expectancy (had you survived) or the remaining life expectancy of your beneficiary. Your beneficiary may also choose to accelerate the payment rate. Please contact the Administrator for more information regarding payments to beneficiaries.

Any death benefit received by your spouse can be rolled over to an IRA. Effective as of January 1, 2007, a non-spouse beneficiary may establish a special IRA (an "Inherited IRA") that can receive a direct rollover of all (except for any required minimum distributions) or a portion of a death benefit that would be distributed from the Plan to that non-spouse beneficiary.

Schedules to Credit and Security Agreement

Certain portions of a death benefit may not be eligible to be rolled over from the Plan into an Inherited IRA. If you (a deceased Participant) needed to take a required minimum distribution in the year of your death (but you have not yet taken that required minimum distribution), then that required minimum distribution cannot be rolled over from the Plan into an Inherited IRA. Similarly, if the non-spouse beneficiary needs to take any required minimum distribution from the Plan for the year in which the direct rollover occurs (or any prior year), then the non-spouse beneficiary cannot roll over that required minimum distribution into an Inherited IRA.

If the non-spouse beneficiary elects to roll over the death benefit to an Inherited IRA, then the inherited IRA will be subject to complicated required minimum distribution rules. You should inform your non-spouse beneficiary that (a) he or she is designated to receive your death benefit, and (b) your death benefit can be rolled over to an Inherited IRA. The non-spouse beneficiary should discuss any planning issues and tax consequences with their professional tax advisor with respect to a direct rollover of your death benefit into an Inherited IRA.

HARDSHIP DISTRIBUTIONS

Effective May 1, 2010, Hardship Distributions are no longer permitted under the Plan.

IN-SERVICE DISTRIBUTIONS

As long as you are an employee and you have reached age 591⁄2, you can, with the written consent of your spouse, take a lump sum distribution of up to 100% of your Salary Deferral Contribution Account. You can also, with the written consent of your spouse, take a lump sum distribution of up to 100% of your Vested Interest in your Matching Contribution Account, provided you have reached age 591⁄2.

LOANS TO PARTICIPANTS

You are permitted to borrow from the Plan with the approval of the Administrator. All loans will be made in accordance with the Loan Policy established by the Administrator. If the Loan Policy is not attached to this summary, you can obtain a copy from the Administrator.

INVESTMENT OF ACCOUNTS

Subject to an investment policy established by the Administrator, you can direct how your Account will be invested. You can choose from any investment options offered by the Plan. You can switch between investments as often as is permitted under the investment options you choose. All earnings and losses on your directed investments will be credited directly to your Account. Investment results will reflect any fees and investment expenses for the investments you select. You may request more information on fees associated with an investment option from the Administrator. At the appropriate time, we will provide you with more detailed information about the investment options offered by the Plan.

We intend to comply with Section 404(c) of the Employee Retirement Income Security Act of 1974. This means that if you are permitted to exercise independent control over the investment of your Account and you are offered a reasonably diverse selection of well managed investment options, then the fiduciaries of the Plan, including the Administrator and us, may be relieved of certain liabilities for any losses which occur because you exercise control.

TAX WITHHOLDING ON DISTRIBUTIONS

Due to the complexity and frequency of changes in the federal laws that govern benefit distributions, penalties and taxes, the following is only a brief explanation of the law and IRS rules and regulations as of the date this summary is issued. You will receive additional information from the Administrator at the time of any benefit distribution, and you should consult your tax advisor to determine your personal tax situation before taking the distribution.

Schedules to Credit and Security Agreement

DIRECT ROLLOVERS NOT SUBJECT TO TAX

Any eligible distribution that is directly rolled over to another eligible retirement account (either another qualified retirement plan or an individual retirement account) is not subject to income tax withholding. Generally, any part of a distribution from this Plan can be directly rolled over to another eligible retirement account unless the distribution (1) is part of a series of equal periodic payments made over your lifetime, or over the lifetime of you and your beneficiary, or over a period of 10 years or more; or (2) is a minimum benefit payment which must be paid to you by law. There are other distributions that are not eligible for direct rollover treatment, and you should contact the Administrator if you have questions about a particular distribution.

20% WITHHOLDING ON TAXABLE DISTRIBUTIONS

If you have your benefit paid to you and it's eligible to be rolled over, you only receive 80% of the benefit payment. The Administrator is required to withhold 20% of the benefit payment and remit it to the Internal Revenue Service as income tax withholding to be credited against your taxes. If you receive the distribution before you reach age 591⁄2, you may also have to pay an additional 10% tax. You can still rollover all or a part of the 80% distribution that is paid to you by putting it into an IRA or into another qualified retirement plan within 60 days of receiving it. If you want to rollover 100% of the eligible distribution to an IRA or to another qualified retirement plan, you must find other money to replace the 20% that was withheld. You cannot elect out of the 20% withholding (1) unless you are permitted (and elect) to leave your benefit in this Plan, or (2) unless you have 100% of an eligible distribution transferred directly to an IRA or to another qualified retirement plan that accepts rollover contributions.

CLAIMS PROCEDURE

If you feel that you are entitled to a benefit that you are not receiving from the Plan, you can make a written request to the Plan Administrator (or its delegate) for that benefit. Benefits fall into two categories – Disability related benefits and non-Disability related benefits. The claims procedure for each benefit is similar, but there are differences. The claims procedure and appeals process for each type of benefit is explained in more detail below.

CLAIMS FOR NON-DISABILITY BENEFITS

If you feel that you are entitled to a non-Disability related benefit that you are not receiving, you can make a written request to the Administrator (or its delegate) for the benefit. If your request is denied, you will be informed by written or electronic notice within 90 days after the Administrator receives your request. This notice will contain the following information: (a) the specific reason or reasons for denial; (b) specific reference to the Plan provisions on which the denial is based; (c) a description of any additional material or information necessary in order to present a thorough appeal and an explanation of why such material or information is needed; and (d) an explanation of the claim appeal procedure and time limits applicable to the procedure, including a statement of your right to bring a civil action under ERISA Section 502 after a denial on appeal.

Note: If the Administrator needs more than 90 days to review your claim for benefits, you will be advised by written or electronic notice within 90 days after the Administrator receives your claim. The notice will tell you why the Administrator needs more time (which cannot exceed an additional 90 days), and the date by which you can expect a decision.

If you disagree with the Administrator's decision to deny your claim, you can appeal the denial to the Administrator. You must submit this appeal to the Administrator within 60 days after the date that you receive the notice of denial of your initial claim. For purposes of the review, you have the right to (a) submit written comments, documents, records and other information relating to the claim for benefits; (b) request, free of charge, reasonable access to, and copies of all documents, records and other information relevant to your claim for benefits; and (c) a review that takes into account all comments, documents, records, and other information you submitted relating to the claim, regardless of whether the information was submitted or considered in the initial decision.

Schedules to Credit and Security Agreement

Your denied claim will be reviewed by the Administrator and within 60 days after receipt of the request for review you will receive a written or electronic notice of the Administrator's decision. The notice will (a) provide the specific reason or reasons for denial; (b) refer to the provisions of the Plan on which the denial is based; (c) contain a statement that you are entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to your claim; and (d) describe any voluntary appeal procedures offered by the Plan and your right to obtain information about the procedures, and a statement of your right to bring a civil action if you disagree with the Plan Administrator's decision on appeal.

Note: If the Administrator needs more than 60 days to review your denied claim, you will be advised in writing (or electronically) within 60 days after the Administrator receives the request for review. The notice will tell you why the Administrator needs more time (up to an additional 60 days), and the date by which you can expect a decision.

CLAIMS FOR DISABILITY BENEFITS

If you feel that you are entitled to a Disability- related benefit that you are not receiving, you can make a written request to the Plan Administrator (or its delegate) for the benefit. If your request is denied, you will be informed by written or electronic notice within 45 days after the Administrator receives your request. This notice will contain the following information: (a) the specific reason or reasons for denial; (b) specific reference to the Plan provisions on which the denial is based; (c) a description of any additional material or information necessary in order to present a thorough appeal and an explanation of why such material or information is needed; and (d) an explanation of the claim appeal procedure and time limits applicable to the procedure, including a statement of your right to bring a civil action under ERISA Section 502 after a denial on appeal. In addition, if an internal rule, guideline, protocol, or other similar criterion was used in making the adverse determination, the notice must provide either the specific rule, guideline, protocol, or other similar criterion, or a statement that the rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination and that a copy of the rule, guideline, protocol, or other criterion will be provided to you free of charge upon request; and if the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, the notice must provide either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to your medical circumstances, or a statement that the explanation will be provided to you free of charge upon request.

Note: If the Administrator needs more than 45 days to review your claim for benefits because of matters beyond the Administrator's control, you will be advised by written or electronic notice within 45 days after the Administrator receives your claim. The notice will tell you why the Administrator needs more time (which cannot exceed an additional 30 days) and the date by which you can expect a decision. If, prior to the end of the first 30-day extension period, the Administrator determines that more time is needed to review your claim, then the period for making the determination can be extended for up to an additional 30 days if you are notified prior to the expiration of the first 30-day extension period why an extension is needed and the date by which the Administrator expects to render a decision. Any notice of extension will specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues, and your will be afforded at least 45 days within which to provide the specified information.

If you disagree with the Administrator's decision to deny your claim, you can appeal the denial to the Administrator, who will then appoint an independent party to review your appeal. You must submit this appeal to the Administrator within 180 days after the date that you receive the notice of denial of your initial claim. If your appeal is based in whole or in part based on a medical judgment, including determinations with regard to whether a particular treatment, drug, or other item is experimental, investigational, or not medically necessary or appropriate, then the party reviewing your appeal will consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment. You will also be given the name of any medical or vocational expert whose advice was obtained by the Administrator in connection with the initial denial, even if the advice was not relied upon in denying your claim.

Schedules to Credit and Security Agreement

Your denied claim will be reviewed by the Plan Administrator and within 45 days after receipt of the request for review you will receive a written notice of the Plan Administrator's decision. The notice will (a) provide the specific reason(s) for the denial; (b) refer to the provisions of the Plan on which the denial is based; (c) contain a statement that you are entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to your claim; and (d) describe any voluntary appeal procedures offered by the Plan and your right to obtain information about the procedures, and a statement of your right to bring a civil action if you disagree with the Plan Administrator's decision on appeal.

Note: If the Plan Administrator needs more than 45 days to review your denied claim, you will be advised in writing within 45 days after the Administrator receives the request for review. The notice will tell you why the Plan Administrator needs more time (which cannot exceed an additional 45 days), and the date by which you can expect a decision.

OTHER INFORMATION

ATTACHMENT OF YOUR ACCOUNT

Your creditors cannot garnish or levy upon your Account except in the case of a proper Internal Revenue Service tax levy, and you cannot assign or pledge your Account except as collateral for a loan from the Plan or as directed through a Qualified Domestic Relations Order as part of a divorce, child support or similar proceeding in which a court orders that all or part of your Account be transferred to another person (such as your ex-spouse or your children). The Plan has a procedure for processing QDROs, which you can obtain free of charge from the Administrator.

AMENDMENT OR TERMINATION OF THE PLAN

Although we intend for the Plan to be permanent, we can amend or terminate it at any time. If we do terminate the Plan, all Participants will have a 100% Vested Interest in their Accounts as of the Plan termination date, and all Accounts will be available for distribution at the same time and in the same manner as would have been permissible had the Plan not been terminated.

ACCOUNTS ARE NOT INSURED

Your Account is not insured by the Pension Benefit Guaranty Corporation (PBGC) because the insurance provisions of ERISA do not apply to 401(k) plans. For more information on PBGC coverage, ask the Administrator or contact the PBGC. Written inquiries to the PBGC should be addressed to: Technical Assistance Division, PBGC, 1200 K Street NW, Suite 930, Washington, D.C. 20005-4026. You can also call the PBGC with any questions at (202) 326-4000.

PAYMENT OF PLAN EXPENSES

The Plan routinely incurs expenses for the services of lawyers, actuaries, accountants, third party administrators, and other advisors. Some of these expenses may be paid directly by us while other expenses may be paid from the assets of the Plan. The expenses that are paid from Plan assets will be shared by all Participants either on a pro-rata basis or an equal dollar basis. If the expense is paid on a pro-rata basis, an amount will be deducted from your Account based on its value as compared to the total value of all Participants' Accounts. For example, if the Plan pays $1,000 of expenses and your Account constitutes 5% of the total value of all Accounts, $50 would be deducted from your Account ($1,000 x 5%) for its share of the expense. On the other hand, if the expense is paid on an equal dollar basis, the expense is divided by the number of Participants and then the same dollar amount is deducted from each Participant's Account.

QUALIFIED RESERVIST DISTRIBUTIONS

Special rules apply to any Qualified Reservist Distribution taken after September 11, 2001. A Qualified Reservist Distribution may be made to a Qualified Reservist under any circumstance and/or for any reason. A Qualified Reservist Distribution is any distribution of Elective Deferrals to a Qualified Reservist that is made during the period beginning on the date that the Qualified Reservist is ordered or called to duty and ending on the last day of active duty. A Qualified Reservist is an individual who is a member of a reserve component and who is called to active duty after September 11, 2001 either for a period in excess of 179 days or for an indefinite period.

Schedules to Credit and Security Agreement

Qualified Reservist Distributions are not subject to the 10% early withdrawal penalty tax. In addition, at any time during the two-year period beginning on the day after the last day of the Qualified Reservist’s active duty (but the two -year period will not end earlier than August 17, 2008), a Qualified Reservist who has received one or more Qualified Reservist Distributions may make one or more repayment contributions to an IRA; the aggregate amount of the repayment contributions cannot exceed the total amount of the Qualified Reservists Distributions. The dollar or compensation limitations that apply to contributions to an IRA do not apply to any repayment contribution of Qualified Reservist Distributions. However, you will not receive any tax deduction for repayment of Qualified Reservist Distributions to an IRA.

STATEMENT OF ERISA RIGHTS

YOUR RIGHT TO RECEIVE INFORMATION

As a Participant, you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974 (ERISA). ERISA provides that all Plan Participants are entitled to (a) examine, without charge, at the Plan Administrator's office and at other specified locations, such as worksites and union halls, all documents governing the Plan, including insurance contracts and collective bargaining agreements, and a copy of the latest annual report (Form 5500 Series) filed by the Plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Pension and Welfare Benefit Administration; (b) obtain copies of documents governing the operation of the Plan, including insurance contracts and collective bargaining agreements, and copies of the latest annual report (Form 5500 Series) and updated summary plan description upon written request to the Plan Administrator. The Administrator may make a reasonable charge for the copies; (c) receive a summary of the Plan's annual financial report. The Plan Administrator is required by law to furnish each Participant with a copy of this summary annual report; and (d) obtain a statement telling you whether you have a right to receive a pension at Normal Retirement Age (which is defined elsewhere in this summary plan description) and if so, what your benefits would be at Normal Retirement Age if you stop working under the Plan now. If you do not have a right to a pension, the statement will tell you how many more years you have to work to get a right to a pension. This statement must be requested in writing and is not required to be given more than once every twelve (12) months. The Plan must provide the statement free of charge.

DUTIES OF PLAN FIDUCIARIES

In addition to creating rights for Plan Participants, ERISA imposes duties upon the people who are responsible for the operation of the Plan. The people who operate your Plan, called "fiduciaries" of the Plan, have a duty to do so prudently and in the interest of you and other Plan Participants and beneficiaries. No one, including your Employer, your union, or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a pension benefit or exercising your rights under ERISA.

ENFORCEMENT OF RIGHTS

If your claim for a pension benefit is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules. Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request a copy of Plan documents or the latest annual report from the Plan and do not receive them within 30 days, you may file suit in a Federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Administrator. If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or Federal court. In addition, if you disagree with the Plan's decision or lack thereof concerning the qualified status of a domestic relations order, you may file suit in Federal court. If it should happen that Plan fiduciaries misuse the Plan's money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a Federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

Schedules to Credit and Security Agreement

ASSISTANCE WITH YOUR QUESTIONS

If you have any questions about your Plan, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the Plan Administrator, you should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory (or which can also be found at the Employee Benefits Security Administration website at http://www.dol.gov/ebsa/aboutebsa/org_chart.html) or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210.

You can call the Employee Benefits Security Administration at (866) 444-3272; TTY/TDD users: (877) 889-5627. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration. You may obtain additional pension- related information at the Department of Labor's website at http://www.dol.gov/ebsa/publications/wyskapr.html where you can review a publication called "What You Should Know About Your Retirement Plan."

Schedules to Credit and Security Agreement

Schedule 5.9

Intellectual Property, Source Code Escrow Agreements

Trademarks

Grantor: TRG Customer Solutions, Inc.

		Application/	Filing Date/
Mark	Jurisdiction	Registration	Registration	Goods/Services	Status
		No.	Date

IBEX GLOBAL[1]	USA	85864063	March 1, 2013	Business process outsourcing services in the field of customer contact centers and customer care and support centers (Class 35)	Pending

IBEX GLOBAL	Canada	1616559	March 11, 2013	Business process outsourcing services in the field of customer contact centers and customer care and support centers	Pending

IBEX GLOBAL	CTM[2]	011626462	July 30, 2013	Business process outsourcing services in the field of customer contact centers and customer care and support centers (Class 35)	Registered

1 No claim is made to the exclusive right to use "GLOBAL" apart from the mark as shown.

2The countries covered by a CTM (Community Trade Mark) registration are Austria, Benelux (Belgium, the Netherlands and Luxembourg), Bulgaria, Cyprus, the Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Malta, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden and the United Kingdom. A CTM registration is valid in the European Union as a whole. It is not possible to limit the geographic scope of protection to certain Member States.

Schedules to Credit and Security Agreement

		Application/	Filing Date/
Mark	Jurisdiction	Registration	Registration	Goods/Services	Status
		No.	Date

IBEX GLOBAL	OAPI[3]	3 2013 01202	April 12, 2013	Business process outsourcing services in the field of customer contact centers and customer care and support centers (Class 35)	Pending

IBEX GLOBAL	Pakistan	335654	March 6, 2013	Business process outsourcing services in the field of customer contact centers and customer care and support centers (Class 35)	Pending

IBEX GLOBAL	Philippines	42013501326	June 6, 2013	Business process outsourcing services in the field of customer contact centers and customer care and support centers (Class 35)	Pending

Licenses:That certain Intellectual Property License Agreement dated as of May 8, 2013, by and between IBEX Global Europe S.a.r.l., a company organized in Luxembourg, and Borrower.

3 A registration in OAPI (African Intellectual Property Organization) currently affords protection in Benin, Burkina Faso, Cameroon, Central African Republic, Chad, Congo, Equatorial Guinea, Gabon, Guinea, Guinea Bissau, Ivory Coast, Mali, Mauritania, Niger, Senegal and Togo. It is not possible to limit the geographic scope of protection to certain countries.

Schedules to Credit and Security Agreement

Schedule 5.10

Licenses and Permits

None

Schedules to Credit and Security Agreement

Schedule 5.14

Labor Disputes

None

Schedules to Credit and Security Agreement

Schedule 5.24

Equity Interests

(a)	Equity Interests of Borrower

Borrower	Holder of Equity Interests in Borrower	Percentage Ownership
TRG Customer Solutions, Inc. d/b/a IBEX Global Solutions, a Delaware corporation	IBEX Global Solutions PLC, a company incorporated and registered under the laws of England and Wales	100%

(b)	Subscriptions, warrants, options, calls, commitments, rights or agreements

None

(c)	Convertible or exchangeable shares

None

Schedules to Credit and Security Agreement

Schedule 5.27          Material Contracts

Please refer to BOX folder 3. MATERIAL AGREEMENTS.

3.01 - Customer Agreements
3.01.01_TRG CS - Apple MSA No. CP20111401_Effective Date 07-01-11
3.01.09_TRG CS - AT&T MSA No. 20090831.061.C_Effective Date 12-04-09
3.01.25_TRGCS - DirecTV Master Services Agreement_Effective Date 06-05-12

Schedules to Credit and Security Agreement